Use these links to rapidly review the document

INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on November 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-11
REGISTRATION STATEMENT
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its governing instruments)

250 East Wisconsin Avenue
Suite 1900
Milwaukee, Wisconsin 53202
(414) 978-6494
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John T. Thomas
Physicians Realty Trust
250 East Wisconsin Avenue
Suite 1900
Milwaukee, Wisconsin 53202
(414) 978-6494
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David C. Wright Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200 (804) 343-4833 (fax)	Wayne D. Boberg Winston & Strawn LLP 35 W. Wacker Drive Chicago, Illinois 60601 (312) 558-5600 (312) 558-5700 (fax)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Common Shares, $0.01 par value per share	$115,000,000	$14,812

(1)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Includes the offering price of common shares that may be purchased by the underwriters upon the exercise of their overallotment option.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2013

PROSPECTUS

Common Shares

        We are offering                                    of our common shares of beneficial interest, $0.01 par value per share. We are a self-managed healthcare real estate company that acquires, selectively develops, owns and manages healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. We invest in real estate that is integral to providing high quality healthcare services. Our properties typically are on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities. Our management team has significant public healthcare real estate investment trust ("REIT") experience and long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders.

        Our common shares are listed on the New York Stock Exchange under the symbol "DOC." The last reported sale price of our common shares on the New York Stock Exchange, or NYSE, on November     , 2013 was $                        per share.

        We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2013. Our common shares are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in qualifying and maintaining our qualification as a REIT. Our charter, subject to certain exceptions, limits ownership to no more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest.

        We are an "emerging growth company" under the federal securities laws and have reduced public company reporting requirements. Investing in our common shares involves a high degree of risk. See "Risk Factors" beginning on page 21 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)
See "Underwriting" for additional disclosure regarding the underwriting discounts and commissions and other expenses payable to the underwriters by us.

        We have granted the underwriters an option to purchase up to                        additional common shares at the public offering price, less the underwriting discount, to cover over-allotments. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $                and our total proceeds, before expenses, will be $                .

        Delivery of the common shares in book-entry form is expected to be made on or about                , 2013.

Wunderlich Securities

                , 2013

Crescent City Surgical Centre,
New Orleans, Louisiana

East El Paso Surgical Center,
El Paso, Texas

LifeCare Plano LTACH,
Plano, Texas

        You should rely only upon the information contained in this prospectus and any free writing prospectus provided or approved by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

        For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INDUSTRY AND MARKET DATA

        We use industry forecasts and projections and market data throughout this prospectus, including data from publicly available information and industry publications. The forecasts and projections are based on industry surveys and the preparers' experience in the industry and there can be no assurance that any of the projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information and the accuracy and completeness of the information are not guaranteed.

PROSPECTUS SUMMARY

        This summary highlights key aspects of this offering. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before investing in our common shares, you should carefully read this entire prospectus, including the more detailed information set forth under the caption "Risk Factors," the historical and pro forma financial statements, including the related notes thereto, appearing elsewhere in this prospectus, and any free writing prospectus provided or approved by us.

        Unless the context otherwise requires or indicates references in this prospectus to "we," "us," "our," "our company," and "Physicians Realty" refer to Physicians Realty Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including Physicians Realty L.P., a Delaware limited partnership, which we refer to in this prospectus as our "operating partnership," and the historical business and operations of four healthcare real estate funds that we have classified for accounting purposes as our "Predecessor" and which we sometimes refer to as the "Ziegler Funds." Unless the context otherwise requires or indicates, the information set forth in this prospectus assumes that the underwriters' option to acquire additional common shares is not exercised. The information included in this prospectus assumes a public offering price of $            per share, the last reported sale price of our common shares on the NYSE on November     , 2013.

Overview

        We are a self-managed healthcare real estate company that acquires, selectively develops, owns and manages healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in health care related real estate. Our management team has significant public healthcare REIT experience and has long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment and growth opportunities. Our principal investments include medical office buildings, outpatient treatment facilities, acute and post-acute care hospitals, as well as other real estate integral to health care providers. We seek to generate attractive risk-adjusted returns for our shareholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and our common shares.

        We completed our initial public offering, or IPO, in July 2013, issuing an aggregate of 11,753,597 common shares and receiving approximately $123.7 million of net proceeds, including shares issued upon exercise of the underwriters' over- allotment option. Simultaneously with the closing of our IPO, we completed a series of related formation transactions pursuant to which we acquired 19 medical office buildings located in ten states with approximately 524,048 net leasable square feet in exchange for 2,744,000 common units in our operating partnership, or OP Units, and the assumption of approximately $84.3 million of debt related to such properties. We used a portion of the proceeds from the IPO to repay approximately $36.9 million of such debt. Since the completion of our IPO, we have acquired 6 additional properties for an aggregate of approximately $118.2 million, including the issuance of 954,877 OP Units, and have entered into agreements to acquire two additional properties and the approximately 40% and 35% joint venture interests we do not own with respect to two of our properties, which will result in our 100.0% ownership of these properties. As of September 30, 2013, our portfolio was approximately 90.3% leased with a weighted average remaining lease term of 8.6 years and approximately 65.3% of the net leasable square footage of our portfolio was affiliated with a healthcare delivery system and approximately 52.6% of the net leasable square footage of our properties is located within approximately 1/4 mile of a hospital campus. Approximately 98% of our annualized base rent payments as of September 30, 2013 is from triple net leases, pursuant to which our tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides more predictable cash flow. Our leases typically include rent escalation provisions designed to provide us with annual growth in our rental revenues. As of September 30, 2013, leases representing 1.2%, 2.5% and 1.3% of leasable square feet in our portfolio will expire in 2013, 2014 and 2015, respectively.

        We are a Maryland real estate investment trust and intend to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ending December 31, 2013. We conduct our business through an UPREIT structure in which our properties are owned by our operating partnership directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of our operating partnership and, as of September 30, 2013 own approximately 76.4% of the partnership interests in our operating partnership.

Our Objectives and Growth Strategy

        Our principal business objective is to provide attractive risk-adjusted returns to our shareholders through a combination of (i) sustainable and increasing rental income and cash flow that generates reliable, increasing dividends, and (ii) potential long-term appreciation in the value of our properties and common shares. Our primary strategies to achieve our business objective are to invest in, own and manage a diversified portfolio of high quality healthcare properties and pay careful attention to our tenants' real estate strategies, which we believe will drive high retention, high occupancy and reliable, increasing rental revenue and cash flow.

        We intend to grow our portfolio of high-quality healthcare properties leased to physicians, hospitals, healthcare delivery systems and other healthcare providers primarily through acquisitions of existing healthcare facilities that provide stable revenue growth and predictable long-term cash flows. We may also selectively finance the development of new healthcare facilities through joint venture or fee arrangements with premier healthcare real estate developers. Generally, we only expect to make investments in new development properties when approximately 70% or more of the development property has been pre-leased before construction commences. We seek to invest in properties where we can develop strategic alliances with financially sound healthcare providers and healthcare delivery systems that offer need-based healthcare services in sustainable healthcare markets. We focus our investment activity on the following types of healthcare properties:

  •
  medical office buildings

  •
  outpatient treatment and diagnostic facilities

  •
  physician group practice clinics

  •
  ambulatory surgery centers

  •
  specialty hospitals and treatment centers

  •
  acute care hospitals

  •
  post acute care hospitals and long-term care facilities

        We may opportunistically invest in senior housing properties, including skilled nursing, assisted living and independent senior living facilities. Consistent with our intent to qualify as a REIT, we may also opportunistically invest in companies that provide healthcare services, in joint venture entities with operating partners, structured to comply with the REIT Investment Diversification Act of 2007 ("RIDEA").

        In connection with our review and consideration of healthcare real estate investment opportunities, we generally take into account a variety of market considerations, including:

  •
  Whether the property is anchored by a financially-sound healthcare delivery system or whether tenants have strong affiliation to a healthcare delivery system;

  •
  the performance of the local healthcare delivery system and its future prospects;

  •
  property location, with a particular emphasis on proximity to healthcare delivery systems;

  •
  demand for medical office buildings and healthcare related facilities, current and future supply of competing properties, and occupancy and rental rates in the market;

  •
  population density and growth potential;

  •
  ability to achieve economies of scale with our existing medical office buildings and healthcare related facilities or anticipated investment opportunities; and

  •
  existing and potential competition from other healthcare real estate owners and operators.

Post-IPO Property Activities

        On August 30, 2013, we completed the acquisition of a 41,007 square foot medical office building (the "East El Paso Medical Office Building") and a 77,000 square foot, 40-bed acute care surgical hospital (the "East El Paso Surgical Hospital", together with the East El Paso Medical Office Building, the "East El Paso Property") located in El Paso, Texas for an aggregate purchase price of $40 million. We also acquired a right of first refusal to finance development on land adjacent to this hospital. The East El Paso Surgical Hospital is 100% leased to one tenant, East El Paso Surgical Hospital, until 2028, with annual rent escalations of 3%. The East El Paso Medical Office Building is 100% leased to one tenant, EEPPMC Partners, LLC, until 2018, with annual rent escalations of 3%. We funded the purchase price with proceeds from our IPO.

        On September 18, 2013, we completed the acquisition of a 66-bed post-acute care specialty hospital (the "Plano Property" or "LifeCare Plano LTACH") located in Plano, Texas for $18.2 million. The hospital is 100% leased to a single tenant, New LifeCare hospitals of North Texas, L.L.C. The term of the lease expires January 1, 2028, and the tenant has one five year extension option. The tenant's obligations under the lease are guaranteed by its parent, which operates 26 hospitals in nine states. Rent increases annually based on the change in the consumer price index, with a minimum increase of 2.25% and a maximum increase of 3.75% per year. The acquisition was funded with proceeds from our IPO.

        On September 30, 2013, we completed the acquisition of an approximately 52,000 square foot outpatient care building (the "Oklahoma City Property" or the "Foundation Surgical Affiliates Medical Office Building") located in Oklahoma City, Oklahoma for approximately $15.6 million. The property is leased to one tenant, Foundation Surgical Affiliates, LLC, until 2023 with annual rent escalations of 2%. We funded the purchase price for the property with proceeds from our IPO.

        On September 30, 2013, we completed the acquisition of a surgical center (the "New Orleans Property" or the "Crescent City Surgical Centre") in the New Orleans, Louisiana metropolitan area for approximately $37.5 million. The surgical center is leased to Crescent City Surgical Centre, LLC until 2028 with annual rent escalations of 3%. We funded the purchase price with borrowings under our senior secured revolving credit facility, proceeds from our IPO and the issuance of 954,877 OP Units, valued at approximately $11.6 million, based on the average closing price for our common shares on the New York Stock Exchange for the three trading days prior to closing the acquisition.

        On September 30, 2013, we sold 4,000 square feet of space in our Summerfield Square condominium property in Florida for $0.5 million, leaving approximately 2,000 square feet for sale in this condominium property.

        On October 4, 2013, we completed the acquisition of a 20,319 square foot medical office building and ambulatory surgery center (the "Pensacola Property" or the "Pensacola Medical Office Building") located in Pensacola, Florida for approximately $6.9 million. The facilities are leased to Pain Consultants of West Florida and its ambulatory surgery center operator, Cornerstone Surgicare, LLC., under a 15-year absolute net lease. The purchase price was paid from borrowings under our senior secured revolving credit facility.

Pending Acquisitions

        In addition to the completed acquisitions described above, on November 7, 2013, we entered into an agreement to purchase a group of four medical office buildings in the Atlanta, Georgia metropolitan area (the "Atlanta Property") for an aggregate purchase price of $20.8 million. We expect this acquisition to close on or about December 16, 2013. The acquisition is subject to customary closing conditions and there can be no assurance we will complete this transaction or acquire any of these buildings. The four medical office buildings contain an aggregate of approximately 68,711 rentable square feet and will be 100% leased with a 15-year absolute, net master lease to be signed at closing by a family practice physician group.

        We entered into an agreement on November 6, 2013 to acquire the 40% joint venture equity interest in the entity that owns the Valley West Hospital Medical Office Building in Chicago, Illinois, not owned by us, for approximately $3.0 million, resulting in our 100.0% ownership of this property. The Valley West Hospital Medical Office Building is a 37,672 square foot multi-tenant medical office building which was 98% leased as of September 30, 2013. We expect this acquisition to close by December 13, 2013, subject to all closing conditions being met by such date. There can be no assurance we will complete this transaction.

        We also entered into an agreement on November 6, 2013 to acquire the 35% joint venture equity interest in the entity that owns the Remington Medical Commons property in Chicago, Illinois, not owned by us, for approximately $1.1 million, resulting in our 100.0% ownership of this property. The Remington Medical Commons is a 37,240 square foot multi-tenant medical office building, which was 78.1% leased as of September 30, 2013. We expect this acquisition to close by December 13, 2013, subject to all closing conditions being met by such date. There can be no assurance we will complete this transaction.

        We have also entered into a letter of intent to acquire a medical office building in Columbus, Ohio for a purchase price of $10.5 million. The 38,891 square foot medical office building will be 100% leased with a 15 year absolute, net master lease to be signed at closing. The building includes an ambulatory surgery center operated by a national ambulatory surgery center operator based in Nashville, TN with annual rent escalations of 2% per year. We expect this acquisition to close by December 6, 2013. There can be no assurance we will complete this transaction.

Other Recent Developments

        On August 29, 2013, we entered into a $75 million senior secured credit facility which is available to fund future acquisitions, return on investment initiatives and working capital requirements. On November 8, 2013, we agreed with the lenders to increase the total amount available under our senior secured credit facility from $75 million to $90 million. Subject to the satisfaction of certain conditions, including additional lender commitments, we have the option to increase the borrowing capacity under the revolving credit facility to up to $250 million. As of November 12, 2013, we had $38.4 million of outstanding borrowings under this credit facility. See "—Credit Facility".

        On September 30, 2013, we declared an initial, prorated quarterly dividend of $0.18 per share for the partial quarterly period from July 19, 2013 (the date of our IPO) through September 30, 2013, which is equivalent to a full quarterly dividend of $0.225 per share. The dividend was paid on November 1, 2013 to shareholders of record on October 18, 2013.

Our Management Team

        Our senior executive officers have extensive experience investing in and developing healthcare related real estate through several real estate, credit and healthcare cycles. John Thomas, our President and Chief Executive Officer, most recently served as Executive Vice President-Medical Facilities Group of Health Care REIT (NYSE: "HCN") where he was responsible for managing over $5 billion of medical facilities and oversaw the acquisition and development of medical properties valued in excess of $2.5 billion from 2009 to 2012. Prior to Health Care REIT, Mr. Thomas held senior healthcare executive management positions with the Sisters of Mercy Health System of St. Louis, Inc. and Baylor Health Care System. Mr. Thomas's experience includes managing medical office, outpatient care facilities, hospitals and research life science facilities. John Sweet, our Executive Vice President and Chief Investment Officer, established and managed the Ziegler Funds, whose properties comprise our initial portfolio. Prior to re-joining Ziegler in 2005 to establish the Ziegler Funds, Mr. Sweet was a co-founder of Windrose Medical Properties Trust ("Windrose"), a publicly-held healthcare REIT, which completed its initial public offering in August 2002. Mr. Sweet assisted in the creation and initial public offering of Windrose as an independent consultant and subsequent to its initial public offering joined the company as the Vice President—Business Development where he was responsible for identifying and negotiating the acquisition of medical office buildings. Mr. Lucey, our Senior Vice President—Principal Accounting and Reporting Officer, has more than twenty years of public company financial experience, of which more than ten of those years have been in the senior living healthcare industry. Since 2005, Mr. Lucey has served as the Director of Financial Reporting for Assisted Living Concepts, Inc. (NYSE: "ALC"), a senior housing operator with over 200 locations in 20 states and annual revenues of approximately $230 million. Prior to Assisted Living Concepts, Mr. Lucey served as the Manager of Financial Reporting for Case New Holland from 2003 to 2005 and as a Division Controller at Monster Worldwide from 2001 to 2003. From 1996 to 2001, Mr. Lucey was the Director of Financial Reporting for Alterra Healthcare Corporation (now Brookdale Living Communities, NYSE: "BKD"). Mr. Lucey's experience includes various equity and debt offerings and mergers and acquisitions. From 2005 until completion of our IPO, Mark Theine, our Senior Vice President of Asset and Investment Management, was the senior asset manager for the properties we acquired from the Ziegler Funds. We believe our management team's long established, trusted relationships with physicians, hospitals and healthcare delivery system decision makers, provides to us and our shareholders a competitive advantage in sourcing attractive investment opportunities and growth opportunities. Our management team and trustees also have relationships and access to state and federal policy makers to stay informed with health care policy directions that may affect our investment decisions and management.

        Our shared services agreement with B.C. Ziegler and Company, or Ziegler, provides us with access to Ziegler's proprietary research and market analysis of the healthcare industry, as well as office space, IT support, accounting support and similar services, helping us to manage our overhead costs prudently. Founded in 1902, Ziegler is a national underwriter of tax exempt bonds for not-for-profit senior living providers, hospitals, and healthcare care delivery systems. In addition to its research team that provides research on over 500 healthcare organizations, Ziegler has over 60 investment banking professionals focused on the healthcare industry. We believe Ziegler's industry knowledge and relationships will help us identify and evaluate investment opportunities.

Healthcare Industry and Healthcare Real Estate Overview and Market Opportunity

        The nature of healthcare delivery continues to evolve due to the impact of government programs, regulatory changes and consumer preferences. We believe these changes have increased the need for capital among healthcare providers and increased pressure on these providers to integrate more efficient real estate solutions in order to enhance the delivery of quality healthcare. In particular, we believe the following factors and trends are creating an attractive environment in which to invest in healthcare properties.

•
$2.8 Trillion Healthcare Industry Projected to Grow to $4.8 Trillion (and 19.6% of U.S. GDP) by 2021

        According to the U.S. Department of Health and Human Services, or HHS, healthcare spending accounted for 17.9% of U.S. gross domestic product, or GDP, in 2012. The general aging of the population, driven by the Baby Boomer generation and advances in medical technology and services which increase life expectancy, are key drivers of the growth in healthcare expenditures. The anticipated continuing increase in demand for healthcare services, together with an evolving complex and costly regulatory environment, changes in medical technology and reductions in government reimbursements are expected to pressure capital-constrained healthcare providers to find cost effective solutions for their real estate needs.

        We believe the demand by healthcare providers for healthcare real estate will increase as health spending in the United States continues to increase. As shown in the chart below, national healthcare expenditures continue to rise and are projected to grow from an estimated $2.8 trillion in 2012 to $4.8 trillion by 2021 representing an average annual rate of growth of 5.7%, reaching a projected 19.6% of GDP in 2021.

          Source: Centers for Medicare & Medicaid Services, Office of the Actuary

•
Aging Population

        The aging of the U.S. population has a direct effect on the demand for healthcare as older persons generally utilize healthcare services at a rate well in excess of younger people. Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40.2 million to nearly 88.5 million and the 85 and older population is expected to more than triple, from 5.7 million in 2010 to 19.0 million, as reflected in the chart below. The number of older Americans is also growing as a percentage of the total U.S. population with the number of persons older than 65 estimated to comprise 13.0% of the total U.S. population in 2010 and projected to grow to 20.2% by 2050.

Projected U.S. Population Aged 65+ (1900-2050)

Source: U.S. Census Bureau

•
Affordable Care Act (30 Million More Insured and Increased Market Certainty)

        The Patient Protection and Affordable Care Act of 2010, or the Affordable Care Act, constitutes a significant overhaul of many aspects of healthcare regulations and health insurance. We believe this evolution of U.S. health care policy creates the framework for healthcare services over the near term. The Affordable Care Act requires every American to have health insurance by 2014 or be subjected to a tax. Those who cannot afford health insurance will be offered insurance subsidies or Medicaid coverage. The U.S. Census Bureau estimates that approximately 50 million Americans did not have healthcare insurance in 2009. HHS predicts the Affordable Care Act will result in an additional 30 million Americans having healthcare insurance by 2020 which we believe will substantially increase the demand for healthcare services.

        The Affordable Care Act also contains provisions which are designed to lower reimbursement amounts under Medicare and tie reimbursement levels to the quality of services provided. We believe these and other provisions of the Affordable Care Act will increase the pressure on healthcare providers to become more efficient in their business models, invest capital in their businesses, lower costs and improve the quality of care, which in turn will drive health care systems to monetize their real estate assets and create demand for new, modern and specialized facilities.

•
Clinical Care Continues to Shift to Outpatient Care

        As shown in the chart below, procedures traditionally performed in hospitals, such as certain types of surgery, are increasingly moving to outpatient facilities driven by advances in clinical science, shifting consumer preferences, limited or inefficient space in existing hospitals and lower costs in the outpatient environment. This continuing shift toward delivering healthcare services in an outpatient environment rather than a traditional hospital environment increases the need for additional outpatient facilities and smaller, more specialized and efficient hospitals. Studies by the Medicare Payment Advisory Commission and others have shown that healthcare is delivered more cost effectively and with higher patient satisfaction when it is provided on an outpatient basis. Increasingly, hospital admissions are reserved for the critically ill, and less critical patients are treated on an outpatient basis with recuperation in their own homes. We believe the recently enacted Affordable Care Act and health care market trends toward outpatient care will continue to push health care services out of larger, older, inefficient hospitals and into newer, more efficient and conveniently located outpatient facilities and smaller specialized hospitals. We believe that increased specialization within the medical field is also driving demand for medical facilities designed specifically for particular specialties and that physicians want to locate their practices in medical office space that is in or adjacent to these facilities.

Cumulative Change in Total Admissions and Total Outpatient Visits(1)

  (1)
  Cumulative change is the total percent increase from 1999 through 2010. Data are admissions (all players) to and outpatient visits at about 5,000 community hospitals.

  Source: American Hospital Association, AHA Hospital Statistics.

•
Physician Employment by Healthcare Delivery System Trend Improves Credit

        As shown in the chart below, the total number of physicians is growing and the number and percentage of physicians employed by healthcare delivery systems and by large physician groups has increased in recent years, and this increase is expected to accelerate due to, among other factors, declining physician reimbursement and the increasing costs of practice due to changes under the Affordable Care Act, other healthcare regulations, expensive information technology and malpractice insurance. We also believe the continuing trends in hospital systems' consolidation will accelerate the integration of physician practice groups and other clinicians with hospitals. We believe physician employment by healthcare delivery systems and large group practices increases the demand for efficient real estate solutions and can lead to an improvement in the credit quality of our physician tenants and target physician tenants.

Employed or Affiliated Physicians As a Percent of Total Physicians(1)
Projected Change, 2000 - 2013 (000s)

  (1)
  Estimated

  Sources: Accenture Analysis, MGMA American Medical Association

•
Healthcare Industry Employment Growth

        According to the U.S. Department of Labor's Bureau of Labor Statistics, the healthcare industry was the largest industry in the United States in 2010 providing nearly 14 million jobs. While total U.S. employment dropped by over 2% between 2000 and 2010, health care employment grew by more than 25% during the same period. The Bureau of Labor Statistics estimates that healthcare sector employment is projected to grow from over 14 million jobs in 2010 to nearly 18.3 million jobs in 2020, an increase of 30%, compared to only 13% growth for jobs in all other employment sectors. Of the approximately 4.3 million new healthcare jobs expected between 2010 and 2020, 63% are projected to arise in ambulatory settings (offices of health practitioners, home health, and other non-institutional settings) with office employment projected to increase by nearly 1.4 million jobs and hospital employment projected to increase by over 940,000 jobs between 2010 and 2020. We believe the continued growth in employment in the healthcare industry, and in particular the ambulatory sector, will lead to growth in demand for medical office buildings and other facilities that serve the healthcare industry.

Percentage Job Growth in the Health Sector Compared to All Other Employment Sectors in the U.S., 2000 - 2010 and Projected 2010 - 2020

  Sources: U.S. Department of Labor, Bureas of Labor Statistics, National Employment Matric, employment by industry; occupation, and percent distribution, 2010 and projected 2020, Employment and Output by Industry. Table 2.7: Current Employment Survey. 2000 - 2010

•
Monetization and Modernization

        According to Stifel Nicolaus, hospitals and health systems own and control approximately 80% of the medical office buildings and outpatient facilities in the United States. We expect the need for capital and the growth in demand for healthcare at lower cost to cause many hospitals to seek to monetize their real estate through sale/leaseback or other arrangements as they seek capital for their physician integration and growth strategies. Hospitals also are seeking to become more efficient in the face of declining reimbursement and changing patient demographics by developing new, smaller, specialty healthcare facilities, as well as modernizing existing general acute care facilities.

•
Highly Fragmented Market

        According to the Journal of Real Estate Portfolios' research report on "Slicing, Dicing, and Scoping the Size of the U.S. Commercial Real Estate Market", there is more than $1 trillion in U.S. healthcare real estate and less than 10% of all medical office/outpatient care facilities currently are owned by public REITs and even a smaller percentage of hospitals. While a large percentage of these assets are not desirable for institutional investment, we believe the market of desirable, institutional quality assets in our target asset classes is large and there is growing demand by healthcare providers for new, high quality specialized space. We believe the current highly fragmented ownership of these target assets by, including hospital systems, physician groups, local developers and smaller private investors, provides a significant source of investment opportunities for the foreseeable future.

        Stifel Nicolaus estimates the value of the total supply of medical office buildings and out-patient facilities at approximately $414 billion, with approximately $262 billion available for private investment, and is expected to grow at approximately $4.5 billion per year. In estimating facilities available for private investment, Stifel Nicolaus excludes medical office buildings and outpatient facilities located on hospital campuses or other property owned by government and buildings housing small physician practices that are likely not attractive to institutional investors. According to Healthcare Real Estate Insights, in 2012, there were sales of 455 medical office buildings (transactions in excess of $5 million) with total dollar volume of such transactions of $5.52 billion and total square footage of 26.5 million.

•
Limited New Supply

        We believe construction of medical office buildings and other healthcare facilities has been relatively constrained by the recent recession and uncertainty in U.S. healthcare policy, while available space was absorbed and physicians, hospitals and healthcare delivery systems planned for the implementation of the Affordable Care Act. According to Marcus and Millichap's mid-year Medical Office Research report, approximately 9 million square feet of new medical office space was delivered in 2012, which is significantly lower than the square feet of medical office space delivered from 2007 to 2009, when medical office inventory grew collectively by nearly 60 million square feet. We believe the low levels of new medical office space delivered and increasing demand in recent years will create a positive environment for both occupancy and rental rates in the near term and longer term. We believe these trends will result in an increase in the number of quality properties meeting our investment criteria.

 U.S. Supply and Demand Trends

*Forecast

Sources: Marcus & Millichap Research Services, CoStar Group, Inc.

Competitive Strengths

        We believe our management team's extensive public REIT and healthcare experience distinguishes us from many other real estate companies, both public and private. Specifically, our company's competitive strengths include, among others:

  •
  Strong Relationships with Physicians and Healthcare Delivery Systems.  We believe our management team has developed a reputation among physicians, hospitals and healthcare delivery system decision makers of accessibility, reliability and trustworthiness. We believe this will result in attractive investment opportunities for us and high tenant satisfaction, leading to high occupancy rates, tenant retention and increasing cash flow from our properties.

  •
  Experienced Senior Management Team.  Our senior management team has over 50 years of healthcare delivery system executive and related experience in healthcare real estate, finance, law, policy and clinical business development. Our management team's experience providing full service real estate solutions for the healthcare industry gives us a deep understanding of the dynamics and intricacies associated with insurance reimbursement practices, government regulation, cross-referrals, clinical interdependencies and patient behaviors. These same factors drive the profitability of the healthcare delivery systems with whom we will be strategically aligned.

  •
  Investment Focus.  We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than many other types of commercial real estate due to demographic trends and the need-based rise in healthcare expenditures, even during economic downturns. For this reason, we believe healthcare-related real estate investments could potentially offer a more stable return to investors when compared to other types of real estate investments.

  •
  Nimble Management Execution.  We expect to focus on individual investment opportunities of $25 million or less in off market or lightly marketed transactions, with few transactions exceeding $50 million. We established our company to identify and execute on these types and size of transactions efficiently, which we believe provides us an advantage over other healthcare real estate investors, such as the larger health care REITs, that focus on larger properties or portfolios in more competitively marketed investment opportunities.

  •
  Access to State and Federal Healthcare Policy Makers.  Our management team and trustees have relationships and access to state and federal policy makers to stay informed with health care policy directions that may affect the investment decisions and management of the company.

  •
  Strong Healthcare Delivery System Affiliation and Diverse Medical Tenant Base in Initial Properties.  As of September 30, 2013, approximately 65.3% of the net leasable square footage of our initial properties is affiliated with a healthcare delivery system and approximately 52.6% of the net leasable square footage of our initial properties is located within approximately 1/4 mile of a hospital campus. We believe that a healthcare delivery system—anchored property with a diversified, clinically interdependent tenant mix is essential to the success of any healthcare facility, and our management team's understanding of the dynamics associated with tenant mix and clinical interdependency will be a key to our success. At September 30, 2013, the leases for our initial properties have a weighted—average remaining lease term of approximately 8.6 years and only 5.0% of our annualized rent expires over the following three years.

Properties

        The table below sets forth certain information, as of September 30, 2013 regarding the 25 properties in our portfolio and the two properties that we have under contract to purchase:

PROPERTY	PROPERTY MSA LOCATION	YEAR BUILT	% OWNED		NET LEASABLE SQUARE FOOTAGE	% LEASED	ANNUALIZED BASE RENT(1)	ANNUALIZED BASE RENT PER LEASED SQUARE FOOT	HEALTHCARE DELIVERY SYSTEM AFFILIATION	PRINCIPAL TENANTS
Initial Properties(2)
Arrowhead Commons	Phoenix, AZ	2004	100.0%		12,800	100.0%	$317,936	$24.84	N/A	Paseo Family Physicians
Aurora Medical Office Building	Green Bay, WI	2010	100.0%		9,112	100.0%	$191,352	$21.00	Aurora Health Care	Aurora Health Care
Austell Medical Office Building	Atlanta, GA	1971	100.0%		14,598	78.5%	$177,101	$15.45	N/A(2)	N/A(2)
Canton Medical Office Building	Atlanta, GA	1994	50.0%		38,098	100.0%	$817,225	$21.45	Medical Associates of North Georgia	Medical Associates of North Georgia
Decatur Medical Office Building	Atlanta, GA	1974	100.0%		13,300	100.0%	$336,365	$25.29	N/A	Georgia Urology, P.A.
El Paso Medical Office Building	El Paso, TX	1987	100.0%		21,777	100.0%	$364,545	$16.74	HCA	HCA—Del Sol Medical Center
Farmington Professional Pavilion	Detroit, MI	1972	100.0%		21,338	62.7%	$200,061	$14.95	Botsford Hospital	Botsford Hospital, Farmington Dermatology
Firehouse Square	Milwaukee, WI	2002	100.0%		17,265	100.0%	$392,760	$22.75	Aurora Health Care	Aurora Health Care
Hackley Medical Center	Grand Rapids, MI	1968	100.0%		44,089	85.9%	$673,734	$17.78	Trinity Health	Hackley Hospital, Port City Pediatrics
Ingham Regional Medical Center	Lansing, MI	1994	100.0%		26,783	0%	—	—	N/A	N/A
MeadowView Professional Center	Kingsport, TN	2005	100.0%		64,200	100.0%	$1,299,930	$20.25	Holston Medical Group	Holston Medical Group
Mid Coast Hospital Medical Office Building	Portland, ME	2008	66.3%		44,677	100.0%	$1,175,640	$26.31	Mid Coast Hospital	Mid Caost Hospital
New Albany Professional Building	Columbus, OH	2000	100.0%		17,213	71.2%	$219,621	$17.93	N/A	Rainbow Pediatrics
Northpark Trail	Atlanta, GA	2001	100.0%		14,223	46.9%	$87,222	$13.07	N/A	Georgia Urology, P.A.
Remington Medical Commons	Chicago, IL	2008	65.0	%(4)	37,240	78.1%	$648,933	$22.32	Adventist	Fresenius Dialysis, Gateway Spine and Pain

PROPERTY	PROPERTY MSA LOCATION	YEAR BUILT	% OWNED		NET LEASABLE SQUARE FOOTAGE	% LEASED	ANNUALIZED BASE RENT(1)		ANNUALIZED BASE RENT PER LEASED SQUARE FOOT		HEALTHCARE DELIVERY SYSTEM AFFILIATION	PRINCIPAL TENANTS
Stonecreek Family Health Center	Columbus, OH	1996	100.0%		20,329	34.9%	$116,001		$16.37		N/A	Pediatric Associates
Summerfield Square	Tampa, FL	2005	100.0%		2,000	0%	Condominium For Sale		—		N/A	N/A
Summit Healthplex	Atlanta, GA	2002	100.0%		67,334	100.0%	$1,947,909		$28.93		Piedmont	Georgia Bone and Joint, Piedmont Hospital
Valley West Hospital Medical Office Building	Chicago, IL	2007	59.6	%(4)	37,672	98.8%	$778,602		$20.92		Kish Health System	Valley West Hospital, Midwest Orthopaedics

INITIAL PROPERTIES TOTAL/WEIGHTED AVERAGE					524,048	84.6%	$9,744,937		$21.97

Completed Acquisitions Since the IPO(4)
Crescent City Surgical Centre	New Orleans, LA	2010	100.0%		60,000	100%	$3,000,000		$50.00		Crescent City Surgical Centre	Crescent City Surgical Centre
East El Paso Medical Office Building	El Paso, TX	2004	99.0%		41,007	100%	$574,098		$14.00		Foundation Surgical Affiliates	East El Paso Physicians Medical Center, LLC
East El Paso Surgical Hospital	El Paso, TX	2004	99.0%		77,000	100%	$3,282,377		$42.63		Foundation Surgical Affiliates	EEPPMC Partners, LLC
Foundation Surgical Affiliates Medical Office Building	Oklahoma City, OK	2004	99.0%		52,000	100%	$1,248,000		$24.00		Foundation Surgical Affiliates	Foundation Surgical Affiliates
LifeCare Plano LTACH	Plano, TX	1987	100.0%		75,442	100%	$1,425,000		$18.89		LifeCare Hospitals	LifeCare Hospitals of North Texas
Pensacola Medical Office Building(5)	Pensacola, FL	2012	100.0%		20,319	100%	$633,226		$31.39
COMPLETED ACQUISITION TOTAL/WEIGHTED AVERAGE					325,768	100.0%	$10,162,701		$31.20

PORTFOLIO TOTAL/WEIGHTED AVERAGE					849,816	90.3%	$19,907,638		$25.88

Pending Acquisitions(6)
Central Ohio Neurosurgical Surgeons Medical Office	Columbus, OH	2007	100.0%		38,891	100% (6)	$833,356	(6)	$21.43	(7)	N/A	CONS
Family Practice Medical Office Building Portfolio	Atlanta, GA	2006 - 2010	100%		68,711	100% (6)	$1,560,000	(6)	$22.70	(7)	N/A	EL Family Practice
PENDING ACQUISITIONS TOTAL/WEIGHTED AVERAGE					107,602		$2,393,356

PORTFOLIO INCLUDING PENDING ACQUISITIONS TOTAL/WEIGHTED AVERAGE					957,418	%	$22,300,944		$25.43

(1)
Calculated by multiplying (a) base rent payments for the month ended September 30, 2013, by (b) 12.

(2)
Properties acquired upon completion of the IPO and related formation transactions.

(3)
Properties acquired following completion of the IPO.

(4)
We have entered into an agreement to acquire the remaining interest in this property that we do not own. See"—Pending Acquisitions".

(5)
We acquired the Pensacola Medical Office Building on October 4, 2013.

(6)
We have entered into a purchase agreement or a letter of intent for these properties and deem them to be probable acquisitions.

(7)
Based on terms of proposed lease that will become effective upon our acquisition of the property.

Our Acquisition Targets

        In addition to the pending acquisitions described above, we currently are in discussions regarding a number of properties that meet our investment criteria but have not entered into any purchase and sale agreements or letters of intent.

        As of the date of this prospectus, we are reviewing a number of potential acquisition and investment opportunities and we are in active discussions with the owners of seven medical office buildings or specialty surgical hospitals located in five states containing more than 344,000 rentable square feet in the aggregate. Six of the buildings are currently 100% occupied and one building is approximately currently 95% occupied. We have not entered into a letter of intent or any other documentation with respect to any of these properties and there can be no assurance we will enter into any such agreements or acquire any of these properties.

Credit Facility

        On August 29, 2013, our operating partnership, as borrower, and we, as parent guarantor, and certain subsidiaries of the operating partnership, as guarantors, entered into a senior secured credit facility with Regions Bank, as Administrative Agent, Regions Capital Markets, as Sole Lead Arranger and Sole Book Runner, and various other lenders for a $75 million senior secured credit facility (the "senior secured credit facility"). On November 8, 2013, we agreed with the lenders to increase the total amount available under our senior secured revolving credit facility from $75 million to $90 million. Subject to satisfaction of certain conditions, including additional lender commitments, we have the option to increase the borrowing capacity under the revolving credit facility to up to $250 million. The amount available to us under the senior secured credit facility is subject to certain limitations including, but not limited to, the appraised value of the pledged properties that comprise the borrowing base of the credit facility.

        The senior secured credit facility has a three-year term with an initial maturity date of August 29, 2016. Subject to the terms of the senior secured credit facility, we have the option to extend the term of the senior secured credit facility to August 29, 2017.

        Base Rate Loans, Adjusted LIBOR Rate Loans and Letters of Credit (each, as defined in the senior secured credit facility) are subject to interest rates, based upon our consolidated leverage ratio as follows:

Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
≤35%	LIBOR + 2.65%	Base Rate + 1.65%
>35% and ≤45%	LIBOR + 2.85%	Base Rate + 1.85%
>45% and ≤50%	LIBOR + 2.95%	Base Rate + 1.95%
>50%	LIBOR + 3.40%	Base Rate + 2.40%

        We may, at any time, voluntarily prepay any loan under the senior secured credit facility in whole or in part without premium or penalty.

        The senior secured credit facility contains financial covenants that, among other things, require compliance with loan-to-value, leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit our ability to incur additional debt or make distributions. The senior secured credit facility also contains customary events of default. Any event of default, if not cured or waived, could result in the acceleration of any outstanding indebtedness under the senior secured credit facility.

        As of November 12, 2013, there was approximately $38.4 million outstanding under our senior secured credit facility and $20 million is available for us to borrow without adding additional properties to the borrowing base securing the senior secured revolving credit facility.

Implications of Being an Emerging Growth Company

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the "JOBS Act." An emerging growth company may take advantage of specified reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

  •
  we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

  •
  we are permitted to provide less extensive disclosure about our executive compensation arrangements;

  •
  we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

  •
  we have elected not to use an extended transition period for complying with new or revised accounting standards and such election is irrevocable.

        We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1 billion of non-convertible debt securities over a three-year period.

Summary Risk Factors

        An investment in our common shares involves a high degree of risk. You should carefully read and consider the risks discussed below and under the caption "Risk Factors" beginning on page 21 of this prospectus before investing in our common shares.

  •
  We are recently formed and have a limited operating history, and there is no assurance that we will be able to achieve our investment objectives.

  •
  Our portfolio is concentrated in medical office buildings and hospital facilities leased to healthcare providers, making us more vulnerable economically than if our investments were diversified across different industries.

  •
  We may not be successful in identifying and consummating suitable investment opportunities which may impede our growth and negatively affect our cash available for distribution to shareholders.

  •
  The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could adversely impact our company and the ability of our tenants to make rent payments to us.

  •
  Required payments of principal and interest on borrowings may leave us with insufficient cash to operate our properties or to pay the distributions currently contemplated or necessary to qualify as a REIT and may expose us to the risk of default under our debt obligations.

  •
  Our failure to qualify and maintain our qualification as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

  •
  The share ownership restrictions of the Internal Revenue Code of 1986, as amended, or the Code, applicable to REITs and the 9.8% share ownership limit in our declaration of trust may inhibit market activity in our shares and restrict our business combination opportunities.

  •
  The trading volume and price of our common shares may be volatile which could result in a substantial or complete loss of your investment.

  •
  The historical performance of our Predecessor will not, and neither our historical performance nor the pro forma financial statements included in this prospectus may not, be indicative of our future results.

Our Tax Status

        We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2013. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We believe that we will be organized in conformity with the requirements for qualification as a REIT under the Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2013. See "Material U.S. Federal Income Tax Considerations."

Restrictions on Ownership of Our Shares

        In order to help us qualify as a REIT, among other purposes, our declaration of trust, subject to certain exceptions, restricts the number of our shares of beneficial interest that a person may beneficially or constructively own. Our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest. A more complete description of our shares of beneficial interest, including restrictions upon the ownership and transfer thereof, is presented under the caption "Description of Shares of Beneficial Interest" in this prospectus.

Distribution Policy

        We intend to pay regular quarterly distributions to holders of our common shares and holders of OP Units in our operating partnership. Generally, we expect to distribute 100% of our REIT taxable income so as to avoid the tax imposed upon undistributed REIT taxable income. Distributions made by us will be authorized by our board of trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and our capital requirements.

        On September 30, 2013, we declared an initial, prorated quarterly dividend of $0.18 per share for the partial quarterly period from July 19, 2013 (the date of our IPO) through September 30, 2013, which is equivalent to a full quarterly dividend of $0.225 per share. The dividend was paid on November 1, 2013 to shareholders of record on October 18, 2013.

Corporate Information

        We were formed as a Maryland real estate investment trust on April 9, 2013. Our corporate offices are located at 250 East Wisconsin Avenue, Suite 1900, Milwaukee, WI 53202. Our telephone number is 414-978-6494. Our internet website is www.docreit.com. The information contained on, or accessible through, this website, or any other website, is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Offering

Common shares offered by us	shares(1)
Common shares to be outstanding after this offering	shares(2)
Common shares and OP units to be outstanding after completion of this offering and the formation transactions	shares and OP units(3)
Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $             million, or approximately $             million if the underwriters' over-allotment option is exercised in full, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering as follows:

• approximately $38.4 million to repay borrowings under our senior secured credit facility;

•

the balance for general corporate and working capital purposes, including possible future acquisitions and development activities. Pending application of net proceeds of this offering, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT.

Risk Factors

An investment in our common shares involves a high degree of risk. You should carefully read and consider the risks discussed under the caption "Risk Factors" beginning on page 21 and all other information in this prospectus before investing in our common shares.

NYSE symbol	"DOC"

(1)
Excludes up to                common shares that may be issued by us upon exercise of the underwriters' over-allotment option.

(2)
Includes 250,000 restricted common shares granted to our officers and trustees under our 2013 Equity Incentive Plan that are subject to vesting over a three year period. Does not include up to       common shares that may be issued by us upon exercise of the underwriters' over-allotment option for this offering, 350,000 common shares available for future issuance under our 2013 Equity Incentive Plan and up to 3,698,877 common shares that we may issue upon the redemption of outstanding OP units.

(3)
Does not include up to      common shares that may be issued by us upon exercise of the underwriters' over-allotment option for this offering or 350,000 common shares available for future issuance under our 2013 Equity Incentive Plan.

SUMMARY FINANCIAL DATA

        The following table shows selected consolidated pro forma and historical financial data for our company and combined historical financial data for our Predecessor for the periods indicated. Our Predecessor, which is not a legal entity, is comprised of the four Ziegler Funds that owned directly or indirectly interests in entities that owned the initial properties we acquired on July 24, 2013 in connection with completion of our IPO and related formation transactions.

        You should read the following selected consolidated pro forma and combined historical financial data together with the discussion under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated pro forma financial data and combined historical financial statements and related notes thereto included elsewhere in this prospectus.

        We had no business operations prior to completion of the IPO and the formation transactions on July 24, 2013. As a result, the balance sheet data as of December 31, 2012 reflects the financial condition of the Predecessor and the balance sheet data as of September 30, 2013 reflects our financial condition. The results of operation for years ended December 31, 2012 and 2011 reflect the results of operations of the Predecessor. The results of operations for the nine months ended September 30, 2012 reflect the results of operations of the Predecessor. The results of operations for the nine months ended September 30, 2013 reflect the results of operations of the Predecessor (through July 23, 2013) and reflect our results of operations from July 24, 2013 through September 30, 2013. References in the notes to the condensed consolidated and combined financial statements refer to Physicians Realty Trust for the period July 24, 2013, the date of completion of the IPO and the related formation transactions through September 30, 2013, and to the Predecessor for all prior periods.

        The following summary combined historical balance sheet data as of December 31, 2012 and 2011 and the combined historical statements of operations data and cash flows data for the two-year period ended December 31, 2012 have been derived from the audited combined historical financial statements of our Predecessor. The historical financial statements have been audited by Plante & Moran, PLLC, an independent registered public accounting firm whose report with respect thereto is included elsewhere in this prospectus with the combined balance sheets as of December 31, 2012 and 2011 and the related combined statements of operations and cash flows for the two-year period ended December 31, 2012, and the related notes thereto.

        The pro forma financial data for our company for the year ended December 31, 2012 and the nine months ended September 30, 2013 give effect to (i) the IPO and the formation transactions (including acquisition of our initial properties from the Ziegler Funds), (ii) the completion of our acquisition of the six properties acquired since completion of our IPO, (iii) the acquisition of the two pending property acquisitions and the purchase of our joint venture partners' interests in two of our existing properties that we deem probable, and (iv) this offering and the use of proceeds from this offering as of the beginning of the periods presented for the statement of operations data and as of September 30, 2013 for the balance sheet data.

        The historical financial data for us and our Predecessor is not indicative of our future financial position or results of operations. Furthermore, our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the dates and for the periods indicated, nor do our interim results and pro forma financial information purport to represent our future financial position or results of operations.

 Physicians Realty Trust (Pro Forma) and
Predecessor (Historical)

		Nine Months Ended September,			Year Ended December 31,
	Pro Forma Nine Months Ended September 30,			Pro Forma Year Ended December 31, 2012
		2013	2012		2012	2011
	(in thousands)				(in thousands)
Statement of Operations Data:
Revenues:
Rental revenues	$18,750	$7,952	$7,396	$24,797	$9,821	$10,472
Expense recoveries	2,399	2,399	2,151	3,111	3,111	3,314
Other revenues	—	—	7	15	15	61

Total revenues	21,149	10,351	9,554	27,923	12,947	13,847

Expenses:
Management fees	—	475	713	—	951	951
General and administrative	3,543	1,507	292	4,724	362	301
Operating expenses	3,578	3,578	3,460	4,758	4,758	4,953
Depreciation and amortization	6,447	3,123	2,901	8,898	4,150	4,588
Loss on sale of property under development	2	2	228	—	228	—
Impairment losses	—	—	—	937	937	1,437
Acquisition expenses	1,241	756	—	1,241	—	—

Total expenses	14,811	9,441	7,594	20,558	11,386	12,230

Total operating income	6,338	910	1,960	7,365	1,561	1,617

Other expenses/(income)
Interest expense	3,042	3,114	3,667	4,429	4,536	4,618
Change in fair value of derivatives, net	(206)	(206)	(58)	(122)	(122)	325

Net income/(loss) from continuing operations	3,502	(1,998)	(1,649)	3,059	(2,853)	(3,326)
Discontinued Operations
Income from discontinued operations	—	—	(199)	—	(197)	265
Gain on sale of discontinued investment properties	—	—	1,519	—	1,519	—

Income from discontinued operations	—	—	1,320	—	1,323	265

Net income/(loss)	3,502	(1,998)	$(329)	3,059	(1,531)	(3,061)

Less net (income)/loss attributable to noncontrolling interest	(1,076)	262		(1,727)	(124)	(36)

Consolidated/combined net income/(loss) attributable to the Trust and Predecessor	2,426	(1,736)		$1,332	$(1,655)	$(3,097)

Less net loss attributable to Predecessor	572	576

Net income/loss attributable to common shareholders	$2,998	$(1,160)

Pro forma basic earnings per share	$0.15	$(0.10)			—	—
Pro forma diluted earnings per share	$0.15	$(0.10)			—	—
Balance Sheet Data (as of end of period):
Assets:
Investment properties	$219.912	$187,312			$94,653	$109,849
Cash and cash equivalents	34,633	4,233			2,614	1,932
Tenant receivables, net	710	710			682	1,034
Deferred costs, net	2,012	2,012			1,107	1,349
Lease intangibles, net	26,266	20,716			5,243	7,218
Other assets	5,652	5,652			3,292	3,628

Total assets	$289,185	$220,635			$107,591	$125,010

Liabilities and Equity
Accounts payable to related parties	$—	$—			$1,530	$1,275
Accounts payable	485	485			802	598
Dividends payable	2,655	2,655			—	—
Accrued expenses and other liabilities	2,501	2,329			1,031	1,087
Derivative liabilities	437	437			643	765
Debt	45,738	66,525			84,489	98,674

Total liabilities	51,816	72,431			88,495	102,399

Total equity	208,416	119,779			19,068	22,499
Noncontrolling interest in operating partnership	28,953	28,425			—	—
Noncontrolling interest in Predecessor	—	—	28		28	112

Total liabilities and equity	$289,185	$220,635			$107,591	$125,010

RISK FACTORS

        An investment in our common shares involves a high degree of risk. In addition to all other information contained in this prospectus, you should carefully consider the following risk factors before purchasing our common shares. The occurrence of any of the following risks might cause you to lose all or part of your investment. The risks set forth below represent those risks and uncertainties that we believe are material to our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section captioned "Cautionary Note Regarding Forward-Looking Statements."

        We have grouped these risk factors into the following general categories:

  •
  Risks related to our business;

  •
  Risks related to the healthcare industry;

  •
  Risks related to the real estate industry;

  •
  Risks related to financings;

  •
  Risks related to our formation and structure;

  •
  Risks related to our qualification and operation as a REIT, and

  •
  Risks related to this offering.

 Risks Related to Our Business

We are recently formed and have a very limited operating history; therefore there is no assurance that we will be able to achieve our investment objectives.

        We commenced operations on July 24, 2013 and have a very limited operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. Our financial condition and results of operations will depend on many factors, including the availability of investment opportunities, readily accessible short and long-term financing, conditions in the financial markets and economic conditions generally. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to shareholders.

Our real estate investments are concentrated in healthcare properties, making us more vulnerable economically than if our investments were diversified in other segments of the economy.

        We will acquire, own, manage, operate and selectively develop properties for lease to physicians, hospitals and healthcare delivery systems. We are subject to risks inherent in concentrating investments in real estate, and the risks resulting from a lack of diversification become even greater as a result of our business strategy to concentrate our investments in the healthcare sector. Any adverse effects that result from these risks could be more pronounced than if we diversified our investments outside of healthcare properties. Given our concentration in this sector, our tenant base is especially concentrated and dependent upon the healthcare industry generally, and any industry downturn could adversely affect the ability of our tenants to make lease payments and our ability to maintain current rental and occupancy rates. Our tenant mix could become even more concentrated if a significant portion of our tenants practice in a particular medical field or are reliant upon a particular healthcare delivery system. Accordingly, a downturn in the healthcare industry generally, or in the healthcare related facility specifically, could adversely affect our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

A number of our properties are located in Texas, with a further concentration in and around El Paso, and changes in this market may materially adversely affect us.

        Of our 25 properties, the three properties located in Texas provided approximately $5 million, or approximately 26% of our total annualized rent as of September 30, 2013. These properties are concentrated in El Paso and Plano. As a result of this geographic concentration, we are particularly exposed to downturns in this local economy or other changes in local real estate market conditions. Any material change in the current payment programs or regulatory, economic, environmental or competitive conditions in this area could have a disproportionate effect on our overall business results. In the event of negative economic or other changes in this market, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares may be adversely affected.

We may not realize the benefits that we anticipate from focusing on healthcare properties that are strategically aligned with a healthcare delivery system and from the relationships established through such strategic alignments.

        As part of our business strategy, we focus on healthcare properties that are strategically aligned with a healthcare delivery system by (i) seeking to acquire, own, manage, and develop healthcare properties that are located on medical campuses where the underlying land is owned by a healthcare delivery system or by us, or (ii) seeking to acquire, own, manage, and develop healthcare properties located in close proximity to a healthcare delivery system or strategically aligned with a healthcare delivery system through leasing or other arrangements. We may not realize the benefits that we anticipate as a result of these strategic relationships. In particular, we may not obtain or realize increased rents, long-term tenants, or reduced tenant turnover rates as compared to healthcare properties that are not strategically aligned. Moreover, building a portfolio of healthcare properties that are strategically aligned does not assure the success of any given property. The associated healthcare delivery system may not be successful and the strategic alignment that we seek for our healthcare properties could dissolve, and we may not succeed in replacing them. If we do not realize the benefits that we anticipate from this focus and those strategic alignments dissolve and we are not successful in replacing them, our reputation, business, financial results and prospects may be adversely affected.

The bankruptcy, insolvency or weakened financial position of our tenants could seriously harm our operating results and financial condition.

        We receive substantially all of our revenue as rent payments from tenants under leases of space in our healthcare properties, with our five largest tenants based upon rental revenue representing approximately $9.85 million, or 51.2%, of the annualized rent from our initial properties as of September 30, 2013. We have no control over the success or failure of our tenants' businesses and, at any time, any of our tenants may experience a downturn in its business that may weaken its financial condition. Additionally, private or governmental payors may lower the reimbursement rates paid to our tenants for their healthcare services. For example, the Affordable Care Act provides for significant reductions to Medicare and Medicaid payments. As a result, our tenants may delay lease commencement or renewal, fail to make rent payments when due or declare bankruptcy. Any leasing delays, lessee failures to make rent payments when due or tenant bankruptcies could result in the termination of the tenant's lease and, particularly in the case of a large tenant, or a significant number of tenants, may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares. In addition, to the extent a tenant vacates specialized space in one of our properties (such as imaging space, ambulatory surgical space, or inpatient hospital space), re-leasing the vacated space could be more difficult than re-leasing more generic office space, as there are fewer users for such specialized healthcare space in a typical market than for more traditional office space.

        Any bankruptcy filings by or relating to one of our tenants could bar all efforts by us to collect pre-bankruptcy debts from that tenant or seize its property, unless we receive an order permitting us to do so from a bankruptcy court, which we may be unable to obtain. A tenant bankruptcy could also delay our efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. If a tenant assumes the lease while in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. However, if a tenant rejects the lease while in bankruptcy, we would have only a general unsecured claim for pre-petition damages. Any unsecured claim that we hold may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. It is possible that we may recover substantially less than the full value of any unsecured claims that we hold, if any, which may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares. Furthermore, dealing with a tenant bankruptcy or other default may divert management's attention and cause us to incur substantial legal and other costs.

Adverse economic or other conditions in the geographic markets in which we conduct business could negatively affect our occupancy levels and rental rates and therefore our operating results.

        Our operating results depend upon our ability to maintain and increase occupancy levels and rental rates at our properties. Adverse economic or other conditions in the geographic markets in which we operate, including periods of economic slowdown or recession, industry slowdowns, periods of deflation, relocation of businesses, changing demographics, earthquakes and other natural disasters, fires, terrorist acts, civil disturbances or acts of war and other man-made disasters which may result in uninsured or underinsured losses, and changes in tax, real estate, zoning and other laws and regulations, may lower our occupancy levels and limit our ability to increase rents or require us to offer rental concessions. The failure of our properties to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

We may have difficulty finding suitable replacement tenants in the event of a tenant default or non-renewal of our leases, especially for our properties located in smaller markets.

        We cannot predict whether our tenants will renew existing leases beyond their current terms. Nearly all of our initial properties are subject to leases which have multi-year terms. As of September 30, 2013, leases representing 1.2%, 2.5% and 1.3% of leasable square feet at our initial properties will expire in the remainder of 2013, 2014 and 2015, respectively. If any of our leases are not renewed, we would attempt to lease those properties to another tenant. In case of non-renewal, we generally have advance notice before expiration of the lease term to arrange for repositioning of the properties and our tenants are required to continue to perform all of their obligations (including the payment of all rental amounts) for the non-renewed assets until such expiration. However, following expiration of a lease term or if we exercise our right to replace a tenant in default, rental payments on the related properties could decline or cease altogether while we reposition the properties with a suitable replacement tenant. We also might not be successful in identifying suitable replacement tenants or entering into leases with new tenants on a timely basis or on terms as favorable to us as our current leases, or at all, and we may be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of, and avoid the imposition of liens on, our properties while they are being repositioned. Our ability to reposition our properties with a suitable tenant could be significantly delayed or limited by state licensing, receivership, certificate of need or other laws, as well as by the Medicare and Medicaid change-of-ownership rules. We could also incur substantial additional expenses in connection with any licensing, receivership or change-of-ownership proceedings. In addition, our ability to locate suitable replacement tenants could be impaired by the specialized healthcare uses or contractual restrictions on use of the properties, and we may be required to spend substantial amounts to adapt the properties to other uses. Any such delays, limitations and expenses could adversely impact our ability to collect rent, obtain possession of leased properties or otherwise exercise remedies for tenant default and could have a material adverse effect on us.

        All of these risks may be greater in smaller markets, where there may be fewer potential replacement tenants, making it more difficult to replace tenants, especially for specialized space, like hospital or outpatient treatment facilities located in our properties, and could have a material adverse effect on us.

We may be unable to successfully acquire or develop properties and expand our operations into new or existing markets.

        We intend to explore acquisitions or developments of properties in new and existing geographic markets. These acquisitions and developments could divert management's attention from our existing properties, and we may be unable to retain key employees or attract highly qualified new employees. In addition, we may not possess familiarity with the dynamics and prevailing conditions of any new geographic markets which could adversely affect our ability to successfully expand into or operate within those markets. For example, new markets may have different insurance practices, reimbursement rates and local real estate, zoning and development regulations than those with which we are familiar. We may find ourselves more dependent on third parties in new markets because our distance could hinder our ability to directly and efficiently manage and otherwise monitor new properties in new markets. Our expansion into new markets could result in unexpected costs or delays as well as lower occupancy rates and other adverse consequences. We may not be successful in identifying suitable properties or other assets which meet our acquisition or development criteria or in consummating acquisitions or developments on satisfactory terms or at all for a number of reasons, including, among other things, unsatisfactory results of our due diligence investigations, failure to obtain financing for the acquisition or development on favorable terms or at all, and our misjudgment of the value of the opportunities. We may also be unable to successfully integrate the operations of acquired properties, maintain consistent standards, controls, policies and procedures, or realize the anticipated benefits of the acquisitions within the anticipated timeframe or at all. If we are unsuccessful in expanding into new or our existing markets, it could adversely affect our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

We may not be successful in identifying and completing off-market acquisitions and other suitable acquisitions or investment opportunities, which may impede our growth and adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

        An important component of our growth strategy is to acquire properties before they are widely marketed by the owners, or off-market. Facilities that are acquired off-market are typically more attractive to us as a purchaser because of the absence of a formal marketing process, which could lead to higher prices or other unattractive terms. If we cannot obtain off-market deal flow in the future, our ability to locate and acquire facilities at attractive prices could be adversely affected. We expect to compete with many other entities engaged in real estate investment activities for acquisitions of healthcare properties, including national, regional and local operators, acquirers and developers of healthcare-related real estate properties. The competition for healthcare-related real estate properties may significantly increase the price that we must pay for healthcare properties or other assets that we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger REITs targeting healthcare properties may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, enhanced operating efficiencies more personnel and market penetration and familiarity with markets. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Those higher prices for healthcare properties or other assets may adversely affect our returns from our investments.

Some of our initial properties and properties we acquire in the future are and may be subject to ground lease or other restrictions on the use of the space. If we are required to undertake significant capital expenditures to procure new tenants, then our business and results of operations may suffer.

        Three of our properties, representing approximately 17% of our total leasable square feet and 25.6% of our annualized revenue for the period ended September 30, 2013, are subject to ground leases that contain certain restrictions. These restrictions include limits on our ability to re-let our initial properties to tenants not affiliated with the healthcare delivery system that owns the underlying property, rights of purchase and rights of first offer and refusal with respect to sales of the property and limits on the types of medical procedures that may be performed. In addition, lower than expected rental rates upon re-letting could impede our growth. We may not be able to re-let space on terms that are favorable to us or at all. Further, we may be required to undertake significant capital expenditures to renovate or reconfigure space to attract new tenants. If we are unable to promptly re-let our initial properties, if the rates upon such re-letting are significantly lower than expected or if we are required to undertake significant capital expenditures in connection with re-letting, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares may be adversely affected.

Our healthcare properties, the associated healthcare delivery systems with which our healthcare properties are strategically aligned and our tenants may be unable to compete successfully.

        Our healthcare properties and the associated healthcare delivery systems with which our healthcare properties are strategically aligned often face competition from nearby hospitals and other healthcare properties that provide comparable services. Any of our properties may be materially and adversely affected if the healthcare delivery system with which it is strategically aligned is unable to compete successfully. There are numerous factors that determine the ability of a healthcare delivery system to compete successfully, most of which are outside of our control.

        Similarly, our tenants face competition from other medical practices and service providers at nearby hospitals and other healthcare properties. From time to time and for reasons beyond our control, managed care organizations may change their lists of preferred hospitals or in-network physicians. Physicians also may change hospital affiliations. If competitors of our tenants or competitors of the associated healthcare delivery systems with which our healthcare properties are strategically aligned have greater geographic coverage, improve access and convenience to physicians and patients, provide or are perceived to provide higher quality services, recruit physicians to provide competing services at their facilities, expand or improve their services or obtain more favorable managed care contracts, our tenants may not be able to successfully compete. Any reduction in rental revenues resulting from the inability of our tenants or the associated healthcare delivery systems with which our healthcare properties are strategically aligned to compete in providing medical services and/or receiving sufficient rates of reimbursement for healthcare services rendered could have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

Our investments in development projects may not yield anticipated returns which could directly affect our operating results and reduce the amount of funds available for distributions.

        A component of our growth strategy is exploring development opportunities, some of which may arise through strategic joint ventures. In deciding whether to make an investment in a particular development, we make certain assumptions regarding the expected future performance of that property. To the extent that we consummate development opportunities, our investment in these projects will be subject to the following risks:

  •
  We may be unable to obtain financing for development projects on favorable terms or at all;

  •
  We may not complete development projects on schedule or within budgeted amounts;

  •
  We may encounter delays in obtaining or fail to obtain all necessary zoning, land use, building, occupancy, environmental and other governmental permits and authorizations, or underestimate the costs necessary to develop the property to market standards;

  •
  Development or construction delays may provide tenants the right to terminate preconstruction leases or cause us to incur additional costs;

  •
  Volatility in the price of construction materials or labor may increase our development costs;

  •
  Hospitals or health systems may maintain significant decision-making authority with respect to the development schedule;

  •
  We may incorrectly forecast risks associated with development in new geographic regions;

  •
  Tenants may not lease space at the quantity or rental rate levels projected;

  •
  Demand for our development project may decrease prior to completion, including due to competition from other developments; and

  •
  Lease rates and rents at newly developed properties may fluctuate based on factors beyond our control, including market and economic conditions.

        If our investments in development projects do not yield anticipated returns for any reason, including those set forth above, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares may be adversely affected.

We currently have, and may in the future make, investments in joint ventures, which could be adversely affected by our lack of decision-making authority, our reliance upon our joint venture partners' financial condition, any disputes that may arise between us and our joint venture partners and our exposure to potential losses from the actions of our joint venture partners.

        We currently have, and may in the future make, co-investments with third parties through partnerships, joint ventures or other entities, acquiring noncontrolling interests in or sharing responsibility for the management of the affairs of a property, partnership, joint venture or other entity. Joint ventures generally involve risks not present with respect to our wholly-owned properties, including the following:

  •
  Our joint venture partners may make management, financial and operating decisions with which we disagree or that are not in our best interest;

  •
  We may be prevented from taking actions that are opposed by our joint venture partners;

  •
  Our ability to transfer our interest in a joint venture to a third party may be restricted;

  •
  Our joint venture partners might become bankrupt or fail to fund their share of required capital contributions which may delay construction or development of a healthcare related facility or increase our financial commitment to the joint venture;

  •
  Our joint venture partners may have business interests or goals with respect to the healthcare related facility that conflict with our business interests and goals which could increase the likelihood of disputes regarding the ownership, management or disposition of the healthcare related facility;

  •
  Disputes may develop with our joint venture partners over decisions affecting the healthcare related facility or the joint venture which may result in litigation or arbitration that would increase our expenses and distract our officers and/or trustees from focusing their time and effort on our business and possibly disrupt the daily operations of the healthcare related facility; and

  •
  We may suffer losses as a result of the actions of our joint venture partners with respect to our joint venture investments.

        Joint venture investments involve risks that may not be present with other methods of ownership. In addition to those risks identified above, our partner might at any time have economic or other business interests or goals that are or become inconsistent with our interests or goals; that we could become engaged in a dispute with our partner, which could require us to expend additional resources to resolve such disputes and could have an adverse impact on the operations and profitability of the joint venture; and that our partner may be in a position to take action or withhold consent contrary to our instructions or requests. In addition, our ability to transfer our interest in a joint venture to a third party may be restricted. In the future, in certain instances, we or our partner may have the right to trigger a buy-sell arrangement, which could cause us to sell our interest, or acquire our partner's interest, at a time when we otherwise would not have initiated such a transaction. Our ability to acquire our partner's interest may be limited if we do not have sufficient cash, available borrowing capacity or other capital resources. In such event, we may be forced to sell our interest in the joint venture when we would otherwise prefer to retain it. Joint ventures may require us to share decision-making authority with our partners, which could limit our ability to control the properties in the joint ventures. Even when we have a controlling interest, certain major decisions may require partner approval, such as the sale, acquisition or financing of a property.

RIDEA and operating properties.

        We may invest in hospitals or other providers that are tenants of our properties, structured, where applicable, in compliance with RIDEA or other applicable REIT laws or regulations. If so, we will be exposed to various operational risks with respect to those operating properties that may increase our costs or adversely affect our ability to generate revenues. These risks include fluctuations in patient volume and occupancy, Medicare and Medicaid reimbursement, if applicable, and private pay rates; economic conditions; competition; federal, state, local, and industry-regulated licensure, certification and inspection laws, regulations, and standards; the availability and increases in cost of general and professional liability insurance coverage; state regulation; the availability and increases in cost of labor (as a result of unionization or otherwise) and other risks applicable to operating businesses. Any one or a combination of these factors may adversely affect our revenue and operations.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenue does not increase, which could cause our results of operations to be adversely affected.

        Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-let space, the cost of compliance with governmental regulation, including zoning and tax laws, the potential for liability under applicable laws, interest rate levels and the availability of financing. Certain costs associated with real estate investments may not be reduced even if a healthcare related facility is not fully occupied or other circumstances cause our revenues to decrease. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

Uninsured losses or losses in excess of our insurance coverage could adversely affect our financial condition and our cash flows.

        We maintain comprehensive liability, fire, flood, earthquake, wind (as deemed necessary or as required by our lenders), extended coverage and rental loss insurance with respect to our initial properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, riots, acts of war or terrorism. Should an uninsured loss occur, we could lose both our investment in and anticipated profits and cash flows from a healthcare related facility. If any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss. In addition, future lenders may require such insurance, and our failure to obtain such insurance could constitute a default under loan agreements. We may determine not to insure some or all of our properties at levels considered customary in our industry and which would expose us to an increased risk of loss. As a result, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares may be adversely affected.

Environmental compliance costs and liabilities associated with owning, leasing, developing and operating our properties may affect our results of operations.

        Under various U.S. federal, state and local laws, ordinances and regulations, current and prior owners and tenants of real estate may be jointly and severally liable for the costs of investigating, remediating and monitoring certain hazardous substances or other regulated materials on or in such property. In addition to these costs, the past or present owner or tenant of a property from which a release emanates could be liable for any personal injury or property damage that results from such releases, including for the unauthorized release of asbestos-containing materials and other hazardous substances into the air, as well as any damages to natural resources or the environment that arise from such releases. These environmental laws often impose such liability without regard to whether the current or prior owner or tenant knew of, or was responsible for, the presence or release of such substances or materials. Moreover, the release of hazardous substances or materials, or the failure to properly remediate such substances or materials, may adversely affect the owner's or tenant's ability to lease, sell, develop or rent such property or to borrow by using such property as collateral. Persons who transport or arrange for the disposal or treatment of hazardous substances or other regulated materials may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, regardless of whether or not such facility is owned or operated by such person.

        Certain environmental laws impose compliance obligations on owners and tenants of real property with respect to the management of hazardous substances and other regulated materials. For example, environmental laws govern the management and removal of asbestos-containing materials and lead-based paint. Failure to comply with these laws can result in penalties or other sanctions. If we incur substantial costs to comply with these environmental laws or we are held liable under these laws, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares may be adversely affected.

Costs associated with complying with the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

        Under the Americans with Disabilities Act of 1990, or the ADA, all places of public accommodation are required to meet certain U.S. federal requirements related to access and use by disabled persons. A number of additional U.S. federal, state and local laws may also require modifications to our healthcare properties, or restrict certain further renovations of the buildings, with respect to access thereto by disabled persons. Noncompliance with the ADA could result in the imposition of fines, an award of damages to private litigants and/or an order to correct any non-complying feature which could result in substantial capital expenditures. We have not conducted a detailed audit or investigation of all of our properties to determine our compliance, and we cannot predict the ultimate cost of compliance with the ADA or other legislation. If one or more of our properties is not in compliance with the ADA or other related legislation, then we would be required to incur additional costs to bring the facility into compliance. If we incur substantial costs to comply with the ADA or other related legislation, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares may be adversely affected.

Acquiring outstanding mortgages or other debt secured by a healthcare related facility or land suitable for development as a healthcare related facility may expose us to risks of costs and delays in acquiring the underlying property.

        We may decide to acquire outstanding mortgages or other debt secured by a healthcare related facility or land suitable for development as a healthcare related facility from lenders and investors if we believe we can ultimately foreclose or otherwise acquire ownership of the underlying property in the near-term through foreclosure, deed-in-lieu of foreclosure or other means. However, if we do acquire such debt, borrowers may seek to assert various defenses to our foreclosure or other actions and we may not be successful in acquiring the underlying property on a timely basis, or at all, in which event we could incur significant costs and experience significant delays in acquiring such properties, all of which could adversely affect our financial performance and reduce our expected returns from such investments. In addition, we may not earn a current return on such investments particularly if the mortgage or other debt that we acquire is in default.

We have now, and may have in the future, exposure to contingent rent escalators, which can hinder our growth and profitability.

        We receive a significant portion of our revenues by leasing our assets under long-term triple-net leases in which the rental rate is generally fixed with annual escalations. Leases in the future may contain escalators contingent upon the achievement of specified revenue parameters or based on changes in the Consumer Price Index. If, as a result of weak economic conditions or other factors, the revenues generated by our triple-net leased properties do not meet the specified parameters or the Consumer Price Index does not increase, our growth and profitability will be hindered by these leases.

We may not be able to maintain or expand our relationships with our existing and future hospital and healthcare delivery system clients.

        The success of our business depends, to a large extent, on our current and future relationships with hospital and healthcare delivery system clients. We invest a significant amount of time to develop, maintain and be responsive to these relationships, and our relationships have helped us to secure acquisition and development opportunities, as well as other advisory, property management and projects, with both new and existing clients. If our relationships with hospital or health system clients deteriorate, or if a conflict of interest or non-compete arrangement prevents us from expanding these relationships, our ability to secure new acquisition and development opportunities or other advisory, property management and hospital project management projects could be adversely impacted and our professional reputation within the industry could be damaged.

Sequestration and legislation to address the federal government's projected operating deficit could have a material adverse effect on our tenants' liquidity, financial condition or results of operations.

        Deficit reduction legislation generally referred to as Sequestration recently took effect, including a 2% reduction in Medicare reimbursement to hospitals and other Medicare providers. President Obama and members of the U.S. Congress have recently proposed various spending cuts and tax reform initiatives to reduce the federal government's projected operating deficit. Some of these initiatives could result in changes (including substantial reductions in funding) to Medicare, Medicaid or Medicare Advantage Plans. Although the President has signed legislation to fund the federal government through the remainder of early 2014, future federal legislation relating to deficit reduction that reduces reimbursement payments to healthcare providers could have a material adverse effect on our tenants' liquidity, financial condition or results of operations, which could adversely affect their ability to satisfy their obligations to us.

Our independent registered public accountants have reported to us that, at December 31, 2012, we had material weaknesses in our internal control over financial reporting.

        In connection with the audit of the combined financial statements of our Predecessor for the year ended December 31, 2012, our independent registered public accountants identified a material weakness deficiency in our internal control over financial reporting. A "deficiency" in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct misstatements on a timely basis. A "material weakness" is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of the combined financial statements will not be prevented or detected on a timely basis.

        The issues identified by our independent registered public accountants related to the timing of data collection from our property managers, resulting in a limited amount of review of this financial information by our Predecessor's management, and a recommendation to adopt formal procedures and process to identify potential impairment issues of the Predecessor's properties. We have already taken steps to address these data collection and controls with our property managers, implement formal procedures and processes to adequately review this financial information, and will have a formal procedure and process to identify potential impairment issues, if any, with our properties going forward.

        Material weaknesses and significant deficiencies that may be identified in the future will need to be addressed as part of the evaluation of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, which will not apply to us until our annual report on Form 10-K for the year ending December 31, 2014.

Risks Related to the Healthcare Industry

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could adversely impact our company and result in the inability of our tenants to make rent payments to us.

        The healthcare industry is heavily regulated by U.S. federal, state and local governmental authorities. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, billing for services, privacy and security of health information and relationships with physicians and other referral sources. In addition, new laws and regulations, changes in existing laws and regulations or changes in the interpretation of such laws or regulations could negatively affect our financial condition and the financial condition of our tenants. These changes, in some cases, could apply retroactively. The enactment, timing or effect of legislative or regulatory changes cannot be predicted.

        The Affordable Care Act, will change how healthcare services are covered, delivered and reimbursed through expanded coverage of uninsured individuals and reduced Medicare program spending. In addition, the new law reforms certain aspects of health insurance, expands existing efforts to tie Medicare and Medicaid payments to performance and quality and contains provisions intended to strengthen fraud and abuse enforcement. The complexities and ramifications of the Affordable Care Act are significant and will be implemented in a phased approach that began in 2010. At this time, it is difficult to predict the full effects of the Affordable Care Act and its impact on our business, our revenues and financial condition and those of our tenants due to the law's complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment. Further, we are unable to foresee how individuals and businesses will respond to the choices afforded them by the Affordable Care Act. The Affordable Care Act could adversely affect the reimbursement rates received by our tenants, the financial success of our tenants and strategic partners and consequently us.

        Many states also regulate the construction of healthcare facilities, the expansion of healthcare facilities, the construction or expansion of certain services, including by way of example specific bed types and medical equipment, as well as certain capital expenditures through certificate of need, or CON, laws. Under such laws, the applicable state regulatory body must determine a need exists for a project before the project can be undertaken. If one of our tenants seeks to undertake a CON-regulated project, but is not authorized by the applicable regulatory body to proceed with the project, the tenant would be prevented from operating in its intended manner.

        Failure to comply with these laws and regulations could adversely affect us directly and our tenants' ability to make rent payments to us which may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our shareholders.

        The healthcare industry is currently experiencing, among other things:

  •
  changes in the demand for and methods of delivering healthcare services;

  •
  changes in third party reimbursement methods and policies;

  •
  consolidation and pressure to integrate within the healthcare industry through acquisitions and joint ventures; and

  •
  increased scrutiny of billing, referral and other practices by U.S. federal and state authorities.

        These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us or renew their lease.

        Sources of revenue for our tenants typically include the U.S. federal Medicare program, state Medicaid programs, private insurance payors and health maintenance organizations. Healthcare providers continue to face increased government and private payor pressure to control or reduce healthcare costs and significant reductions in healthcare reimbursement, including reduced reimbursements and changes to payment methodologies under the Affordable Care Act. The Congressional Budget Office, or CBO, estimates the reductions required by the Affordable Care Act over the next ten years will include $415 billion in cuts to Medicare fee-for-service payments, the majority of which will come from hospitals, and that some hospitals will become insolvent as a result of the reductions. In some cases, private insurers rely upon all or portions of the Medicare payment systems to determine payment rates which may result in decreased reimbursement from private insurers.

        The slowdown in the United States economy has negatively affected state budgets, thereby putting pressure on states to decrease spending on state programs including Medicaid. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment and declines in family incomes. Historically, states have often attempted to reduce Medicaid spending by limiting benefits and tightening Medicaid eligibility requirements. Many states have adopted, or are considering the adoption of, legislation designed to enroll Medicaid recipients in managed care programs and/or impose additional taxes on hospitals to help finance or expand the states' Medicaid systems. Potential reductions to Medicaid program spending in response to state budgetary pressures could negatively impact the ability of our tenants to successfully operate their businesses.

        Efforts by payors to reduce healthcare costs will likely continue which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. A reduction in reimbursements to our tenants from third-party payors for any reason could adversely affect our tenants' ability to make rent payments to us which may have a material adverse effect on our businesses, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

Our tenants and our company are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant's ability to make rent payments to us.

        There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

        These laws include without limitation:

  •
  the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any federal or state healthcare program patients;

  •
  the Federal Physician Self-Referral Prohibition (commonly called the "Stark Law"), which, subject to specific exceptions, restricts physicians who have financial relationships with healthcare providers from making referrals for designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

  •
  the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including under the Medicare and Medicaid programs;

  •
  the Civil Monetary Penalties Law, which authorizes the Department of Health and Human Services to impose monetary penalties for certain fraudulent acts; and

  •
  state anti-kickback, anti-inducement, anti-referral and insurance fraud laws which may be generally similar to, and potentially more expansive than, the federal laws set forth above.

        Violations of these laws may result in criminal and/or civil penalties that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. In addition, the Affordable Care Act clarifies that the submission of claims for items or services generated in violation of the Anti-Kickback Statute constitutes a false or fraudulent claim under the False Claims Act. The federal government has taken the position, and some courts have held, that violations of other laws, such as the Stark Law, can also be a violation of the False Claims Act. Additionally, certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Imposition of any of these penalties upon one of our tenants or strategic partners could jeopardize that tenant's ability to operate or to make rent payments or affect the level of occupancy in our healthcare properties, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares. Further, we enter into leases and other financial relationships with healthcare delivery systems that are subject to or impacted by these laws. We also have other investors who are healthcare providers in certain of our subsidiaries that own our healthcare properties. If any of our relationships, including those related to the other investors in our subsidiaries, are found not to comply with these laws, we and our physician investors may be subject to civil and/or criminal penalties.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us, and we could be subject to healthcare industry violations.

        As is typical in the healthcare industry, our tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our healthcare properties and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits.

        We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, any settlements of such proceedings or investigations in excess of insurance coverage, whether currently asserted or arising in the future, could have a material adverse effect on a tenant's financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained or settlements reached in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action or investigation, the tenant could be exposed to substantial additional liabilities, which may affect the tenant's ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations, our ability to pay distributions to our shareholders and the trading price of our common shares. We could also be subject to costly government investigations or other enforcement actions which could have a material adverse effect on our business, financial condition and results of operations, our ability to pay distributions to our shareholders and the trading price of our common shares.

 Risks Related to the Real Estate Industry

Our operating performance is subject to risks associated with the real estate industry.

        Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for distributions as well as the value of our initial properties. These events include, but are not limited to:

  •
  vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options;

  •
  inability to collect rent from tenants;

  •
  competition from other real estate investors with significant capital, including other real estate operating companies, REITs and institutional investment funds;

  •
  reductions in the level of demand for healthcare properties and changes in the demand for certain healthcare-related properties;

  •
  increases in the supply of medical office space;

  •
  increases in expenses associated with our real estate operations, including, but not limited to, insurance costs, third party management fees, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies, and restrictions on our ability to pass such expenses on to our tenants; and

  •
  changes in, and changes in enforcement of, laws, regulations and governmental policies associated with real estate, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the ADA.

        In addition, periods of economic slowdown or recession, such as the recent U.S. economic downturn, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties to meet our financial expectations, our business, financial condition, results of operations, cash flow, per share trading price of our common shares and ability to satisfy our debt service obligations and to make distributions to our shareholders could be adversely affected.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of any of our properties.

        Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any of our properties for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of any of our properties. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements.

        In acquiring a property, we may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have an adverse effect on our business, financial condition, results of operations, or ability to make distributions to our shareholders and the trading price of our common shares.

Uncertain market conditions could cause us to sell our healthcare properties at a loss in the future.

        We intend to hold our various real estate investments until such time as we determine that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our senior management team and our board of trustees may exercise their discretion as to whether and when to sell a healthcare related facility, and we will have no obligation to sell our buildings at any particular time. We generally intend to hold our healthcare properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our healthcare properties, we may not be able to sell our properties at a profit in the future or at all. We may incur prepayment penalties in the event that we sell a property subject to a mortgage earlier than we otherwise had planned. Additionally, we could be forced to sell healthcare properties at inopportune times which could result in us selling the affected property at a substantial loss. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions. Any inability to sell a healthcare property could adversely impact our ability to make debt payments and distributions to our shareholders.

Our assets may be subject to impairment charges.

        We will periodically evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based upon factors such as market conditions, tenant performance and legal structure. For example, the termination of a lease by a major tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset which could have an adverse effect on our results of operations and FFO in the period in which the impairment charge is recorded.

Risks Related to Financings

Required payments of principal and interest on borrowings may leave us with insufficient cash to operate our properties or to pay the distributions currently contemplated or necessary to qualify as a REIT and may expose us to the risk of default under our debt obligations.

        On September 30, 2013, we had approximately $66.6 million of outstanding indebtedness, $46.7 million of which was mortgage debt on individual properties and $19.9 million of which was outstanding under our senior secured credit facility. We do not anticipate that our internally generated cash flow will be adequate to repay our existing indebtedness upon maturity, and, therefore, we expect to repay our indebtedness through refinancings and future offerings of equity and debt securities, either of which we may be unable to secure on favorable terms or at all. Our level of debt and the limitations imposed upon us by our debt agreements could have adverse consequences, including the following:

  •
  Our cash flow may be insufficient to meet our required principal and interest payments;

  •
  We may be unable to borrow additional funds as needed or on favorable terms, including to make acquisitions;

  •
  We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

  •
  Because a portion of our debt bears, or is expected to bear, interest at variable rates, an increase in interest rates could materially increase our interest expense;

  •
  We may fail to effectively hedge against interest rate volatility;

  •
  We may be forced to dispose of one or more of our properties, possibly on disadvantageous terms if we are able to do so at all;

  •
  After debt service, the amount available for distributions to our shareholders is reduced;

  •
  Our leverage could place us at a competitive disadvantage compared to our competitors who have less debt;

  •
  We may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

  •
  We may default on our obligations and the lenders or mortgagees may foreclose on our initial properties that secure their loans and receive an assignment of rents and leases;

  •
  We may violate financial covenants contained in our various loan documents which would cause a default on our obligations, giving lenders various remedies, including increased interest rates, foreclosure and liability for additional expenses;

  •
  We may inadvertently violate non-financial restrictive covenants in our loan documents, such as covenants that require us to maintain the existence of entities, maintain insurance policies and provide financial statements, which would entitle the lenders to accelerate our debt obligations; and

  •
  Our default under any of our mortgage loans with cross-default or cross-collateralization provisions could result in default on other indebtedness and result in the foreclosures of other properties.

        The realization of any or all of these risks may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

We will rely upon external sources of capital to fund future capital needs, and, if we encounter difficulty in obtaining such capital, we may not be able to make future acquisitions necessary to grow our business or meet maturing obligations.

        In order to qualify as a REIT under the Code, we will be required, among other things, to distribute each year to our shareholders at least 90% of our taxable income, without regard to the deduction for dividends paid and excluding net capital gain. Because of this distribution requirement, we may not be able to fund all of our future capital needs from cash retained from operations, including capital needed to make investments and to satisfy or refinance maturing obligations. As a result, we expect to rely upon external sources of capital, including debt and equity financing, to fund future capital needs. If we are unable to obtain needed capital on satisfactory terms or at all, we may not be able to make the investments needed to expand our business or to meet our obligations and commitments as they mature. Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions, the market's perception of our current and potential future earnings and cash distributions and the market price of our common shares. We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable to access the capital markets on a timely basis on favorable terms.

We could become highly leveraged in the future because our organizational documents contain no limitations on the amount of debt that we may incur.

        As of September 30, 2013, our indebtedness represented approximately 30.2% of our total assets. However, our organizational documents contain no limitations on the amount of indebtedness that we or our operating partnership may incur. We could alter the balance between our total outstanding indebtedness and the value of our properties at any time. If we become more highly leveraged, the resulting increase in outstanding debt could adversely affect our ability to make debt service payments, to pay our anticipated distributions and to make the distributions required to qualify as a REIT. The occurrence of any of the foregoing risks could adversely affect our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

Increases in interest rates may increase our interest expense and adversely affect our cash flows and our ability to service our indebtedness and to make distributions to our shareholders.

        As of September 30, 2013, we had approximately $26.3 million of variable-rate indebtedness outstanding that has not been swapped for a fixed interest rate and we expect that more of our indebtedness in the future, including borrowings under our senior secured credit facility, will be subject to variable interest rates. Increases in interest rates on any variable rate indebtedness will increase our interest expense, which could adversely affect our cash flow and our ability to pay distributions.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations.

        In certain cases, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements. Hedging involves risks, such as the risk that the counterparty may fail to honor its obligations under an arrangement, that the arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such an agreement is not legally enforceable. In addition, we may be limited in the type and amount of hedging transactions that we may use in the future by our need to satisfy the REIT income tests under the Code. Failure to hedge effectively against interest rate changes may have an adverse effect on our business, financial condition, results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

Our ability to issue equity to expand our business will depend, in part, upon the market price of our common shares, and our failure to meet market expectations with respect to our business could negatively affect the market price of our common shares and thereby limit our ability to raise capital.

        The availability of equity capital to us will depend, in part, upon the market price of our common shares which, in turn, will depend upon various market conditions and other factors that may change from time to time, including:

  •
  the extent of investor interest;

  •
  our ability to satisfy the distribution requirements applicable to REITs;

  •
  the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

  •
  our financial performance and that of our tenants;

  •
  analyst reports about us and the REIT industry;

  •
  general stock and bond market conditions, including changes in interest rates on fixed income securities, which may lead prospective purchasers of our common shares to demand a higher annual yield from future distributions;

  •
  a failure to maintain or increase our dividend which is dependent, in large part, upon FFO which, in turn, depends upon increased revenue from additional acquisitions and rental increases; and

  •
  other factors such as governmental regulatory action and changes in REIT tax laws.

        Our failure to meet the market's expectation with regard to future earnings and cash distributions would likely adversely affect the market price of our common shares and, as a result, the cost and availability of equity capital to us.

Risks Related to Our Formation and Structure

We did not use third-party appraisals of our initial properties to determine the consideration paid in the formation transactions. As a result, the value of the consideration paid for our initial properties in the formation transactions may exceed their aggregate fair market value.

        We did not use third-party appraisals or obtain any independent third-party valuations or fairness opinions in establishing the consideration paid for our initial properties contributed to us in connection with our formation transactions. Our operating partnership issued OP units and assumed certain indebtedness secured by the initial properties in exchange for the contribution of the initial properties. The total value of the consideration issued in exchange for the contribution of ownership interests in the initial properties may have exceeded the fair market value of such assets. Upon a sale of any of the initial properties, we may not realize the value that we attributed to such property at the time of our IPO.

We may have assumed unknown liabilities in connection with the formation transactions which could result in unexpected liabilities and expenses.

        As part of the acquisition of our initial properties, we (through our operating partnership) received certain assets or interests in certain assets subject to existing liabilities, some of which may be unknown to us. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to this offering (including those that had not been asserted or threatened prior to this offering), tax liabilities, and accrued but unpaid liabilities incurred in the ordinary course of business. Our recourse with respect to such liabilities may be limited. Depending upon the amount or nature of such liabilities, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our shares may be adversely affected.

Our title insurance policies may not cover all title defects.

        Each of our properties is insured by a title insurance policy. We did not, however, obtain new owner's title insurance policies in connection with the acquisition of all of our initial properties in the formation transactions. In some instances, these title insurance policies are effective as of the time of the initial acquisition or later refinancing of the relevant property by the prior owner of such property. For such properties, it is possible that there may be title defects that have arisen since such acquisition or refinancing for which we will have no title insurance coverage. If there were a material title defect related to any of our properties that is not adequately covered by a title insurance policy, we could lose some or all of our capital invested in and our anticipated profits from such property.

We did not obtain new Phase I environmental site assessments for our initial properties in connection with our formation transactions, and the assessments our Predecessor obtained before their acquisition of these properties do not provide assurance that we will not be exposed to environmental liabilities at our initial properties.

        We did not obtain new Phase I environmental site assessments with respect to all of our initial properties in connection with the formation transactions. No assurances can be given that any of the prior Phase I environmental site assessments previously obtained by the prior owner identify all environmental conditions impacting the properties because material environmental conditions may have developed since the Phase I environmental site assessments were conducted. The Phase I environmental site assessments are also of limited scope and do not include comprehensive asbestos, lead-based paint or lead in drinking water assessments. Therefore, the initial properties developed earlier than 1989 may contain such hazardous substances. Comprehensive mold and radon assessments also were not conducted and some of the initial properties were identified in areas with radon levels above action levels for residential buildings by the Environmental Protection Agency. We also cannot guarantee that a prior owner or tenant of our initial properties or that an adjacent property owner has not created a material environmental condition that is unknown to us or that there are no other unknown material environmental conditions as to any one or more of our initial properties. There also exists the risk that material environmental conditions, liabilities or compliance concerns may arise in the future. The realization of any or all of these risks may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common shares.

We have no direct operations and rely upon funds received from our operating partnership to meet our obligations.

        We conduct substantially all of our operations through our operating partnership. After giving effect to this offering, we will own approximately      % of the OP units of our operating partnership and apart from this ownership interest, we will not have any independent operations. As a result, we rely upon distributions from our operating partnership to pay any distributions that we might declare on our common shares. We also rely upon distributions from our operating partnership to meet our obligations, including tax liability on taxable income allocated to us from our operating partnership (which might make distributions to us not equal to the tax on such allocated taxable income). Shareholders' claims will consequently be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, claims of our shareholders will be satisfied only after all of our and our operating partnership's and its subsidiaries' liabilities and obligations have been paid in full.

We are an "emerging growth company," and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

        The Jumpstart Our Business Startups Act, or the "JOBS Act" contains provisions that, among other things, relax certain reporting requirements for "emerging growth companies," including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, we may take advantage of exemptions from various reporting and other requirements that are applicable to other public companies that are not emerging growth companies, including the requirements to:

  •
  provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404;

  •
  comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

  •
  comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

  •
  comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise;

  •
  provide certain disclosure regarding executive compensation required of larger public companies; or

  •
  hold shareholder advisory votes on executive compensation.

        We cannot predict if investors will find our common shares less attractive because we will not be subject to the same reporting and other requirements as other public companies. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares, the per share trading price of our common shares could decline and may be more volatile.

We incur new costs as a result of becoming a public company, and such costs may increase if and when we cease to be an "emerging growth company."

        As a public company, we incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect compliance with these public reporting requirements and associated rules and regulations to increase expenses, particularly after we are no longer an emerging growth company, although we are currently unable to estimate theses costs with any degree of certainty. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, which could result in our incurring additional costs applicable to public companies that are not emerging growth companies.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002.

        As long as we remain an emerging growth company, we will be permitted to gradually comply with certain of the on-going reporting and disclosure obligations of public companies pursuant to the Sarbanes-Oxley Act of 2002. See "—We are an 'emerging growth company,' and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors."

        However, after we are no longer an emerging growth company under the JOBS Act, management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act may require our auditors to deliver an attestation report on the effectiveness of our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which the registration statement (of which this prospectus forms a part) relating to this offering becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Section 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the per share trading price of our common shares.

Our business could be harmed if key personnel terminate their employment with us or if we are unsuccessful in integrating new personnel into our operations.

        Our success depends, to a significant extent, on the continued services of Mr. Thomas, our President and Chief Executive Officer, Mr. Sweet, our Executive Vice President and Chief Investment Officer, Mr. Lucey, our Senior Vice President—Principal Accounting and Reporting Officer and Mr. Theine, our Senior Vice President of Asset and Investment Management. We do not maintain key person life insurance on any of our officers. Our ability to continue to acquire and develop healthcare properties depends upon the significant relationships that our senior management team has developed over many years.

        Although we have entered into employment agreements with Messrs. Thomas, Sweet, Lucey and Theine, we cannot provide any assurance that any of them will remain employed by us. Our ability to retain our senior management team, or to attract suitable replacements should any member of the senior management team leave, is dependent on the competitive nature of the employment market. The loss of services of, or the failure to successfully integrate one or more new members of, our senior management team could adversely affect our business and our prospects.

Our use of OP units as currency to acquire properties could result in shareholder dilution and/or limit our ability to sell such properties, which could have a material adverse effect on us.

        We may continue to acquire some properties or portfolios of properties through tax deferred contribution transactions in exchange for OP units, which may result in shareholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors' ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell properties at a time, or on terms, that would be favorable absent such restrictions.

We may pursue less vigorous enforcement of the terms of the contribution and other agreements because of conflicts of interest with certain of our officers and trustees, and the terms of those agreements may be less favorable to us than they might otherwise be in an arm's-length transaction.

        The contribution agreements relating to the contribution to our operating partnership of the indirect interests in certain properties and assets comprising our initial properties, contain very limited representations and warranties and have no express indemnification rights in the event of a breach of those agreements. In addition, we have entered into a shared services agreement with Ziegler pursuant to which Ziegler provides certain support services to us, including providing office space and administrative support, accounting support, information technology services, which include hosting and maintaining a separate and secure website, email service and other software necessary to operate our business. Furthermore, Mr. Sweet, our Executive Vice President and Chief Investment Officer previously served as an officer of the Ziegler Funds. Further, Mr. Baumgartner, one of our trustees, is an officer with Ziegler and will have a conflict with respect to any matters that require consideration by our board of trustees that occur between us and Ziegler. Even if we have actionable rights, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements or under other agreements we may have with these parties, including employment agreements, because of our desire to maintain positive relationships with the individuals who are parties to these agreements.

Conflicts of interest could arise as a result of our UPREIT structure.

        Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other. Our trustees and officers have duties to us under applicable Maryland law in connection with their management of our company. At the same time, we, as general partner, have fiduciary duties to our operating partnership and to the limited partners under Delaware law in connection with the management of our operating partnership. Our duties, as general partner, to our operating partnership and its limited partners may come into conflict with the duties of our trustees and officers.

        Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibits such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest.

        Additionally, the partnership agreement expressly limits our liability by providing that we, as the general partner of the operating partnership, and our trustees and officers are not be liable or accountable in damages to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we or our trustees of officers acted in good faith. In addition, our operating partnership is required to indemnify us, our affiliates and each of our respective officers and trustees, to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, provided that our operating partnership will not indemnify any such person for (1) acts or omissions committed in bad faith or that were the result of active and deliberate dishonesty, (2) any transaction for which such person received an improper personal benefit in money, property or services, or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful.

        The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties that would be in effect under common law were it not for the partnership agreement.

Our declaration of trust restricts the ownership and transfer of our outstanding shares of beneficial interest which may have the effect of delaying, deferring or preventing a transaction or change of control of our company.

        In order for us to qualify as a REIT, no more than 50% of the value of our outstanding shares of beneficial interest may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than our initial REIT taxable year. Subject to certain exceptions, our declaration of trust prohibits any shareholder from owning beneficially or constructively more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest. The constructive ownership rules under the Code are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding shares of any class or series by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding shares of any class or series of our shares of beneficial interest and to be subject to our declaration of trust's ownership limit. Our declaration of trust also prohibits, among other prohibitions, any person from owning our shares of beneficial interest that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT. Any attempt to own or transfer shares of our beneficial interest in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void.

Certain provisions of Maryland law could inhibit changes of control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common shares or that our shareholders otherwise believe to be in their best interests.

        Certain provisions of the Maryland General Corporation Law, or MGCL, applicable to Maryland real estate investment trusts may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide our common shareholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

  •
  "business combination" provisions that, subject to limitations, prohibit certain business combinations between us and an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our shares at any time within the two-year period immediately prior to the date in question) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder, and thereafter imposes certain minimum price and/or supermajority shareholder voting requirements on these combinations; and

  •
  "control share" provisions that provide that holders of "control shares" of our company (defined as shares that, when aggregated with all other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing trustees) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of issued and outstanding "control shares," subject to certain exceptions) have no voting rights with respect to their control shares, except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

        Pursuant to the statute, our board of trustees has by resolution exempted any business combination between us and any other person from the business combination provisions of the MGCL, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such person). In addition, our bylaws contain a provision exempting any and all acquisitions of our shares from the control share provisions of the MGCL. However, our board of trustees may at any time alter or repeal the resolution exempting certain businesses from the business combination provisions of the MGCL and we may at any time amend or eliminate the provision of our bylaws exempting acquisitions of our shares from the control share provisions of the MGCL.

        Certain provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain corporate governance provisions, some of which (for example, a classified board) are not currently applicable to us. If implemented, these provisions may have the effect of limiting or precluding a third party from making an unsolicited acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide our common shareholders with the opportunity to realize a premium over the then current market price. Pursuant to our declaration of trust, we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of trustees. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws."

We could increase the number of authorized shares, classify and reclassify unissued shares and issue shares without shareholder approval.

        Our board of trustees, without shareholder approval, has the power under our declaration of trust to amend our declaration of trust to increase or decrease the aggregate number of shares or the number of shares of any class or series that we are authorized to issue, and to authorize us to issue authorized but unissued common shares or preferred shares. In addition, under our declaration of trust, our board of trustees has the power to classify or reclassify any unissued common or preferred shares into one or more classes or series of shares and set or change the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption for such newly classified or reclassified shares. See "Description of Shares of Beneficial Interest—Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares." As a result, we may issue series or classes of common shares or preferred shares with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common shares. Although our board of trustees has no such intention at the present time, it could establish a class or series of preferred shares that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common shares or that our shareholders otherwise believe to be in their best interests.

We may change our business, investment and financing strategies without shareholder approval.

        We may change our business, investment and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to real estate market fluctuations. In addition, we may in the future increase the use of leverage at times and in amounts that we, in our discretion, deem prudent, and such decision would not be subject to shareholder approval. Furthermore, our board of trustees may determine that healthcare properties do not offer the potential for attractive risk-adjusted returns for an investment strategy. Changes to our strategies with regards to the foregoing could adversely affect our financial condition, results of operations and our ability to make distributions to our shareholders.

Our rights and the rights of our shareholders to take action against our trustees and officers are limited, which could limit your recourse in the event that we take certain actions which are not in your best interests.

        Our declaration of trust eliminates the liability of our trustees and officers to us and our shareholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty by the trustee or officer that was established by a final judgment and is material to the cause of action adjudicated.

        Our declaration of trust authorizes us to indemnify our present and former trustees and officers for actions taken by them in those and other capacities to the maximum extent permitted by Maryland law. Our bylaws obligate us to indemnify each present and former trustee or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our trustee and officers. We have also entered into indemnification agreements with our officers and trustees granting them express indemnification rights. As a result, we and our shareholders may have more limited rights against our trustees and officers than might otherwise exist absent the current provisions in our declaration of trust, bylaws and indemnification agreements or that might exist with other companies.

        Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management and may prevent a change in control of our company that is in the best interests of our shareholders. Our declaration of trust provides that a trustee may only be removed for cause upon the affirmative vote of holders of two-thirds of all the votes entitled to be cast generally in the election of trustees. Vacancies may be filled only by a majority of the remaining trustees in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in control of our company that is in the best interests of our shareholders.

Certain provisions in the partnership agreement of our operating partnership may delay or prevent unsolicited acquisitions of us.

        Provisions in the partnership agreement of our operating partnership may delay, or make more difficult, unsolicited acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders might consider such proposals, if made, desirable. These provisions include, among others:

  •
  redemption rights;

  •
  a requirement that we may not be removed as the general partner of our operating partnership without our consent;

  •
  transfer restrictions on OP units;

  •
  our ability, as general partner, in some cases, to amend the partnership agreement and to cause the operating partnership to issue units with terms that could delay, defer or prevent a merger or other change of control of us or our operating partnership without the consent of the limited partners; and

  •
  the right of the limited partners to consent to direct or indirect transfers of the general partnership interest, including as a result of a merger or a sale of all or substantially all of our assets, in the event that such transfer requires approval by our common shareholders.

        Our declaration of trust and bylaws, Maryland law and the partnership agreement of our operating partnership also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common shares or that our shareholders otherwise believe to be in their best interest. See "Description of the Partnership Agreement of Physicians Realty L.P.—Restrictions on Transfers by the General Partner," "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Removal of Trustees," "—Business Combinations," "—Control Share Acquisitions," "—Subtitle 8," "—Advance Notice of Trustee Nominations and New Business," "—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" and "Description of the Partnership Agreement of Physicians Realty L.P."

Compensation awards to our management may not correlate to or correspond with our financial results or share price.

        The compensation, nominating and governance committee of our board of trustees is responsible for overseeing our compensation and employee benefit plans and practices, including our incentive compensation and equity-based compensation plans. Our compensation, nominating and governance committee has significant discretion in structuring compensation packages and may make compensation decisions based upon any number of factors. As a result, compensation awards may not correlate to or correspond with our financial results or the share price of our common shares. We may give bonuses, grant equity awards and otherwise highly compensate our management even if we are performing poorly.

Our operating partnership may issue additional OP units to third parties without the consent of our shareholders, which would reduce our ownership percentage in our operating partnership and could have a dilutive effect on the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our shareholders.

        As of September 30, 2013, we owned 76.4% of the outstanding partnership interests in our operating partnership. Our operating partnership may, in connection with our acquisition of properties or otherwise, issue additional OP units to third parties. Such issuances would reduce our ownership percentage in our operating partnership and could affect the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our shareholders. Because you will not directly own OP units, you will not have any voting rights with respect to any such issuances or other partnership level activities of our operating partnership.

Risks Related to Our Qualification and Operation as a REIT

Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

        We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31, 2013. However, we cannot assure you that we will qualify and remain qualified as a REIT. We received an opinion from Baker & McKenzie LLP at our IPO and we will receive an opinion from Baker & McKenzie LLP at the completion of this offering that, commencing with our taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Baker & McKenzie LLP's opinions are based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued. In addition, Baker & McKenzie LLP's opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

        If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

  •
  we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

  •
  we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

  •
  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

        In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our shares of beneficial interest. See "Material U.S. Federal Income Tax Considerations" for a discussion of material U.S. federal income tax consequences relating to us and our common shares.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

        Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, any taxable REIT subsidiary, or "TRS," that we may form would be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to shareholders.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

        We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our shareholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under the Code.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares of beneficial interest. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

        In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities, securities of TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by the securities of one or more

TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

The prohibited transactions tax may limit our ability to dispose of our properties.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through any TRS that we may form, which would be subject to federal and state income taxation.

We may pay taxable dividends in our common shares and cash, in which case shareholders may sell our common shares to pay tax on such dividends, placing downward pressure on the market price of our common shares.

        We may distribute taxable dividends that are payable in cash and common shares at the election of each shareholder. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS issued a revenue procedure creating a temporary safe harbor that authorized publicly traded REITs to make elective cash/share dividends, but that temporary safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and common shares.

        If we made a taxable dividend payable in cash and common shares, taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, shareholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the common shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common shares at the time of the sale. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common shares. If we made a taxable dividend payable in cash and our common shares and a significant number of our shareholders determine to sell our common shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common shares. We do not currently intend to pay taxable dividends using both our common shares and cash, although we may choose to do so in the future.

The ability of our board of trustees to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on our total return to our shareholders.

Any ownership of a TRS we may form in the future will be subject to limitations and our transactions with a TRS will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm's-length terms.

        Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis. Furthermore, we will monitor the value of our respective investments in any TRS that we may form for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRS on terms that we believe are arm's length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

The formation of a TRS lessee would increase our overall tax liability.

        We may, in the future, form one or more TRS lessees to lease "qualified health care properties" from us. Any TRS lessee we may form would be subject to federal and state income tax on its taxable income, which would consist of the revenues from the qualified health care properties leased by the TRS lessee, net of the operating expenses for such properties and rent payments to us. Accordingly, although our ownership of a TRS lessee would allow us to participate in the operating income from our properties leased to the TRS lessee on an after tax basis in addition to receiving rent, that operating income would be fully subject to federal and state income tax. The after-tax net income of a TRS lessee would be available for distribution to us.

If leases of our properties are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT and would be subject to higher taxes and have less cash available for distribution to our shareholders.

        To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as "rents from real property." Rents paid to our operating partnership by third-party lessees and any TRS lessee that we may form in the future pursuant to the leases of our properties will constitute substantially all of our gross income. In order for such rent to qualify as "rents from real property" for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT.

If a TRS lessee failed to qualify as a TRS or the facility operators engaged by a TRS lessee did not qualify as "eligible independent contractors," we would fail to qualify as a REIT and would be subject to higher taxes and have less cash available for distribution to our shareholders.

        Rent paid by a lessee that is a "related party tenant" of ours would not be qualifying income for purposes of the two gross income tests applicable to REITs. We may, in the future, lease certain of our properties that qualify as "qualified health care properties" to a TRS lessee. So long as that TRS lessee qualifies as a TRS, it will not be treated as a "related party tenant" with respect to our properties that are managed by an independent facility operator that qualifies as an "eligible independent contractor." We would seek to structure any future arrangements with a TRS lessee such that the TRS lessee would qualify to be treated as a TRS for federal income tax purposes, but there can be no assurance that the IRS would not challenge the status of a TRS for federal income tax purposes or that a court would not sustain such a challenge. If the IRS were successful in disqualifying a TRS lessee from treatment as a TRS, it is possible that we would fail to meet the asset tests applicable to REITs and a significant portion of our income would fail to qualify for the gross income tests. If we failed to meet either the asset or gross income tests, we would likely lose our REIT qualification for federal income tax purposes.

        Additionally, if the facility operators engaged by a TRS lessee do not qualify as "eligible independent contractors," we would fail to qualify as a REIT. Each of the facility operators that would enter into a management contract with any TRS lessee must qualify as an "eligible independent contractor" under the REIT rules in order for the rent paid to us by such a TRS lessee to be qualifying income for purposes of the REIT gross income tests. Among other requirements, in order to qualify as an eligible independent contractor a facility operator must not own, directly or indirectly, more than 35% of our outstanding shares and no person or group of persons can own 35% or more of our outstanding shares and more than 35% of the the ownership interests of the facility operator, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex. Although we would monitor ownership of our shares by any facility operators and their owners, there can be no assurance that these ownership levels will not be exceeded.

You may be restricted from acquiring or transferring certain amounts of our common shares.

        The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit and other restrictions on ownership and transfer of our shares contained in our declaration of trust may inhibit market activity in our shares of beneficial interest and restrict our business combination opportunities.

        In order to qualify as a REIT for each taxable year after 2013, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding shares of beneficial interest at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our shares of beneficial interest under this requirement. Additionally, at least 100 persons must beneficially own our shares of beneficial interest during at least 335 days of a taxable year for each taxable year after 2013. To help insure that we meet these tests, our declaration of trust restricts the acquisition and ownership of shares of our beneficial interest.

        Our declaration of trust, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, our declaration of trust prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest. Our board of trustees may not grant an exemption from this restriction to any proposed transferee whose ownership in excess of 9.8% of the number or value of our outstanding shares would result in our failing to qualify as a REIT. This as well as other restrictions on transferability and ownership will not apply, however, if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

        The maximum tax rate applicable to "qualified dividend income" payable to U.S. shareholders that are taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

        At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

If our operating partnership fails to qualify as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

        We believe that our operating partnership will be treated as a partnership for federal income tax purposes. As a partnership, our operating partnership will not be subject to federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our operating partnership's income. We cannot assure you, however, that the IRS will not challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Risks Related to This Offering

The market price and trading volume of our common shares may be volatile following this offering and may be affected by a number of factors.

        The per share trading price of our common shares may be volatile. In addition the trading volume in our common shares may fluctuate and cause significant price variations to occur, and investors in our common shares may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. If the per share trading price of our common shares declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the per share trading price of our common shares will not fluctuate or decline significantly in the future.

        Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

  •
  actual or anticipated variations in our quarterly operating results or dividends;

  •
  changes in our funds from operations or earnings estimates;

  •
  publication of research reports about us or the real estate industry;

  •
  increases in market interest rates that lead purchasers of our shares to demand a higher yield;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any additional debt we incur in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional shareholders;

  •
  speculation in the press or investment community;

  •
  the realization of any of the other risk factors presented in this prospectus;

  •
  the extent of investor interest in our securities;

  •
  the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate based companies;

  •
  our underlying asset value;

  •
  investor confidence in the stock and bond markets generally;

  •
  changes in tax laws;

  •
  future equity issuances;

  •
  failure to meet earnings estimates;

  •
  failure to meet and maintain REIT qualification;

  •
  changes in our credit ratings; and

  •
  general market and economic conditions

        In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management's attention and resources, which could have a material adverse effect on us, including our financial condition, results of operations, cash flow, and per share trading price of our common shares.

We may be unable to make distributions which could result in a decrease in the market price of our common shares.

        While we expect to make regular quarterly distributions to the holders of our common shares, if sufficient cash is not available for distribution from our operations, we may have to fund distributions from working capital, borrow to provide funds for such distributions, or reduce the amount of such distributions. To the extent we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. If cash available for distribution generated by our assets is less than expected, or if such cash available for distribution decreases in future periods from expected levels, our inability to make distributions could result in a decrease in the market price of our common shares.

        All distributions will be made at the discretion of our board of trustees and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of trustees may deem relevant from time to time. We may not be able to make distributions in the future, and our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the market price of our common shares.

We may use a portion of the net proceeds from this offering to make distributions to our shareholders, which would, among other things, reduce our cash available to develop or acquire properties and may reduce the returns on your investment in our common shares.

        Prior to the time we have fully invested the net proceeds of this offering, we may fund distributions to our shareholders out of the net proceeds of this offering, which would reduce the amount of cash we have available to acquire properties and may reduce the returns on your investment in our common shares. The use of these net proceeds for distributions to shareholders could adversely affect our financial results. In addition, funding distributions from the net proceeds of this offering may constitute a return of capital to our shareholders, which would have the effect of reducing each shareholder's tax basis in our common shares.

You will experience immediate and material dilution in connection with the purchase of our common shares in this offering.

        As of September 30, 2013, the aggregate historical combined net tangible book value of our Predecessor was approximately $             million, or $            per common share, assuming the redemption of all OP units in exchange for our common shares on a one-for-one basis. As a result, the pro forma net tangible book value per common share after the completion of this offering will be less than the public offering price. Assuming a public offering price of $            per share, the last reported sale price of our common shares on the NYSE, purchasers of our common shares offered hereby will experience immediate and substantial dilution of $            per share in the pro forma net tangible book value per share of our common shares. See "Dilution".

The combined financial statements of our Predecessor, our unaudited pro forma consolidated financial statements may not be representative of our financial statements as an independent public company.

        The combined financial statements of our Predecessor and our unaudited pro forma consolidated financial statements that are included in this prospectus do not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the periods presented. Furthermore, this financial information is not necessarily indicative of what our results of operations, financial position or cash flows will be in the future. It is not possible for us to accurately estimate all adjustments needed to reflect all the significant changes that may occur in our future cost structure, funding and operations. See "Summary Selected Financial and Other Data" and the financial statements herein, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this prospectus.

Increases in market interest rates may have an adverse effect on the trading prices of our common shares as prospective purchasers of our common shares may expect a higher dividend yield and as an increased cost of borrowing may decrease our funds available for distribution.

        One of the factors that influences the trading prices of our common shares is the dividend yield on the common shares (as a percentage of the price of our common shares) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common shares to expect a higher dividend yield (with a resulting decline in the trading prices of our common shares) and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common shares to decrease.

The number of our common shares available for future issuance or sale could materially adversely affect the per share trading price of our common shares.

        We are offering                        common shares as described in this prospectus. Upon completion of this offering, we will have outstanding approximately                        common shares and 3,698,877 common shares reserved for issuance upon redemption of our outstanding OP units. Of these shares, all will be freely tradable, except for any shares owned or any shares purchased in this offering by our affiliates, as that term is defined by Rule 144 under the Securities Act. We have agreed to register the shares issuable upon redemption of the OP units so that such shares will be freely tradable under the securities laws.

        We cannot predict whether future issuances or sales of our common shares or the availability of shares for resale in the open market will decrease the per share trading price of our common shares. The per share trading price of our common shares may decline significantly when the OP units become redeemable.

Our issuance of equity securities, including OP units, or the perception that such issuances might occur could materially adversely affect us, including the per share trading price of our common shares.

        The exercise of the underwriters' overallotment option, the redemption of OP units for common shares, the vesting of any restricted shares granted to certain trustees, executive officers and other employees under our 2013 Equity Incentive Plan, the issuance of our common shares or OP units in connection with future property, portfolio or business acquisitions and other issuances of our common shares could have an adverse effect on the per share trading price of our common shares may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of our common shares may be dilutive to existing shareholders.

Future offerings of debt, which would be senior to our common shares upon liquidation, or preferred equity securities which may be senior to our common shares for purposes of dividend distributions or upon liquidation, may materially adversely affect us, including the per share trading price of our common shares.

        In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt securities), including medium-term notes, senior or subordinated notes and classes or series of preferred shares. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common shares. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. Holders of our common shares are not entitled to preemptive rights or other protections against dilution. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends or other distributions to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk that our future offerings could reduce the per share trading price of our common shares and dilute their interest in us.

If securities analysts do not publish research or reports about our industry or if they downgrade our common shares or the healthcare-related real estate sector, the market price of our common shares could decline.

        The trading market for our common shares depends in part upon the research and reports that industry or financial analysts publish about us or our industry. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our shares or our industry, or the stock of any of our competitors, the price of our common shares could decline. If one or more of these analysts ceases coverage of our company, we could lose attention in the market which in turn could cause the market price of our common shares to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  general economic conditions;

  •
  adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

  •
  our failure to generate sufficient cash flows to service our outstanding indebtedness;

  •
  fluctuations in interest rates and increased operating costs;

  •
  the availability, terms and deployment of debt and equity capital;

  •
  our ability to make distributions on our shares of beneficial interest;

  •
  general volatility of the market price of our common shares;

  •
  our limited operating history;

  •
  changes in our business or strategy;

  •
  our dependence upon key personnel whose continued service is not guaranteed;

  •
  our ability to identify, hire and retain highly qualified personnel in the future;

  •
  the degree and nature of our competition;

  •
  changes in governmental regulations, tax rates and similar matters;

  •
  defaults on or non-renewal of leases by tenants;

  •
  decreased rental rates or increased vacancy rates;

  •
  difficulties in identifying healthcare properties to acquire and completing acquisitions;

  •
  competition for investment opportunities;

  •
  our failure to successfully develop, integrate and operate acquired properties and operations;

  •
  the impact of our investment in joint ventures;

  •
  the financial condition and liquidity of, or disputes with, joint venture and development partners;

  •
  our ability to operate as a public company;

  •
  changes in GAAP;

  •
  lack of or insufficient amounts of insurance;

  •
  other factors affecting the real estate industry generally;

  •
  our failure to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

  •
  changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below entitled "Risk Factors."

 USE OF PROCEEDS

        After deducting the underwriting discount and commissions and estimated expenses of this offering payable by us, we expect to receive net proceeds from this offering of approximately $             million, or approximately $             million if the underwriters' overallotment option is exercised in full, in each case assuming an initial public offering price of $            per share.

        We intend to contribute the net proceeds of this offering to our operating partnership in exchange for OP units in our operating partnership, and our operating partnership intends use the net proceeds received from us as described below:

  •
  approximately $         million to repay borrowings under our senior secured revolving credit facility; and

  •
  the balance for general corporate and working capital purposes, including possible future acquisitions and development activities.

        Pending application of net proceeds of this offering, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.

 DISTRIBUTION POLICY

        We intend to make regular quarterly distributions to our common shareholders. We intend to distribute at least 90% of our taxable income each year (subject to certain adjustments as described below) to our shareholders in order to qualify as a REIT under the Code and generally expect to distribute 100% of our REIT taxable income so as to avoid the excise tax on undistributed REIT taxable income.

        Distributions to our common shareholders will be authorized and determined by our board of trustees in its sole discretion out of funds legally available therefor. We expect that our board of trustees, in authorizing and determining the amounts of distributions, will consider a variety of factors, including:

  •
  actual results of operations and our cash available for distribution;

  •
  the timing of the investment of the net proceeds of this offering;

  •
  debt service requirements and any restrictive covenants in our loan agreements;

  •
  capital expenditure requirements for our properties;

  •
  our taxable income;

  •
  the annual distribution requirement under the REIT provisions of the Code;

  •
  our operating expenses; and

  •
  other factors that our board of trustees may deem relevant.

        On September 30, 2013, we declared an initial, prorated quarterly dividend of $0.18 per share for the partial quarterly period from July 19, 2013 (the date of our IPO) through September 30, 2013, which is equivalent to a full quarterly dividend of $0.225 per share. The dividend was paid on November 1, 2013 to shareholders of record on October 18, 2013.

        We anticipate that, at least initially, our distributions will exceed our then current and accumulated earnings and profits as determined for U.S. federal income tax primarily due to depreciation and amortization that we expect to incur. Therefore, a portion of these distributions may represent a return of capital for federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits and not treated by us as a distribution will not be taxable to a taxable U.S. shareholder under current U.S. federal income tax law to the extent those distributions do not exceed the shareholder's adjusted tax basis in his or her common shares, but rather will reduce the adjusted basis of the common shares. Therefore, the gain (or loss) recognized on the sale of the common shares or upon our liquidation will be increased (or decreased) accordingly. To the extent those distributions exceed a taxable U.S. shareholder's adjusted tax basis in his or her common shares, they generally will be treated as a capital gain realized from the taxable disposition of those shares. The percentage of our shareholder distributions that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our common shares, see "Material U.S. Federal Income Tax Considerations."

        Our actual results of operations will be affected by a number of factors, including the revenue we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors."

        Although we have no current intention to do so, we may in the future also choose to pay distributions in the form of our own shares. See "Material U.S. Federal Income Tax Considerations—Distribution Requirements" and "Risk Factors—Risks Related to Our Qualification and Operation as a REIT—We may pay taxable dividends in our common shares and cash, in which case shareholders may sell our common shares to pay tax on such dividends, placing downward pressure on the market price of our common shares."

 MARKET PRICE OF OUR COMMON SHARES

        Our common shares are traded on the NYSE under the symbol "DOC." As of November 12, 2013, we had 12,003,597 common shares outstanding and                        registered shareholders of record for our common shares. On November 12, 2013, the closing price of our common shares, as reported on the NYSE, was $            . The following table sets forth, for the periods indicated, the high and low sale prices of our common shares since completion of our IPO, as reported on the NYSE, and the dividends paid by us with respect to those periods.

2013	High	Low	Dividends
Third quarter (commencing July 19, 2013 to September 30, 2013)	$12.74	$11.00	$0.18	(1)
Fourth quarter (through November 12, 2013)	$12.96	$12.10	—

(1)
On September 30, 2013, we declared an initial, prorated quarterly dividend of $0.18 per share for the partial quarterly period from July 19, 2013 (the date of our IPO) through September 30, 2013, which is equivalent to a full quarterly dividend of $0.225 per share. The dividend was paid on November 1, 2013 to shareholders of record on October 18, 2013.

 CAPITALIZATION

        The following table sets forth (i) our historical capitalization, and (ii) our historical capitalization on an as adjusted basis to give effect to this offering and the use of net proceeds as set forth in "Use of Proceeds." You should read this table in conjunction with "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2013
	Historical	As Adjusted
	(In thousands, except share amounts)
Debt	$66,525	$
Equity:
Common shares, $0.01 par value per share, 500,000,000 shares authorized, 12,003,757 shares issued and outstanding; shares issued and outstanding on an as adjusted basis(1)	120
Additional paid in capital	122,980
Accumulated deficit	(3,321)
Non-controlling interests	28,425

Total equity	148,204

Total capitalization	$214,729	$

(1)
As adjusted common shares outstanding include                        common shares to be issued in this offering but exclude (i) up to                             common shares issuable upon exercise of the underwriters' overallotment option, (ii) 350,000 additional common shares available for future issuance under our 2013 Equity Incentive Plan, and (iii) 3,698,877 common shares that may be issued, at our option, upon redemption of outstanding OP units as of September 30, 2013. The OP units may, subject to holding period requirements and other limits in the operating partnership agreement, be redeemed at the option of the holder for cash or, at our option, for common shares on a one-for-one basis.

DILUTION

        Purchasers of our common shares in this offering will experience an immediate and substantial dilution of the net tangible book value of our common shares from the public offering price. At September 30, 2013, we had a combined net tangible book value of approximately $             million, or $            per common share, assuming the redemption of all outstanding OP units (other than OP units held by us) for our common shares on a one-for-one basis. Assuming a public offering price of $             per share in this offering, which was the last reported sale price of our common shares on the NYSE on            , 2013 and after giving effect to the expected use of the net proceeds as described under "Use of Proceeds," and the deduction of underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value at September 30, 2013 attributable to common shareholders would have been approximately $             million, or $            per common share. This amount represents an immediate increase in net tangible book value of $            per share to the prior investors and an immediate dilution in pro forma net tangible book value of $            per share from the assumed public offering price of $            per share of our common shares to new public investors. See "Risk Factors—Risks Related to this Offering—You will experience immediate and material dilution in connection with the purchase of our common shares in this offering." The following table illustrates this per share dilution:

Assumed public offering price per share(1)
Net tangible book value per share before this offering(2)	$
Increase in pro forma net tangible book value per share after this offering(3)	$

Pro forma net tangible book value per share after this offering(4)

Dilution in pro forma net tangible book value per share to new investors(5)

(1)
Assumes a public offering price per share of $            , which was the last reported sale price of our common shares on the NYSE on            , 2013.

(2)
Net tangible book value per share of our common shares before this offering is determined by dividing the net tangible book value based on September 30, 2013 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs, acquired above-market leases and acquired in-place lease value, net of liabilities assumed, excluding acquired below-market leases) by the number of common shares outstanding immediately before this offering, assuming the exchange for common shares on a one-for-one basis of all outstanding OP units.

(3)
The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the net tangible book value per share before this offering (see note (2) above) from (b) the pro forma net tangible book value per share after this offering (see note (4) below).

(4)
Based on pro forma net tangible book value of approximately $             million divided by            common shares and OP units to be outstanding after this offering (excluding OP units held by us), not including (a) up to            common shares issuable upon the exercise of the underwriters' overallotment option and (b) 350,000 common shares available for issuance under our 2013 Equity Incentive Plan.

(5)
Dilution is determined by subtracting pro forma net tangible book value per common share after this offering from the assumed public offering price paid by a new investor for a common share in this offering.

        The table below summarizes, as of September 30, 2013, on a pro forma basis after giving effect to this offering, the differences between:

  •
  the number of OP units received by the Ziegler Funds in the formation transactions, the number of common shares issued to trustees and officers the number of shares purchased in the IPO and the number of common shares purchased by new investors in this offering; and

  •
  the total consideration paid and the average price per OP unit paid by the Ziegler Funds (based on the net tangible book value of the assets and properties acquired by our operating partnership in the formation transactions) and the total consideration paid and the average price per share paid by our trustees and officers, investors in the IPO and investors purchasing shares in this offering.

			Net Tangible Book Value of Contribution/Cash
	Common Units/Shares Issued
						Average Price per Share/OP Unit
	Number	Percentage(1)	Amount	Percentage
Ziegler Funds	2,744,000	(1)%			%
Trustees and officers	250,000	(2)%	—	—		—
IPO investors	11,753,594	(3)
New investors		%			%

Total		100.0%		100.0%

(1)
Represents OP units issued in the formation transactions.

(2)
Represents awards of restricted common shares granted to our trustees and officers under our 2013 Equity Incentive Plan upon completion of our IPO.

(3)
Represents shares issued in the IPO, including shares issued upon exercise of the underwriters' over-allotment option.

 SELECTED FINANCIAL DATA

        The following table shows selected consolidated pro forma and historical financial data for our company and combined historical financial data for our Predecessor for the periods indicated. Our Predecessor, which is not a legal entity, is comprised of the four Ziegler Funds that owned directly or indirectly interests in entities that owned the initial properties, we acquired on July 24, 2013 in connection with completion of our IPO and related formation transactions.

        You should read the following selected consolidated pro forma and combined historical financial data together with the discussion under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated pro forma financial data and combined historical financial statements and related notes thereto included elsewhere in this prospectus.

        We had no business operations prior to completion of the IPO and the formation transactions on July 24, 2013. As a result, the balance sheet data as of December 31, 2013 reflects the financial condition of the Predecessor and the balance sheet data as of September 30, 2013 reflects our financial condition. The results of operation for years ended December 31, 2012 and 2011 reflect the results of operations of the Predecessor. The results of operations for the nine months ended September 30, 2012 reflect the results of operations of the Predecessor. The results of operations for the nine months ended September 30, 2013 reflect the results of operations of the Predecessor (through July 23, 2013) and reflect our results of operations from July 24, 2013 through September 30, 2013. References in the notes to the condensed consolidated and combined financial statements refer to Physicians Realty Trust for the period July 24, 2013, the date of completion of the IPO and the related formation transactions through September 30, 2013, and to the Predecessor for all prior periods.

        The following summary combined historical balance sheet data as of December 31, 2012 and 2011 and the combined historical statements of operations data and cash flows data for the two-year period ended December 31, 2012 have been derived from the audited combined historical financial statements of our Predecessor. The historical financial statements have been audited by Plante & Moran, PLLC, an independent registered public accounting firm whose report with respect thereto is included elsewhere in this prospectus with the combined balance sheets as of December 31, 2012 and 2011 and the related combined statements of operations and cash flows for the two-year period ended December 31, 2012, and the related notes thereto.

        The pro forma financial data for our company for the year ended December 31, 2012 and the nine months ended September 30, 2013 give effect to the IPO, the formation transactions (including acquisition of our initial properties from the Ziegler Funds), the completion of our acquisition of the 6 properties acquired since completion of our IPO and the acquisition of the 4 pending acquisitions that we deem probable, the use of proceeds from this offering as of the beginning of the periods presented for the statement of operations data and as of September 30, 2013 for the balance sheet data.

        The historical financial data for us and our Predecessor is not indicative of our future financial position or results of operations. Furthermore, our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the dates and for the periods indicated, nor do our interim results and pro forma financial information purport to represent our future financial position or results of operations.

 Physicians Realty Trust (Historical and Pro Forma) and
Predecessor (Historical)

		Nine Months Ended September,
	Pro Forma Nine Months Ended September 30,			Pro Forma Year Ended December 31, 2012	Year Ended December 31,
		2013	2012		2012	2011
	(in thousands)					(in thousands)
Statement of Operations Data:
Revenues:
Rental revenues	$18,750	$7,952	$7,396	$24,797	$9,821	$10,472
Expense recoveries	2,399	2,399	2,151	3,111	3,111	3,314
Other revenues	—	—	7	15	15	61

Total revenues	21,149	10,351	9,554	27,923	12,947	13,847

Expenses:
Management fees	—	475	713	—	951	951
General and administrative	3,543	1,507	292	4,724	362	301
Operating expenses	3,578	3,578	3,460	4,758	4,758	4,953
Depreciation and amortization	6,447	3,123	2,901	8,898	4,150	4,588
Loss on sale of property under development	2	2	228	—	228	—
Impairment losses	—	—	—	937	937	1,437
Acquisition expenses	1,241	756	—	1,241	—	—

Total expenses	14,811	9,441	7,594	20,558	11,386	12,230

Total operating income	6,338	910	1,960	7,365	1,561	1,617

Other expenses/(income)
Interest expense	3,042	3,114	3,667	4,429	4,536	4,618
Change in fair value of derivatives, net	(206)	(206)	(58)	(122)	(122)	325

Net income/loss from continuing operations	3,502	(1,998)	(1,649)	3,059	(2,853)	(3,326)
Discontinued Operations
Income from discontinued operations	—	—	(199)	—	(197)	265
Gain on sale of discontinued investment properties	—	—	1,519	—	1,519	—

Income from discontinued operations	—	—	1,320	—	1,323	265

Net income/(loss)	3,502	(1,998)	$(329)	3,059	(1,531)	(3,061)

Less net (income)/loss attributable to noncontrolling interest	(1,076)	262		(1,727)	(124)	(36)

Consolidated/combined net income/(loss) attributable to the Trust and Predecessor	2,424	(1,736)		$1,332	$(1,655)	$(3,097)

Less net loss attributable to Predecessor	576	576

Net income/loss attributable to common shareholders	$2,998	$(1,160)

Pro forma basic earnings per share	$0.15	$(0.10)			—	—
Pro forma diluted earnings per share	$0.15	$(0.10)			—	—
Balance Sheet Data (as of end of period):
Assets:
Investment properties	$219.912	$187,312			$94,653	$109,849
Cash and cash equivalents	34,633	4,233			2,614	1,932
Tenant receivables, net	710	710			682	1,034
Deferred costs, net	2,012	2,012			1,107	1,349
Lease intangibles, net	26,266	20,716			5,243	7,218
Other assets	5,652	5,652			3,292	3,628

Total assets	$289,185	$220,635			$107,591	$125,010

Liabilities and Equity
Accounts payable to related parties	$—	$—			$1,530	$1,275
Accounts payable	485	485			802	598
Dividends payable	2,655	2,655			—	—
Accrued expenses and other liabilities	2,501	2,329			1,031	1,087
Derivative liabilities	437	437			643	765
Debt	45,738	66,525			84,489	98,674

Total liabilities	51,816	72,431			88,495	102,399

Total equity	208,416	119,779			19,068	22,499
Noncontrolling interest in operating partnership	28,953	28,425			—	—
Noncontrolling interest in Predecessor	—	—			28	112

Total liabilities and equity	$289,185	$220,635			$107,591	$125,010

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Overview

        We are a self-managed healthcare real estate company organized in April 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in healthcare related real estate. Our management team has significant public healthcare REIT experience and has long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment and growth opportunities. Our principal investments include medical office buildings, outpatient treatment facilities, acute and post-acute care hospitals, as well as other real estate integral to health care providers. We seek to generate attractive risk-adjusted returns for our shareholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and our common shares. We intend to elect and qualify to be taxed as a REIT for federal income tax purposes commencing with our short taxable year ending December 31, 2013.

        We completed our IPO and related formation transactions on July 24, 2013, issuing 11,753,597 common shares, including shares issued upon exercise of the underwriters' over-allotment option, and received net proceeds of approximately $123.8 million, after deducting the underwriting discounts and expenses of the IPO payable by us. We contributed the net proceeds of the IPO to our operating partnership in exchange for 11,753,597 common units of partnership interest in our operating partnership ("OP units") and at September 30, 2013, we owned a 76.4% interest in our operating partnership. Our operating partnership used the net proceeds of the IPO to repay approximately $36.9 million of outstanding indebtedness related to properties in our initial portfolio and to purchase the 50% interest in the Arrowhead Common property not owned by the Ziegler Funds for approximately $850,000, after which we became the 100% owner of that property, and to pay certain expenses related to debt and transfer and our senior secured revolving credit facility.

        Prior to completion of our IPO on July 24, 2013, we had no operations or assets, other than $1,000 of cash from our initial capitalization. We acquired 19 properties upon the completion of our IPO and related formation transactions on July 24, 2013. Since the completion of our IPO, we have acquired 5 additional properties containing an aggregate of 305,449 square feet. At September 30, 2013, our portfolio consisted of 24 properties located in 12 states with approximately 829,477 net leasable square feet, which were approximately 90.3% leased with a weighted average remaining lease term of approximately 8.6 years. We receive a cash rental stream from these healthcare providers under our leases. Approximately 98% of the annualized base rent payments from our properties as of September 30, 2013 are from triple net leases, pursuant to which the tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides more predictable cash flow. We seek to structure our triple-net leases to generate attractive returns on a long-term basis. Our leases typically have initial terms of 5 to 15 years and include annual rent escalators of approximately 2%. Our operating results depend significantly upon the ability of our tenants to make required rental payments. We believe that our portfolio of medical office buildings and other healthcare facilities will enable us to generate stable cash flows over time because of the diversity of our tenants, staggered lease expiration schedule, long-term leases, and low historical occurrence of tenants defaulting under their leases. As of September 30, 2013, leases representing 1.2%, 2.5% and 1.3% of leasable square feet in our portfolio will expire in 2013, 2014 and 2015, respectively.

        We did not conduct business operations prior to completion of our IPO on July 24, 2013, therefore, the financial information herein for periods prior to July 24, 2013 reflects the operations of the four healthcare real estate funds managed by B.C. Ziegler & Company ("Ziegler"), which we refer to as the Ziegler Funds, from whom we acquired the equity interests in the 19 properties that constituted our initial properties upon completion of our IPO and formation transactions. We determined the Ziegler Funds to be our accounting predecessor (the "Predecessor"). The financial information herein since July 24, 2013 reflect our operations since completion of the IPO and formation transactions and include the results of operations of the five acquisition properties described above from the date of our acquisition.

        We have entered into a $75 million senior secured revolving credit facility and intend to use borrowings under the facility to finance future acquisitions and developments, fund tenant improvements, leasing commissions to third parties, and capital expenditures, provide for working capital and for other general corporate purposes. At September 30, 2013, we had approximately $46.7 million of mortgage indebtedness outstanding secured by first mortgages on certain of our properties and approximately $19.9 million of outstanding borrowings under our senior secured revolving credit facility.

        Concurrently with the completion of the IPO, we entered into a series of contribution transaction where we acquired the entities that own 19 properties that comprised our initial portfolio from the Ziegler Funds, as well as certain operating assets and liabilities, and issued to the Ziegler Funds an aggregate of 2,744,000 OP units having an aggregate value of approximately $31.6 million based on the price to the public per share in the IPO and the payment of approximately $36.9 million of debt related to such properties. In addition, at the completion of the IPO, we entered into a shared services agreement the ("Shared Services Agreement") with Ziegler pursuant to which Ziegler provides office space, IT support, accounting support and other services to us in exchange for an annual fee.

        Following completion of our IPO and related formation transactions through September 30, 2013, we completed the acquisitions of five healthcare properties as summarized below using proceeds from the IPO, borrowings under our senior secured revolving credit facility and issuance of OP units.

Property	Location	Acquisition Date	Square Footage	Purchase Price
Hospital	El Paso, TX	August 30, 2013	77,000	$32,823,775
Medical Office Building	El Paso, TX	August 30, 2013	41,007	$7,176,225
Long Term Acute Care Specialty Hospital	Plano, TX	September 18, 2013	75,442	$18,200,000
Surgical Center Hospital	New Orleans, LA	September 30, 2013	60,000	$37,500,000
Outpatient Care Building	Oklahoma City, OK	September 30, 2013	52,000	$15,600,000

        As partial payment of the purchase price for the hospital in New Orleans, Louisiana, described above, on September 30, 2013, we issued an aggregate of 954,877 OP Units to the sellers of that property valued at approximately $11.5 million (based on the average three-day closing price of our common shares on the NYSE prior to closing).

        In addition, on October 4, 2013, we completed the acquisition of a 20,319 square foot medical office building in Pensacola, Florida for approximately $6.9 million.

        We are a self-managed REIT and conduct our operations through our Operating Partnership and wholly-owned subsidiaries of our Operating Partnership.

Components of Our Revenues, Expenses and Cash Flow

        The financial information of our Predecessor, the Ziegler Funds, prior to completion of the IPO, reflects a different structure, principally relating to expenses, than our operations following the inception of operations upon completion of our IPO and as a result, the results of operations of the Predecessor and our results since our inception of operations may not be comparable. While the financial presentation of revenues pursuant to the leases at the properties in our initial portfolio and certain expenses, such as depreciation and amortization, are substantially consistent for the Predecessor and for us, the expense structure of our company since completion of the IPO and the formation transactions differs from the historical expense structure of the Predecessor. During the periods of financial information for the Predecessor, the Ziegler Funds had no direct employees and paid a fixed annual management fee to Ziegler, which managed the operations of the Ziegler Funds. By contrast, as a self-managed REIT, we do not pay management fees to third parties (other than to third party property management companies with respect to certain of our properties) but rather we pay cash and other forms of compensation to our officers and employees. Also, effective upon completion of the formation transactions, we entered into a Shared Services Agreement with Ziegler pursuant to which we pay Ziegler a fixed annual fee for office space, IT support, accounting support and similar services. In addition, as a public reporting company, we have incurred and expect to continue to incur certain expenses, such as legal and accounting expenses relating to SEC reporting and other matters that were not incurred historically by the Predecessor, which was not a public reporting company.

Revenues

        Revenues consist primarily of the rental revenues and property operating expense recoveries we collect from tenants pursuant to our leases. Additionally, we recognize certain cash and non-cash revenues. These other cash and non-cash revenues are highlighted below.

        Rental revenues.    Rental revenues represent rent under existing leases that is paid by our tenants and straight-lining of contractual rents reduced by lease inducements and above market leases.

        Expense recoveries.    Certain of our leases require our tenants to make estimated payments to us to cover their proportional share of operating expenses, including but not limited to real estate taxes, property insurance, routine maintenance and repairs, utilities, and property management expenses. We collect these estimated expenses and are reimbursed by our tenants for any actual expenses in excess of our estimates or reimburse tenants if our collected estimates exceed our actual operating expenses. The net reimbursed operating expenses are included in revenues as expense recoveries.

        We have certain tenants with absolute net leases. Under these lease agreements, the tenant is responsible for operating and building expenses. For absolute net leases, we do not recognize expense recoveries.

        Other revenues.    We sweep our excess cash balances into interest-bearing accounts which produce interest revenues.

Expenses

        Expenses consist primarily of depreciation and amortization, operating expenses of our properties, the general and administrative costs associated with operating our business and costs we incur to acquire properties. In addition, we incur interest expenses on our borrowings.

        Management fees.    Ziegler and another subsidiary of the Ziegler Companies, Inc. historically charged a management fee to the Ziegler Funds. These management fees were discontinued upon our acquisition of our initial properties upon completion of our IPO and the formation transactions.

        General and administrative.    General and administrative expenses include certain expenses such as compensation, accounting, legal and other professional fees as well as certain other administrative and travel costs, and expenses related to bank charges, franchises taxes, corporate filing fees, exchange listing fees, officer and trustee insurance costs and other costs associated with being a public company.

In addition, effective upon completion of the IPO, we entered into a Shared Services Agreement with Ziegler with respect to certain overhead expenses. See "Certain Relationships and Related Transactions—Shared Services Agreement". The fees paid under the Shared Services Agreement are included in general and administrative expenses.

        Operating Expenses.    Operating expenses include property operating expenses such as real estate taxes, property insurance, routine maintenance and repairs, utilities and property management expenses, some of which are reimbursed to us by tenants under the terms of triple net leases.

        Depreciation and amortization.    We incur depreciation and amortization expense on all of our long-lived assets. This non-cash expense is designed under generally accepted accounting principles, or GAAP, to reflect the economic useful lives of our assets.

        Loss on sale of property under development.    We record any gain or loss resulting from the sale of assets at the time of sale. We record any gains or losses resulting from the sale of assets at the time we enter into a definitive agreement for the sale of the asset.

        Impairment losses.    We periodically assess the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Factors that are considered, include, but are not limited to, a significant decrease in market value, an adverse change in the manner in which a long-lived asset is used or a deterioration in physical condition, an adverse change in legal factors or business climate, or a decline in current-period operating cash flows. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of our real estate investments is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables.

        Acquisition expenses.    Acquisition costs are costs we incur in pursuing and closing property acquisitions. These costs include legal, accounting, valuation, and other professional or consulting fees. We account for acquisition related costs as expenses in the period in which the costs are incurred and the services are received.

        Change in fair value of derivatives, net.    We have implemented Accounting Standards Codification (ASC) 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative's fair value be recognized currently in earnings. All of the changes in the fair market values of our derivative instruments are recorded in the combined statements of operations.

        Interest expense.    We recognize the interest expense we incur on our borrowings as interest expense. Additionally, we incur non-cash charges such as legal fees, commitment fees and arrangement fees that reflect costs incurred with arranging certain debt financings. We generally recognize these costs over the term of the respective debt instrument for which the costs were incurred.

Cash Flow

        Cash flows from operating activities.    Cash flows from operating activities are derived largely from net income by adjusting our revenues for those amounts not collected in cash during the period in which the revenue is recognized and for cash collected that was billed in prior periods or will be billed in future periods. Net income is further adjusted by adding back expenses charged in the period that is not paid for in cash during the same period. We expect to make our distributions based largely from cash provided by operations.

        Cash flows from investing activities.    Cash flows from investing activities consist of cash that is used during a period for making new investments and capital expenditures offset by cash provided from sales of real estate investments.

        Cash flows from financing activities.    Cash flows from financing activities consist of cash we receive from issuances of debt and equity financings. This cash provides the primary basis for investments in new properties and capital expenditures. While we may invest a portion of our cash from operations into new investments, as a result of the distribution requirements to maintain our REIT status, it is likely that additional debt or equity financings will finance the majority of our investment activity. Cash used in financing activities consists of repayment of debt and distributions paid to shareholders and OP unit holders.

Results of Operations

Overview

        As described above, following the completion of the IPO and the formation transactions, our structure and operations differ from the historical structure and operations of the Ziegler Funds. For this and other reasons set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," we do not believe that the Predecessor's historical results of operations are indicative of our future operating results.

Three months ended September 30, 2013 compared to the three months ended September 30, 2012

        We were organized on April 9, 2013 and commenced operations on July 24, 2013. The 2013 results disclosed in this section include our results from July 24, 2013 through September 30, 2013, combined with the results of our Predecessor from July 1, 2013 through July 23, 2013. Comparative results reflect only the results of the Predecessor.

        The following table summarizes our historical results of operations and the historical operations of our Predecessor for the three months ended September 30, 2013 and 2012 (in thousands):

	2013	2012	Change	%
Revenues
Rental revenues	$2,920	$2,359	$561	23.8
Expense recoveries	798	750	48	6.4
Other revenues	(5)	2	(7)	NM

Total revenues	3,713	3,111	602	19.4
Expenses
Management fees	—	238	(238)	(100.0)
General and administrative	1,285	104	1,181	1,135.6
Operating expenses	1,130	1,110	20	1.8
Depreciation and amortization	1,146	973	173	17.7
Loss on sale of property under development	2	161	(159)	(98.8)
Acquisition expenses	756	—	756	NM

Total expenses	4,319	2,586	1,733	67.0

Operating (loss)/income	(606)	525	(1,131)	(215.4)
Interest expense	826	1,203	(377)	(31.3)
Change in value of derivatives, net	(16)	—	(16)	—

Loss from continuing operations	(1,416)	(678)	(738)	108.9
Discontinued operations:
Loss from operations on discontinued operations	—	(262)	262	(100.0)
Gain on sale of investment properties	—	1,179	(1,179)	(100.0)

Income from discontinued operations	—	917	(917)	(100.0)

Net (loss)/income	$(1,416)	$239	$(1,655)	(692.5)

NM = Not Meaningful

Revenues

        Total revenues increased $0.6 million, or 19.4%, for the three months ended September 30, 2013 as compared to the Predecessor's three months ended September 30, 2012. An analysis of selected revenues follows.

        Rental revenues.    Rental revenues increased $0.6 million, or 23.8%, from $2.4 million for the three months ended September 30, 2012 to $2.9 million for the three months ended September 30, 2013. The increase in rental revenues primarily resulted from two property acquisitions which closed on August 30, 2013 and September 18, 2013 and resulted in an additional $0.4 million in revenue for the three months ended September 2013. The remaining increase was the result of contract rent increases and new leases.

        Expense recoveries.    Expense recoveries were relatively unchanged for the three months ended September 30, 2012 and 2013.

Expenses

        Total expenses increased by $1.7 million, or 67%, for the three months ended September 30, 2013 as compared to the Predecessor's three months ended September 30, 2012. An analysis of selected expenses follows.

        Management Fees.    The Predecessor incurred $0.2 million of management fees in the three months ended September 30, 2012. We do not incur these management fees. No management fees were incurred by the Predecessor in the three months ended September 30, 2013.

        General and administrative.    General and administrative expenses increased $1.2 million or 1,135.6%, from $0.1 million during the three months ended September 30, 2012 to $1.3 million during the three months ended September 30, 2013. The increase was the result of our operating as a public company since completion of our IPO on July 24, 2013. The increases included salaries and benefits of $0.6 million (including non-cash share compensation of $0.2 million), professional fees of $0.3 million, office start-up costs of $0.2 million and other administrative costs of $0.1 million.

        Operating expenses.    Operating expenses were relatively unchanged for the three months ended September 30, 2012 and 2013.

        Depreciation and amortization.    Depreciation and amortization increased $0.2 million, or 17.7%, from $1.0 million during the three months ended September 30, 2012 to $1.2 million during the three months ended September 30, 2013. The increase in depreciation and amortization was primarily from two acquisitions which closed on August 30, 2013 and September 18, 2013 and resulted in an additional $0.2 million in depreciation and amortization for the three months ended September 30, 2013.

        Loss on sale of property under development.    We incurred a loss of $1,846 on the sale of a medical office building condominium unit at the Summerfield Square property during the three months ended September 30, 2013. Total proceeds of the sale were $0.5 million. During the three months ended September 30, 2012, the Predecessor incurred a loss of $0.2 million on the sale of a condominium unit at the Summerfield Square property. Total proceeds on the sale were $0.3 million. We have 2,000 square feet remaining in the Summerfield Square property.

        Acquisition expenses.    Acquisition expenses were $0.8 million for the three months ended September 30, 2013. The Predecessor did not incur any acquisition expenses in the three months ended September 30, 2012. During the 2013 period, we acquired $111.8 million of real estate following completion of our IPO on July 24, 2013.

        Interest expense.    Interest expense for the three months ended September 30, 2013 was $0.8 million compared to $1.2 million for the Predecessor for the three months ended September 30, 2012, representing a decrease of $0.4 million, or 31.3%. The decrease was primarily the result of the repayment of $36.9 million of mortgage notes payable in connection with the formation transactions using proceeds from our IPO.

        The above changes resulted in an increase of net loss from continuing operations of $0.7 million from a net loss from continuing operations of $0.7 million for the Predecessor for the three months ended September 30, 2012, to a net loss from continuing operations of $1.4 million for the three months ended September 30, 2013.

        Income from discontinued operations.    There were no discontinued operations in the three months ended September 30, 2013. In 2012, the Predecessor recorded income from discontinued operations and recognized a gain on the sale of a property of $1.2 million.

        Net (loss)/income.    Net loss for the three months ended September 30, 2013 was $1.4 million compared to net income of the Predecessor of $0.2 million for the three months ended September 30, 2012, due to the reasons described above.

Nine months ended September 30, 2013 compared to nine months ended September 30, 2012

        The Trust was organized on April 9, 2013 and commenced operations on July 24, 2013. The 2013 results disclosed in this section include our results from July 24, 2013 through September 30, 2013,

combined with the results of our Predecessor from January 1, 2013 through July 23, 2013. Comparative results reflect only the results of the Predecessor.

        The following table summarizes our historical results of operations and the historical operations of our Predecessor for the nine months ended September 30, 2013 and 2012 (in thousands):

	2013	2012	Change	%
Revenues
Rental revenues	$7,952	$7,396	$556	7.5
Expense recoveries	2,399	2,151	248	11.5
Other revenues	—	7	(7)	100.0

Total revenues	10,351	9,554	797	8.3
Expenses
Management fees	475	713	(238)	(33.4)
General and administrative	1,507	292	1,215	416.1
Operating expenses	3,578	3,460	118	3.4
Depreciation and amortization	3,123	2,901	222	7.7
Loss on sale of property under development	2	228	(226)	(99.1)
Acquisition expenses	756	—	756	—

Total expenses	9,441	7,594	1,847	24.3

Operating income	910	1,960	(1,050)	(53.6)
Interest expense	3,114	3,667	(553)	(15.1)
Change in value of derivatives, net	(206)	(58)	(148)	255.2

Loss from continuing operations	(1,998)	(1,649)	(349)	21.2
Discontinued operations:
Loss from discontinued operations	—	(199)	199	(100.0)
Gain on sale of discontinued investment properties	—	1,519	(1,519)	(100.0)

Income from discontinued operations	—	1,320	(1,320)	(100.0)

Net loss	$(1,998)	$(329)	$(1,669)	507.3

Revenues

        Total revenues increased $0.8 million, or 8.3%, for the nine months ended September 30, 2013 as compared to the nine months ended September 30, 2012. An analysis of selected revenues follows.

        Rental revenues.    Rental revenues increased $0.6 million, or 7.5%, from $7.4 million to $8.0 million. The increase in rental revenue primarily resulted from two property acquisitions which closed on August 30, 2013 and September 18, 2013, and resulted in an additional $0.4 million of revenue in the nine months ended September 30, 2013.

        Expense recoveries.    Expense recoveries increased $0.2 million, or 11.5%, from $2.2 million for the nine months ended September 30, 2012 to $2.4 million for the nine months ended September 30, 2013 due primarily to an increase in property related expenses which are reimbursed to us by tenants under our triple net leases.

Expenses

        Total expenses increased $1.8 million, or 24.3% for the nine months ended September 30, 2013 as compared to the nine months ended September 30, 2012. An analysis of selected expenses follows.

        Management Fees.    The Predecessor incurred $0.5 million of management fees in the nine months ended September 30, 2013, compared to $0.7 million of management fees incurred by the Predecessor through July 23, 2013 in the nine months ended September 30, 2013. We do not incur these management fees.

        General and administrative.    General and administrative expenses increased $1.2 million, or 416.1%, from $0.3 million for the Predecessor during the nine months ended September 30, 2012 to $1.5 million during the nine months ended September 30, 2013. The increase in expenses is the result of Physicians Realty Trust operating as a public company since July 24, 2013. The increases included salaries and benefits of $0.6 million (including non-cash share compensation of $0.2 million), professional fees of $0.3 million, office start-up costs of $0.2 million and other administrative costs of $0.1 million.

        Operating expenses.    Operating expenses increased $0.1 million, or 3.4%, from $3.5 million for the Predecessor for the nine months ended September 30, 2012 to $3.6 million for the nine months ended September 30, 2013, due primarily to increases in real estate taxes of $0.1 million.

        Depreciation and amortization.    Depreciation and amortization increased $0.2 million, or 7.7%, from $2.9 million during the nine months ended September 30, 2012 to $3.1 million during the nine months ended September 30, 2013. The increase in depreciation and amortization resulted primarily from two property acquisitions which closed on August 30, 2013 and September 18, 2013 and resulted in an additional $0.2 million in depreciation and amortization for the nine months ended September 30, 2013.

        Loss on sale of property under development.    In September 2013, a loss on sale of $1,826 was recognized in connection with the sale of a condominium unit at the Summerfield Square property. In July 2012, a loss on sale of $0.2 million was recognized by the Predecessor in connection with the sale of a condominium unit at the Summerfield Square property.

        Acquisition expenses.    Acquisition expenses were $0.8 million for the nine months ended September 30, 2013. The Predecessor did not incur any acquisition expenses in the nine months ended September 30, 2012. During the 2013 period, we acquired $111.8 million of properties following completion of our IPO on July 24, 2013.

        Interest expense.    Interest expense for the nine months ended September 30, 2013 was $3.1 million compared to $3.7 million for the Predecessor for the nine months ended September 30, 2012, representing a decrease of $0.6 million, or 15.1%. The decrease was primarily due to the repayment of $36.9 million of mortgage notes payable in connection with the formation transactions using proceeds from our IPO.

        Income from discontinued operations.    There were no discontinued operations in the nine months ended September 30, 2013. In the nine months ended September 30, 2013, the Predecessor sold two properties located in Georgia and recognized a gain of $1.5 million.

        Net loss.    Net loss for the nine months ended September 30, 2013 was $2.0 million compared to a net loss of $0.3 million for the Predecessor for the nine months ended September 30, 2013, due to the reasons described above.

Cash Flows

Nine months ended September 30, 2013 compared to nine months ended September 30, 2012 (In thousands):

	2013	2012
Cash (used in)/provided by operating activities	$(197)	$2,424
Cash (used in)/provided by investing activities	(101,179)	13,877
Cash provided by/(used in) financing activities	102,995	(13,630)

Increase in cash and cash equivalents	$1,619	$2,671

        Cash flows from operating activities.    Cash flows used in operating activities was $0.2 million during the nine months ended September 30, 2013 compared to cash flow provided by operating activities of the Predecessor of $2.4 million during the nine months ended September 30, 2012, representing a decrease of $2.6 million. This change was primarily attributable to a $1.7 million decrease in net income, a $1.7 million decrease in related party accounts payable and a $0.5 million increase in other assets, partially offset by a $0.8 million increase in accrued expenses.

        Cash flows from investing activities.    Cash flows used in investing activities was $101.2 million during the nine months ended September 30, 2013 compared to cash flow provided by investing activities of the Predecessor of $13.9 million during the nine months ended September 30, 2012, representing a change of $115.1 million. The increase in cash flows used in investing activities was primarily attributable to the acquisition of five properties for $100.1 million following the IPO and a $14.0 million decrease in proceeds from the Predecessor's sale of property in the 2012 period.

        Cash flows from financing activities.    Cash flows provided by financing activities was $103.0 million during the nine months ended September 30, 2013 compared to cash flows used in financing activities for the Predecessor of $13.6 million during the nine months ended September 30, 2012, representing an increase of $116.6 million. The increase was primarily attributable to $135.2 million in proceeds from our IPO and proceeds of $19.9 million from credit facility borrowings, partially offset by $25.3 million in increased debt repayments and $12.3 million in IPO costs.

Liquidity and Capital Resources

        Our short-term liquidity requirements consist primarily of operating and interest expenses and other expenditures directly associated with our properties, including:

  •
  property expenses,

  •
  interest expense and scheduled principal payments on outstanding indebtedness,

  •
  general and administrative expenses, and

  •
  capital expenditures for tenant improvements and leasing commissions.

        In addition, we will require funds for future distributions expected to be paid to our common shareholders and OP Unit holders in our Operating Partnership.

        We expect to satisfy our short-term liquidity requirements through our existing cash and cash equivalents, cash flow from operating activities and borrowings available under our senior secured revolving credit facility.

        Our long-term liquidity needs consist primarily of funds necessary to pay for acquisitions, recurring and non-recurring capital expenditures and scheduled debt maturities. We expect to satisfy our long-term liquidity needs through cash flow from operations, long-term secured and unsecured borrowings, issuances of equity securities, and, in connection with acquisitions of additional properties, the issuance of OP Units of our Operating Partnership, and proceeds from select property dispositions and joint venture transactions.

        We intend to invest in additional properties as suitable opportunities arise and adequate sources of financing are available. We currently are evaluating additional potential investments consistent with the normal course of our business. There can be no assurance as to whether or when any portion of these investments will be completed. Our ability to complete investments is subject to a number of risks and variables, including our ability to negotiate mutually agreeable terms with sellers and our ability to finance the investment. We may not be successful in identifying and consummating suitable acquisitions or investment opportunities, which may impede our growth and negatively affect our results of operations and may result in the use of a significant amount of management resources. We expect that future investments in properties will depend on and will be financed by, in whole or in part, our existing cash, borrowings, including under our senior secured revolving credit facility or the proceeds from additional issuances of common or preferred shares, issuances of OP Units or other securities.

        On August 29, 2013, we entered into a $75.0 million senior secured revolving credit facility. Subject to the satisfaction of certain conditions, including additional lender commitments, we have the option to increase the borrowing capacity under the revolving credit facility up to $250.0 million. The revolving credit facility has a three-year term with an initial maturity date of August 29, 2016. We have the option to extend the term to August 29, 2017. Borrowings under the senior secured revolving credit facility bear interest at rates generally between LIBOR plus 2.65% and LIBOR plus 3.40%. Any additional indebtedness incurred or issued by us may be secured or unsecured, may have a short, medium, or long term fixed or variable interest rate and may be subject to other terms and conditions. We may also enter into financing arrangements on terms that we might not otherwise accept if we were in need of liquidity and had limited options.

        We currently do not expect to sell any of our properties to meet our liquidity needs, although we may do so in the future.

        We intend to refinance at maturity the mortgage notes payable that have balloon payments at maturity.

        We currently are in compliance with all debt covenants in our outstanding indebtedness.

Critical Accounting Policies

        Our condensed, consolidated and combined financial statements are prepared in conformity with accounting policies generally accepted in the United States of America ("GAAP"), which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Set forth below is a summary of our accounting policies that we believe are critical to the preparation of our condensed, consolidated and combined financial statements.

Principles of Consolidation and Combination

        Concurrently with the completion of the IPO, we entered into a series of contribution transactions with the Zeigler Funds acquiring 19 properties that comprise our initial properties, as well as certain operating assets and liabilities.

        We did not conduct business operations prior to completion of the IPO on July 24, 2013, so the financial information herein for periods prior to July 24, 2013 reflects the operations of the Ziegler Funds, from whom we acquired the equity interests in the 19 properties that constituted our initial portfolio upon completion of the IPO and formation transactions. We determined the Ziegler Funds to be our accounting Predecessor. The financial information herein since July 24, 2013 reflect the operations of Physicians Realty Trust since completion of the IPO and formation transactions and includes the results of operations of the five acquisition properties described above from the date of our acquisition.

        Our Predecessor, which is not a legal entity, is comprised of the four Ziegler Funds that owned directly or indirectly interests in entities that owned our initial 19 properties. Upon completion of the IPO and formation transactions, we acquired the interests in these entities from the Ziegler Funds. The combined historical data for our Predecessor is not indicative of our financial position or results of operations.

        The accompanying condensed, consolidated and combined financial statements include the accounts of all controlled subsidiaries and joint ventures. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the condensed, consolidated and combined statements of operations, and such parties' portion of the net equity in such subsidiaries is reported on the condensed, consolidated and combined balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation and combination.

        We consider ourselves to control an entity under Accounting Standards Codification ("ASC") Topic 810 Consolidation ("ASC 810"), if we are the majority owner of and have voting control over such entity. We also assess control through means other than voting rights ("variable interest entities" or "VIEs") and determine which business entity is the primary beneficiary of the VIE. A VIE is broadly defined as an entity where either the equity investors as a group, if any, do not have a controlling financial interest or the equity investment at risk is insufficient to finance that entity's activities without additional subordinated financial support. We consolidate VIEs when it is determined that we are the primary beneficiary of the VIE at either the date we became involved with the variable interest entity or upon the occurrence of a reconsideration event. We have concluded that one of our partially-owned entities (Summerfield Square) is a VIE.

Real Estate Investment Properties and Identified Intangible Assets

        We are required to make subjective assessments of the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate we would depreciate such investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. Real estate investment properties and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Medical office buildings are depreciated over their estimated useful lives ranging up to 50 years using the straight-line method. Tenant improvements and in-place leases are amortized over the lease life of the in-place leases or the tenant's respective lease term. Cost of maintenance and repairs are charged to expense when incurred.

        We periodically assess the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment ("ASC 360"), to determine if facts and circumstances exist that would suggest that the recorded amount of an asset might be impaired or that the estimated useful live should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investment will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investment and related intangibles to their estimated fair value. The estimated fair value of our real estate investments is determined by use of a number of customary industry standard methods that include discounted cash flow modeling using appropriate discount and capitalization rates and/or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables. Estimates of future cash flows is based on a number of factors including the historical operating results, leases in place, known trends, and other market or economic factors affecting the real estate investment. The evaluation of anticipated cash flows is subjective and is based on assumptions regarding future occupancy, lease rates and capital requirements that could differ materially from actual results. If our anticipated holding periods change or estimated cash flows decline based on market conditions or other unforeseen factors, impairment may be recognized. Long-lived assets to be disposed of are recorded at the lower of carrying value or fair value less costs to sell.

Revenue

        We recognize rental revenues in accordance with ASC 840, Leases ("ASC 840"). ASC 840 requires that rental revenue, less lease inducements and above market leases, be recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue for amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due are included in other assets on the combined balance sheets. If we determine the collectability of straight-line rents is not reasonable assured, we limit future recognition to amounts contractually owed and, where appropriate, establish an allowance for estimated losses.

        Expense recoveries related to tenant reimbursement for real estate taxes, insurance, and other operating expenses are recognized as expense recoveries revenue in the period the applicable expenses are incurred. The reimbursements are recognized at gross, as we are generally the primary obligor with respect to real estate taxes and purchasing goods and services from third-party suppliers, and have discretion in selecting the supplier, and bear the credit risk.

        We have certain tenants with absolute net leases. Under these lease agreements, the tenant is responsible for operating and building expenses. For absolute net leases, the Trust does not recognize expense recoveries.

Lease Accounting

        We, as lessor, make a determination with respect to each of our leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. We believe all of our leases should be accounted for as operating leases. Payments received under operating leases are accounted for in the condensed, consolidated and combined statements of operations as rental revenue for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators, minus lease inducements, and minus above market leases. Assets subject to operating leases are reported as real estate investments in the condensed, consolidated and combined balance sheets.

        Substantially all of our leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Derivative Instruments

        We have implemented ASC 815, Accounting for Derivative Instruments and Hedging Activity ("ASC 815"), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. We recognize our derivatives as a liability on the consolidated and combined balance sheets. When specific hedge accounting criteria is not met, ASC 815 requires that changes in a derivative's fair value be recognized currently in earnings. Changes in the fair market values of our derivative instruments are recorded in the condensed, consolidated and combined statements of operations. We did not designate our derivatives as a hedge.

Purchase of Investment Properties

        Upon the acquisition of real estate properties, we estimate the fair value of acquired tangible assets (consisting of land, building, and improvements) and identified intangible assets and liabilities (consisting of above- and below-market leases, in place leases, and tenant relationships) based on the evaluation of information and estimates available at that date in accordance with the provisions of ASC 805, Business Combinations ("ASC 805"), and we allocate purchase price based on these assessments. We make estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence, which generally represents Level 3 inputs, and includes the assistance of a third party appraiser using the income approach method valuation. The income approach methodology utilizes the remaining noncancelable lease terms as defined in the lease agreements, market rental data, capitalization and discount rates. Based on these estimates, we recognize the acquired assets and liabilities at their estimated fair values. Initial valuations are subject to change until the information is finalized, no later than 12 months from the acquisition date. We expense transaction costs associated with ASC 805 in the period incurred. The fair value of tangible property assets acquired under ASC 805 considers the value of the property as if vacant determined by sales comparables and other relevant data. The fair value reflects the depreciated replacement cost of the permanent assets, with no trade fixtures included. The determination of fair value involves the use of significant judgment and estimation.

        We determine the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within our portfolio, or third party appraisals.

        In recognizing identified intangible assets and liabilities of an acquired property, the value of above-or-below market leases is estimated based on the present value (using an interest rate which reflected the risks associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management's estimate of market lease rates measured over a period equal to the estimated remaining term of the lease. The capitalized above-market or below-market lease intangibles are amortized as a reduction or addition to rental income over the estimated remaining term of the respective leases.

        In determining the value of in-place leases and tenant relationships, management considers current market conditions and costs to execute similar leases in arriving at an estimate of the carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases, including leasing commissions, tenant improvements, legal, and other related costs based on current market demand. The values assigned to in-place leases and tenant relationships are amortized over the estimated remaining term of the lease. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off.

Use of Estimates

        The preparation of the consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are made for the valuation of real estate and related intangibles, valuation of financial instruments, impairment assessments and fair value assessments with respect to purchase price allocations. Actual results could differ from those estimates.

Jumpstart Our Business Startups Act of 2012

        The Jumpstart Our Business Startups Act of 2012, or JOBS Act, permits us, as an "emerging growth company," to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to "opt out" of this provision and, as a result, we will be required to comply with new or revised accounting standards as required when they are adopted. The decision to opt out of the extended transition period under the JOBS Act is irrevocable.

REIT Qualification Requirements

        We are subject to a number of operational and organizational requirements necessary to qualify and maintain our qualification as a REIT. If we fail to qualify as a REIT or fail to remain qualified as a REIT in any taxable year, our income would be subject to federal income tax at regular corporate rates and potentially increased state and local taxes and could incur substantial tax liabilities which could have an adverse impact upon our results of operations, liquidity and distributions to our shareholders.

Real Estate Taxes

        As owner of our properties, we are ultimately liable for the real estate taxes on our properties. Pursuant to our triple net lease agreements, tenants generally are responsible, directly or indirectly, for the payment of all real estate taxes assessed on our properties, which are subject to triple net leases.

Credit Facility

        On August 29, 2013, we entered into a Credit Agreement with Regions Bank, as Administrative Agent, Regions Capital Markets, as Sole Lead Arranger and Sole Book Runner, and various other lenders in connection with a $75 million senior secured revolving credit facility (the "Credit Agreement"). Subject to satisfaction of certain conditions, including additional lender commitments, we have the option to increase the borrowing capacity under the revolving credit facility to up to $250 million. The amount available to us under the Credit Agreement is subject to certain limitations including, but not limited to, the appraised value of the pledged properties that comprise the borrowing base of the credit facility.

        The Credit Agreement has a three-year term with an initial maturity date of August 29, 2016. Subject to the terms of the Credit Agreement, the operating partnership has the option to extend the term of the Credit Agreement to August 29, 2017.

        We and certain subsidiaries guarantee the obligations of the operating partnership under the Credit Agreement. In addition, the Credit Agreement provides for security in the form of, among other things, mortgage liens on certain properties owned by the operating partnership that comprise the borrowing base.

        The Credit Agreement provides for revolving credit loans to the operating partnership. Base Rate Loans, Adjusted LIBOR Rate Loans and Letters of Credit (each, as defined in the Credit Agreement)

will be subject to interest rates, based upon the consolidated leverage ratio of us, the Operating Partnership and its subsidiaries as follows:

Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
≤35%	LIBOR + 2.65%	Base Rate + 1.65%
>35% and ≤45%	LIBOR + 2.85%	Base Rate + 1.85%
>45% and ≤50%	LIBOR + 2.95%	Base Rate + 1.95%
>50%	LIBOR + 3.40%	Base Rate + 2.40%

        The operating partnership may, at any time, voluntarily prepay any loan under the Credit Agreement in whole or in part without premium or penalty.

        The Credit Agreement contains financial covenants that, among other things, require compliance with loan-to-value, leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit our and the operating partnership's ability to incur additional debt or make distributions. The Credit Agreement also contains customary events of default. Any event of default, if not cured or waived, could result in the acceleration of any outstanding indebtedness under the Credit Agreement.

Inflation

        Historically, inflation has not had a significant impact on the operating performance of our properties. Many of our lease agreements contain provisions designed to mitigate the adverse impact of inflation. These provisions include clauses that enable us to receive payment of increased rent pursuant to escalation clauses which generally increase rental rates during the terms of the leases. These escalation clauses often provide for fixed rent increases or indexed escalations (based upon changes in the consumer price index or other measures). However, some of these contractual rent increases may be less than the actual rate of inflation. Most of our lease agreements require the tenant to pay an allocable share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This requirement reduces our exposure to increases in these costs and operating expenses resulting from inflation.

Seasonality

        Our business has not been and we do not expect it to become subject to material seasonal fluctuations.

Quantitative and Qualitative Disclosures about Market Risk

        Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We use certain derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based upon their credit rating and other factors.

        An interest rate swap is a contractual agreement entered into by two counterparties under which each agrees to make periodic payments to the other for an agreed period of time based on a notional amount of principal. Under the most common form of interest rate swap, known from our perspective as a floating-to-fixed interest rate swap, a series of floating, or variable, rate payments on a notional amount of principal is exchanged for a series of fixed interest rate payments on such notional amount.

        No assurance can be given that any future hedging activities by us will have the desired beneficial effect on our results of operations or financial condition.

        The variable rate component of our consolidated indebtedness at September 30, 2013 is LIBOR based. Assuming no increase in the amount of our variable rate debt, if LIBOR were to increase by 100 basis points, interest expense on our variable rate debt at September 30, 2013 would increase by approximately $0.3 million annually, and if LIBOR were to decrease by 100 basis points, interest expense on our variable rate debt at September 30, 2013 would decrease by approximately $0.3 million annually.

        Interest risk amounts are our management's estimates and were determined by considering the effect of hypothetical interest rates on our consolidated financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

Commitments

        The following table sets forth our principal obligations and commitments, including periodic interest payments related to our indebtedness outstanding as of September 30, 2013:

		Payments by Period
	Total	2013	2014	2015	Thereafter
	(in thousands)
Principal payments(1)	$46,674,972	$249,365	$1,021,508	$1,063,231	$44,340,868
Senior secured revolving credit facility	19,850,000	—	—	—	19,850,000
Interest payments—fixed rate debt(1)	8,122,051	570,205	2,259,093	2,214,495	3,078,258
Interest payments—variable rate debt(1)	723,285	47,733	187,984	182,317	305,251
Ground lease payments	1,786,100	4,150	16,825	17,125	1,748,000
Ziegler shared services agreement fee	3,250,000	650,000	650,000	650,000	1,300,000

Total	$80,406,408	$1,521,453	$4,135,410	$4,127,168	$70,622,377

(1)
Payments shown above represent 100% of debt service and does not reflect joint venture interests.

        In addition to the contractual obligations set forth in the table above, we have entered into employment agreements with certain of our executive officers. These employment agreements will provide for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances. We will also enter into contracts for services at certain properties from time to time.

Indebtedness

        As of September 30, 2013, we had total consolidated indebtedness of approximately $66.5 million. The weighted average interest rate on our consolidated indebtedness was 4.62% (based on the 30-day LIBOR rate as of September 30, 2013 of 0.17965%). As of September 30, 2013, we had approximately $26.3 million, or approximately 40%, of our outstanding long-term debt exposed to fluctuations in short-term interest rates.

        The following table sets forth certain information with respect to our consolidated indebtedness outstanding as of September 30, 2013.

(in thousands)	Principal	Fixed/Floating Rate	Rate		Maturity
Senior Secured Revolving Credit Facility	$19,850	Floating	LIBOR + 2.95%		08/29/16
Canton Medical Office Building(1)	6,333	Fixed	5.94%		06/06/17
Firehouse Square	2,843	Fixed	6.58%		09/06/17
Hackley Medical Center	5,539	Fixed	5.93%		01/06/17
MeadowView Professional Center	10,626	Fixed	5.81%		06/06/17
Mid Coast Hospital Medical Office Building(2)	8,121	Fixed	4.82	%(3)	05/16/16
Remington Medical Commons(4)	6,429	Floating	LIBOR + 2.75%		09/28/17
Valley West Hospital Medical Office Building(5)	6,784	Fixed	5.35%		01/01/18

Total	$66,525

(1)
We own a 50.0% interest in the joint venture that owns this property. Debt shown in this schedule is the full amount of the mortgage indebtedness on this property.

(2)
We own a 66.3% interest in the joint venture that owns this property. Debt shown in this schedule is the full amount of the mortgage indebtedness on this property.

(3)
This loan bears interest at a rate of LIBOR + 2.25%. We have entered into an interest rate swap to effectively fix the rate on this loan at 4.82% through the date of maturity.

(4)
We own a 65.0% interest in the joint venture that owns this property. We have entered into an agreement to purchase the remaining interest in the entity that owns this property, which will result in our 100.0% ownership of this property. Debt shown in this schedule is the full amount of the mortgage indebtedness on this property.

(5)
We own a 59.6% interest in the joint venture that owns this property. We have entered into an agreement to purchase the remaining interest in the entity that owns this property, which will result in our 100.0% ownership of this property. Debt shown is the full amount of the mortgage indebtedness on this property.

OUR INDUSTRY AND MARKET OPPORTUNITY

        The nature of healthcare delivery continues to evolve due to the impact of government programs, regulatory changes and consumer preferences. We believe these changes have increased the need for capital among healthcare providers and increased pressure on these providers to integrate more efficient real estate solutions in order enhance the delivery of quality healthcare. In particular, we believe the following factors and trends are creating an attractive environment in which to invest in healthcare properties.

  •
  $2.8 Trillion Healthcare Industry Projected to Grow to $4.8 Trillion (and 19.6% of U.S. G.D.P.) by 2021

        According to the U.S. Department of Health and Human Services, or HHS, healthcare spending accounted for 17.9% of U.S. gross domestic product, or GDP, in 2012. The general aging of the population, driven by the Baby Boomer generation and advances in medical technology and services which increase life expectancy, are key drivers of the growth in healthcare expenditures. The anticipated continuing increase in demand for healthcare services, together with an evolving complex and costly regulatory environment, changes in medical technology and reductions in government reimbursements are expected to pressure capital-constrained healthcare providers to find cost effective solutions for their real estate needs.

        We believe the demand by healthcare providers for healthcare real estate will increase as health spending in the United States continues to increase. As shown in the chart below, national healthcare expenditures continue to rise and are projected to grow from an estimated $2.8 trillion in 2012 to $4.8 trillion by 2021 representing an average annual rate of growth of 5.7%, reaching a projected 19.6% of GDP in 2021.

          Source: Centers for Medicare & Medicaid Services, Office of the Actuary

  •
  Aging Population

        The aging of the U.S. population has a direct effect on the demand for healthcare as older persons generally utilize healthcare services at a rate well in excess of younger people. According to the 2012 Mid-Year Consumer Expenditure Survey, persons aged 65 to 74 years spent the highest amount annually for healthcare with more than $5,314 in annual personal expenditures, including health insurance premiums. Persons 75 years and older followed closely with nearly $4,683 spent on healthcare per year. In contrast, persons less than 25 years of age spent only $953 per year on healthcare. Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40.2 million to nearly 88.5 million and the 85 and older population is expected to more than triple, from 5.7 million in 2010 to 19.0 million, as reflected in the chart below. The number of older Americans is also growing as a percentage of the total U.S. population with the number of persons older than 65 estimated to comprise 13.0% of the total U.S. population in 2010 and projected to grow to 20.2% by 2050. According to the Centers for Disease Control and Prevention, from 1950 to 2008, the average life expectancy at birth increased from 68.2 years to 78.1 years. By 2060, the average life expectancy at birth is projected to increase to 84.8 years, according to the U.S. Census Bureau.

        We believe that healthcare expenditures for the population over 65 years of age will continue to rise as a disproportionate share of healthcare dollars is spent on older Americans. We believe the older population group increasingly will require treatment and management of chronic and acute health ailments and that this increased demand for healthcare services will create a substantial need for additional medical office buildings and other facilities that serve the healthcare industry in many regions of the United States. Additionally, we believe there will likely be a focus on lowering the cost of outpatient care to support the aging U.S. population, which will continue to support medical office and outpatient facility property demand in the long term. We believe these trends will result in a substantial increase in the number of quality properties meeting our investment criteria.

        We believe advances in medical technology will continue to enable healthcare providers to identify and treat once fatal illnesses and improve the survival rate of critically ill and injured patients who will require continuing medical care. Along with these technical innovations, the U.S. population is growing older and living longer.

Projected U.S. Population Aged 65+ (1900-2050)

        Source: U.S. Census Bureau

  •
  Affordable Care Act (30 Million More Insured and Increased Market Certainty)

        The Affordable Care Act constitutes a significant overhaul of many aspects of healthcare regulations and health insurance. We believe this evolution of U.S. health care policy creates the framework for healthcare services over the near term. The Affordable Care Act requires every American to have health insurance by 2014 or be subjected to a tax. Those who cannot afford health insurance will be offered insurance subsidies or Medicaid coverage. The U.S. Census Bureau estimates that approximately 50 million Americans did not have healthcare insurance in 2009. HHS predicts the

Affordable Care Act will result in an additional 30 million Americans having healthcare insurance by 2020 which we believe will substantially increase the demand for healthcare services.

        We believe the increase in the number of Americans with access to health insurance will result in an increase in physician office visits and an overall rise in healthcare utilization which in turn will drive a need for expansion of medical, outpatient, and smaller specialty hospital facilities. Additionally, the increased dissemination of health research through media outlets, marketing of healthcare products, and availability of advanced screening techniques and medical procedures have contributed to a more engaged population of healthcare users. This has created increased demand for customized facilities providing specialized, preventive and integrative healthcare services.

        The Affordable Care Act further contains provisions which are designed to lower reimbursement amounts under Medicare and tie reimbursement levels to the quality of services provided. We believe these and other provisions of the Affordable Care Act will increase the pressure on healthcare providers to become more efficient in their business models, invest capital in their businesses, lower costs and improve the quality of care, which in turn will drive health care systems to monetize their real estate assets and create demand for new, modern and specialized facilities.

  •
  Clinical Care Continues to Shift to Outpatient Care

        Procedures traditionally performed in hospitals, such as certain types of surgery, are increasingly moving to outpatient facilities driven by advances in clinical science, shifting consumer preferences, limited or inefficient space in existing hospitals and lower costs in the outpatient environment. This continuing shift toward delivering healthcare services in an outpatient environment rather than a traditional hospital environment increases the need for additional outpatient facilities and smaller, more specialized and efficient hospitals. Studies by the Medicare Payment Advisory Commission and others have shown that healthcare is delivered more cost effectively and with higher patient satisfaction when it is provided on an outpatient basis. Increasingly, hospital admissions are reserved for the critically ill, and less critical patients are treated on an outpatient basis with recuperation in their own homes. We believe the recently enacted Affordable Care Act and health care market trends toward outpatient care will continue to push health care services out of larger, older, inefficient hospitals and into newer, more efficient and conveniently located outpatient facilities and smaller specialized hospitals. We believe that increased specialization within the medical field is also driving demand for medical facilities designed specifically for particular specialties and that physicians want to locate their practices in medical office space that is in or adjacent to these facilities.

Cumulative Change in Total Admissions and Total Outpatient Visits(1)

  (1)
  Cumulative change is the total percent increase from 1999 through 2010. Data are admissions (all players) to and outpatient visits at about 5,000 community hospitals.

          Source: American Hospital Association, AHA Hospital Statistics.

  •
  Physician Employment by Healthcare Delivery System Trend Improves Credit

        As shown in the chart below, the total number of physicians is growing and the number and percentage of physicians employed by healthcare delivery systems and by large physician groups has increased in recent years, and this increase is expected to accelerate due to, among other factors, declining physician reimbursement and the increasing costs of practice due to changes under the Affordable Care Act, other healthcare regulations, expensive information technology and malpractice insurance.

        According to a survey by Accenture, U.S. physicians are continuing to seek to sell their private practices and seek employment with healthcare delivery systems. At the same time, hospitals are determining how to retain and recruit an appropriate mix of physicians, especially in high-growth practices such as cardiovascular care, orthopedics and oncology. We believe patients will increasingly move to large healthcare delivery systems, as opposed to the current trend of visiting doctors in private, small practice setting.

        According to Accenture, the rate of independent physicians employed by healthcare delivery systems will grow by an annual five percent over three years as shown in the chart below. By 2013, less than one-third of physicians are expected to remain truly independent.

Employed or Affiliated Physicians As a Percent of Total Physicians(1)
Projected Change, 2000 - 2013 (000s)

(1)
Estimated

Sources: Accenture Analysis, MGMA American Medical Association

        Additionally, we believe healthcare delivery systems will continue to consolidate in an effort to secure or expand market share, gain access to capital and achieve various economies of scale. Historically, this consolidation has been in the form of the expansion of investor-owned health systems through acquisitions or the merger of two or more tax-exempt health systems. Recently, new participants, such as private equity firms, have acquired hospital assets and invested capital in existing tax-exempt organizations. We believe the continuing trends in hospital systems' consolidation will accelerate the integration of physician practice groups and other clinicians with larger healthcare delivery systems and that accessing capital will continue to be a major area of focus for healthcare organizations, both in the short and long term. We believe physician employment by healthcare delivery systems and large group practices increases the demand for efficient real estate solutions and can lead to an improvement in the credit quality of our physician tenants and target physician tenants.

  •
  Healthcare Industry Employment Growth

        According to the U.S. Department of Labor's Bureau of Labor Statistics, the healthcare industry was the largest industry in the United States in 2010 providing nearly 14 million jobs. While total U.S. employment dropped by over 2% between 2000 and 2010, health care employment grew by more than 25% during the same period. The Bureau of Labor Statistics estimates that healthcare sector employment is projected to grow from over 14 million jobs in 2010 to nearly 18.3 million jobs in 2020, an increase of 30%, compared to only 13% growth for jobs in all other employment sectors. Of the approximately 4.3 million new healthcare jobs expected between 2010 and 2020, 63% are projected to arise in outpatient settings (offices of health practitioners, home health, and other non-institutional settings) with office employment projected to increase by nearly 1.4 million jobs and hospital employment projected to increase by over 940,000 jobs between 2010 and 2020.

        The rate of employment growth in physicians' offices and outpatient care facilities has outpaced employment growth in hospitals during the past decade, further evidencing the trend of increased utilization of healthcare services outside traditional hospitals. These factors, in combination with changing consumer preferences and limitations on hospital expansion, have resulted in increased demand and need for medical office space, a trend which we expect will continue over the long term. We expect the continued growth in employment in the healthcare industry, and in particular the outpatient setting, will lead to growth in demand for medical office buildings and other facilities that serve the healthcare industry.

Percentage Job Growth in the Health Sector Compared to All Other Employment Sectors in the U.S., 2000 - 2010 and Projected 2010 - 2020

  Sources: U.S. Department of Labor, Bureas of Labor Statistics, National Employment Matric, employment by industry; occupation, and percent distribution, 2010 and projected 2020, Employment and Output by Industry. Table 2.7: Current Employment Survey. 2000 - 2010

  •
  Monetization and Modernization

        According to Stifel Nicolaus, hospitals and health systems own and control approximately 80% of the medical office buildings and outpatient facilities in the United States. We expect the need for capital and the growth in demand for healthcare at lower cost to cause many hospitals to seek to monetize their real estate through sale/leaseback or other arrangements as they seek capital for their physician integration and growth strategies. Hospitals also are seeking to become more efficient in the face of declining reimbursement and changing patient demographics by developing new, smaller, specialty healthcare facilities, as well as modernizing existing general acute care facilities.

        We believe medical providers are increasingly focusing on investing their capital in their medical business and a growing number of medical providers have determined that third-party ownership of real estate with long term leases is an attractive alternative to investing their limited capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate and utilize capital needed to acquire medical equipment and technology to provide more comprehensive services to patients and improve overall patient care. We believe hospitals, physician practice groups and other medical services providers will increasingly monetize their real estate assets to redeploy capital into other mission-critical areas.

  •
  Highly Fragmented Market

        The Journal of Real Estate Portfolios' research report on "Slicing, Dicing, and Scoping the Size of the U.S. Commercial Real Estate Market" estimates that there is more than $1 trillion in U.S. healthcare real estate and less than 10% of all medical office/outpatient care facilities currently are owned by public REITs and even a smaller percentage of hospitals. While a large percentage of these assets are not desirable for institutional investment, we believe the market of desirable, institutional quality assets in our target asset classes is large and there is growing demand by healthcare providers for new, high quality specialized space. We believe the current highly fragmented ownership of these target assets by, including hospital systems, physician groups, local developers and smaller private investors, provides a significant source of investment opportunities for the foreseeable future.

        Stifel Nicolaus estimates the value of the total supply of medical office buildings and out-patient facilities at approximately $414 billion, with approximately $262 billion available for private investment, and is expected to grow at approximately $4.5 billion per year. In estimating facilities available for private investment, Stifel Nicolaus excludes medical office buildings and outpatient facilities located on hospital campuses or other property owned by government and buildings housing small physician practices that are likely not attractive to institutional investors. According to Healthcare Real Estate Insights, in 2012, there were sales of 455 medical office buildings (transactions in excess of $5 million) with total dollar volume of such transactions of $5.52 billion and total square footage of 26.5 million.

  •
  Limited New Supply

        We believe construction of medical office buildings and other healthcare facilities has been relatively constrained by the recent recession and uncertainty in U.S. healthcare policy, while available space was absorbed and physicians, hospitals and healthcare delivery systems planned for the implementation of the Affordable Care Act. According to Marcus and Millichap's mid-year Medical Office Research report, approximately 9 million square feet of new medical office space was delivered in 2012, which is significantly lower than the square feet of medical office space delivered from 2007 to 2009, when medical office inventory grew collectively by nearly 60 million square feet. We believe the low levels of new medical office space delivered and increasing demand in recent years will create a positive environment for both occupancy and rental rates in the near term and longer term. We believe these trends will result in an increase in the number of quality properties meeting our investment criteria.

U.S. Supply and Demand Trends

*Forecast

Sources: Marcus & Millichap Research Services, CoStar Group, Inc.

OUR BUSINESS AND PROPERTIES

Overview

        We are a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. We invest in real estate that is integral to providing high quality healthcare services. Our properties are typically located on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities. We believe the impact of government programs and continuing trends in the healthcare industry create attractive opportunities for us to invest in health care related real estate. Our management team has significant public healthcare REIT experience and has long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment and growth opportunities. Our principal investments will include medical office buildings, outpatient treatment facilities, acute and post-acute care hospitals, as well as other real estate integral to health care providers. We seek to generate attractive risk-adjusted returns for our shareholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and our common shares.

        We completed our initial public offering, or IPO, in July 2013, issuing an aggregate of 11,753,597 common shares and receiving approximately $123.7 million of net proceeds, including shares issued upon exercise of the underwriters' over- allotment option. Simultaneously with the closing of our IPO, we completed a series of related formation transactions pursuant to which we acquired 19 medical office buildings located in ten states with approximately 524,048 net leasable square feet in exchange for 2,744,000 common units in our operating partnership, or OP Units and the assumption of approximately $84.3 million of debt related to such properties. We used a portion of the proceeds from the IPO to repay approximately $36.9 million of such debt. Since the completion of our IPO, we have acquired 6 additional properties for an aggregate of approximately $118.2 million, including the issuance of 954,877 OP Units, and have entered into agreements to acquire two additional properties and the approximately 40% and 35% joint venture interests we do not own with respect to two of our properties, which will result in our 100.0% ownership of these properties. As of September 30, 2013, our portfolio was approximately 90.3% leased with a weighted average remaining lease term of 8.6 years and approximately 65.3% of the net leasable square footage of our portfolio was affiliated with a healthcare delivery system and approximately 52.6% of the net leasable square footage of our properties is located within approximately 1/4 mile of a hospital campus. Approximately 98% of our annualized base rent payments as of September 30, 2013 is from triple net leases, pursuant to which our tenants are responsible for all operating expenses relating to the property, including but not limited to real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. This structure helps insulate us from increases in certain operating expenses and provides more predictable cash flow. Our leases typically include rent escalation provisions designed to provide us with annual growth in our rental revenues. As of September 30, 2013, leases representing 1.2%, 2.5% and 1.3% of leasable square feet in our portfolio will expire in 2013, 2014 and 2015, respectively.

        We are a Maryland real estate investment trust and intend to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ending December 31, 2013.

Our Objectives and Growth Strategy

        Our principal business objective is to provide attractive risk-adjusted returns to our shareholders through a combination of (i) sustainable and increasing rental income and cash flow that generates reliable, increasing dividends, and (ii) potential long-term appreciation in the value of our properties and common shares. Our primary strategies to achieve our business objective are to invest in, own and manage a diversified portfolio of high quality healthcare properties and pay careful attention to our tenants' real estate strategies, which we believe will drive high retention, high occupancy and reliable, increasing rental income and cash flow.

        We intend to grow our portfolio of high-quality healthcare properties leased to physicians, hospitals, healthcare delivery systems and other healthcare providers primarily through acquisitions of existing healthcare facilities. We may also selectively finance the development of new healthcare facilities through joint venture or fee arrangements with premier healthcare real estate developers. Generally, we only expect to make investments in new development properties when approximately 70% or more of the development property has been pre-leased before construction is commenced. We will seek to invest in properties where we can develop strategic alliances with financially sound healthcare providers and healthcare delivery systems that offer need-based healthcare services in sustainable healthcare markets. We will focus our investment activity on the following types of healthcare properties:

  •
  medical office buildings

  •
  outpatient treatment and diagnostic facilities

  •
  physician group practice clinics

  •
  ambulatory surgery centers

  •
  specialty hospitals and treatment centers

  •
  acute care hospitals

  •
  post acute care hospitals and long-term care facilities

        We may opportunistically invest in senior housing properties, including skilled nursing, assisted living and independent senior living facilities. Consistent with our intent to qualify as a REIT, we may also invest in companies that provide healthcare services, in joint venture entities with operating partners, structured to comply with the REIT Investment Diversification Act of 2007 ("RIDEA").

        Our objective is to grow our portfolio with medical office buildings and other healthcare related facilities that provide stable revenue growth and predictable long-term cash flows. In connection with our review and consideration of investment opportunities, we generally take into account a variety of market considerations, including:

  •
  Whether the property is anchored by a financially-sound healthcare delivery system or if tenants have strong affiliations to a healthcare delivery system;

  •
  the performance of the local healthcare delivery system and its future prospects;

  •
  property location, with a particular emphasis on proximity to healthcare delivery systems;

  •
  demand for medical office buildings and healthcare related facilities, current and future supply of competing properties as well as occupancy and rental rates in the market;

  •
  population density and growth potential;

  •
  ability to achieve economies of scale with our existing medical office buildings and healthcare related facilities or anticipated acquisitions or developments; and

  •
  existing and potential competition from other healthcare real estate owners and operators.

Our Management Team

        Our senior executive officers have extensive experience investing in and developing healthcare related real estate through several real estate, credit and healthcare cycles. John Thomas, our President and Chief Executive Officer, most recently served as Executive Vice President-Medical Facilities Group of Health Care REIT (NYSE: "HCN") where he was responsible for managing over $5 billion of medical facilities and oversaw the acquisition and development of medical properties valued in excess of $2.5 billion from 2009 to 2012. Prior to Health Care REIT, Mr. Thomas held senior healthcare executive management positions with the Sisters of Mercy Health System of St. Louis, Inc. and Baylor Health Care System. Mr. Thomas's experience includes managing medical office, outpatient care facilities, hospitals and research life science facilities. John Sweet, our Executive Vice President and Chief Investment Officer, established and managed the Ziegler Funds, whose properties we acquired in our formation transactions. Prior to re-joining Ziegler in 2005 to create the Ziegler Funds, Mr. Sweet was a co-founder of Windrose Medical Properties Trust ("Windrose"), a publicly-held healthcare REIT which completed its initial public offering in August 2002. Mr. Sweet assisted in the creation and initial public offering of Windrose as an independent consultant and subsequent its initial public offering joined the company as the Vice-President—Business Development where he was responsible for identifying and negotiating the acquisition of new medical office buildings. John Lucey, our Senior Vice President—Principal Accounting and Reporting Officer, has more than twenty years of public company financial experience, of which more than ten of those years have been in the senior living healthcare industry. Since 2005, Mr. Lucey has served as the Director of Financial Reporting for Assisted Living Concepts, Inc. (NYSE: "ALC"), a senior housing operator with over 200 locations in 20 states and annual revenues of approximately $230 million. Prior to Assisted Living Concepts, Mr. Lucey served as the Manager of Financial Reporting for Case New Holland from 2003 to 2005 and as a Division Controller at Monster Worldwide from 2001 to 2003. From 1996 to 2001, Mr. Lucey was the Director of Financial Reporting for Alterra Healthcare Corporation (now Brookdale Living Communities, NYSE: "BKD"). Mr. Lucey's experience includes initial public offerings, as well as various equity and debt offerings and mergers and acquisitions. From 2005 until completion of our IPO, Mark Theine, our Senior Vice President of Asset and Investment Management, was the senior asset manager for the properties we acquired from the Ziegler Funds. We believe our management team's long established, trusted relationships with physicians, hospitals and healthcare delivery system decision makers, provides to us and our shareholders a competitive advantage in sourcing attractive investment opportunities and growth opportunities. Our management team and trustees also have relationships and access to state and federal policy makers to stay informed with health care policy directions that may affect our investment decisions and management.

        Our shared services agreement with Ziegler provides us with access to Ziegler's proprietary research and market analysis of the healthcare industry, as well as office space, IT support, accounting support and similar services, helping us to manage our overhead costs prudently. Founded in 1902, Ziegler is a national underwriter of tax exempt bonds for not-for-profit senior living providers, hospitals, and healthcare care delivery systems. In addition to its research team that provides research on over 500 healthcare organizations, Ziegler has over 60 investment banking professionals focused on the healthcare industry. We believe Ziegler's industry knowledge and relationships will help us identify and evaluate investment opportunities.

Competitive Strengths

        We believe our management team's extensive public REIT and healthcare experience distinguishes us from many other real estate companies, both public and private. Specifically, our company's competitive strengths include, among others:

  •
  Strong Relationships with Physicians and Healthcare Delivery Systems.  We believe our management team has developed a reputation among physicians, hospitals and healthcare delivery system decision makers of accessibility, reliability and trustworthiness. We believe this will result in attractive investment opportunities for us and high tenant satisfaction, leading to high occupancy rates, tenant retention and increasing cash flow from our properties.

  •
  Experienced Senior Management Team.  Our senior management team has over 50 years of healthcare delivery system executive and related experience in healthcare real estate, finance, law, policy and clinical business development. Our management team's experience providing full service real estate solutions for the healthcare industry gives us a deep understanding of the dynamics and intricacies associated with insurance reimbursement practices, government regulation, cross-referrals, clinical interdependencies and patient behaviors. These same factors drive the profitability of the healthcare delivery systems with whom we will be strategically aligned.

  •
  Investment Focus.  We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than many other types of commercial real estate due to demographic trends and the need-based rise in healthcare expenditures, even during economic downturns. For this reason, we believe healthcare-related real estate investments could potentially offer a more stable return to investors when compared to other types of real estate investments.

  •
  Nimble Management Execution.  We expect to focus on individual investment opportunities of $25 million or less in off market or lightly marketed transactions, with few transactions exceeding $50 million. We established our company to identify and execute on these types and size of transactions efficiently, which we believe provides us an advantage over other healthcare real estate investors, such as the larger health care REITs, that focus on larger properties or portfolios in more competitively marketed investment opportunities.

  •
  Access to State and Federal Healthcare Policy Makers.  Our management team and Trustees have relationships and access to state and federal policy makers to stay informed with health care policy directions that may affect the investment decisions and management of the company.

  •
  Strong Healthcare Delivery System Affiliation and Diverse Medical Tenant Base in Initial Properties.  As of September 30, 2013, approximately 65.3% of the net leasable square footage of our initial properties is affiliated with a healthcare delivery system and approximately 52.6% of the net leasable square footage of our initial properties is located within approximately 1/4 mile of a hospital campus. We believe that a healthcare delivery system—anchored property with a diversified, clinically interdependent tenant mix is essential to the success of any healthcare facility, and our management team's understanding of the dynamics associated with tenant mix and clinical interdependency will be a key to our success. At September 30, 2013, the leases for our properties have a weighted—average remaining lease term of approximately 8.6 years and only 5% of our annualized rent expires over the following three years.

Properties

        The table below sets forth certain information as of September 30, 2013 regarding the 25 properties in our portfolio and the two properties that we have under contract to purchase:

PROPERTY	PROPERTY MSA LOCATION	YEAR BUILT	% OWNED	NET LEASABLE SQUARE FOOTAGE	% LEASED	ANNUALIZED BASE RENT(1)	ANNUALIZED BASE RENT PER LEASED SQUARE FOOT	HEALTHCARE DELIVERY SYSTEM AFFILIATION	PRINCIPAL TENANTS
Initial Properties(2)
Arrowhead Commons	Phoenix, AZ	2004	100.0%	12,800	100.0%	$317,936	$24.84	N/A	Paseo Family Physicians
Aurora Medical Office Building	Green Bay, WI	2010	100.0%	9,112	100.0%	$191,352	$21.00	Aurora Health Care	Aurora Health Care
Austell Medical Office Building	Atlanta, GA	1971	100.0%	14,598	78.5%	$177,101	$15.45	N/A(2)	N/A(2)
Canton Medical Office Building	Atlanta, GA	1994	50.0%	38,098	100.0%	$817,225	$21.45	Medical Associates of North Georgia	Medical Associates of North Georgia
Decatur Medical Office Building	Atlanta, GA	1974	100.0%	13,300	100.0%	$336,365	$25.29	N/A	Georgia Urology, P.A.

PROPERTY	PROPERTY MSA LOCATION	YEAR BUILT	% OWNED	NET LEASABLE SQUARE FOOTAGE	% LEASED	ANNUALIZED BASE RENT(1)	ANNUALIZED BASE RENT PER LEASED SQUARE FOOT	HEALTHCARE DELIVERY SYSTEM AFFILIATION	PRINCIPAL TENANTS
El Paso Medical Office Building	El Paso, TX	1987	100.0%	21,777	100.0%	$364,545	$16.74	HCA	HCA—Del Sol Medical Center
Farmington Professional Pavilion	Detroit, MI	1972	100.0%	21,338	62.7%	$200,061	$14.95	Botsford Hospital	Botsford Hospital, Farmington Dermatology
Firehouse Square	Milwaukee, WI	2002	100.0%	17,265	100.0%	$392,760	$22.75	Aurora Health Care	Aurora Health Care
Hackley Medical Center	Grand Rapids, MI	1968	100.0%	44,089	85.9%	$673,734	$17.78	Trinity Health	Hackley Hospital, Port City Pediatrics
Ingham Regional Medical Center	Lansing, MI	1994	100.0%	26,783	0%	—	—	N/A	N/A
MeadowView Professional Center	Kingsport, TN	2005	100.0%	64,200	100.0%	$1,299,930	$20.25	Holston Medical Group	Holston Medical Group
Mid Coast Hospital Medical Office Building	Portland, ME	2008	66.3%	44,677	100.0%	$1,175,640	$26.31	Mid Coast Hospital	Mid Caost Hospital
New Albany Professional Building	Columbus, OH	2000	100.0%	17,213	71.2%	$219,621	$17.93	N/A	Rainbow Pediatrics
Northpark Trail	Atlanta, GA	2001	100.0%	14,223	46.9%	$87,222	$13.07	N/A	Georgia Urology, P.A.
Remington Medical Commons	Chicago, IL	2008	65.0% (4)	37,240	78.1%	$648,933	$22.32	Adventist	Fresenius Dialysis, Gateway Spine and Pain
Stonecreek Family Health Center	Columbus, OH	1996	100.0%	20,329	34.9%	$116,001	$5.71	N/A	Pediatric Associates
Summerfield Square	Tampa, FL	2005	100.0%	2,000	0%	Condominium For Sale	—	N/A	N/A
Summit Healthplex	Atlanta, GA	2002	100.0%	67,334	100.0%	$1,947,909	$28.93	Piedmont	Georgia Bone and Joint, Piedmont Hospital
Valley West Hospital Medical Office Building	Chicago, IL	2007	59.6% (4)	37,672	98.8%	$778,602	$20.68	Kish Health System	Valley West Hospital, Midwest Orthopaedics

INITIAL PROPERTIES TOTAL/WEIGHTED AVERAGE				524,048	84.6%	$9,744,937	$21.97

Completed Acquisitions Since the IPO(4)
Crescent City Surgical Centre	New Orleans, LA	2010	100.0%	60,000	100%	$3,000,000	$50.00	Crescent City Surgical Centre	Crescent City Surgical Centre
East El Paso Medical Office Building	El Paso, TX	2004	99.0%	41,007	100%	$574,098	$14.00	Foundation Surgical Affiliates	East El Paso Physicians Medical Center, LLC
East El Paso Surgical Hospital	El Paso, TX	2004	99.0%	77,000	100%	$3,282,377	$42.63	Foundation Surgical Affiliates	EEPPMC Partners, LLC
Foundation Surgical Affiliates Medical Office Building	Oklahoma City, OK	2004	99.0%	52,000	100%	$1,248,000	$24.00	Foundation Surgical Affiliates	Foundation Surgical Affiliates
LifeCare Plano LTACH	Plano, TX	1987	100.0%	75,442	100%	$1,425,000	$18.89	LifeCare Hospitals	LifeCare Hospitals of North Texas
Pensacola Medical Office Building(5)	Pensacola, FL	2012	100.0%	20,319	100%	$633,226	$31.39
COMPLETED ACQUISITION TOTAL/WEIGHTED AVERAGE				325,768	100.0%	$10,162,701	$31.20

PORTFOLIO TOTAL/WEIGHTED AVERAGE				849,816	90.3%	$19,907,638	$25.88

PROPERTY	PROPERTY MSA LOCATION	YEAR BUILT	% OWNED		NET LEASABLE SQUARE FOOTAGE	% LEASED		ANNUALIZED BASE RENT(1)	ANNUALIZED BASE RENT PER LEASED SQUARE FOOT		HEALTHCARE DELIVERY SYSTEM AFFILIATION	PRINCIPAL TENANTS
Pending Acquisitions(6)
Central Ohio Neurosurgical Surgeons Medical Office Building	Columbus, OH	2007	100.0%		38,891	100%	(6)	$833,356	$21.43	(7)	N/A	CONS
Family Practice Medical Office Building Portfolio	Atlanta, GA	2006 - 2010	100%	(6)	68,711	100%		$1,560,000	$22.70	(7)	N/A	EL Family Practice
PENDING ACQUISITIONS TOTAL/WEIGHTED AVERAGE					107,602			$2,393,356

PORTFOLIO INCLUDING PENDING ACQUISITIONS TOTAL/WEIGHTED AVERAGE					957,418		%	$22,300,994	$25.43

(1)
Calculated by multiplying (a) base rent payments for the month ended September 30, 2013, by (b) 12.

(2)
Properties acquired upon completion of the IPO and related formation transactions.

(3)
Properties acquired following completion of the IPO.

(4)
We have entered into an agreement to acquire the remaining interest in this property that we do not own. See"—Pending Acquisitions".

(5)
We acquired the Pensacola Medical Office Building on October 4, 2013.

(6)
We have entered into a purchase agreement or a letter of intent for these properties and deem them to be probable acquistions.

(7)
Based on terms of proposed lease that will become effective upon our acquisition of the property.

        We have engaged third party property managers at four of our properties and we provide the property management services at the remainder of our properties.

Scheduled Lease Expirations

        The following table shows information for lease expirations as of September 30, 2013 for our properties for our properties owned as of September 30, 2013 for the periods indicated.

	NUMBER OF LEASES EXPIRING	NET RENTABLE SQUARE FEET	PERCENTAGE OF NET RENTABLE SQUARE FEET:	ANNUALIZED RENT(1)	PERCENTAGE OF ANNUALIZED RENT	ANNUALIZED RENT LEASED SQUARE FOOT(2)
2013	3	9,885	1.2%	$160,456	0.8%	$16.23
2014	8	21,034	2.5%	$494,585	2.6%	$23.51
2015	3	11,138	1.3%	$147,829	0.8%	$13.27
2016	8	43,201	5.2%	$869,137	4.5%	$20.12
2017	6	49,981	6.0%	$1,037,850	5.4%	$20.76
2018	12	129,994	15.7%	$2,702,503	14.0%	$20.79
2019	6	84,157	10.1%	$1,754,714	9.1%	$20.85
2020	1	5,076	0.6%	$91,019	0.5%	$17.93
2021	4	18,372	2.2%	$347,908	1.8%	$18.94
2022	3	85,901	10.4%	$1,620,996	8.4%	$18.87
Thereafter	17	287,967	34.7%	$10,012,727	52.0%	$34.77
Month to month	1	1,600	0.19%	—	—	—
Vacant	22	81,191	9.8%	—	—	—

Total/ Weighted average	94	829,427	100.00%	$19,248,724	100.00%	$25.72

(1)
Annualized base rent is calculated by multiplying (a) base rental payments for the month ended September 30, 2013, by (b) 12.

(2)
Annualized rent leased square foot is calculated by dividing (a) annualized rent as of September 30, 2013, by (b) square footage under commenced leases as of September 30, 2013.

Tenants

        As of September 30, 2013, our properties were 90.3% leased to 60 tenants, with 10 tenants leasing space pursuant to more than one lease or occupying more than one building. No single tenant accounts for more than 17.1% of our total annualized rent.

        The following table sets forth certain information about the 10 largest tenants in our portfolio based on total annualized rent as of September 30, 2013.

TENANT	# OF PROPERTIES	PROPERTY	PROPERTY MSA LOCATION	LEASE EXPIRATION	LEASED SQUARE FEET	ANNUALIZED BASE RENT(1)	% OF TOTAL PORTFOLIO ANNUALIZED BASE RENT(2)
East El Paso Physicians Medical Center, LLC	1	East El Paso Surgical Center	El Paso, TX	08/31/2028	77,000	$3,282,377	17.05%
Crescent City Surgical Centre	1	Crescent City Surgical Centre	New Orleans, LA	9/30/2028	60,000	$3,000,000	15.59%
LifeCare Hospitals of North Texas	1	LifeCare Plano Hospital	Plano, TX	12/31/2022	75,442	$1,425,000	7.40%
Foundation Surgical Affiliates	1	Foundation Medical Office Building	Oklahoma City, OK	9/30/2023	52,000	$1,248,000	6.48%
Holston Medical Group	1	Meadowview Professional Center	Kingsport, TN	12/31/2019; 3/31/2020	36,977	$895,498	4.65%
Medical Associates of North Georgia	1	Canton Medical Office Building	Atlanta, GA	5/30/2017	38,098	$817,225	4.25%
Mid Coast Hospital	1	Mid Coast Hospital Medical Office Building	Portland, ME	5/31/2018	28,203	$742,129	3.86%
Georgia Bone and Joint	1	Summit Healthplex	Atlanta, GA	7/20/2028	21,388	$588,974	3.06%
Aurora Healthcare	2	Firehouse Square; Aurora Medical Office Building	Milwaukee, WI; Green Bay, WI	3/31/2018; 1/31/2026	26,377	$584,112	3.03%
EEPPMC Partners, LLC	1	East El Paso Medical Office Building	El Paso, TX	8/31/2018	41,007	$574,098	2.98%

Total						$13,157,413	68.35%

(1)
Calculated for each tenant as the monthly contracted base rent per the terms of such tenant's lease, as of September 30, 2013, multiplied by 12.

(2)
Calculated as annualized base rent for such tenant as of September 30, 2013 divided by annualized base rent for the total portfolio as of September 30, 2013.

        Before entering into a lease and during the lease term, we seek to manage our exposure to significant tenant credit issues. In most instances, we seek to obtain tenant financial information, including credit reports, financial statements and tax returns. Pursuant to our shared services agreement with Ziegler, we have access to Ziegler's proprietary credit research which tracks quarterly financial data on over 500 healthcare organizations. Where appropriate, we seek to obtain financial commitments in the form of letters of credit and security deposits from tenants. On an ongoing basis, we monitor accounts receivable and payment history for both tenants and properties and seek to identify any credit concerns as quickly as possible. In addition, we keep in close contact with our tenants in an effort to identify and address negative changes to their businesses prior to such adverse changes affecting their ability to pay rent to us.

Our Acquisition Targets

        As of the date of this prospectus, we are reviewing a number of potential acquisition and investment opportunities and we are in active discussions with the owners of seven medical office buildings located in five states containing more than 344,000 rentable square feet in the aggregate. Six of buildings are currently 100% occupied and one of the buildings is currently 95% occupied. We have not entered into a letter of intent or any other documentation with respect to any of these properties and there can be no assurance we will enter into any such agreements or acquire any of these properties.

Description of Properties

Our Initial Properties

        In connection with completion of the IPO and related formation transactions, effective July 24, 2013, we acquired 100% of each of the entities that own the following properties, except where noted below.

        Arrowhead Commons—Phoenix, Arizona.    This property is a 12,800 square foot medical office building, which was 100% leased as of September 30, 2013, 2013. The principal tenant and 50% owner of the property, Paseo Family Physicians, provides full-service primary care medicine, wellness, and prevention to children, adolescents, and adults in the region. The property was constructed in 2004 and is located between Arrowhead Hospital and Banner Thunderbird Medical Campus, two major hospitals in the area.

        Aurora Medical Office Building—Green Bay, Wisconsin.    This property is a 9,112 square foot medical office building, which was 100% leased as of September 30, 2013. The building was constructed in April 2010 and is 100% leased to Aurora Health Care through January 2026. Aurora Health Care is the largest healthcare provider in the state of Wisconsin and serves more than 90 communities throughout eastern Wisconsin with 15 hospitals, over 140 clinics and nearly 1,500 employed physicians. The Aurora Medical Office Building houses family medicine physicians who offer the full spectrum of medical treatment for patients from newborns to the elderly. Laboratory and diagnostic testing are also offered at the facility. Aurora Health Care, Inc. guarantees the lease payments for this medical office building.

        Austell Medical Office Building—Atlanta, Georgia.    This property is a 14,598 square foot medical office building, which was 35.5% leased as of September 30, 2013. Subsequent to December 31, 2012, Northside Hospital executed a lease to occupy 7,522 square feet for a specialty center through February 2024. The current occupancy of the Austell Medical Office Building is 87.0%. Other medical practices in the Austell Medical Office Building include ear, nose and throat, plastic surgery, nephrology and hypertension, and pediatric dentistry. The Austell Medical Office Building, constructed in 1971, is located adjacent to WellStar Cobb Hospital, a 382-bed hospital.

        Canton Medical Office Building—Atlanta, Georgia.    This property is a 38,098 square foot medical office building, which was 100% leased as of September 30, 2013. The building, constructed in 1994, is located adjacent to Northside Cherokee Hospital and home to North Georgia Medical Associates, a large multi-specialty practice founded in 1981. The physician practice group offers services in primary care, pediatrics, family medicine, gastroenterology, cardiology, neurology and pulmonary medicine. Additionally the building includes a Women's Breast Health Center, a fully certified Diabetic Counseling and Education Program, and the North Georgia Outpatient Endoscopy Center. The lease for the North Georgia Medical Associates extends through May 2017. We own a 50% interest in the joint venture that owns this property.

        Decatur Medical Office Building—Atlanta, Georgia.    This property is a 13,300 square foot medical office building, which was 100% leased as of September 30, 2013. Georgia Urology, a large private urology group, occupies the full building through October 2016, with nearly half of the facility containing medical office space and the remainder housing an ambulatory surgery and diagnostic center. The Decatur Medical Office Building, constructed in 1974, is located one-half mile from the DeKalb Medical Center, an acute care hospital with 591 beds and approximately 775 physicians.

        El Paso Medical Office Building—El Paso, Texas.    This property is a 21,777 square foot medical office building, which was 100% occupied as of September 30, 2013. The building, constructed in 1987, is located adjacent to the Del Sol Medical Center, a 350-bed acute care hospital specializing in emergency medicine, cardiovascular care, oncology, neuroscience, maternal/child services, women's services, and rehabilitation. The Del Sol Medical Center is owned by Hospital Corporation of America (HCA). The Del Sol Medical Center leases 66% of the El Paso Medical Office Building for diagnostics and imaging services through April 2019. The remainder of the El Paso Medical Office Building is leased to Fresenius Medical Care, a leading provider of dialysis services through May 2015.

        Farmington Professional Pavilion—Detroit, Michigan.    This property is a 21,338 square foot medical office building, constructed in 1972, which was 62.7% leased as of September 30, 2013. The anchor tenant in the Farmington Professional Pavilion is Botsford General Hospital, an independent, 330-bed community teaching hospital which occupies space in the building for a pediatrics clinic pursuant to a lease that extends through 2018. Botsford Hospital, a nationally recognized teaching facility, is part of the Statewide Campus System for the Michigan State University College of Osteopathic Medicine.

        Firehouse Square—Milwaukee, Wisconsin.    This property is a 17,265 square foot medical office building, which was 100% leased as of September 30, 2013 to Aurora Health Care through March 2018. Firehouse Square, constructed in 2002, is located near Aurora Health Care's West Allis Memorial Hospital and is less than four miles from the Milwaukee Regional Medical Center, which includes the Medical College of Wisconsin, Children's Hospital of Wisconsin and Froedtert Hospital. Aurora Health Care, Inc. guarantees the lease payments for Firehouse Square.

        Hackley Medical Center—Grand Rapids, Michigan.    This property is a 44,099 square foot medical office building which was 85.9% occupied as of September 30, 2013. Hackley Hospital, a part of Trinity Health, leases approximately 60% of the building. Hackley Hospital, which is located just under two miles from Hackley Medical Center, is a 181-bed acute care facility that serves a region of more than 300,000 people. According to Trinity Health, Trinity Health is the fourth-largest Catholic health system in the United States based on operating revenue. The Hackley Medical Center was constructed in 1968 and includes services such as family practice, pediatrics, hearing, radiology and dentistry.

        Ingham Regional Medical Center—Lansing, Michigan.    This property is a 26,783 square foot medical office building that was vacant as of September 30, 2013. The Ingham Medical Center, constructed in 1994, is located in a suburb of Lansing, Michigan near Michigan State University and numerous state government offices. We are currently in negotiations with a potential tenant to occupy up to 20,000 square feet of this building with an anticipated lease commencement date in mid-2013. There is no assurance that we will be able to enter into this lease, or any other lease for this property.

        MeadowView Professional Center—Kingsport, Tennessee.    This property is a 64,200 square foot medical office building, which was 100% leased as of September 30, 2013. Holston Medical Group, ("HMG"), is the anchor tenant and occupies 66% of the building through December 31, 2019. Established in 1977, HMG's multi-specialty physician practice employs more than 800 people, including 150 physicians in its provision of 24-hour medical/surgical coverage. HMG has numerous locations throughout Northeast Tennessee and Southwest Virginia. The remaining leasable space at MeadowView Professional Center is occupied by United Healthcare through 2016. The MeadowView Professional Center was constructed in 2005.

        Mid Coast Hospital Medical Office Building—Portland, Maine.    This property is a 44,677 square foot medical office building, which was 100% leased as of September 30, 2013. The building was constructed in 2008 and is located on the campus of Mid Coast Hospital, Mid Coast Hospital occupies approximately 62% of the space in the building. All leases at the Mid Coast Hospital Medical Office Building extend until May 2018. Mid Coast Hospital is a part of Mid Coast Health Services, which was formed to bring together Bath Memorial and Regional Memorial Hospitals. This property is subject to a ground lease. See "—Ground Leases" below. We own a 66.3% interest in the joint venture that owns this property.

        New Albany Professional Building—Columbus, Ohio. This property is a 17,213 square foot medical office building, which was 81.8% occupied as of September 30, 2013. The New Albany Professional Building, constructed in 2000, is a multi-tenant medical office building with physician specialists, including physical therapy, chiropractic, urgent care, orthodontics, and pediatrics.

        Northpark Trail—Atlanta, Georgia.    This property is a 14,233 square foot multi-tenant medical office building, which was 42.5% leased as of September 30, 2013. Northpark Trail, constructed in 2001, is located approximately one-half mile from the Piedmont Henry Medical Center, a 215-bed, not-for-profit, acute care hospital. The primary tenant at Northpark Trail is Georgia Urology whose lease extends through March 2017.

        Remington Medical Commons—Chicago, Illinois.    This property is a 37,240 square foot medical office building, which was 78.1% leased as of September 30, 2013. Constructed in 2008, the Remington Medical Commons is located approximately one-quarter mile from the Adventist Bollingbrook Hospital, which is a part of the Adventist Health System. Services offered at Remington Medical Commons include cardiology, oncology, family medicine, diagnostic imaging, physical therapy, and nephrology.

        Summerfield Square—Tampa, Florida.    This property is a 32,000 square foot condominium medical office building, of which we acquired approximately 6,000 square feet in connection with the formation transactions. Since then, we had sold approximately 4,000 square feet and currently own approximately 2,000 square feet of space. Our space is 0% leased, and we are actively marketing this property for sale.

        Stonecreek Family Health Center—Columbus Ohio.    This property is a 20,329 square foot medical office building, which was 34.9% leased as of September 30, 2013. The Stonecreek Family Health Center, constructed in 1996, is partially leased to a pediatric practice. In 2012, OhioHealth, Columbus's largest healthcare system acquired 70 acres of land approximately one-half mile from the Stonecreek Family Health Center for the development of a healthcare delivery system campus.

        Summit Healthplex—Atlanta, Georgia.    This property is a 67,334 square foot medical office building which was 100% leased as of September 30, 2013. All leases in the Summit Healthplex extend through 2028. Constructed in 2002, the Summit Healthplex is a specialty orthopedic and wellness outpatient facility that is connected to a YMCA through a walkway. Primary tenants in the medical office building include Georgia Bone and Joint and Piedmont Hospital who offer services in orthopedics, rehabilitation, medical imaging, urgent care, neurology and a women's center. The Summit Healthplex also has a certificate of need approved outpatient surgery center located in the building. In May 2012, Piedmont Healthcare opened its relocated hospital near the Summit Healthplex, which added approximately 136 beds and 300 physicians to the market.

        Valley West Hospital Medical Office Building—Chicago, Illinois.    This property is a 37,672 square foot medical office building which was 98% leased as of September 30, 2013. Constructed in 2007, the Valley West Hospital Medical Office Building is located on the campus of Valley West Hospital which is a part of the Kish Health System. The Kish Health system operates two community hospitals as well as several cancer centers, imaging facilities, and an eye institute that serve the greater Chicago and northern Illinois area. Specialty services in the Valley West Hospital Medical Office Building include cardiology, emergency care, neurosurgery, obstetrics, and orthopedics. Valley West Hospital occupies more than half of the leasable space at Valley West Hospital Medical Office Building. This property is subject to a ground lease. See "—Ground Leases" below. We own a 59.6% interest in the joint venture that owns this property.

Acquisition Properties

        Crescent City Surgical Centre—New Orleans, Louisiana.    This property, acquired on September 30, 2013, is a specialty surgical center which was 100% leased as of September 30, 2013. Situated in the economically vibrant and high ground in Metairie, Louisiana, a suburb of New Orleans, the surgical center contains 60,000 square feet of clinical space and inpatient rooms, and provides a full range of outpatient and inpatient surgical services in eight state-of-the-art operating rooms. Clinical services include orthopedics, neurosurgical and spine care, bariatric and general surgery, and a full range of surgical services. Built in 2010, the facility is located along Causeway Boulevard, providing very convenient access to physicians and patients from both the south shore of Lake Pontchartrain and the affluent suburbs of the lake's north shore. Crescent City Surgical Operating Company, LLC entered into a new 15-year absolute-net lease for 100% of the building upon closing of this acquisition. Annual rent escalations are 3%. This property is subject to a ground lease. See "—Ground Leases". The sole tenant in the surgical center is Crescent City Surgical Centre, LLC, an independent group of 29 physicians who developed and owned the property prior to selling to us. As partial consideration for the contribution of the 29 physicians' membership interests in the facility, the entity that owned the property prior to the acquisition, to our operating partnership, the physicians received 954,877 OP units, valued at approximately $11.5 million.

        East El Paso Surgical Hospital—El Paso, Texas.    This property, acquired on August 30, 2013, is a 77,000 square foot, 40-bed acute care facility with six operating rooms, and is accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO). Constructed in 2004, the surgical hospital was 100% leased as of September 30, 2013 to East El Paso Physician's Medical Center, LLC d/b/a Foundation Surgical Hospital of El Paso until 2028. Foundation Surgical Hospital of El Paso, LLC is a joint venture owned by more than 60 physicians and Foundation Surgical Hospital Affiliates, LLC, a wholly owned subsidiary of Graymark Healthcare, Inc. (OTCQB:GRMH), headquartered in Oklahoma City, Oklahoma. East El Paso Physicians Medical Center, LLC entered into a new 15-year absolute-net lease for 100% of the building upon closing of this acquisition. Annual rent escalations are 3%. We have provided the physician group that currently owns the hospital, or the individual physicians, the opportunity to acquire up to 49% of the equity interests in our subsidiary that owns the property.

        East El Paso Medical Office Building—El Paso, Texas.    This property, acquired on August 30, 2013, is a 41,007 square foot medical office building which was 100% leased as of September 30, 2013. The medical office building was constructed in 2004 and is leased to EEPPMC Partners, LLC until 2018. EEPPMC Partners, LLC entered into a new 5-year absolute-net master lease for 100% of the building upon closing of this acquisition. Annual rent escalations are 3%. We have provided the physician group that currently owns the hospital, or the individual physicians, the opportunity to acquire up to 49% of the equity interests in our subsidiary that owns the property.

        LifeCare Plano LTACH—Plano, Texas.    This property, acquired on September 18, 2013, is a 75,442 square foot long term post-acute care specialty hospital which was 100% leased as of September 30, 2013. The hospital was constructed in 1974 and is leased to New LifeCare Hospital of North Texas, L.L.C, until January 1, 2028. The tenant has the option to extend the lease for one, five-year term. The tenant's obligations under the lease are guaranteed by its parent, which operates 26 hospitals in nine states. Rent increases annually based on the change in the consumer price index with a minimum increase of 2.25% and a maximum increase of 3.75% per year.

        Foundation Surgical Affiliates Medical Care Building—Oklahoma City, Oklahoma.    This property, acquired on September 30, 2013, is a 52,000 square foot medical office building which was 100% leased as of September 30, 2013. Constructed in 2004, the Foundation Medical Care Building contains five operating rooms and one procedure room, physician clinical office space, as well as office space for Foundation's corporate headquarters. The outpatient facility is leased to Foundation Surgical Affiliates, L.L.C., a wholly owned subsidiary of Graymark Healthcare, Inc. until 2023 through a new 10-year absolute net master lease. We have provided the physician group that currently owns the hospital, or the individual physicians, the opportunity to acquire up to 49% of the equity interests in our subsidiary that owns the property.

        Pensacola Medical Office Building—Pensacola, Florida.    This property, acquired on October 4, 2013, is a 20,319 square foot medical office building and ambulatory surgery center which was 100% leased as of September 30, 2013. Constructed in 2012, the facilities are leased to Pain Consultants of West Florida and its ambulatory surgery center operator, Cornerstone Surgicare, LLC., under a 15-year absolute net lease.

Additional Information with Respect to Certain Properties

Crescent City Surgical Centre

        Crescent City Surgical Centre contains 60,000 square feet of leasable space and is situated within the metropolitan statistical area of New Orleans, Louisiana. Crescent City Surgical Operating Company, LLC entered into a new 15-year absolute-net lease for 100% of the building upon closing of this acquisition, and this property was 100% occupied as of September 30, 2013. This property is subject to a ground lease. See "—Ground Leases".

        We have no immediate plans with respect to major renovation or redevelopment of the Crescent City Surgical Centre property. The 2012 annual property taxes for Crescent City Surgical Centre were $306,902 based on a tax rate of $11.23 per $100 of assessed value.

  Crescent City Surgical Centre Primary Tenants

        The following table sets forth information with respect to the tenants at the Crescent City Surgical Centre which occupy 10% or more of Crescent City Surgical Centre's leasable square feet, future lease expirations, and other real estate information related to the property as of September 30, 2013.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
Crescent City Surgical Operating Company, LLC	Healthcare Services	9/30/28	60,000	100.0%	$3,000,000	100.0%	$50.00	No

  Crescent City Surgical Centre Revenue Per Rentable Square Foot

Revenue Per Rentable Square Foot
September 30, 2013(1)
$50.00

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on that date.

  Crescent City Surgical Centre Lease Expirations

        The following table sets forth the lease expirations for leases in place at Crescent City Surgical Centre as of September 30, 2013 for each of the ten full calendar years beginning January 1, 2014. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
2024	—	—	—	—	—	—
Thereafter	1	60,000	100%	$3,000,000	100%	$50.00

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of September 30, 2013.

  Crescent City Surgical Centre Percentage Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for Crescent City Surgical Centre for the leases in place as of September 30, 2013 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent per Leased Square Foot
September 30, 2013(1)	100%	$50.00

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on that date.

  Crescent City Surgical Centre Tax Basis and Depreciation

Summit Healthplex	Tax Basis	Net Value	Life in Years	Method(1)
Land	$—	—	—	—
Building	34,200	34,200	39	SL
Tenant Improvements	—	—	15	SL

Total	$34,200	34,200

(1)
Straight line method of deprecation

        The Crescent City Surgical Centre is has been contributed to the borrowing base securing the credit facility.

East El Paso Surgical Center

        The East El Paso Surgical Center contains 77,000 square feet of leasable space and is situated within the metropolitan statistical area of El Paso, Texas. East El Paso Physicians Medical Center, LLC entered into a new 15-year absolute-net lease for 100% of the building upon closing of this acquisition, and the property was 100% occupied as of September 30, 2013. We have provided the physician group that previously owned the hospital, or to individual physicians, the opportunity to acquire up to 49% of the equity interests in our subsidiary that owns the property.

        We have no immediate plans with respect to major renovation or redevelopment of the East El Paso Surgical Center property. The 2012 annual property taxes for Crescent City Surgical Centre were $185,644 based on a tax rate of $2.73 per $100 of assessed value.

  East El Paso Surgical Center Primary Tenants

        The following table sets forth information with respect to the tenants at the East El Paso Surgical Center which occupy 10% or more of East El Paso Surgical Center's leasable square feet, future lease expirations, and other real estate information related to the property as of September 30, 2013.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
East El Paso Physicians Medical Center, LLC	Healthcare Services	8/30/28	77,000	100.0%	$3,282,377	100.0%	$42.63	No

  East El Paso Surgical Center Revenue Per Rentable Square Foot

Revenue Per Rentable Square Foot
September 30, 2013(1)
$42.63

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on August 30, 2013.

  East El Paso Surgical Center Lease Expirations

        The following table sets forth the lease expirations for leases in place at East El Paso Surgical Center as of September 30, 2013 for each of the ten full calendar years beginning January 1, 2014. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
2024	—	—	—	—	—	—
Thereafter	1	77,000	100%	$3,282,377	100%	$42.63

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of September 30, 2013.

  East El Paso Surgical Center Percentage Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for East El Paso Surgical Center for the leases in place as of September 30, 2013 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent per Leased Square Foot
September 30, 2013(1)	100%	$42.63

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on August 30, 2013.

  East El Paso Surgical Center Tax Basis and Depreciation

East El Paso Surgical Center	Tax Basis	Net Value	Life in Years	Method(1)
Land	$3,070	$3,070	—	—
Building	23,600	23,600	39	SL
Tenant Improvements	—	—	15	SL

Total	$26,670	$26,670

(1)
Straight line method of deprecation

        East El Paso Surgical Center is currently included in the borrowing base of our secured credit facility.

LifeCare Plano LTACH

        The LifeCare Plano LTACH contains 77,442 square feet of leasable space and is located in Plano, Texas. New LifeCare Hospital of North Texas, LLC entered into a new 15-year absolute-net lease for 100% of the building upon closing of this acquisition, and this property was 100% occupied as of September 30, 2013.

        We have no immediate plans with respect to major renovation or redevelopment of the LifeCare Plano LTACH property. The 2012 annual property taxes for LifeCare Plano LTACH were $196,947 based on a tax rate of $2.19 per $100 of assessed value.

  LifeCare Plano LTACH Primary Tenants

        The following table sets forth information with respect to the tenants at the LifeCare Plano LTACH which occupy 10% or more of LifeCare Plano LTACH's leasable square feet, future lease expirations, and other real estate information related to the property as of September 30, 2013.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
New LifeCare Hospital of North Texas, L.L.C	Healthcare Services	1/1/28	77,442	100.0%	$1,425,000	100.0%	$18.89	One five-year option to renew

  LifeCare Plano LTACH Per Rentable Square Foot

Revenue Per Rentable Square Foot
September 30, 2013(1)
$18.89

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on September 18, 2013.

  LifeCare Plano LTACH Lease Expirations

        The following table sets forth the lease expirations for leases in place at LifeCare Plano LTACH as of September 30, 2013 for each of the ten full calendar years beginning January 1, 2014. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
2024	—	—	—	—	—	—
Thereafter	1	77,442	100%	$1,425,000	100%	$18.89

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of September 30, 2013.

  LifeCare Plano LTACH Percentage Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for LifeCare Plano LTACH for the leases in place as of September 30, 2013 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent per Leased Square Foot
September 30, 2013(1)	100%	$18.88

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on September 18, 2013.

  LifeCare Plano LTACH Tax Basis and Depreciation

	Tax Basis	Net Value	Life in Years	Method(1)
LifeCare Plano LTACH
Land	$3,400	$3,400	—	—
Building	11,700	11,700	39	SL
Tenant Improvements	—	—	15	SL

Total	$15,100	$15,100

(1)
Straight line method of deprecation

        LifeCare Plano LTACH is currently included in the borrowing base of our secured credit facility.

Foundation Surgical Affiliates Medical Office Building

        The Foundation Surgical Affiliates Medical Office Building contains 52,000 square feet of leasable space and is located in Oklahoma City, Oklahoma. Foundation Surgical Affiliates LLC entered into a new 15-year absolute-net master lease for 100% of the building upon closing of this transaction and was 100% occupied as of September 30, 2013. We have provided the physician group that currently owns the hospital, or to individual physicians, the opportunity to acquire up to 49% of the equity interests in our subsidiary that owns the property.

        We have no immediate plans with respect to major renovation or redevelopment of the Foundation Surgical Affiliates Medical Office Building property. The 2012 annual property taxes for Foundation Surgical Affiliates Medical Office Building were $79,344 based on a tax rate of $12.21 per $100 of assessed value.

  Foundation Surgical Affiliates Medical Office Building Primary Tenants

        The following table sets forth information with respect to the tenants at the Foundation Surgical Affiliates Medical Office Building which occupy 10% or more of Foundation Surgical Affiliates Medical Office Building's leasable square feet, future lease expirations, and other real estate information related to the property as of September 30, 2013.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
Foundation Surgical Affiliates, LLC	Healthcare Services	9/30/28	52,000	100.0%	$1,248,000	100.0%	$24.00	None

  Foundation Surgical Affiliates Medical Office Building Per Rentable Square Foot

Revenue Per Rentable Square Foot
September 30, 2013(1)
$24.00

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on that date.

  Foundation Surgical Affiliates Medical Office Building Lease Expirations

        The following table sets forth the lease expirations for leases in place at Foundation Surgical Affiliates Medical Office Building as of September 30, 2013 for each of the ten full calendar years beginning January 1, 2014. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
2024	—	—	—	—	—	—
Thereafter	1	52,000	100%	$1.248.000	100%	$24.00

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of September 30, 2013.

  Foundation Surgical Affiliates Medical Office Building Percentage Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for Foundation Surgical Affiliates Medical Office Building for the leases in place as of September 30, 2013 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent per Leased Square Foot
September 30, 2013(1)	100%	$0

(1)
Data is not available earlier than September 30, 2013 because the property was acquired on that date.

  Foundation Surgical Affiliates Medical Office Building Tax Basis and Depreciation

	Tax Basis	Net Value	Life in Years	Method(1)
Foundation Surgical Affiliates Medical Office Building
Land	$1,300	$1,300	—	—
Building	12,700	12,700	39	SL
Tenant Improvements	—	—	15	SL

Total	$14,000	$14,000

(1)
Straight line method of deprecation

        Foundation Surgical Affiliates Medical Office Building is currently unencumbered.

Summit Healthplex

        Summit Healthplex is the largest medical office building among our initial properties by square footage and gross revenue. The property contains 67,334 square feet of leasable space and is situated within the metropolitan statistical area of Atlanta, Georgia. Summit Healthplex, as of December 31, 2012, was 100% occupied, with major tenants including Georgia Bone & Joint, Piedmont, Warm Springs Hospital, Southern Bone & Joint and Georgia Rehab Care.

        We have no immediate plans with respect to major renovation or redevelopment of the Summit Healthplex property. The 2012 annual property taxes for Summit Healthplex were $74,573 based on a tax rate of $2.85 per $100 of assessed value.

  Summit Healthplex Primary Tenants

        The following table sets forth information with respect to the tenants at the Summit Healthplex which occupy 10% or more of Summit Healthplex's leasable square feet, future lease expirations, and other real estate information related to the property as of December 31, 2012.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
Georgia Bone & Joint	Healthcare Services	7/20/28	21,388	31.8%	$588,974	30.24%	$27.60	No
Piedmont	Healthcare	7/20/28	22,056	32.8%	$523,653	26.9%	$23.74	No
	Services
Warm Springs Hospital	Healthcare	7/20/28	9,148	13.6%	$296,487	15.22%	$32.41	No
	Services
Southern Bone & Joint	Healthcare	7/20/28	7,306	10.9%	$240,959	12.4%	$32.98	No
	Services

  Summit Healthplex Revenue Per Rentable Square Foot

Revenue Per Rentable Square Foot
2012	2011	2010	2009	2008
$28.93	$28.29	$32.01	$30.47	$30.44

  Summit Healthplex Lease Expirations

        The following table sets forth the lease expirations for leases in place at Summit Healthplex as of December 31, 2012 for each of the ten full calendar years beginning January 1, 2013. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—
Thereafter	12	67,333	100%	$1,947,909	100%	$28.93

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of March 31, 2013.

  Summit Healthplex Percentage Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for Summit Healthplex for the leases in place as of December 31, 2012 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent per Leased Square Foot
December 31, 2012	100%	$1,947,909
December 31, 2011	100%	$2,118,875
December 31, 2010	100%	$2,182,382
December 31, 2009	100%	$2,146,756
December 31, 2008	100%	$2,049,472

  Summit Healthplex Tax Basis and Depreciation

Summit Healthplex	Tax Basis	Net Value	Life in Years	Method(1)
Land	$2,633,320	$2,633,320	—	—
Building	15,576,014	13,795,141	39	SL
Tenant Improvements	4,412,253	3,162,115	15	SL

Total	$22,621,587	$19,590,576

(1)
Straight line method of deprecation

        We used proceeds from our IPO to repay a senior note of approximately $17.4 million and a mezzanine note of approximately $4.4 million that previously encumbered this property. Summit Healthplex is currently included in the borrowing base of our secured credit facility.

  MeadowView Professional Center

        The MeadowView Professional Center is the second largest medical office building among our initial properties by square footage and gross revenue. The property contains 64,200 square feet of leasable space and is situated within the metropolitan statistical area of Kingsport, Tennessee. The MeadowView Professional Center, as of December 31, 2012, was 100% occupied, with major tenants including the Holston Medical Group and United Healthcare.

        We have no immediate plans with respect to major renovation or redevelopment of the MeadowView Professional Building. The 2012 annual property taxes for MeadowView Professional Building were $167,062 based on a tax rate of $4.30 per $100 of assessed value.

  MeadowView Professional Building Primary Tenants

        The following table sets forth information with respect to the tenants at the MeadowView Professional Building which occupy 10% or more of the building's leasable square feet, future lease expirations, and other real estate information related to the property as of December 31, 2012.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
Holston Medical Group	Healthcare Services	12/31/19	37,144	57.9%	$804,479	61.9%	$21.65	One option to renew for five years
		03/31/20	5,076	7.9%	91,019	7.0%	17.93
Holston Medical Group Total			42,220	65.8%	$895,498	68.9%	$21.21
United Healthcare	Health Insurance	9/30/16	21,980	34.2%	$404,432	31.1%	$18.40	One option to renew for three years

  MeadowView Professional Building Revenue Per Rentable Square Foot

Revenue Per Rentable Square Foot
2012	2011	2010	2009	2008
$20.25	$20.25	$20.25	$18.09	$18.09

  MeadowView Professional Building Lease Expirations

        The following table sets forth the lease expirations for leases in place at MeadowView Professional Building as of December 31, 2012 for each of the ten full calendar years beginning January 1, 2013.

The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	1	21,980	34.2%	$404,432	31.1%	$18.40
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	1	37,144	57.9%	$804,479	61.9%	$21.65
2020	1	5,076	7.9%	91,019	7.0%	$17.93
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of September, 2013.

  MeadowView Professional Building Percentage Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for MeadowView Professional Building for the leases in place as of December 31, 2012 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent
December 31, 2012	100%	$1,299,930
December 31, 2011	100%	$1,299,930
December 31, 2010	100%	$1,299,930
December 31, 2009	100%	$1,161,578
December 31, 2008	100%	$1,161,578

  MeadowView Professional Center Tax Basis and Depreciation

Summit Healthplex	Tax Basis	Net Value	Life in Years	Method(1)
Land	$2,270,000	$2,270,000	—	—
Building	11,312,778	9,668,998	39	SL
Tenant Improvements	31,640	27,450	39	SL

Total	$13,614,418	$11,966,448

(1)
Straight line method of deprecation

        The MeadowView Professional Center is currently encumbered by a mortgage of approximately $10.6 million with a 5.81% stated interest rate that matures in June, 2017. Prepayment of the loan is prohibited prior to June 2017 without significant penalties and yield maintenance fees.

  MidCoast Hospital Medical Office Building

        The MidCoast Hospital Medical Office Building is a 44,677 square feet of leasable space and is situated within the metropolitan statistical area of Portland, Maine. We own a 66.3% interest in the joint venture that owns this property. The MidCoast Hospital Medical Office Building, as of December 31, 2012, was 100% occupied, with major tenants including MidCoast Hospital, Maine Center for Cancer Medicine, and Foot & Ankle Associates of Maine.

        We have no immediate plans with respect to major renovation or redevelopment of the MidCoast Hospital Medical Office Building. The 2012 annual property taxes for MidCoast Hospital Medical Office Building were $136,422 based on a tax rate of $2.49 per $100 of assessed value.

  MidCoast Hospital Medical Office Building Primary Tenants

        The following table sets forth information with respect to the tenants at the MidCoast Hospital Medical Office Building which occupy 10% or more of the building's leasable square feet, future lease expirations, and other real estate information related to the property as of December 31, 2012.

Tenant	Principal Nature of Business	Lease Expiration	Total Leased Square Feet	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot	Renewal Option
MidCoast Hospital	Healthcare Services	5/31/18	28,203	63.1%	$724,028	63.1%	$25.67	Two options to renew for five years
Maine Center for Cancer Medicine	Healthcare Services	5/31/18	12,764	28.6%	$327,691	28.6%	$25.67	Two options to renew for five years
Foot & Ankle Associates of Maine	Healthcare Services	5/31/18	3,710	8.3%	$95,247	8.3%	$25.67	Two options to renew for five years

  MidCoast Hospital Medical Office Building Revenue Per Rentable Square Foot

Revenue Per Rentable Square Foot
2012	2011	2010	2009	2008
26.31 $	$25.05	$24.04	$23.04	$23.25

  MidCoast Hospital Medical Office Building Lease Expirations

        The following table sets forth the lease expirations for leases in place at MidCoast Hospital Medical Office Building as of December 31, 2012 for each of the ten full calendar years beginning

January 1, 2013. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Property Net Rentable Square Feet	Annualized Base Rent	% of Property Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Available	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	4	44,677	100%	$1,146,966	100%	$25.67
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
2021	—	—	—	—	—	—
2022	—	—	—	—	—	—
2023	—	—	—	—	—	—

(1)
Annualized rent revenue represents the annualized monthly contractual rent under existing leases of September 30, 2013.

  MidCoast Hospital Medical Office Building Leased and Base Rent

        The following table sets forth the percentage leased, annualized base rent per leased square foot and average net effective annual base rent per leased square foot for MidCoast Hospital Medical Office Building for the leases in place as of December 31, 2012 for the dates indicated below:

Date	Percentage Leased	Annualized Base Rent
December 31, 2012	100%	$1,146,966
December 31, 2011	100%	$1,118,991
December 31, 2010	100%	$1,091,698
December 31, 2009	100%	$1,065,072
December 31, 2008	100%	$981,665

  MidCoast Hospital Medical Office Building Tax Basis and Depreciation

Summit Healthplex	Tax Basis	Net Value	Life in Years	Method(1)
Land	Ground Lease	—	—
Building	$10,565,360	$7,540,837	39	SL
Tenant Improvements	681,880	462,722	39	SL

Total	$11,247,240	$8,003,559

(1)
Straight line method of deprecation

        The MidCoast Hospital Medical Office Building is currently encumbered by a mortgage of approximately $8.1 million with fixed rate of 4.82% (interest rate swap) that matures in May, 2016. Prepayment of the loan is prohibited prior to May 2016 without significant penalties and yield maintenance fees.

Ground Leases

        We lease the land upon which three of our properties are located from the third-party land owners pursuant to the separate ground leases. The ground lease for Crescent City Surgical Center expires on September 30, 2059. The Crescent City Surgical Centre ground lease permits us to renew or extend the ground lease for one successive fifty-year terms, subject to certain conditions. As of September 30, 2013, we were required to pay $21,668 per month under the Crescent City Surgical Centre ground lease, but the expense is directly expensed and paid by the tenant of the property. The ground lease for MidCoast Hospital Medical Office Building expires on June 30, 2056. The MidCoast Hospital Medical Office Building ground lease permits us to renew or extend the ground lease for three successive fifteen-year terms, subject to certain conditions. As of September 30, 2013, we were required to pay $225 per month under the MidCoast Hospital Medical Office Building ground lease with no contractual increases in the monthly payment through expiration. The ground lease for Valley West Medical Office Building expires on November 30, 2082. The Valley West Medical Office Building ground lease permits us to renew or extend the ground lease for two successive fifteen-year terms, subject to certain conditions. As of September 30, 2013, we were required to pay $1,125 per month under the Valley West Medical Office Building ground lease. The rent will increase by an amount equal to $300 per year on each anniversary on the commencement date defined as December 1.

Legal Proceedings

        From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operations if determined adversely to us.

MANAGEMENT

Our Trustees, Trustee Nominees and Executive Officers

        Our board of trustees consists of 7 members, including a majority of trustees who are independent within the meaning of the listing standards of the NYSE. Each of our trustees will be elected by our shareholders at our annual meeting of shareholders to serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies. See "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Our Board of Trustees." The first annual meeting of our shareholders after this offering will be held in 2014. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of trustees.

        The following table sets forth certain information concerning our trustees and executive officers:

Name	Age	Position
John T. Thomas	47	President and Chief Executive Officer and Trustee
John W. Sweet Jr.	69	Executive Vice President and Chief Investment Officer
John W. Lucey	51	Senior Vice President—Principal Accounting and Reporting Officer
Mark D. Theine	30	Senior Vice President of Asset and Investment Management
Tommy G. Thompson	71	Trustee, Non-Executive Chairman of the Board
Stanton D. Anderson	72	Trustee
Mark A. Baumgartner	57	Trustee
Albert C. Black, Jr.	53	Trustee
William A. Ebinger, M.D.	58	Trustee
Richard A. Weiss	67	Trustee

        The following are biographical summaries of the experience of our trustees, executive officers and certain other officers.

Name	Biographical Summary
John T. Thomas	Mr. Thomas is our President and Chief Executive Officer and serves on our board of trustees. Mr. Thomas was the Executive Vice President-Medical Facilities Group for Health Care REIT Inc. (NYSE: "HCN") from January 2009 to July 2012 where his group was responsible for growing total net investments for HCN's medical facilities division, including hospitals, medical office buildings, and life science research facilities from $2.3 billion in assets to approximately $5 billion. During that three and a half year time frame, Mr. Thomas' group expanded HCN's medical office building portfolio from 128 properties to 210 properties with rentable square feet growing from 5.6 million to 13 million and the percentage of medical office buildings affiliated with healthcare delivery systems growing from 62% to approximately 90 and; occupancy for the medical office buildings improved from 90% to almost 94% during this period. The medical facilities division's annualized net operating income increased from $131 million in 2008 to more than $350 million while Mr. Thomas led HCN's medical facilities division. Since August 2012, Mr. Thomas has been self-employed as a healthcare consultant and lawyer. Mr. Thomas has relationships with over 25 national operators and healthcare delivery systems with whom he has worked to develop and acquire healthcare facilities occupied by these healthcare delivery systems and operators.

Name	Biographical Summary

Prior to Health Care REIT Inc., Mr. Thomas served as President, Chief Development Officer and Business Counsel of Cirrus Health from August 2005 to December 2008, where he led efforts to acquire and manage four hospitals and an endoscopy center, as well as efforts to develop other facilities. From October 2000 to July 2009, he served as Senior Vice President and General Counsel for Baylor Health Care System in Dallas, Texas. As General Counsel for the Baylor Health Care System in Dallas, he was responsible for legal affairs and government affairs. Mr. Thomas has been recognized for his team's advocacy work on Texas H.B. 3 and Proposition 12, the 2003 Texas legislative and constitutional amendment efforts to increase patient access to physicians and care, through reforms to Texas' medical malpractice laws. He was also co-founder and chairman of a national coalition to reform medical malpractice laws through federal legislation, through the Coalition for Affordable and Reliable Healthcare (CARH). Mr. Thomas has testified before the Ways and Means Committee and Energy and Commerce Committee of the U.S. House of Representatives and a sub-committee of the U.S. Senate's Homeland Security Committee, all related to health care policy. From April 1997 to October 2000, he served as General Counsel and Secretary for Unity Health System, a five hospital division of the Sisters of Mercy Health System in St. Louis, MO where he oversaw legal affairs for the healthcare delivery system and its operating subsidiaries.

Mr. Thomas began his career as a tax lawyer at Milbank, Tweed, Hadley and McCoy in New York, NY in 1990, and was elected a partner at Sonnenschein, Nath and Rosenthal (now SNR Denton) in April 1997.

Mr. Thomas received his J.D. from Vanderbilt University Law School and his B.S. in Economics from Jacksonville State University, where he was a scholarship letterman on the football team and was a member of the Academic All-Conference Team. Mr. Thomas graduated with Distinction and Special Honors in Economics.

John W. Sweet Jr.

Mr. Sweet is our Executive Vice President and Chief Investment Officer. Mr. Sweet was formerly the Managing Director of the Ziegler Funds and responsible for all investment, financing and management activities. Prior to re-joining Ziegler in 2005 to establish the Ziegler Funds, Mr. Sweet was a co-founder of Windrose Medical Properties Trust ("Windrose"), a publically-held healthcare REIT which completed its initial public offering in August 2002. Mr. Sweet assisted in the creation and initial public offering of Windrose as an independent consultant and subsequent to its initial public offering joined the company as the Vice President—Business Development where he was responsible for identifying and negotiating the acquisition of new medical office buildings. In his capacities at both Windrose and Ziegler, Mr. Sweet has supervised the investment of over $565 million in the acquisition of healthcare related properties.

From 1997 to 2001, Mr. Sweet served as Senior Vice President—Corporate Finance for B.C. Ziegler and Company and was engaged in both healthcare and multi-industry mergers and acquisitions and capital formation. Over a number of years, Mr. Sweet has held positions as a financial executive with several publicly traded companies, private family businesses and financial services companies. Mr. Sweet has a bachelor's degree in business administration from St. John Fisher College in Rochester, New York and an M.B.A. from Rochester Institute of Technology.

Name	Biographical Summary
John W. Lucey

Mr. Lucey is our Senior Vice President—Principal Accounting and Reporting Officer. Mr. Lucey has more than twenty years of public company financial experience, of which more than ten of those years have been in the senior living healthcare industry. From 2005 until joining our company upon completion of our IPO, Mr. Lucey served as the Director of Financial Reporting for Assisted Living Concepts, Inc. (NYSE: ALC), a senior housing operator with over 200 locations in 20 states and annual revenues of approximately $230 million where he was responsible for the consolidated financial statements, SEC reporting, coordination of the annual audit and annual report, corporate office budget, HUD compliance, workers compensation and general/professional liability insurance oversight and research and implementation of all new accounting standards. Prior to Assisted Living Concepts, Mr. Lucey served as the Manager of Financial Reporting for Case New Holland from 2003 to 2005 and as a Division Controller at Monster Worldwide from 2001 to 2003. From 1996 to 2001, Mr. Lucey was the Director of Financial Reporting for Alterra Healthcare Corporation (now Brookdale Living Communities, NYSE: "BKD"). Mr. Lucey's experience includes initial public offerings, as well as various equity and debt offerings and mergers and acquisitions. Mr. Lucey is a certified public accountant in the State of Wisconsin and has a bachelor's degree in accounting from the University of Wisconsin—Madison and an M.B.A in finance from St. Louis University in St. Louis, MO.

Mark D. Theine

Mr. Theine is our Senior Vice President of Asset and Investment Management. Mr. Theine joined the Ziegler Funds in September 2005 as an associate responsible for evaluating investment opportunities, assisting in the daily asset management of all Ziegler Fund investments, overseeing third-party property management and leasing, and monitoring actual property performance. Additionally, Mr. Theine's responsibilities have included identifying new investment opportunities and assisting with due diligence and financing arrangements for each investment. Mr. Theine graduated summa cum laude with a B.B.A. in finance and accounting from the University of Wisconsin-Milwaukee.

Name	Biographical Summary
Tommy G. Thompson

Governor Thompson is a member and non-executive chairman of our board of trustees. Governor Thompson is the former United States Health and Human Services (HHS) Secretary and a four-term Governor of Wisconsin. Governor Thompson served as HHS Secretary from 2001 to 2005 and is one of the nation's leading advocates for the health and welfare of all Americans. Following his term in public office, Governor Thompson built on his efforts as HHS Secretary and Governor to develop innovative solutions to the health care challenges facing American families, businesses, communities, states and the nation as a whole. These efforts focus on improving the use of information technology in hospitals, clinics and doctors' offices; promoting healthier lifestyles; strengthening and modernizing Medicare and Medicaid; and expanding the use of medical diplomacy around the world. From 2005 until 2009, Governor Thompson served as a senior advisor at the consulting firm Deloitte and Touche USA LLP and was the founding independent chairman of the Deloitte Center for Health Solutions, which researches and develops solutions to some of our nation's most pressing health care and public health related challenges. From 2005 to early 2012, Governor Thompson served as a senior partner at the law firm of Akin, Gump, Strauss, Hauer, & Feld LLP. Governor Thompson served as Chairman of the Board of Directors of Logistics Health, Inc. from January 2011 to May 2011, and served as President from February 2005 to January 2011. Governor Thompson currently serves on the Board of Directors of CareView Communications,  Inc., as Chairman of the Board of Directors (since 2005), Centene Corporation (since 2005), C.R. Bard, Inc. (since 2005), United Therapeutics Corporation (since 2010), Cytori Therapeutics, Inc. (since 2011), and TherapeuticsMD,  Inc. (since 2012). Governor Thompson was formerly a director of AGA Medical Corporation, CNS Response, Inc. PURE Bioscience, SpectraScience, Inc., and VeriChip Corporation. Governor Thompson received his B.S. and J.D. from the University of Wisconsin-Madison.

We have determined that Governor Thompson should serve on our board of trustees because his extensive knowledge of the evolving healthcare industry and his unique experience with physicians, healthcare decision makers, and business executives nationwide regarding healthcare policy and improvements within the industry.

Name	Biographical Summary
Stanton D. Anderson

Mr. Anderson is a member of our board of trustees. Mr. Anderson resigned as a partner from the law firm McDermott Will & Emery in February 2008. He has served as Senior Counsel to the President and CEO of the U.S. Chamber of Commerce since 1997. While a partner at McDermott Will & Emery, Mr. Anderson served as Executive Vice President and Chief Legal Officer of the U.S. Chamber of Commerce. Mr. Anderson also oversaw the National Chamber Litigation Center, the public policy legal arm of the Chamber; the Institute for Legal Reform, a Chamber affiliate dedicated to restoring fairness, efficiency, and consistency to the U.S. civil justice system; and the Chamber's Office of General Counsel. Mr. Anderson has been involved in national political affairs since 1972 where he managed a number of Republican conventions and served as Counsel to the Reagan-Bush Campaign in 1980. Mr. Anderson has received a number of Presidential appointments, including the President's Advisory Committee on Trade Negotiations and the Presidential Commission on Personnel Interchange and chaired the U.S. delegation to the United Nations Conference on New and Renewable Energy Resources in 1981. Mr. Anderson previously served on the Board of Directors of two public companies, CB Richard Ellis, a national real estate company where he chaired the audit committee for a number of years, and Aegis Communications Group, where he chaired a number of Board committees, including the audit committee. Mr. Anderson graduated from Westmont College where he was a Small College All-American basketball player, and received his law degree from Willamette University where he was a member of the Law Review.

We have determined that Mr. Anderson should serve on our board of trustees because of his significant financial and legal experience, prior service as a member of the board of directors of other public companies, and his familiarity with business policy.

Mark A. Baumgartner

Mr. Baumgartner is a member of our board of trustees. Mr. Baumgartner is currently the Chief Credit Officer of B.C. Ziegler responsible for review of certain transactions underwritten by the firm for hospitals, senior living entities, churches, and charter schools, totaling approximately $3 billion annually. Prior to assuming the position of Chief Credit Officer in 2009, Mr. Baumgartner worked as an investment banker at B.C. Ziegler beginning in 1984. Over the next 25 years, he completed more than 150 public debt offerings in excess of $5 billion for hospital systems, clinics and senior living facilities across the country. During that time, Mr. Baumgartner's investment banking activities have included mergers, acquisitions and financial advisory work as well as tax-exempt and taxable financings on a fixed variable or blended interest rate basis. Mr. Baumgartner has also had the opportunity to work on numerous strategic advisory transactions for healthcare providers involved in merging, acquiring or partnering with other healthcare entities. Mr. Baumgartner is a registered representative and registered principal and is a member of the Healthcare Financial Management Association. He earned a B.B.A. in finance from the University of Notre Dame.

We have determined that Mr. Baumgartner should serve on our board of trustees because of his healthcare industry expertise and capital markets experience.

Name	Biographical Summary
Albert C. Black, Jr.

Mr. Black is a member of our board of trustees. Mr. Black has been President and Chief Executive Officer of On-Target Supplies & Logistics, Ltd, a regional logistics management firm that provides outsourced services to a diverse set of Fortune 500 companies and large non-profit organizations since he founded the company in 1982. On-Target's supply chain functions include product sourcing, procurement, transportation, warehousing, light manufacturing, web-based fulfillment, distribution and second market management. As president and chief executive of the company, Mr. Black's primary responsibility is to guide the growth and development of On-Target Supplies & Logistics and its affiliate companies TreCo Investments and ReadyToWork®. Mr. Black's professional and community experience over the years has included serving in leadership positions with several civic and educational institutions, including Baylor Health Care System, one of the leading healthcare delivery systems in the country with approximately $4.8 billion in annual operating revenue. Mr. Black is the Immediate Past Chairman of the Board of Directors for Baylor Health Care System and current chairman of audit committee. Mr. Black has served on the Baylor Health Care Board of Directors for the past 16 years where he has been the chairman of the finance and operating committees and the sponsoring trustee of the BHCS Diabetes Health and Wellness Institute. Mr. Black has also served as Greater Dallas Chamber Board Chairman, PrimeSource Board Chairman and Interim CEO, St. Louis University Board of Trustee, Baylor University Regent, Texas Southern University Regent, JPMorgan Chase Board Advisor, AT&T Advisor, TXU Advisor, and Capital One Texas Client Advisory Board. Mr. Black graduated from the University of Texas at Dallas and earned an MBA from the School of Business at Southern Methodist University.

We have determined that Mr. Black should serve on our board of trustees because of his entrepreneurial start-up business experience and important perspective serving as a long standing member of the Board of Directors of a major healthcare delivery system as well as other civic and educational institutions.

William A. Ebinger, M.D.

Dr. Ebinger is a member of our board of trustees. Dr. Ebinger is currently and has been a practicing internist since 2008 with Aurora Health Care, the largest healthcare delivery system in Wisconsin with 15 hospitals across the state, nearly 1,500 employed physicians and approximately $4 billion in annual revenue. Dr. Ebinger has been the President of the Medical Staff at the Aurora hospital in Grafton, Wisconsin known as the Aurora Medical Center Grafton since 2010. Dr. Ebinger is also a member of the Medical Group Leadership Council for Aurora Health Care. Prior to joining Aurora Health Care in 2008, Dr. Ebinger was a physician stockholder of Advanced Healthcare, the largest independent physician practice group in Southeastern Wisconsin with approximately 250 physicians. In 2008, Dr. Ebinger helped Advance Healthcare arrange a strategic hospital affiliation with Aurora Health Care to create Aurora Advanced Health Care. Dr. Ebinger is now a member of the Board of Directors for the Aurora Advanced Healthcare Division of Aurora Health Care, where he also serves as a Medical Director for its Ozaukee Region. Dr. Ebinger graduated from Cornell College and the medical school at the University of Chicago. Dr. Ebinger completed his postgraduate studies in Internal Medical at the University of Michigan and is a member of the American Board of Internal Medicine.

Name	Biographical Summary

We have determined that Dr. Ebinger should serve on our board of trustees because of his unique perspective as a practicing physician and experience with the integration and affiliation of an independent physician practice group with a leading healthcare delivery system.

Richard A. Weiss

Mr. Weiss is a member of our board of trustees. Mr. Weiss retired as a partner from the law firm Foley & Lardner LLP in June 2008 where he served as managing partner of the firm's Washington D.C. office and as a member of the firm's management committee. Mr. Weiss has concentrated his law practice in health care finance, representing hospital systems, medical practice groups and investment. Mr. Weiss is a former member of the board of directors and former board chair of Washington Hospital Center, the largest private hospital in Washington, D.C. Mr. Weiss is a current member of the board of directors and chairman of the capital committee of Aurora Health Care, the largest health care delivery system in Wisconsin, where he served two years as its board chairman. Mr. Weiss has also been a trustee of the Medical College of Wisconsin and board chairman of a private psychiatric hospital. In addition to his work in healthcare, Mr. Weiss worked in the sports industry where he represented the Washington Nationals in connection with its new baseball stadium in Washington, D.C., as well as the Green Bay Packers in the renovation of Lambeau Field, the Milwaukee Brewers in the development and financing of Miller Park, and Major League Baseball in the financing of new ballparks in San Diego and Miami. Mr. Weiss graduated from the University of Wisconsin Law School (magna cum laude, 1971), where he was Order of the Coif and on the editorial board of the Wisconsin Law Review, and has a business degree from Northwestern University (B.S.B.A., with distinction, 1968). Mr. Weiss is a board member of Great Lakes Higher Education Corporation, a retired member of The Economic Club of Washington D.C. and a former board member and the general campaign chair for the United Way of the National Capital Area and a former member of the board of directors and executive committee of the Greater Washington Board of Trade.

We have determined that Mr. Weiss should serve on our board of trustees because his healthcare industry, legal and financial experience.

Corporate Governance Profile

        We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

  •
  our board of trustees is not staggered, with each of our trustees subject to re-election annually;

  •
  of the seven persons who serve on our board of trustees, five of our trustees satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

  •
  at least one of our trustees qualifies as an "audit committee financial expert" as defined by the SEC;

  •
  we opted out of the business combination and control share acquisition statutes in the MGCL; and

  •
  we do not have a shareholder rights plan.

        Our trustees will stay informed about our business by attending meetings of our board of trustees and its committees and through supplemental reports and communications. Our independent trustees meet regularly in executive sessions without the presence of our corporate officers or non-independent trustees.

Role of the Board in Risk Oversight

        One of the key functions of our board of trustees is informed oversight of our risk management process. Our board of trustees administers this oversight function directly, with support from its three standing committees, the audit committee, the compensation, nominating and governance committee and the finance and investment committee, each of which addresses risks specific to their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation, nominating and governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation, nominating and governance committee also assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

        Our board of trustees has established three standing committees: an audit committee and a compensation, nominating and governance committee and a finance and investment committee. The principal functions of each committee are described below. We intend to comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent trustees. Additionally, our board of trustees may from time to time establish certain other committees to facilitate the management of our company.

Audit Committee

        Our audit committee consists of three of our independent trustees. The chairman of our audit committee qulaifies as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our board of trustees has determined that each of the audit committee members is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an audit committee charter, which details the principal functions of the audit committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function; and

  •
  our overall risk profile.

        The audit committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered compensation, nominating and governance accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. Mr. Anderson is the chair and Messrs. Ebinger and Weiss are members of the audit committee.

Compensation, Nominating and Governance Committee

        Our compensation, nominating, and governance committee consists of three of our independent trustees. Our compensation, nominating and governance committee charter, details the principal functions of the compensation, nominating and governance committee, including:

  Compensation Functions:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer's compensation, evaluating our chief executive officer's performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

  •
  reviewing and approving the compensation, if any, of all of our other officers;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our incentive compensation equity-based remuneration plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

  Nominating and Corporate Governance Functions:

  •
  identifying and recommending to the full board of trustees qualified candidates for election as trustees and recommending nominees for election as trustees at the annual meeting of shareholders;

  •
  developing and recommending to the board of trustees corporate governance guidelines and implementing and monitoring such guidelines;

  •
  reviewing and making recommendations on matters involving the general operation of the board of trustees, including board size and composition, and committee composition and structure;

  •
  recommending to the board of trustees nominees for each committee of the board of trustees;

  •
  annually facilitating the assessment of the board of trustees' performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards;

  •
  overseeing the board of trustees' evaluation of management; and

  •
  identifying and recommending nominees for trustees, in connection with which the compensation, nominating and corporate governance committee may consider diversity of relevant experience, expertise and background.

Mr. Black is the chair and Messrs. Anderson and Thompson are members of the compensation, nominating and governance committee.

Finance and Investment Committee

        The function of the Finance and Investment Committee is to review and approve the Company's (a) capital structure and financing activities, and (b) investments in healthcare properties. Messrs. Baumgartner, Thomas and Weiss and Dr. Ebinger serve as members of the Finance and Investment Committee, with Mr. Baumgartner serving as the chairman. Our board of trustees has determined that, other than Mr. Baumgartner and Mr. Thomas, each member of the Finance and Investment Committee is "independent" under NYSE rules.

        Our Finance and Investment Committee operates pursuant to a written charter. Unless otherwise determined by the board of trustees, the committee shares in the responsibility for consulting with management on, and approving on behalf of the board of trustees, all strategies, plans, policies and actions relating to (i) capital structure; (ii) equity and debt financings, including public and private securities offerings; and (iii) credit facilities and loan, hedging and other financing transactions subject to investment parameters established by the board of trustees for the Company, from time to time, the committee will also review and approve specific investments in healthcare properties by the Company.

Code of Business Conduct and Ethics

        Our board of trustees has established a code of business conduct and ethics that applies to our officers, trustees and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code of business conduct and ethics.

        Any waiver of the code of business conduct and ethics for our executive officers or trustees must be approved by a majority of our independent trustees, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

Limitation of Liability and Indemnification of Our Operating Partnership

        The limited partners of our operating partnership expressly acknowledge that we, as the general partner of our operating partnership, are acting for the benefit of our operating partnership, the limited partners (including us) and our shareholders collectively and that we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our operating partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our shareholders on the one hand, and the limited partners of our operating partnership on the other hand, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners, provided however, that so long as we own a controlling interest in our operating partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our shareholders or the limited partners will be resolved in favor of our shareholders, and we will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

        To the extent permitted by applicable law, the partnership agreement provides for the indemnification of us, as the general partner, and our officers, trustees, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

  •
  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnitee actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        Similarly, neither we nor our officers, trustees, agents or employees, will be liable for monetary damages to our operating partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

        We did not conduct business in our current corporate format prior to the completion of our IPO on July 24, 2013 and did not pay any compensation to any of our named executive officers. Accordingly, no compensation policies or objectives governed our named executive officer compensation. The following table sets forth the annual compensation amounts payable for the remainder of fiscal year 2013 to our named executive officers. While the table below accurately reflects our current expectations with respect to the annualized 2013 named executive officer compensation, actual 2013 compensation for these officers may be increased or decreased, including through the use of compensation components not currently contemplated or described herein. As discussed below under "—Employment Agreements," we provide severance benefits to each of our named executive officers.

Name and Principal Position	Annual Salary	Bonus(1)	Share Awards(2)	All Other Compensation(3)	Total
John T. Thomas—President and Chief Executive Officer	$300,000	—	$1,000,000	$35,000	$1,335,000
John W. Sweet Jr.—Executive Vice President and Chief Investment Officer	$200,000	—	$800,000	$35,000	$1,035,000
John W. Lucey—Senior Vice President—Principal Accounting and Reporting Officer	$150,000	—	$75,000	$35,000	$260,000
Mark D. Theine—Senior Vice President of Asset and Investment Management	$150,000	—	$400,000	$35,000	$585,000

(1)
Bonus amounts, if any, payable to our named executive officers will be determined by the compensation, nominating and governance committee of our board of trustees in the future.

(2)
Represents awards of restricted common shares to the executive officer upon completion of our IPO under the 2013 Equity Incentive Plan. The restricted shares vest ratably over three years beginning on the first anniversary of completion of our IPO. The dollar value of the share awards was based upon the IPO price of our common shares.

(3)
Represents reimbursement of up to $10,000 annually for reasonable professional expenses and advice from professional advisors and amounts paid by us for healthcare benefits for each officer.

2013 Equity Incentive Plan

        In connection with the consummation of the IPO, we adopted the Physicians Realty 2013 Equity Incentive Plan (the "2013 Equity Incentive Plan"). The purposes of the plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants' interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors are eligible to participate in the plan. Under the plan, 600,000 common shares are available for issuance subject to adjustment as provided in the plan. The plan is administered by our compensation, nominating and governance committee, which will interpret the plan and have broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.

Type and Amount of Awards

        The plan allows us to grant the following types of awards:

  •
  non-qualified options;

  •
  share appreciation rights, or SARs;

  •
  restricted shares;

  •
  common shares;

  •
  restricted share units;

  •
  performance awards; and

  •
  dividend equivalent rights.

        In any calendar year, no participant may be granted awards for options, SARs, restricted shares, unrestricted shares, restricted share units, or performance awards (or any other award that is determined by reference to the value our common shares or appreciation in the value of such shares) that exceed, in the aggregate, 500,000 underlying common shares. During a calendar year, no participant may receive performance awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $4 million, and if such performance awards involve the issuance of common shares, the aggregate value of the performance awards shall be based on the fair market value of such common shares at the time of grant of the performance award. The following are descriptions of the types of awards allowed under the plan:

Stock Options

        Options may be granted by our compensation, nominating and governance committee and may be nonqualified options. Options are subject to the terms and conditions, including vesting conditions, set by our compensation, nominating and governance committee. The exercise price for all options granted under the plan will be determined by our compensation, nominating and governance committee, except that no options can be granted with an exercise price that is less than 100% of the fair market value of our common shares on the date of grant. The term of all options granted under the plan will be determined by our compensation, nominating and governance committee, but may not exceed 10 years. Each option will be exercisable at such time and pursuant to such terms and conditions as determined by our compensation, nominating and governance committee in the applicable option agreement. Each option gives the participant the right to receive a number of our common shares upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the share acquired on exercise), our common shares (if approved by our compensation, nominating and governance committee), or any combination of cash and such common shares or any other form of valid consideration that is acceptable to the compensation, nominating and corporate governance committee.

Share Appreciation Rights, or SARs

        SARs may be granted on a stand-alone basis (i.e., not in conjunction with options granted under the plan) or may be granted in tandem with options granted under the plan. A SAR granted under the plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over a specified price, known as the base price, fixed by our compensation, nominating and governance committee, which will not be less than 100% of the fair market value of our common shares on the grant date of the SAR. Payment may be made in any manner as determined by our compensation, nominating and governance committee.

Restricted Shares, Common Shares and Restricted Share Units

        Restricted shares are our common shares that are forfeitable until the restrictions lapse. Unrestricted shares are our common shares that are not subject to time-based, performance or other restrictions. Restricted share units are rights granted as an award to receive our common shares, conditioned upon the satisfaction of restrictions imposed by our compensation, nominating and governance committee. Our compensation, nominating and governance committee will determine the restrictions for each award and the purchase price in the case of restricted shares, if any. Restrictions on the restricted shares and restricted share units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted share units, the occurrence of a specific event. Vesting of restricted shares and restricted share units is conditioned upon the participant's continued employment among other restrictions that may apply. Participants do not have voting rights in restricted share units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted shares and/or restricted share units.

Performance Awards

        Our compensation, nominating and governance committee is authorized to grant performance awards under the 2013 Equity Incentive Plan, on which the right of a participant to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, may be subject to such performance conditions during a specified period as may be specified by our compensation, nominating and governance committee. Performance and incentive awards may be settled in cash, our common shares or other consideration, or any combination thereof. Our compensation, nominating and governance committee will determine award terms, including the required performance goals, the corresponding amounts payable upon achievement of such performance goals, termination and forfeiture provisions and the form of settlement (including, maximum or minimum settlement values), so long as such provisions are not inconsistent with the terms of the 2013 Equity Incentive Plan. To the extent our compensation, nominating and governance committee determines that Code Section 162(m) shall apply to a performance award granted under the 2013 Equity Incentive Plan, it is our intent that performance awards constitute "performance-based compensation" within the meaning of Code Section 162(m) and the regulations thereunder and, accordingly, in such case, all performance goals shall be objective and otherwise meet the requirements of Code Section 162(m). In certain circumstances, our compensation, nominating and governance committee may, in its discretion, modify the performance measures or objectives and/or the performance period. In addition, our compensation, nominating and governance committee, in its discretion, may reduce the amount of a settlement of a performance or incentive award, but may not increase the amount payable to a participant, unless such award is not intended to qualify under Code Section 162(m). To the extent an award is subject to Code Section 409A, such award shall be in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance thereunder. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Dividend Equivalent Rights

        Our compensation, nominating and governance committee is authorized to grant a dividend equivalent right, either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional common shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash, common shares, or a combination thereof, in a single payment or in installments. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent may be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right granted as a component of another award may contain terms and conditions different from such other award.

Other Awards

        Our compensation, nominating and governance committee may grant other forms of awards payable in cash or our common shares if our compensation, nominating and governance committee determines that such other form of award is consistent with the purpose and restrictions of the plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Criteria

        Awards of restricted shares, restricted share units, performance awards and other awards (whether relating to cash or common shares) under the 2013 Equity Incentive Plan may be made subject to the attainment of specific levels of one or more of the following measures ("Performance Criteria"): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margins; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's common shares; return on assets, equity or shareholders' equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company's annual report. However, to the extent Section 162(m) of the Code is applicable, our compensation, nominating and governance committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Change in Control

        Our compensation, nominating and governance committee may, in order to maintain a participant's rights in the event of any change in control of our company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the compensation, nominating and governance committee may cancel any outstanding awards (whether or not vested and whether or not any performance goals or any performance period is met) as of the date of the change in control in exchange for a payment in cash, shares of the corporation resulting from the change in control or no payment at all, depending upon the value of such award. Our compensation, nominating and governance committee may include further provisions in any award agreement as it may deem desirable regarding a change in control, including, but not limited to, providing for accelerated vesting or payment of an award upon a change in control.

Amendment and Termination

        Unless the plan is earlier terminated by our board of trustees, the plan will automatically terminate on the date which is ten years following the effective date of the plan. Awards granted before the termination of the plan may extend beyond that date in accordance with their terms. Our compensation, nominating and governance committee is permitted to amend the plan or the terms and conditions of outstanding awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant's written consent. Our board of trustees must approve any increase in the number of shares issuable under the plan. Shareholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NYSE.

Transferability

        Unless otherwise determined by our compensation, nominating and governance committee, awards granted under the plan are not transferable except by will or the laws of descent and distribution. Our compensation, nominating and governance committee will have sole discretion to permit the transfer of an award to certain family members and other entities specified in the plan.

Adjustments

        In the event that a dividend or other distribution (whether in the form of cash, common shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of common shares or other securities of the Company, issuance of warrants or other rights to purchase common shares or other securities of the Company, or other similar corporate transactions or event affects the fair value of an award, such that our compensation, nominating and governance committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, the compensation, nominating and governance committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding options and other awards. Our board of trustees must approve any increase in the number of shares issuable under the plan. Stockholder approval of any such adjustment will be obtained if required to comply with applicable law or the rules of the NYSE.

401(k) Plan

        We expect to implement in the future and maintain a 401(k) plan for our eligible employees, including our named executive officers. We expect, in the future, to make matching contributions and/or profit sharing contributions to the 401(k) plan. We expect the plan will provide that an employee's deferrals under our 401(k) plan are 100% vested and nonforfeitable when made to the plan.

Health and Welfare Benefits

        We intend to provide a competitive benefits package to all full-time employees which is expected to include health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits. The plans under which these benefits will be offered are not expected to discriminate in scope, terms or operating in favor of officers and directors and will be available to all full-time employees.

Trustee Compensation

        Each of our non-employee trustees received the following as compensation for services as a trustee: an initial equity grant of restricted shares with a grant-date fair value of $100,000 and an annual cash retainer of $30,000. The equity awards granted to our trustees were made pursuant to our 2013 Equity Incentive Plan. The restricted share awards granted to our trustees vest in three equal installments, with the first installment vesting on the first anniversary of the date of grant and the second and third installments vesting on the second and third anniversaries of the date of grant, respectively, subject to the trustee's continued service on our board of trustees. Our lead independent trustee serves as chairman of the board of trustees and receives an additional annual cash retainer of $10,000. The trustee who serves as chair of the audit committee received an additional annual cash retainer of $7,500, and the trustees who serves as chair of the compensation, nominating and corporate governance committee receives an additional annual cash retainer of $7,500. Mr. Thomas, our President and Chief Executive Officer, does not receive compensation for his services as trustee. In addition, we provide each non-employee trustee with compensation of (i) $1,000 for each duly convened meeting of the board of trustees attended in person by such trustee, (ii) $500 for each duly convened meeting of the board of trustees attended telephonically by such trustee and (iii) $250 for each duly convened meeting of one of the committees of the board of trustees attended in person by a non-employee member of such committee, and (iv) $250 for each duly convened meeting of one of the committees of the board of trustees attended telephonically by such trustee. All members of our board of trustees are reimbursed for their reasonable costs and expenses incurred in attending our board meetings up to $8,000 per year.

Employment Agreement with John T. Thomas

        We entered into an employment agreement with Mr. Thomas pursuant to which Mr. Thomas agreed to serve as our President and Chief Executive Officer for an initial three-year term, which term will automatically renew for successive one-year terms unless earlier terminated in accordance with the employment agreement's provisions or unless either we or Mr. Thomas provide the other notice of non-renewal at least 60 days prior to the expiration of the initial or a renewal term. This employment agreement provides that Mr. Thomas will be entitled to an annual base salary of $300,000, subject to such annual increases as the compensation, nominating and governance committee may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits generally available to other employees and our other executives. Mr. Thomas will also be eligible for an annual cash bonus of up to 100% of his base salary for each calendar year during his employment based on a combination of Mr. Thomas's continued employment with us and the achievement of certain performance goals established by our Board. This employment agreement also provides that we will grant to Mr. Thomas, on or as soon as administratively practicable after the date of the completion of our IPO, an award of restricted shares under the 2013 Equity Incentive Plan, which award will have a value of $1,000,000 with the number of shares being determined by the public offering price in this offering and which will vest over a three-year period, equally on the first, second, and third anniversary of the employment agreement's effective date, subject to any forfeiture or acceleration provisions set forth in the restricted share agreement and the 2013 Equity Incentive Plan. We granted Mr. Thomas an award of 86,956 restricted common shares on July 24, 2013.

        Mr. Thomas's employment agreement provides that it may be terminated at any time, without severance, by us for "cause" or by Mr. Thomas if without "good reason," however, upon such termination of employment, Mr. Thomas will be entitled to receive (i) his base salary accrued through the date of termination, any accrued but unpaid vacation pay, plus any bonuses earned but unpaid with respect to fiscal years or other periods ending before the termination date (collectively, the "Accrued Obligations"), payable within the time period required by law, and in any event within 60 days following the date of termination; and (ii) any nonforfeitable benefits payable to him under any deferred compensation, incentive, or other benefit plans maintained by the Company, payable in accordance with the terms of the applicable plan ("Nonforfeitable Benefits"). If Mr. Thomas's employment is terminated by us without "cause" or by Mr. Thomas for "good reason," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits, and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay equal to the sum of (i) his then current base salary, payable in accordance with our normal payroll practices, for a period equal to the greater of (a) the remainder of the then current term of the employment agreement or (b) 24 months; and (ii) any annual bonuses that would have been earned based solely on Mr. Thomas's continued employment for the remainder of the then current term of the employment agreement, or if none, an amount equal to 50% of his then current base salary, payable at the same time bonuses are paid to other active employees with respect to the applicable performance period. Additionally, any options, restricted shares, or other awards granted to Mr. Thomas under the 2013 Equity Incentive Plan would become fully vested and, in the case of options, exercisable in full, and Mr. Thomas would be entitled to continue coverage, at our expense, under any health insurance programs, which were maintained by us and that he participated in at the time of his termination, for a period of 12 months or, if earlier, the date he obtains comparable coverage under a group health plan maintained by a new employer. However, if Mr. Thomas's employment is involuntarily terminated (except by us for "cause") or by Mr. Thomas for "good reason" within 12 months following a change in control, in lieu of the severance pay amount described above, Mr. Thomas would be entitled to severance pay in a lump sum cash payment within 60 days of his termination of employment equal to the present value of a series of monthly payments for 24 months, each in an amount equal to one-twelfth of the sum of (i) his then current base salary and (ii) the average of the annual bonuses paid to him for the prior two fiscal years, if any; additionally, the period of time during which he is entitled to continue coverage under our health insurance programs would be extended to 18 months. If Mr. Thomas's employment were terminated due to his "disability," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits, and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay, payable in accordance with our normal payroll practices, equal to 12 months of his then current base salary, reduced on a dollar-for-dollar basis by the amount of bona fide disability pay (within the meaning of Treas. Reg. section 1.409A-1(a)(5)) received or receivable by Mr. Thomas during such 12-month period, provided such disability payments are made pursuant to a plan sponsored by us that covers a substantial number of our employees and was established prior to the date Mr. Thomas incurred a permanent disability, and further provided that such reduction does not otherwise affect the time of payment of his severance pay.

        For purposes of this employment agreement, "cause" is limited to: (i) the executive engaging in any act of fraud, dishonesty, theft, misappropriation or embezzlement of funds or misrepresentation with respect to us; (ii) the executive's conviction or plea of no contest with respect to any felony or other crime involving moral turpitude; (iii) the executive's material breach of his obligations under the employment agreement, without limitation, breach of the covenants set forth in Section 9 (Protection of Confidential Information) and Section 10 (Restrictive Covenants) or the refusal of the executive to perform his job duties as directed by our Board, which the executive failed to cure within 30 days after receiving written notice from our Board specifying the alleged breach; (iv) violation of any material duty or obligation to us or of any direction or any rule or regulation reasonably established by our Board, which the executive failed to cure within 30 days after receiving written notice from our Board specifying the alleged violation; or (v) insubordination or misconduct in the performance of, or neglect of, the executive's duties which the executive failed to cure within 30 days after receiving written notice from our Board specifying the alleged insubordination, misconduct, or neglect. "Good Reason" is defined as any of the following occurrences (without the executive's consent): (i) being assigned to a position other than President and Chief Executive Officer (other than for "cause" or by reason of his "disability") or assigned duties materially inconsistent with such position if either such change in assignment constitutes a material diminution in the executive's authority, duties or responsibilities; or (ii) being directed to report to anyone other than our Board if such change in reporting duties constitutes a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report; provided that the executive has notified us within the first 90 days following the initial date of such change in assignment or reporting duties that the executive regards such change in assignment or reporting duties as grounds justifying his resignation for "good reason" and we have failed to cure such change in assignment or reporting duties within 90 days following its receipt of such notice from the executive; and provided further that the executive resigns for "good reason" within six months following the initial existence of a change in assignment or reporting duties that constitute "good reason." "Disability" is defined as the executive being incapacitated due to physical or mental illness and such incapacity, with or without reasonable accommodation, prevents the executive from satisfactorily performing the essential functions of his job for us on a full-time basis for at least 90 days in a calendar year.

Employment Agreement with John W. Sweet Jr.

        We entered into an employment agreement with Mr. Sweet pursuant to which Mr. Sweet agreed to serve as our Executive Vice President and Chief Investment Officer for an initial three-year term, which term will automatically renew for successive one-year terms unless earlier terminated in accordance with the employment agreement's provisions or unless either we or Mr. Sweet provide the other with notice of non-renewal at least 60 days prior to the expiration of the initial or a renewal term. This employment agreement provides that Mr. Sweet will be entitled to an annual base salary of $200,000, subject to such annual increases as the compensation, nominating and governance committee may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits generally available to other employees and our other executives. Mr. Sweet will also be eligible for an annual cash bonus of up to 100% of his base salary for each calendar year during his employment based on a combination of Mr. Sweet's continued employment with us and the achievement of certain performance goals established by our Board. This employment agreement also provides that we will grant to Mr. Sweet, on or as soon as administratively practicable after the date of the completion of our IPO, an award of restricted shares under the 2013 Equity Incentive Plan, which award will have a value of $800,000 with the number of shares being determined by the public offering price in this offering and which will vest over a three-year period, equally on the first, second, and third anniversary of the employment agreement's effective date, subject to any forfeiture or acceleration provisions set forth in the restricted share agreement and the 2013 Equity Incentive Plan. We granted Mr. Sweet an award of 69,564 restricted common shares on July 24, 2013.

        Mr. Sweet's employment agreement provides that it may be terminated at any time, without severance, by us for "cause" or by Mr. Sweet if without "good reason," however, upon such termination of employment, Mr. Sweet would be entitled to receive (i) the Accrued Obligations, payable within the time period required by law, and in any event within 60 days following the date of termination; and (ii) Nonforfeitable Benefits. If Mr. Sweet's employment were terminated by us without "cause" or by Mr. Sweet for "good reason," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits, and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay equal to the sum of (i) his then current base salary, payable in accordance with our normal payroll practices, for a period equal to the greater of (a) the remainder of the then current term of the employment agreement or (b) 24 months; and (ii) any annual bonuses that would have been earned based solely on Mr. Sweet's continued

employment for the remainder of the then current term of the employment agreement, or if none, an amount equal to 50% of his then current base salary, payable at the same time bonuses are paid to other active employees with respect to the applicable performance period. Additionally, any options, restricted shares, or other awards granted to Mr. Sweet under the 2013 Equity Incentive Plan would become fully vested and, in the case of options, exercisable in full, and Mr. Sweet would be entitled to continue coverage, at our expense, under any health insurance programs, which were maintained by us and that he participated in at the time of his termination, for a period of 12 months or, if earlier, the date he obtains comparable coverage under a group health plan maintained by a new employer. However, if Mr. Sweet's employment is involuntarily terminated (except by us for "cause") or by Mr. Sweet for "good reason" within 12 months following a change in control, in lieu of the severance pay amount described above, Mr. Sweet would be entitled to severance pay in a lump sum cash payment within 60 days of his termination of employment equal to the present value of a series of monthly payments for 24 months, each in an amount equal to one-twelfth of the sum of (i) his then current base salary and (ii) the average of the annual bonuses paid to him for the prior two fiscal years, if any; additionally, the period of time during which he is entitled to continue coverage under our health insurance programs would be extended to 18 months. If Mr. Sweet's employment is terminated due to his "disability," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay, payable in accordance with our normal payroll practices, equal to 12 months of his then current base salary, reduced on a dollar-for-dollar basis by the amount of bona fide disability pay (within the meaning of Treas. Reg. section 1.409A-1(a)(5)) received or receivable by Mr. Sweet during such 12-month period, provided such disability payments are made pursuant to a plan sponsored by us that covers a substantial number of our employees and was established prior to the date Mr. Sweet incurred a permanent disability, and further provided that such reduction does not otherwise affect the time of payment of his severance pay. "Cause," "good reason," and "disability" have the same definitions as those terms in Mr. Thomas's employment agreement, except that "good reason" will exist if Mr. Sweet is assigned to a position other than Executive Vice President and Chief Investment Officer or if he is directed to report to anyone other than to our President and Chief Executive Officer.

Employment Agreement with Mark D. Theine

        We entered into an employment agreement with Mr. Theine pursuant to which Mr. Theine agreed to serve as our Senior Vice President of Asset and Investment Management for an initial three-year term, which term will automatically renew for successive one-year terms unless earlier terminated in accordance with the employment agreement's provisions or unless either we or Mr. Theine provide the other with notice of non-renewal at least 60 days prior to the expiration of the initial or a renewal term. This employment agreement provides that Mr. Theine will be entitled to an annual base salary of $150,000, subject to such annual increases as the compensation, nominating and governance committee may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits generally available to other employees and our other executives. Mr. Theine will also be eligible for an annual cash bonus of up to 100% of his base salary for each calendar year during his employment based on a combination of Mr. Theine's continued employment with us and the achievement of certain performance goals established by our Board. This employment agreement also provides that we will grant to Mr. Theine, on or as soon as administratively practicable after the date of the completion of our IPO, an award of restricted shares under the 2013 Equity Incentive Plan, which award will have a value of $400,000 with the number of shares being determined by the public offering price in this offering and which will vest over a three-year period, equally on the first, second, and third anniversary of the employment agreement's effective date, subject to any forfeiture or acceleration provisions set forth in the restricted share agreement and the 2013 Equity Incentive Plan. We granted Mr. Theine an award of 34,782 restricted common shares on July 24, 2013.

        Mr. Theine's employment agreement provides that it may be terminated at any time, without severance, by us for "cause" or by Mr. Theine if without "good reason," however, upon such termination of employment, Mr. Theine would be entitled to receive (i) the Accrued Obligations, payable within the time period required by law, and in any event within 60 days following the date of termination; and (ii) Nonforfeitable Benefits. If Mr. Theine's employment were terminated by us without "cause" or by Mr. Theine for "good reason," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits, and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay equal to the sum of (i) his then current base salary, payable in accordance with our normal payroll practices, for a period equal to the greater of (a) the remainder of the then current term of the employment agreement or (b) 24 months; and (ii) any annual bonuses that would have been earned based solely on Mr. Theine's continued employment for the remainder of the then current term of the employment agreement, or if none, an amount equal to 50% of his then current base salary, payable at the same time bonuses are paid to other active employees with respect to the applicable performance period. Additionally, any options, restricted shares, or other awards granted to Mr. Theine under the 2013 Equity Incentive Plan would become fully vested and, in the case of options, exercisable in full, and Mr. Theine would be entitled to continue coverage, at our expense, under any health insurance programs, which were maintained by us and that he participated in at the time of his termination, for a period of 12 months or, if earlier, the date he obtains comparable coverage under a group health plan maintained by a new employer. However, if Mr. Theine's employment is involuntarily terminated (except by us for "cause") or by Mr. Theine for "good reason" within 12 months following a change in control, in lieu of the severance pay amount described above, Mr. Theine would be entitled to severance pay in a lump sum cash payment within 60 days of his termination of employment equal to the present value of a series of monthly payments for 24 months, each in an amount equal to one-twelfth of the sum of (i) his then current base salary and (ii) the average of the annual bonuses paid to him for the prior two fiscal years, if any; additionally, the period of time during which he is entitled to continue coverage under our health insurance programs would be extended to 18 months. If Mr. Theine's employment is terminated due to his "disability," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits, and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay, payable in accordance with our normal payroll practices, equal to 12 months of his then current base salary, reduced on a dollar-for-dollar basis by the amount of bona fide disability pay (within the meaning of Treas. Reg. section 1.409A-1(a)(5)) received or receivable by Mr. Theine during such 12-month period, provided such disability payments are made pursuant to a plan sponsored by us that covers a substantial number of our employees and was established prior to the date Mr. Theine incurred a permanent disability, and further provided that such reduction does not otherwise affect the time of payment of his severance pay. "Cause," "good reason," and "disability" have the same definitions as those terms in Mr. Sweet's employment agreement, except that "good reason" will exist if Mr. Theine is assigned to a position other than Senior Vice President of Asset and Investment Management.

Employment Agreement with John W. Lucey

        We entered into an employment agreement with Mr. Lucey pursuant to which Mr. Lucey agreed to serve as our Senior Vice President—Principal Financial and Accounting Officer for an initial three-year term, which term will automatically renew for successive one-year terms unless earlier terminated in accordance with the employment agreement's provisions or unless either we or Mr. Lucey provide the other with notice of non-renewal at least 60 days prior to the expiration of the initial or a renewal term. This employment agreement provides that Mr. Lucey will be entitled to an annual base salary of $150,000, subject to such annual increases as the compensation, nominating and governance committee of our board of trustees may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits generally available to other employees and our other executives. Additionally, the employment agreement will provide that for the remainder of 2013, we will reimburse Mr. Lucey up to $25,000 for any premiums he pays for medical or dental insurance coverage for himself and his eligible dependents. Mr. Lucey will also be eligible for an annual cash bonus of up to 50% of his base salary for each calendar year during his employment based on a combination of Mr. Lucey's continued employment with us and the achievement of certain performance goals established by our Board. This employment agreement also provides that we will grant to Mr. Lucey, on or as soon as administratively practicable after the date of the completion of our IPO, an award of restricted shares under the 2013 Equity Incentive Plan, which award will have a value of $75,000 with the number of shares being determined by the public offering price in this offering and which will vest over a three-year period, equally on the first, second, and third anniversary of the employment agreement's effective date, subject to any forfeiture or acceleration provisions set forth in the restricted share agreement and the 2013 Equity Incentive Plan. We granted Mr. Lucey an award of 6,522 restricted common shares on July 24, 2013.

        Mr. Lucey's employment agreement provides that it may be terminated at any time, without severance, by us for "cause" or by Mr. Lucey if without "good reason," however, upon such termination of employment, Mr. Lucey would be entitled to receive (i) the Accrued Obligations, payable within the time period required by law, and in any event within 60 days following the date of termination; and (ii) Nonforfeitable Benefits. If Mr. Lucey's employment were terminated by us without "cause" or by Mr. Lucey for "good reason," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits, and, subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay equal to the sum of (i) his then current base salary, payable in accordance with our normal payroll practices, for a period equal to the greater of (a) the remainder of the then current term of the employment agreement or (b) 24 months; and (ii) any annual bonuses that would have been earned based solely on Mr. Lucey's continued employment for the remainder of the then current term of the employment agreement, or if none, an amount equal to 50% of his then current base salary, payable at the same time bonuses are paid to other active employees with respect to the applicable performance period. Additionally, any options, restricted shares, or other awards granted to Mr. Lucey under the 2013 Equity Incentive Plan would become fully vested and, in the case of options, exercisable in full, and Mr. Lucey would be entitled to continue coverage, at our expense, under any health insurance programs, which were maintained by us and that he participated in at the time of his termination, for a period of 12 months or, if earlier, the date he obtains comparable coverage under a group health plan maintained by a new employer. However, if Mr. Lucey's employment is involuntarily terminated (except by us for "cause") or by Mr. Lucey for "good reason" within 12 months following a change in control, in lieu of the severance pay amount described above, Mr. Lucey would be entitled to severance pay in a lump sum cash payment within 60 days of his termination of employment equal to the present value of a series of monthly payments for 24 months, each in an amount equal to one-twelfth of the sum of (i) his then current base salary and (ii) the average of the annual bonuses paid to him for the prior two fiscal years, if any; additionally, the period of time during which he is entitled to continue coverage under our health insurance programs would be extended to 18 months. If Mr. Lucey's employment is terminated due to his "disability," then he would be entitled to the Accrued Obligations, Nonforfeitable Benefits and subject to his continued compliance with the restrictive covenants set forth in this employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay, payable in accordance with our normal payroll practices, equal to 12 months of his then current base salary, reduced on a dollar-for-dollar basis by the amount of bona fide disability pay (within the meaning of Treas. Reg. section 1.409A-1(a)(5)) received or receivable by Mr. Lucey during such 12-month period, provided such disability payments are made pursuant to a plan sponsored by us that covers a substantial number of our employees and was established prior to the date Mr. Lucey incurred a permanent disability, and further provided that such reduction does not otherwise affect the time of payment of his severance pay. "Cause," "good reason," and "disability" have the same definitions as those terms in Mr. Thomas's employment agreement, except that "good reason" will exist if Mr. Lucey is assigned to a position other than Senior Vice President—Principal Financial and Accounting Officer or if he is directed to report to anyone other than to the Company's Executive Vice President—Chief Investment Officer and Chief Financial Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

        We acquired interests in the entities that own our initial properties, as well as certain other assets and liabilities, from the Ziegler Funds in the formation transactions pursuant to contribution agreements. Mr. Sweet, our Executive Vice President and Chief Investment Officer and Mr. Theine, our Senior Vice President of Asset and Investment Management were employees of Ziegler prior to completion of our IPO, and Mr. Baumgartner is currently an employee of Ziegler. Messrs. Sweet and Baumgartner have direct or indirect interests in one or more of the Ziegler Funds. We did not conduct arm's-length negotiations with respect to all of the terms of the formation transactions. The Ziegler Funds entered into contribution agreements with our operating partnership, pursuant to which they contributed their interests in the Ziegler Funds to our operating partnership in exchange for OP units, upon completion of our IPO. We reimbursed one of the Ziegler Funds approximately $1 million for organizational, legal, accounting and other similar expenses incurred by such fund in connection with our IPO and the formation transactions. See "Structure and Formation of Our Company—Formation Transactions."

        The following table sets forth the consideration received by our trustees and our named executive officers in connection with the formation transactions.

Ziegler Fund Investors	Relationship with Us	Number of OP Units Received in Formation Transactions(1)	Total Value of Formation Transaction Consideration(2)
John Sweet	Executive Vice President and Chief Investment Officer	2,730	$31,395
Mark Baumgartner	Trustee Nominee	109	$1,254

(1)
Number of OP units and value are based on such person's pro rata interest in the Ziegler Funds.

(2)
Based on the IPO price per share for our common shares.

        We did not obtain independent third-party appraisals of our properties. Accordingly, there can be no assurance that the fair market value of the OP units that we issue to the Ziegler Funds did not exceed the fair market value of the properties and other assets acquired by us in the formation transactions. See "Risk Factors—Risks Related to Our Formation and Structure—We did not use third-party appraisals of our initial properties to determine the consideration paid in the formation transactions. As a result, the value of the consideration for our initial properties in the formation transactions may exceed their aggregate fair market value" and "Structure and Formation of Our Company—Determination of Consideration Payable for Our Properties."

Partnership Agreement

        Our amended and restated partnership agreement sets forth the terms of the partnership establishing of our rights responsibilities, as general partner, to the limited partners. See "Description of the Partnership Agreement of Physicians Realty L.P."

Registration Rights

        Pursuant to the terms of the partnership agreement of our operating partnership, we agreed to file, following the date on which we become eligible to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, one or more registration statements registering the issuance or resale of the common shares issuable upon redemption of the OP units issued in connection with the formation transactions. We agreed to pay all of the expenses relating to such registration statements. See "Shares Eligible for Future Sale—Registration Rights."

Shared Services Agreement

        Our shared services agreement with Ziegler requires Ziegler to provide certain support services to us, including providing office space and administrative support, accounting support, information technology services, which include hosting and maintaining a separate and secure website, email service and other software necessary to operate our business, in a totally independent and password protected system segregated from other Ziegler sites, human resources and marketing assistance. In addition, we have access to Ziegler's proprietary credit research on hundreds of hospitals, hospital systems and senior living operators. We believe this arrangement with Ziegler provides cost-effective support to us until such time as our portfolio and revenues reach a level that makes it cost-effective for us to internally build out our staff and other overhead.

        The term of the shared services agreement is five years ending July 24, 2018 and provides for an annual fee of $650,000, payable to Ziegler in equal monthly installments. After the initial two years of the term, we may, at our option, elect to reduce the level of services under the agreement in which event the annual fee for the remaining period will be reduced to $500,000 per year payable in cash or in our common shares, at our option.

        Mr. Baumgartner, our trustee nominee, is affiliated with and currently employed by Ziegler. Mr. Weiss, our trustee nominee, has an "immediate family member," as defined in NYSE Rule 303A.02, that is an executive officer of Ziegler.

2013 Equity Incentive Plan

        We adopted a cash and equity-based incentive award plan for our trustees, officers, employees and consultants. An aggregate of 600,000 common shares are available for issuance under awards granted pursuant to our 2013 Equity Incentive Plan. Awards for 250,000 common shares were made upon closing of the IPO. See "Executive Compensation—2013 Equity Incentive Plan."

Indemnification of Officers and Trustees

        Our declaration of trust and bylaws provide for certain indemnification rights for our trustees and officers and we have entered into an indemnification agreement with each of our executive officers and trustees, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or trustees, or in other capacities, to the maximum extent permitted by Maryland law. See "Certain Provision of Maryland Law and Our Declaration of Trust and Bylaws—Indemnification and Limitation of Trustees' and Officers' Liability."

 POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of trustees and, in general, may be amended or revised from time to time by our board of trustees without a vote of our shareholders.

Investment Policies

  Investments in Real Estate or Interests in Real Estate

        We conduct substantially all of our investment activities through our operating partnership and its affiliates. Our investment objectives are to increase cash flows, provide regular cash distributions, maximize the value of our properties and acquire, and develop healthcare properties with cash flow growth potential. Additionally, we will seek to selectively expand and upgrade both our current properties and any newly-acquired properties. Our business is focused primarily on healthcare properties and activities directly related thereto. We have not established a specific policy regarding the relative priority of the investment objectives. For a discussion of our properties and our business and other strategic objectives, see "Our Business and Properties."

        We expect to pursue our investment objectives through the ownership by our operating partnership of properties, but may also make investments in other entities, including joint venture entities with operating partners, structured to comply with RIDEA. We currently intend to focus on healthcare properties that are strategically aligned with a healthcare delivery system in those areas in which we operate and select new markets when opportunities are available that meet our investment criteria or areas that have development potential. We anticipate that future investment and development activity will be focused primarily in the United States but will not be limited to any geographic area. We intend to engage in such future investment activities in a manner that is consistent with requirements applicable to REITs for federal income tax purposes. Provided that we comply with these requirements, however, there are no limitations on the percentage of our assets that may be invested in any one real estate asset.

        We may enter into joint ventures from time to time if we determine that doing so would be the most effective means of allocating capital. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

        From time to time, we may make investments or agree to terms that support the objectives of tenants, without necessarily seeking to maximize our short-term financial return, to build long-term relationships and obtain investment opportunities that might otherwise be unavailable.

  Investments in Real Estate Mortgages

        We may, at the discretion of our board of trustees, invest in mortgages and other real estate interests consistent with the rules applicable to REITs. We have no current intention, however, of investing in loans secured by properties other than in connection with the acquisition of mortgage loans (or loans that may be secured by an interest in an entity that owns the underlying property) through which we expect to achieve equity ownership in the near term of the underlying healthcare properties or land that we believe is suitable for development as a healthcare related facility. Given our current intentions and objectives, our approach to investing in a mortgage loan would be similar to the approach we would undertake when seeking to directly purchase the underlying healthcare property or other property interest, all as described in more detail above. Consequently, we will be opportunistic in our evaluation of mortgages and we may invest in either first mortgages or junior mortgages that may or may not be insured by a governmental agency. There is no assurance that we would be successful in acquiring the underlying real property interest with respect to any mortgage we purchase. Investments in real estate mortgages generally are subject to the risk that one or more borrowers may default and that the collateral securing mortgages may not be sufficient to enable us to recover our full investment.

  Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

        Subject to the percentage of ownership limitations and the income and asset tests necessary for REIT qualification, we may in the future invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers where such investment would be consistent with our investment objectives. We may invest in the debt or equity securities of such entities, including for the purpose of exercising control over such entities. We have no current plans to invest in entities that are not engaged in real estate activities. We do not have any limit on the amount or percentage of our assets that may be invested in any one entity, property or geographic area. Our investment objectives are to maximize cash flow of our investments, acquire investments with growth potential and provide cash distributions and long-term capital appreciation to our shareholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. We will limit our investment in such securities so that we will not fall within the definition of an "investment company" under the 1940 Act.

  Investments in Other Securities

        Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred shares or common shares.

Dispositions

        Our policy is to acquire assets primarily for generation of current income and long-term value appreciation. While our goal is to hold assets on a long-term basis, we will regularly evaluate our healthcare property portfolio to determine whether any of our properties no longer fit our strategic objectives and whether the sale of such assets would be in the best interest of our shareholders. In the event a property no longer fits our strategic objectives or the sale of the property is in the best interests of our shareholders, we may seek to sell such assets.

Financings and Leverage Policy

        The primary objective of our financing strategy is to maintain financial flexibility with a prudent capital structure using retained cash flows, long-term debt and the issuance of common and perpetual preferred shares to finance our growth. We will seek to manage our balance sheet by maintaining prudent financial ratios and leverage levels. We also plan to have staggered debt maturities that are aligned to our expected average lease term, positioning us to re-price parts of our capital structure as our rental rates change with market conditions.

        Our declaration of trust and bylaws do not limit the amount or percentage of indebtedness that we may incur nor do they restrict the form of our indebtedness (including recourse or non-recourse debt, cross collateralized debt, etc.). Furthermore, our board of trustees may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of our common shares, growth and acquisition opportunities and other factors.

        To the extent that our board of trustees determines to obtain additional capital, we may, without shareholder approval, issue debt or equity securities, including additional OP units, retain earnings (subject to the REIT distribution requirements for federal income tax purposes) or pursue a combination of these methods. As long as our operating partnership is in existence, the proceeds of all equity capital raised by us generally will be contributed to our operating partnership in exchange for additional OP units which will correspondingly dilute the ownership interests of the limited partners of our operating partnership.

Lending Policies

        We have not made any loans to third parties, although we do not have a policy limiting our ability to make loans to other persons. We may consider making mezzanine loans or offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. However, we do not intend to engage in significant lending activities. Any loans we make will be consistent with maintaining our status as a REIT.

Equity Capital Policies

        To the extent that our board of trustees determines to obtain additional capital, we may issue debt or equity securities, including additional units or senior securities of our operating partnership, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as our operating partnership is in existence, we will generally contribute the proceeds of all equity capital raised by us to our operating partnership in exchange for additional interests in our operating partnership, which will dilute the ownership interests of the limited partners in our operating partnership.

        Existing shareholders will have no preemptive rights to common or preferred shares or units issued in any securities offering by us, and any such offering might cause a dilution of a shareholder's investment in us. Although we have no current plans to do so, we may in the future issue shares of our beneficial interest or operating partnership units in connection with acquisitions of property.

        We may, under certain circumstances, purchase our common shares or other securities in the open market or in private transactions with our shareholders, provided that those purchases are approved by our board of trustees. Our board of trustees has no present intention of causing us to repurchase our common shares or other securities, and any such action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflict of Interest Policies

        Overview.    Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other. Our trustees and officers have duties to our company under applicable Maryland law in connection with their management of our company. At the same time, we, as the general partner of our operating partnership, have fiduciary duties and obligations to our operating partnership and its other partners under Delaware law and the partnership agreement in connection with the management of our operating partnership. Our fiduciary duties and obligations, as the general partner of our operating partnership, may come into conflict with the duties of our trustees and officers to our company. Our officers and certain of our trustees are limited partners of our operating partnership.

        Unless otherwise provided for in the partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of loyalty and care and which generally prohibits such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The limited partners of our operating partnership expressly acknowledged that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our shareholders, collectively. We will be under no obligation to consider the separate interests of the limited partners of our operating partnership in deciding whether to cause the operating partnership to take or decline to take any actions. In the event of a conflict between the interests of our shareholders on the one hand and the limited partners of our operating partnership on the other hand, we, as general partner of the operating partnership, will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners of the operating partnership. However, for so long as we own a controlling interest in the operating partnership, any conflict that we determine cannot be resolved in a manner that is not adverse to either our shareholders or the limited partners of the operating partnership will be resolved in favor of our shareholders. We, as general partner of the operating partnership, will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners of the operating partnership in connection with such decisions.

        The partnership agreement for our operating partnership expressly limits our liability by providing that neither we, as general partner of the operating partnership, nor any of our trustees, officers, agents or employees, will be liable for damages to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such trustee or officer, acted in good faith. In addition, our operating partnership is required to indemnify us, our affiliates and each of our respective officers, trustees, employees and agents to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, provided that our operating partnership will not indemnify, where it is established that (1) an act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) an indemnitee received an improper personal benefit in money, property or services, or (3) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe the act or omission was unlawful.

        The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties that would be in effect under common law were it not for the partnership agreement. The partnership agreement also provides that any obligation or liability in our capacity as the general partner of our operating partnership that may arise at any time under the partnership agreement or any other instrument, transaction or undertaking contemplated by the partnership agreement will be satisfied, if at all, out of our assets or the assets of our operating partnership only, and no obligation or liability of the general partner will be personally binding upon any of our trustees, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our trustees or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission.

        Our operating partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our operating partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person's right to indemnification under the partnership agreement) or if the person is found to be liable to our operating partnership on any portion of any claim in the action.

        Sale or Refinancing of Properties.    Upon the sale of certain of our properties, certain unitholders could incur adverse tax consequences which are different from the tax consequences to us and to holders of our common shares. Consequently, unitholders may have differing objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness.

        Policies Applicable to All Trustees and Officers.    Our declaration of trust and bylaws do not restrict any of our trustees, officers, shareholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. We have, however, adopted policies that are designed to eliminate or minimize potential conflicts of interest, including a policy for the review, approval or ratification of any related party transactions. This policy provides that the audit committee of our board of trustees will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party before approving such transaction. We also have adopted a code of business conduct and ethics, which provides that all of our trustees, officers and employees are prohibited from taking for themselves opportunities that are discovered through the use of corporate property, information or position without our consent. See "Management—Code of Business Conduct and Ethics." However, we cannot assure you that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Interested Trustee and Officer Transactions

        Pursuant to Maryland law, a contract or other transaction between a Maryland corporation and a director or between a Maryland corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof, provided that:

  •
  the fact of the common directorship or interest is disclosed or known to our board of trustees or a committee of the board, and the board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the fact of the common directorship or interest is disclosed or known to the shareholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

  •
  the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

        Our bylaws contain a provision making these provisions applicable to any contract or other transaction between us and any of our trustees or between us and any other trust, corporation, firm or other entity in which any of our trustees is a trustee or director or has a material financial interest.

        Furthermore, under Delaware law (where our operating partnership is formed), we, as general partner of our operating partnership, have a fiduciary duty to our operating partnership and, consequently, such transactions are also subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership (to the extent such duties have not been eliminated pursuant to the terms of the partnership agreement). We have adopted a policy which requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our trustees or executive officers or any entity in which such director or executive officer is a director (or has similar position) or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of our disinterested trustees. Where appropriate, in the judgment of our disinterested trustees, our board of trustees may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of trustees will have no obligation to do so.

Policies With Respect To Other Activities

        We will have authority to offer common shares, preferred shares or options to purchase shares in exchange for property and to repurchase or otherwise acquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. As described in "Description of the Partnership Agreement of Physicians Realty L.P." we expect, but are not obligated, to issue common shares to holders of OP units upon some or all of their exercises of their redemption rights. Except in connection with the initial capitalization of our company and our operating partnership or the formation transactions, we have not issued common shares, units or any other securities in exchange for property or any other purpose, and our board of trustees has no present intention of causing us to repurchase any common shares. Our board of trustees has the authority, without further shareholder approval, to amend our declaration of trust to increase or decrease the number of authorized common or preferred shares and authorize us to issue additional common or preferred shares, in one or more classes or series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See "Description of Shares of Beneficial Interest." We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless our board of trustees determines that it is no longer in our best interest to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

STRUCTURE AND FORMATION OF OUR COMPANY

Overview

  Our Company

        We were formed as a Maryland real estate investment trust in April 2013 and commenced operations upon completion of our IPO and the formation transactions on July 24, 2013. We conduct our business through an UPREIT structure in which our properties are owned by our operating partnership directly or through limited partnerships, limited liability companies or other subsidiaries, as described below under "—Our Operating Partnership." We are the sole general partner of our operating partnership and, as of September 30, 2013 own approximately 76.4% of the partnership interests in our operating partnership. Our board of trustees oversees our business and affairs.

  Our Operating Partnership

        Substantially all of our assets are held by, and our operations are conducted through, our operating partnership. We contributed the net proceeds of our IPO, and will contribute the net proceeds from this offering, to our operating partnership in exchange for partnership interests therein. Our interest in our operating partnership generally entitles us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As the sole general partner of our operating partnership, we generally have the exclusive power under the partnership agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described more fully below in "Description of the Partnership Agreement of Physicians Realty L.P." Our board of trustees manages our business and affairs.

        Beginning on the first anniversary of the completion of our IPO, holders of the 2,744,000 OP units issued pursuant to our formation transactions will have the right to require our operating partnership to redeem part or all of their OP units for cash, based upon the value of an equivalent number of our common shares at the time of the redemption, or, at our election, common shares on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our shares set forth in our declaration of trust and described under the section entitled "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer." As consideration for a portion of the purchase price for our acquisition of the Crescent City Surgical Centre, we issued an aggregate of 954,877 OP units to the sellers of that property. Effective September 30, 2014, holders of these OP units will have the redemption rights described above. Holders of any OP units we may issue in the future will likely have similar redemption rights. With each redemption of OP units, our percentage ownership interest in our operating partnership and our share of our operating partnership's cash distributions and profits and losses will increase. See "Description of the Partnership Agreement of Physicians Realty L.P."

Formation Transactions

        We acquired interests in the entities that own our initial properties, as well as certain other operating assets and liabilities, from the Ziegler Funds in the formation transactions pursuant to contribution agreements. Mr. Sweet, our Executive Vice President and Chief Investment Officer, and Mr. Theine, our Senior Vice President of Asset and Investment Management, were employees of Ziegler prior to completion of our IPO and Mr. Baumgartner, one of our trustees, is currently an employee of Ziegler and Messrs. Sweet and Baumgartner own direct or indirect interests in one or more of the Ziegler Funds. We did not conduct arm's-length negotiations with respect to all of the terms of the formation transactions. The Ziegler Funds entered into contribution agreements with us and our operating partnership, pursuant to which they contributed their interests in the Ziegler Funds to us or our operating partnership in exchange for OP units substantially concurrently with the completion of our IPO. See "Structure and Formation of Our Company—Formation Transactions." Appraisals of our initial properties and other assets was not obtained. See "Structure and Formation of Our Company—Our Structure—Determination of Consideration Payable for Our Properties."

        Pursuant to the formation transactions, the following occurred substantially concurrently with the completion of our IPO.

  •
  We sold an aggregate of 11,753,597 common shares in our IPO, including 1,318,815 shares upon exercise of the underwriters' over-allotment option. We contributed the net proceeds of the IPO to our operating partnership in exchange for partnership interests in our operating partnership.

  •
  Our operating partnership acquired from the Ziegler Funds equity interests in the entities that directly or indirectly own interests in our initial properties as well as certain related operating assets and liabilities and we issued an aggregate of 2,744,000 OP units to the Ziegler Funds.

  •
  Our operating partnership used approximately $36.9 million of the net proceeds of our IPO to repay outstanding indebtedness secured by certain of the initial properties. In addition, we assumed an approximately $47.1 million of existing mortgage debt related to the initial properties.

  •
  We acquired a 50% joint venture equity interest in the Arrowhead Commons property not owned by the Ziegler Funds for approximately $850,000, resulting in us owning 100.0% of this property.

  •
  Messrs. Sweet and Theine, formerly the principal managers of the Ziegler Funds and our initial properties, became our Executive Vice President and Chief Investment Officer and Senior Vice President of Asset and Investment Management, respectively.

  •
  We entered into employment agreements with our executive officers and issued an aggregate of 250,000 restricted common shares to our officers and trustees pursuant to our 2013 Equity Incentive Plan. See "Executive Compensation."

  •
  In accordance with the terms of our operating partnership's partnership agreement, holders of OP units issued in the formation transactions have certain registration rights covering the resale of our common shares issued or issuable, at our option, in exchange for their OP units.

Benefits of the Formation Transactions to Related Parties

        In connection with this offering and the formation transactions, the Ziegler affiliates received material benefits described in "Certain Relationships and Related Transactions," including those described below.

  •
  Mr. Sweet, our Executive Vice President and Chief Investment Officer, owns a 0.11% interest in Ziegler Funds that received OP units in connection with the formation transactions. Mr. Sweet's interest in these OP units had a value of approximately $34,128 based on our IPO price of $11.50 per share.

  •
  Mr. Baumgartner, a trustee, owns an indirect 0.004% interest in Ziegler Funds that received OP units in connection with the formation transactions. Mr. Baumgartner's interest in these OP units had a value of approximately $1,365 based on our IPO price of $11.50 per share.

  •
  Pursuant to the terms of the partnership agreement of our operating partnership, we agreed to file, following the date on which we become eligible to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, one or more registration statements registering the issuance or resale of the common shares issuable upon redemption of the OP units issued in connection with the formation transactions. We agree to pay all of the expenses relating to such registration statements. See "Shares Eligible for Future Sale—Registration Rights."

  •
  We entered into employment agreements with our named executive officers, effective upon completion of our IPO. The material terms of the agreements with our named executive officers are described under "Executive Compensation—Employment Agreements" and "Executive Compensation—Summary Compensation Table."

  •
  We reimbursed one of the Ziegler Funds approximately $1 million for organizational, legal, accounting and other similar expenses in connection with our IPO and the formation transactions paid by such fund out of the proceeds of the IPO.

  •
  We entered into indemnification agreements with our trustees and executive officers effective upon the closing of the IPO, providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors.

  •
  We adopted our 2013 Equity Incentive Plan, under which we may grant equity incentive awards to our trustees, officers, employees and consultants. Upon completion of our IPO, we issued an aggregate of 197,824 shares of restricted common shares to Messrs. Thomas, Sweet, Lucey and Theine, and an aggregate of 52,176 shares of restricted common shares to our independent trustees. See "Executive Compensation—2013 Equity Incentive Plan."

Determination of Consideration Payable for Our Initial Properties

        The value of the consideration paid to the Ziegler Funds in the formation transactions was based upon the terms of the applicable contribution agreements. The purchase price for the 50% joint venture interest in the Arrowhead Commons property was negotiated between us and the third party owner of the joint venture interest.

        We did not obtain independent third-party appraisals of our initial properties or the other assets we acquired in the formation transactions. Accordingly, there can be no assurance that the fair market value of the OP units that we issued to the Ziegler Funds did not exceed the fair market value of the properties and other assets acquired by us in the formation transactions. See "Risk Factors—Risks Related to Our Formation and Structure—We did not use third-party appraisals of our initial properties to determine the consideration paid in the formation transactions. As a result, the value of the consideration for our initial properties in the formation transactions may exceed their aggregate fair market value."

 DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF PHYSICIANS REALTY L.P.

        The following summarizes the material terms of the agreement of limited partnership of our operating partnership, a copy of which is an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Management

        We are the sole general partner of our operating partnership, a Delaware limited partnership. We conduct substantially all of our operations and make substantially all of our investments through our operating partnership. Pursuant to the partnership agreement, as general partner, we have full, complete and exclusive responsibility and discretion in the management and control of our operating partnership, including the ability to cause our operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees, to make distributions to partners and to cause changes in our operating partnership's business activities.

Transferability of Interests

        Holders of OP units of our operating partnership may not transfer their units without our consent, as general partner of the operating partnership. We may not engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction that results in a change in control of our company unless:

  •
  we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or our subsidiaries);

  •
  as a result of such transaction, all limited partners (other than our company or our subsidiaries) will receive, or have the right to receive, for each OP unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our common shares, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of OP units (other than those held by our company or our subsidiaries) shall be given the option to exchange its OP units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer common shares received upon exercise of the redemption right immediately prior to the expiration of the offer; or

  •
  we are the surviving entity in the transaction and either (A) our shareholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than our company or our subsidiaries) receive for each OP unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property received in the transaction by a holder of one of our common shares.

        We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than OP units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for OP units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement, including our obligations as the general partner, and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

        As the general partner, we may also (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner, and (ii) engage in a transaction required by law or by the rules of any national securities exchange or OTC interdealer quotation system on which our common shares is listed.

        We, through a wholly owned subsidiary in which we serve as the general partner, without the consent of the limited partners, may (i) merge or consolidate our operating partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our operating partnership in a transaction pursuant to which the limited partners (other than us or any of our subsidiaries) receive consideration as set forth above.

Capital Contributions

        We contributed, directly, to our operating partnership substantially all of the net proceeds of our IPO and will contribute the proceeds from this offering as a capital contribution in exchange for OP units. We currently own an approximate        % partnership interest in our operating partnership, including general and OP units, directly. The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to our operating partnership. If we contribute additional capital to our operating partnership, we will receive additional OP units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value (as determined by us, as the general partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us, as the general partner) on the date of the revaluation. Our operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests we own as the general partner.

Redemption Rights

        Pursuant to the partnership agreement, limited partners, other than us, have redemption rights, which will enable them to cause our operating partnership to redeem their OP units in exchange for cash or, at our operating partnership's option, for common shares on a one-for-one basis, commencing one year from the date of issuance of such units. Redemptions will generally occur only on the first day of each calendar quarter. Limited partners must submit an irrevocable notice to our operating partnership of the intention to be redeemed no less than 60 days prior to the redemption date, and each limited partner must submit for redemption at least 1,000 OP units or, if such limited partner holds less than 1,000 OP units, all the OP units owned by such limited partner. The number of common shares issuable upon redemption of OP units held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would:

  •
  result in any person owning, directly or indirectly, common shares in excess of the share ownership limit in our declaration of trust;

  •
  result in our being owned by fewer than 100 persons (determined without reference to any rules of attribution);

  •
  result in our being "closely held" within the meaning of Section 856(h) of the Code;

  •
  cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, our operating partnership's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code;

  •
  cause us to fail to qualify as a REIT under the Code; or

  •
  cause the acquisition of common shares by such redeeming limited partner to be "integrated" with any other distribution of common shares or OP units for purposes of complying with the registration provisions of the Securities Act.

        We may, in our sole and absolute discretion, waive any of these restrictions.

        The partnership agreement requires that our operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code.

Partnership Expenses

        In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership generally will pay all of our administrative costs and expenses, including:

  •
  all expenses relating to our continuity of existence and our subsidiaries' operations;

  •
  all expenses relating to offerings and registration of securities;

  •
  all expenses associated with any repurchase by us of any securities;

  •
  all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

  •
  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

  •
  all administrative costs and expenses, including salaries and other payments to trustees, officers or employees;

  •
  all expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing compensation to our employees;

  •
  all expenses incurred by us relating to any issuance or redemption of OP units; and

  •
  all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our operating partnership.

        These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to health care properties that, in the future, may be owned by us directly rather than by our operating partnership or its subsidiaries.

Fiduciary Responsibilities

        Our trustees and officers have duties under applicable Maryland law to oversee our management in a manner consistent with our best interests. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our trustees and officers to us. The partnership agreement provides that in the event of a conflict between the interests of our shareholders on the one hand and the limited partners of the operating partnership on the other hand, as general partner we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners; provided, however, that so long as we own a controlling interest in the operating partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our shareholders or the limited partners shall be resolved in favor of our shareholders and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

Distributions

        The partnership agreement provides that our operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) at such time and in such amounts as we determine in our sole discretion, to us and the other limited partners in accordance with their respective percentage interests in our operating partnership.

        Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

        LTIP units are a class of OP units in our operating partnership and, if issued, will receive the same regular per-unit profit distributions as the other outstanding units in our operating partnership. We have no current plan to issue any LTIP units. LTIP units, if issued, will not have full parity with other outstanding units with respect to liquidating distributions. Generally, under the terms of the LTIP units, if issued, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the last revaluation of our operating partnership assets until such event will be allocated first to the LTIP unit holders to equalize the capital accounts of such holders with the capital accounts of holders of our other outstanding OP units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our OP units, the LTIP units will achieve full parity with our other OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of such units, including redemption rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of our common shares.

Allocations

        Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. To the extent Treasury regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner shall have the authority to elect the method to be used by our operating partnership for allocating items with respect to (i) the difference between our predecessor's adjusted tax basis in our portfolio and the proceeds of the offering that we will contribute to our operating partnership in exchange for OP units and (ii) contributed property acquired for OP units for which fair market value differs from the adjusted tax basis at the time of contribution. Any such election shall be binding on all partners. Upon the occurrence of certain specified events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to the LTIP units to equalize the capital accounts of such holders with the capital accounts of the holders of the other outstanding units in our operating partnership.

Registration Rights

        Pursuant to the terms of our operating partnership's partnership agreement, following the date on which we become eligible to use a registration statement on Form S-3 for the registration of securities and subject to certain further conditions as set forth in our operating partnership's partnership agreement, we are obligated to file a shelf registration statement covering the issuance or resale of common shares received by limited partners upon redemption of their OP units and we agree:

  •
  to use our commercially reasonable efforts to have the registration statement declared effective;

  •
  to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law;

  •
  to list our common shares issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which our common shares are then listed; and

  •
  to indemnify limited partners exercising redemption rights against all losses caused by any untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses are caused by any untrue statement or omission based upon information furnished to us by such limited partners.

        As a condition to our obligations with respect to such registration, each limited partner agrees:

  •
  that no limited partner will offer or sell common shares that are issued upon redemption of their OP units until such shares have been included in an effective registration statement;

  •
  that, if we determine in good faith that registration of shares for resale would require the disclosure of important information that we have a business purpose for preserving as confidential, the registration rights of each limited partner will be suspended until we notify such limited partners that suspension of their registration rights is no longer necessary (so long as we do not suspend their rights for more than 180 days in any 12-month period);

  •
  that if we propose an underwritten public offering, each limited partner will agree not to effect any offer, sale or distribution of our shares during the period commencing on the tenth day prior to the expected effective date of a registration statement filed with respect to the public offering or commencement date of a proposed offering and ending on the date specified by the managing underwriter for such offering; and

  •
  to indemnify us and each of our officers, trustees and controlling persons against all losses caused by any untrue statement or omission contained in (or omitted from) any registration statement based upon information furnished to us by such limited partner.

        Subject to certain exceptions, our operating partnership will pay all expenses in connection with the exercise of registration rights under our operating partnership's partnership agreement.

Amendments of the Partnership Agreement

        Without the consent of the limited partners, we may amend the partnership agreement in any respect; provided that the following amendments require the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by us or our subsidiaries):

  •
  any amendment affecting the operation of the conversion factor (for holders of LTIP units) or the redemption right (except as otherwise provided in the partnership agreement) in a manner that adversely affects the limited partners in any material respect;

  •
  any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP units pursuant to the partnership agreement;

  •
  any amendment that would alter our operating partnership's allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP units pursuant to the partnership agreement; or

  •
  any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership.

Indemnification and Limitation of Liability

        Pursuant to the terms of the partnership agreement, the limited partners of our operating partnership expressly acknowledge that we are acting for the benefit of our operating partnership, the limited partners (including us) and our shareholders collectively and that we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our operating partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our shareholders on the one hand, and the limited partners of our operating partnership on the other hand, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners, provided however, that so long as we own a controlling interest in our operating partnership, any such conflict we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our shareholders or the limited partners will be resolved in favor of our shareholders, and we will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

        To the extent permitted by applicable law, the partnership agreement provides for the indemnification of us, as general partner, and our officers, trustees, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

  •
  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnitee actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        Similarly, neither we nor our officers, trustees, agents or employees, will be liable for monetary damages to our operating partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term

        Our operating partnership will continue indefinitely or until sooner dissolved upon:

  •
  the bankruptcy, dissolution, removal or withdrawal of the general partner (unless the limited partners elect to continue the partnership);

  •
  the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

  •
  the redemption of all OP units (other than those held by us, if any) unless we decide to continue the partnership by the admission of one or more limited partners; or

  •
  an election by us in our capacity as the general partner.

Tax Matters

        Our partnership agreement provides that we are the tax matters partner of our operating partnership and, as such, we have authority to handle tax audits and to make tax elections under the Code on behalf of our operating partnership.

PRINCIPAL SHAREHOLDERS

        The table below sets forth certain information regarding the beneficial ownership of our common shares and common shares issuable upon redemption of OP units for (1) each person known to us who is the beneficial owner of 5% or more of our outstanding common shares prior to this offering, (2) each of our trustees and named executive officers, and (3) all of our trustees and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the common shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds OP units rather than common shares is set forth in the footnotes below.

        The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common shares subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

        Unless otherwise indicated, the address of each named person is c/o Physicians Realty Trust, 250 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202. No shares beneficially owned by any executive officer, trustee or trustee nominee have been pledged as security for a loan.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Number of Shares and OP Units Beneficially Owned	Percentage of All Shares(1)	Percentage of All Shares and OP Units(1)
John T. Thomas	96,736	96,736	*	*
John W. Sweet Jr.	69,564	72,294	*	*
John W. Lucey	7,522	7,522	*	*
Mark D. Theine	34,782	34,782	*	*
Tommy G. Thompson	21,743	21,743	*	*
Stanton D. Anderson	17,391	17,391	*	*
Mark A. Baumgartner	8,696	8,805	*	*
Albert C. Black, Jr.	17,390	17,390	*	*
William A. Ebinger, M.D.	9,565	9,565	*	*
Richard A. Weiss	8,696	8,696	*	*

All executive officers, and trustees as a group (10 people)	292,085	294,924	2.46%	1.80%

(1)
Based on 12,003,597 common shares outstanding and 3,698,877 OP units outstanding as of the date of this prospectus.

*
Less than 1.0%

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the "MRL," the MGCL provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that we have the authority to issue without shareholder approval. As of November 8, 2013, 12,003,597 common shares are issued and outstanding on a fully diluted basis, including the 250,000 restricted common shares granted to our trustees and officers under our 2013 Equity Incentive Plan in connection with completion of our IPO, which shares vest ratably over three years, and no preferred shares are issued and outstanding. Our 2013 Equity Incentive Plan provides for grants of equity based awards up to an aggregate of 600,000 common shares. We issued 250,000 restricted common shares under our 2013 Equity Incentive Plan upon completion of our IPO.

        Under Maryland law, shareholders are not personally liable for the obligations of a Maryland real estate investment trust solely as a result of their status as shareholders.

Common Shares

        All of the common shares offered in this offering will, upon issuance, be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

        Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common
Shares and Preferred Shares

        We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

        For us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our board of trustees believes it is at present essential for us to qualify as a REIT, among other purposes, our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares of beneficial interest, which we refer to as the ownership limit.

        Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring our shares of beneficial interest to the extent that such transfer would result in our shares of beneficial interest being beneficially owned by less than

100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning our shares of beneficial interest to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring our shares of beneficial interest if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operators that manage "qualified healthcare properties" for a TRS failing to qualify as "eligible independent contractors" under the REIT rules. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transfer and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust (as described below), is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on ownership and transfer is no longer required for us to qualify as a REIT.

        Our board of trustees, in its sole discretion, may prospectively or retroactively exempt a person from the restrictions described in the paragraph above (other than the restriction described in clause (iv) of the preceding paragraph) and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of trustees such representations, covenants and undertakings as our board of trustees may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of trustees may from time to time increase or decrease the ownership limit for one or more persons, but any decreased ownership limit will not be effective for any person whose percentage ownership of our shares is in excess of the decreased ownership limit until the person's percentage ownership of our shares equals or falls below the decreased ownership limit (although any acquisition of our shares in excess of the decreased ownership limit will be in violation of the decreased ownership limit). Our board of trustees may not increase the ownership limit if the increase, taking into account any expected holder limits, would allow five or fewer individuals (including certain entities) to beneficially own more than 49.9% in value of our outstanding shares.

        Any attempted transfer of our shares of beneficial interest which, if effective, would result in a violation of any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to one or more charitable trusts for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions on ownership and transfer. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in trust) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee and pay such amount instead to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee must be paid to the charitable beneficiary.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

        All certificated shares will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge).

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares of beneficial interest that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Shares Exchange Listing

        Our common shares are listed on the NYSE under the symbol "DOC."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Registrar & Transfer Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

        Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws, it is not a complete description of Maryland law and our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement from our IPO. See "Where You Can Find More Information."

Number of Trustees; Vacancies

        Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be less than the minimum number required by the MRL, if any, nor more than 15. Pursuant to our declaration of trust, we have also elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares of beneficial interest, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

        Each of our trustees will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

        Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for "cause," and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, "cause" means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for "cause" and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain "business combinations," including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an "interested shareholder" or, generally, any person who beneficially owns 10% or more of the voting power of the real estate investment trust's outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest in the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest in the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an "interested shareholder" if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust's board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. "Control shares" are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel a Maryland real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders' meeting.

        If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless our declaration of trust or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of shareholders.

        Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships and (3) require that a vacancy on the board be filled only by the remaining trustees and (4) require, unless called by our chairman, chief executive officer, president or the board of trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.

Meetings of Shareholders

        Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our board of trustees. A special meeting of our shareholders to act on any matter that may properly be brought before a meeting of our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Mergers; Extraordinary Transactions

        Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. Our declaration of trust provides that these mergers must be advised by our board of trustees and approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

        Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust.

        Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our Termination

        Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of other business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year's annual meeting, or if the date of the meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, or with respect to the first annual meeting after this offering, not more than 150 days before the date of such meeting and not less than the later of 120 days before the date of such meeting or 10 days after the date on which we first publicly announce the date of such meeting.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only by or at the direction of our board of trustees or provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder who has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder's notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees' and Officers' Liability

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision which eliminates our trustees' and officers' liability to the maximum extent permitted by Maryland law.

        Maryland law requires a Maryland real estate investment trust (unless its declaration of trust provides otherwise, which our declaration of trust does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and

(i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation's receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the trust if it is ultimately determined that the standard of conduct was not met.

        Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee, or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company. Furthermore, our officers and trustees are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See "Underwriting."

        We have entered into indemnification agreements with each of our executive officers and trustees whereby we agree to indemnify such executive officers and trustees to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or trustee to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or trustee.

REIT Qualification

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

 SHARES ELIGIBLE FOR FUTURE SALE

General

        Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, $0.01 par value per share. As of September 30, 2013, we had 12,003,597 common shares issued and outstanding. In addition, 3,698,877 common shares were reserved for issuance upon redemption of outstanding OP units.

        Of these shares, the 11,753,597 shares sold in the IPO are freely transferable without restriction or further registration under the Securities Act, subject to the restrictions on ownership and transfer of our shares set forth in our declaration of trust, except for any shares purchased in the IPO by our "affiliates," as that term is defined by Rule 144 under the Securities Act. The 250,000 restricted common shares issued to our officers, trustees and affiliates pursuant to the 2013 Equity Incentive Plan and the common shares issuable to officers, trustees and affiliates upon redemption of OP units are "restricted shares" as defined in Rule 144.

        Our common shares are traded on the NYSE. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares (including shares issued upon the redemption of OP units), or the perception that such sales could occur, may adversely affect prevailing market prices of our common shares. Further, no assurances can be given as to (1) the liquidity of any such market, (2) the ability of shareholders to sell their shares or (3) the prices that shareholders may obtain for any of the shares. See "Risk Factors—Risks Related to this Offering."

        For a description of certain restrictions on transfers of our common shares held by certain of our shareholders, see "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer."

Redemption Rights

        In connection with the formation transactions, our operating partnership issued an aggregate of 2,744,000 OP units to the Ziegler Funds. Beginning on or after the first anniversary of the completion of the formation transactions, limited partners of our operating partnership and certain qualifying assignees of a limited partner will have the right to require our operating partnership to redeem part or all of their OP units for cash, or, at our election, common shares, subject to the restrictions on ownership and transfer of our shares set forth in our declaration of trust and described under the section entitled "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer." See "Description of the Partnership Agreement of Physicians Realty L.P."

Registration Rights

        Pursuant to the terms of the partnership agreement of our operating partnership, we agreed to file, following the date on which we become eligible to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, one or more registration statements registering the issuance or resale of the common shares issuable upon redemption of the OP units issued in connection with the formation transactions. We will pay all of the expenses relating to such registration statements.

Equity Incentive Plan

        Our 2013 Equity Incentive Plan provides for the grant of equity incentive awards to our trustees, officers, employees and consultants. An aggregate of 600,000 common shares are authorized for issuance under awards granted pursuant to the 2013 Equity Incentive Plan, of which 250,000 shares were granted to our trustees and certain non-executive employees upon completion of our IPO and will be subject to the lock-up agreements discussed below. An aggregate of 350,000 additional common shares are available for future issuance under the awards granted pursuant to our 2013 Equity Incentive Plan.

        We filed with the SEC a Registration Statement on Form S-8 covering the common shares issuable under our 2013 Equity Incentive Plan. Common shares covered by this registration statement, including any common shares issuable upon the exercise of options and restricted common shares, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-up Agreements

        In addition to the limits placed on the sale of our common shares by operation of Rule 144 and other provisions of the Securities Act, our trustees, executive officers, trustee nominees and their affiliates have agreed with the underwriters of this offering, subject to certain exceptions, not to sell or otherwise transfer or encumber, or enter into any transaction that transfers, in whole or in part, directly or indirectly, any common shares or securities convertible into, exchangeable for or exercisable for common shares owned by them at the completion of this offering or thereafter acquired by them for a period of             days after the date of this prospectus, without the prior written consent of Wunderlich Securities, Inc.

        However, in addition to certain other exceptions, each of our trustees, trustee nominees, executive officers and their respective affiliates may transfer or dispose of his or her shares during the lock-up period in the case of gifts or for estate planning purposes that each transferee agrees to a similar lock-up agreement for the remainder of the lock-up period, the transfer does not involve a disposition for value, no report is required to be filed by the transferor under the Exchange Act as a result of the transfer and the transferor does not voluntarily effect any public filing or report regarding such transfer. See "Underwriting—No Sales of Similar Securities."

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the purchase, ownership and disposition of our common shares. Baker & McKenzie LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Shareholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our common shares;

  •
  subchapter S corporations;

  •
  U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  persons who receive our common shares through the exercise of employee shares options or otherwise as compensation;

  •
  persons holding our common shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code; and

  •
  persons holding our common shares through a partnership or similar pass-through entity.

        This summary assumes that shareholders hold our shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

        We were organized on April 9, 2013 as a Maryland real estate investment trust. We intend to elect to be taxed as a pass-through entity under subchapter S of the Code, but intend to revoke our S election prior to the completion of this offering. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2013. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

        In connection with this offering, Baker & McKenzie LLP will render an opinion that, commencing with our taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Baker & McKenzie LLP's opinion will be based upon various customary assumptions relating to our organization and operation, will be conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income, and the conduct of our business operations. Baker & McKenzie LLP's opinion is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Baker & McKeznie LLP's opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of shares of our beneficial interest, and the percentage of our earnings that we distribute. Baker & McKenzie LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Baker & McKenzie LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

  •
  We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference, including any deductions of net operating losses.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

  •
  the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

  •
  a fraction intended to reflect our profitability.

  •
  If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on any transactions between us and a TRS that are not conducted on an arm's-length basis.

  •
  If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we acquire any asset from an entity treated as a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity's basis in the asset or to another asset, we will pay tax at the highest applicable regular corporate rate (currently 35%) if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form and any taxable REIT subsidiaries we form in the future, will be subject to U.S. federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS we may form and any other taxable REIT subsidiaries we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

        A REIT is a corporation, trust, or association that meets each of the following requirements:

  1.
  It is managed by one or more trustees or directors.

  2.
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

  9.
  It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

        We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and we do not know, or would not have reason to know after exercising reasonable diligence that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining shares ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

        Our declaration of trust provides restrictions regarding the transfer and ownership of shares of beneficial interest. See "Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer." We believe that we will issue sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. If we do not issue common shares in this offering to a sufficient number of shareholders to satisfy requirement 5 above, we may subsequently issue preferred shares with a nominal liquidation preference to ensure that we have 100 shareholders prior to January 30, 2014. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the shares of which are owned by the REIT and for which no election has been made to treat such corporation as a "taxable REIT subsidiary." Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see "—Asset Tests") will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership, and, for purposes of the gross income tests (see "—Gross Income Tests") we will be deemed to be entitled to the income of the partnership attributable to such share. For all of the other asset tests, our proportionate share will be based on our capital interest in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We will not be treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the shares issued by a taxable REIT subsidiary to us will be an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT's assets may consist of shares or securities of one or more taxable REIT subsidiaries.

        A taxable REIT subsidiary pays income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

        Rent that we receive from a TRS will qualify as "rents from real property" under two scenarios. Under the first scenario, rent we receive from a TRS will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under "—Gross Income Tests—Rents from Real Property." If we lease space to a TRS in the future, we will seek to comply with these requirements. Under the second scenario, rents that we receive from a TRS will qualify as "rents from real property" if the TRS leases a property from us that is a "qualified health care property" and such property is operated on behalf of the TRS by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" for any person unrelated to us and the TRS (an "eligible independent contractor"). A "qualified health care property"

includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our initial properties generally will not be treated as "qualified health care properties." Accordingly, we do not currently intend to lease our properties to a TRS. However, to the extent we acquire or own "qualified health care properties" in the future, we may lease such properties to a TRS.

Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property, or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets, other than property held primarily for sale to customers in the ordinary course of business;

  •
  income derived from the operation, and gain from the sale of, certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such property ("foreclosure property"); and

  •
  income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

  •
  Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the shares of a taxable REIT subsidiary which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (3) we furnish noncustomary services to the tenants of the property in excess of the one percent threshold, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as "rents from real property."

        We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as "rents from real property" for purposes of the 75% and 95% gross income tests.

        In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        As described above, we may own up to 100% of the shares of one or more TRSs. There are two exceptions to the related-party tenant rule described in the preceding paragraph for TRSs. Under the first exception, rent that we receive from a TRS will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a "controlled TRS") will not be treated as "rents from real property." If in the future we receive rent from a TRS, we will seek to comply with this exception.

        Under the second exception, a TRS is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or provide rights to any brand name under which any health care facility is operated. Rent that we receive from a TRS will qualify as "rents from real property" as long as the "qualified health care property" is operated on behalf of the TRS by an "independent contractor" who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" for any person unrelated to us and the TRS (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as "qualified health care properties." Accordingly, we do not currently intend to lease properties to a TRS. However, to the extent we acquire or own "qualified health care properties" in the future, we may lease such properties to a TRS.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a "significant modification" since its origination or acquisition by the REIT, then as of the date of that "significant modification"), a portion of the interest income from such loan will not be qualifying income for purposes of the 75%

gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years;

  •
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

  •
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

        Fee Income.    Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will not be included for purposes of the gross income tests.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

        Foreclosure property also includes certain "qualified health care properties" (as defined above under "—Rents from Real Property") acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        Hedging Transactions.    From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A "hedging transaction" means either (1) any transaction entered into in the normal course of our or our operating partnership's trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

  •
  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgage loans secured by real property;

  •
  shares in other REITs; and

  •
  investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets (the "5% asset test").

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities (the "10% vote test" and "10% value test," respectively).

        Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the "25% securities test").

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

  •
  Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

    a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

    a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

  •
  Any loan to an individual or an estate;

  •
  Any "section 467 rental agreement," other than an agreement with a related party tenant;

  •
  Any obligation to pay "rents from real property";

  •
  Certain securities issued by governmental entities;

  •
  Any security issued by a REIT;

  •
  Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

  •
  Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

        We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

  •
  the sum of:

    90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

    90% of our after-tax net income, if any, from foreclosure property, minus

  •
  the sum of certain items of non-cash income (to the extent such items of income exceed 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss).

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

  •
  85% of our REIT ordinary income for such year,

  •
  95% of our REIT capital gain income for such year, and

  •
  any undistributed taxable income from prior periods.

        We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

        We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have no current intention to make a taxable dividend payable in our shares.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In addition, we may be required to pay penalties and/or interest with respect to such tax. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Shareholders

        This section is a summary of the rules governing the U.S. federal income taxation of U.S. shareholders and is for general information only. We urge you to consult you own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares.

        As used herein, the term "U.S. shareholder" means a holder of our common shares that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.

        As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

        A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (See—"Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non REIT corporations, such as any TRS we may form, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.

        Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

        A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our common shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's common shares. Instead, the distribution will reduce the U.S. shareholder's adjusted basis in such shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Shareholders on the Disposition of Common Shares

        A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held our common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. shareholder purchases other shares of our common shares within 30 days before or after the disposition.

        If we redeem shares held by a U.S. shareholder, such U.S. shareholder will be treated as having sold the redeemed shares if (1) all of the U.S. shareholder's shares are redeemed (after taking into consideration certain ownership attribution rules) or (2) such redemption is either (i) "not essentially equivalent" to a dividend or (ii) "substantially disproportionate." If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to such shares. U.S. shareholders are urged to consult their own tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

        Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our common shares. U.S. shareholders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. shareholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

        This section is a summary of rules governing the U.S. federal income taxation of U.S. shareholders that are tax-exempt entities and is for general information only. We urge tax-exempt shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:

  •
  the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

  •
  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and

  •
  either:

  •
  one pension trust owns more than 25% of the value of our shares of beneficial interest; or

  •
  a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

Taxation of Non-U.S. Shareholders

        This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. shareholders. The term "non-U.S. shareholder" means a holder of our common shares that is not a

U.S. shareholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt shareholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex and this summary is for general information only. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.

Distributions

        A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

  •
  a lower treaty rate applies and the non-U.S. shareholder provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate;

  •
  the non-U.S. shareholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

  •
  the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

        A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. shareholder in its common shares. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. shareholder in such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. shareholder in its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exception discussed below for distributions on a class of shares that is regularly traded on an established securities market to a less-than-5% holder of such shares, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

        However, if our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 5% of our common shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common shares will be regularly traded on an established securities market in the United States immediately following this offering. If our common shares are not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

        Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPI, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we are a "domestically controlled qualified investment entity."

        A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.

        If our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) our common shares are treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. shareholder owned, actually or constructively, 5% or less of our common shares at all times during a specified testing period. As noted above, we anticipate that our common shares will be regularly traded on an established securities market immediately following this offering.

        If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. shareholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our shares are sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common shares also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.

        With respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common shares will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

        For payments after December 31, 2016, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the shareholder:

  •
  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        For payments after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. shareholders who own our shares of our beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2016, on proceeds from the sale of our common shares by U.S. shareholders who own our common shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our operating partnership and Subsidiary Partnerships

        The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships. We will include in our income our distributive share of each Partnership's income and deduct our distributive share of each Partnership's losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury Regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly-traded partnership."

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may generally elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We expect that our operating partnership and any other partnership in which we own an interest will qualify for the private placement exception.

        We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In connection with our formation transactions, property which may have a built-in gain or a built-in loss will be acquired by our operating partnership in exchange for OP units. Our operating partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method our operating partnership will use to account for book-tax differences.

Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners' built-in gain or built-in loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the "book-tax difference." See "—Income Taxation of the Partnerships and their Partners—Tax Allocations With Respect to Partnership Properties." Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Gross Income Tests." We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Taxes

        We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common shares.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition, the holding, disposition or transfer of our common shares by the following (each, a "Plan"): (i) pension, profit sharing, retirement or other employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) Keogh plans, individual retirement accounts and annuities and other arrangements that are subject to Section 4975 of the Code, (iii) plans and other arrangements that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively referred to herein as, "ERISA Similar Laws"), including, without limitation, governmental plans, non-electing church plans, and foreign plans, and (iv) entities or accounts whose underlying assets include or are deemed to include "plan assets" of any such plans, accounts or arrangements.

        This summary describes certain issues under ERISA and Section 4975 of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the statements contained herein incorrect or incomplete. Moreover, no attempt is made in this summary to describe issues that may arise under federal, state or local laws that are not preempted by ERISA or the Code. In addition, this summary does not discuss the laws of any country other than the United States.

        A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of that Plan's assets in the common shares. Accordingly, the fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA and (iii) whether the investment is prudent under ERISA, among other considerations. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of Plans subject to ERISA or the Code and persons who have certain specified relationships to such Plans (such persons being "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in our common shares also should consider whether the acquisition, holding, disposition or transfer of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption under ERISA or issued by the Department of Labor (the "DOL"). Similar restrictions may apply to governmental, non-electing church, and foreign plans which are not subject to ERISA or Section 4975 of the Code. Thus, those considering investing in the shares on behalf of these Plans should consider whether the acquisition, holding, disposition or transfer of the shares might violate any similar restrictions under ERISA Similar Laws.

        The DOL has issued final regulations (the "DOL Regulations"), as to what constitutes assets of an employee benefit plan under ERISA and Section 4975 of the Code. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "freely transferable" and part of a class of securities that is "widely held" and either registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Our common shares are currently "widely held" upon completion of this offering.

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain factors ordinarily will not, alone or in combination, affect the finding that the securities are "freely transferable." We believe that the restrictions imposed under our declaration of trust on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common shares to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        Assuming that the common shares will be "widely held" and "freely transferable," it is expected that at the time of the offering: (i) our common shares will be publicly offered securities for purposes of the DOL Regulations and (ii) that our assets will not be deemed to be "plan assets" of any Plan that invests in our common shares.

        Each holder of our common shares will be deemed to have represented and agreed that its acquisition, holding, disposition or transfer of those common shares (or any interest therein) does not and will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or ERISA Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the acquisition, holding, disposition or transfer of our common shares should consult with its legal advisors regarding the consequences of such action. The sale of our common shares to a Plan is in no respect a representation by us or our affiliates, or the underwriters or their respective affiliates, that such an investment meets all of the relevant legal requirements with respect to investments by Plans, or that such an investment is appropriate for Plans generally or any particular Plan.

 UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Wunderlich Securities, Inc. is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of common shares indicated below:

Number of Common Shares
Wunderlich Securities, Inc.

Total

        The underwriters and the representative are collectively referred to as the "underwriters" and the "representative," respectively. The underwriters are offering the common shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the common shares covered by the underwriters' over-allotment option described below.

        The underwriters initially propose to offer the common shares to the public at the offering price listed on the cover page of this prospectus. After the initial offering of the common shares, the offering price and other selling terms may from time to time be varied by the representative.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to                            additional common shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase their pro rata share of the additional common shares based on the number of common shares initially purchased by each underwriter as set forth in the table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional                        common shares.

	Per common share		Total
	Without Overallotment	With Overallotment	Without Overallotment	With Overallotment
Public Offering Price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds before expenses	$	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $             million. We have agreed to pay the expenses of the underwriters in connection with the offering, including filing fees, investor presentation expenses and underwriters' counsel legal fees.

        The underwriters have informed us that they do not intend to confirm sales to any discretionary accounts over which they exercise discretionary authority.

        Our common shares are listed on the New York Stock Exchange under the trading symbol "DOC."

        We, our trustees, executive officers, trustee nominees and their affiliates have agreed that, without the prior written consent of Wunderlich Securities, Inc. on behalf of the underwriters, we and they will not, during the period ending             days after the date of this prospectus (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

  •
  file any registration statement with the Securities and Exchange Commission relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares;

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise.

        The            -day restricted period described in the preceding paragraph will be extended if:

  •
  during the last 17 days of            -day restricted period, we issue an earnings release or announce material news or a material event; or

  •
  prior to the expirations of the            -day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the            -day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

        The restrictions described in the two immediately preceding paragraphs do not apply to:

  •
  the sale of common shares to the underwriters; or

  •
  the issuance by the Company of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing; or

  •
  with respect to our trustees and our officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the applicable restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the applicable restricted period.

        In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

  Canada

        This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the common shares under Canadian securities laws. The common shares offered hereunder have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

        Any offering of the common shares into Canada will only be made: (i) on a private placement Canadian prospectus-exempt basis to "accredited investors" and "permitted clients" (as such terms are respectively defined in Canada under National Instrument 45-106 Prospectus and Registration Exemptions and National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), and (ii) in those Canadian jurisdictions where such common shares may be lawfully offered for sale and therein only by persons permitted to sell such securities. Prospective

Canadian-resident investors are referred to the separate Confidential Canadian Private Placement Memorandum for additional details.

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

        Each underwriter has represented and agreed that (i) to the extent that it is carrying on business in the United Kingdom, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or will not otherwise be acting in breach of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") or cause us to be in breach of Section 19 of the FSMA; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) and (to the extent that it is a person authorised in the United Kingdom pursuant to Part IV of the FSMA) Section 238(1) of the FSMA does not apply to us; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Hunton & Williams LLP. The statements under the caption "Material U.S. Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Baker & McKenzie LLP, and Baker & McKenzie LLP has opined as to certain income tax matters relating to an investment in our shares. Certain legal matters will be passed upon for the underwriters by Winston & Strawn LLP. Venable LLP will pass upon the validity of the common shares sold in this offering and certain other matters of Maryland law.

EXPERTS

        The (1) balance sheet of Physicians Realty Trust as of April 15, 2013 (2) combined financial statements of our Predecessor at December 31, 2012 and 2011 and for each of the two years in the year ended December 31, 2012 and 2011, and (3) the statement of revenues and certain direct operating expenses of the Plano Property for the year ended December 31, 2012, the Crescent City Property, for the year ended December 31, 2012, the East El Paso Property for the year ended December 31, 2012, the Foundation OKC Property for the year ended December 31, 2012, the Pensacola Property for the year ended December 31, 2012, the Eagles Landing Property for the year ended December 31, 2012 and the Columbus Property for the year ended December 31, 2012, all appearing in this Prospectus and Registration Statement have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting, proxy, and information requirements of the Exchange Act, and are required to file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying, at prescribed rates, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC's web site at http://www.sec.gov. The Company's outstanding common shares are listed on the NYSE under the symbol "DOC" and all such periodic reports, proxy statements and other information we file with the SEC may also be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules thereto, are available for inspection and copying, at prescribed rates, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 and are also available to you on the SEC's website, www.sec.gov.

        We maintain a website at www.docreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute part of this prospectus or any other report or documents we file with or furnish to the SEC.

 INDEX TO FINANCIAL STATEMENTS

Physicians Realty Trust:
Unaudited Pro Forma Information:
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013	F-5
Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013	F-6
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012	F-7
Historical Financial Statements:
Condensed Consolidated and Combined Balance Sheets as of September 30, 3013 (unaudited)	F-10
Condensed Consolidated and Combined Statement of Operations for the nine months ended September 30, 2013 (unaudited)	F-11
Condensed Consolidated and Combined Statements of Cash Flow for the nine months ended September 30, 2013 (unaudited)	F-13
Notes to Unaudited Condensed Consolidated and Combined Financial Statements	F-14
Report of Independent Registered Public Accounting Firm	F-28
Balance Sheet as of April 15, 2013	F-29
Notes to Balance Sheet as of April 15, 2013	F-29
Ziegler Funds ("Predecessor"):
Report of Independent Registered Public Accounting Firm	F-31
Combined Balance Sheets for the years ended December 31, 2012 and 2011	F-32
Combined Statement of Operations for the years ended December 31, 2012 and 2011	F-32
Consolidated Statements of Owners' Equity for the years ended December 31, 2012 and 2011	F-34
Combined Statements of Cash Flows for the years ended December 31, 2012 and 2011	F-35
Notes to Combined Financial Statements	F-36
6800 Preston Road at Plano, Texas ("Plano Property"):
Independent Auditors' Report	F-52
Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-53
Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-54
Crescent City Property:
Independent Auditors' Report	F-55
Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-56
Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-57
East El Paso Property:
Independent Auditors' Report	F-59
Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-60
Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-61
Pensacola Property:
Independent Auditors' Report	F-63
Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-64

Notes to the Statement of Revenues and Certain Direct Operating Expenses for the nine months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-65
Foundations OKC Property ("Oklahoma City Property"):
Independent Auditors' Report	F-66
Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-67
Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-68
Eagles Landing Properties ("Atlanta Property"):
Independent Auditors' Report	F-70
Statement of Revenues and Certain Direct Operating Expenses for the nine months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-71
Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-72
Westerville Property ("Columbus Property"):
Independent Auditors' Report	F-74
Statement of Revenues and Certain Direct Operating Expenses for the nine months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-75
Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and year ended December 31, 2012	F-76

 Physicians Realty Trust and Subsidiaries
Pro Forma Consolidated Financial Statements
(Unaudited)

        Physicians Realty Trust ("Company," "we," "our" or "us") is a Maryland real estate investment trust that was formed on April 9, 2013, to undertake an initial public offering of its common shares ("IPO") and acquire from its accounting predecessor, the Ziegler Funds (the "Predecessor"), equity interests in the entities that directly or indirectly own interests in 19 healthcare properties, as well as certain operating assets and liabilities, pursuant to a series of formation transactions. The Company serves as sole general partner of Physicians Realty L.P. (our "Operating Partnership"), a Delaware limited partnership formed in June 2013 and owns its assets and conducts its business through the Operating Partnership. Neither the Company nor the Operating Partnership had any business activity prior to completion of the IPO and related formation transactions on July 24, 2013. The Company contributed the net proceeds of the IPO to the Operating Partnership in exchange for common units of partnership interest in the Operating Partnership ("OP units"). At September 30, 2013, the Company owned a 76.4% interest in the Operating Partnership. The remaining 23.6% interest in the Operating Partnership is owned by the Ziegler Funds and other contributors of properties to the Operating Partnership. As sole general partner of the Operating Partnership and owner of a 76.4% interest in the Operating Partnership, the Company consolidates the assets, liabilities and results of operations of the Operating Partnership. Since completion of the IPO and the related formation transactions, the Company, through the Operating Partnership and its subsidiaries, has (i) completed the acquisition of six healthcare properties—the Plano Property, the Crescent City Property, the East El Paso Property (2 buildings), the Oklahoma City Property and the Pensacola Property (collectively, the "Completed Acquisitions"), (ii) agreed to acquire the minority interests in two healthcare properties in which the Company currently owns the majority interest—the Valley West Hospital Medical Office Building and the Remington Medical Commons (collectively, the "Minority Interest Acquisitions") and (iii) entered into agreements to acquire two additional healthcare properties—the Atlanta Property and the Columbus Property which the Company deems to be probable acquisitions (collectively, the "Probable Acquisitions").

        The accompanying unaudited pro forma consolidated balance sheet is presented to reflect the historical consolidated balance sheet of the Company at September 30, 2013 (which includes the Completed Acquisitions), the Minority Interest Acquisitions, the Probable Acquisitions, this offering and the use of proceeds from this offering, as if they had all been completed on September 30, 2013. Since the Company had no operations prior to completion of the IPO and related formation transactions on July 24, 2013, the accompanying unaudited pro forma statement of operations for the year ended December 31, 2012 is presented to reflect the historical results of operations of the Company's predecessor for the year ended December 31, 2012 and the IPO, the related formation transactions, the Completed Acquisitions, the Minority Interest Acquisitions and the Probable Acquisitions, as if they had all been completed on January 1, 2012. The accompanying unaudited pro forma results of operations for the nine months ended September 30, 2013 reflect the historical operations of the Predecessor for the period from January 1, 2013 through July 23, 2013 and the historical results of operations of the Company for the period from July 24, 2013 through September 30, 2013 and are presented as if the IPO and related formation transactions, the Completed Acquisitions, the Minority Interest Acquisitions and the Probable Acquisitions, were completed on January 1, 2013. The accompanying unaudited pro forma financial statements should be read in conjunction with (i) the Predecessor's historical audited combined financial statements as of December 31, 2012 and 2011 and (ii) the "Risk Factors," and "Cautionary Note Regarding Forward-Looking Statements" sections in this prospectus. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The accompanying unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual financial position would have been as of September 30, 2013 assuming the Completed Acquisitions, the Minority Interest Acquisitions, the Probable Acquisitions, this offering and the use of proceeds of this offering had all been completed on January 1, 2012, and what actual results of operations would have been for the twelve months ended December 31, 2012 and nine months ended September 30, 2013 assuming the IPO, and related formation transactions, the Completed Acquisitions, the Minority Interest Acquisitions and the Probable Acquisitions were completed on January 1, 2012 or January 1, 2013 and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

        The historical financial statements include the operations and assets of the Predecessor, which is not a legal entity but rather a combination of real estate entities under common control by the Ziegler Funds. The "Predecessor" includes entities owned and/or controlled by the Ziegler Funds, which owned interests in 19 medical office properties prior to contribution of those interests to our Operating Partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

Physicians Realty Trust

Consolidated Pro Forma Balance Sheet

9/30/2013

(Unaudited and in thousands)

			Probable Acquisitions		Minority Interest Acquisitions(D)
	Physicians Realty Trust	Pensacola Property	Atlanta Property	Columbus Property	Valley West NCI	Remington NCI	Pro Forma Before Offering	Proceeds From Offering	Use of Proceeds	Company Pro Forma
	A	B	C	C				E	F
Assets
Investment properties:
Income producing real estate	$176,883	$5,005	$17,680	$8,925	$—	$—	$208,493	$—	$—	$208,493
Tenant improvements	5,193	—	—	—	—	—	5,193	—	—	5,193
Property under development	225	—	—	—	—	—	225	—	—	225
Land	23,914	990	—	—	—	—	24,904	—	—	24,904

	206,215	5,995	17,680	8,925	—	—	238,815	—	—	238,815
Accumulated depreciation	(18,903)	—	—	—	—	—	(18,903)	—	—	(18,903)

Total investment properties, net	187,312	5,995	17,680	8,925	—	—	219,912	—	—	219,912
Cash and cash equivalents	4,233	—	—	—	(3,000)	(1,100)	133	93,750	(59,250)	34,633
Tenant receivables, net	710	—	—	—	—	—	710	—	—	710
Deferred costs, net	2,012	—	—	—	—	—	2,012	—	—	2,012
Lease intangibles, net	20,716	855	3,120	1,575	—	—	26,266	—	—	26,266
Other Assets	5,652	—	—	—	—	—	5,652	—	—	5,652
										—

Total Assets	$220,635	$6,850	$20,800	$10,500	$(3,000)	$(1,100)	$254,685	$93,750	$(59,250)	$289,185

Liabilities
Accounts payable to related parties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts payable	485	—	—	—	—	—	485	—	—	485
Dividends payable	2,655	—	—	—	—	—	2,655	—	—	2,655
Accrued expenses and other liabilities	2,329	172	—	—	—	—	2,501	—	—	2,501
Derivative liabilities	437	—	—	—	—	—	437	—	—	437
Debt	66,525	7,013	20,900	10,550	—	—	104,988	—	(59,250)	45,738

Total Liabilities	72,431	7,185	20,900	10,550	—	—	111,066	—	(59,250)	51,816
							—
Common shares, $0.01 par value, 500,000,000 shares
authorized, 12,003,597 shares issued and outstanding	120	—	—	—	—	—	120	80	—	200
Additional paid-in capital	122,980	—	—	—	—	—	122,980	93,670	—	216,650
Accumulated deficit	(3,321)	(335)	(100)	(50)	(3,461)	(1,167)	(8,434)	—	—	(8,434)
Predecessor equity	—	—	—	—	—	—	—	—	—	—

Total Shareholder's and Predecessor Equity	119,779	(335)	(100)	(50)	(3,461)	(1,167)	114,666	94,750	—	208,416
Noncontrolling interest	28,425	—	—	—	461	67	28,953	—	—	28,953

Total Equity	148,204	(335)	(100)	(50)	(3,000)	(1,100)	143,619	94,750	—	237,369

Total Liabilities and Equity	$220,635	$6,850	$20,800	$10,500	$(3,000)	$(1,100)	$254,685	$94,750	$(59,250)	$289,185

Physicians Realty Trust and Subsidiaries
Consolidated Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2013
(Unaudited and in thousands, except per share data)

			Completed Acquisitions(CC)					Probable Acquisitions		Minority Interest Acquisitions
	Physicians Realty Trust	Arrowhead Commons	Plano Property	Crescent City Property	East El Paso Property	Oklahoma City Property	Pensacola Property	Atlanta Property	Columbus Property	Valley West NCI	Remington NCI	Other Pro Forma Adjustments		Company Pro Forma
	AA	BB
Revenue
Rental revenue	$7,952	—	$1,278	$2,790	$2,968	$1,026	$540	$1,476	$720	$—	$—	$—		$18,750
Expense recoveries	2,399	—	—	—	—	—	—	—	—	—	—	—		2,399
Other revenue	—	—	—	—	—	—	—	—	—		—	—		—

Total Revenue	10,351	—	1,278	2,790	2,968	1,026	540	1,476	720	—	—	—		21,149

Expenses
Management fees	475	—	—	—	—	—	—	—	—	—	—	(475)	DD	—
General and administrative	1,507	—	—	—	—	—	—	—	—	—	—	2,036	EE	3,543
Operating Expenses	3,578	—	—	—	—	—	—	—	—	—	—	—		3,578
Depreciation and amortization	3,123	—	539	693	832	342	117	531	270	—	—	—	GG	6,447
Loss on sale of property under development	2	—	—	—	—		—			—	—	—		2
Acquisition costs	756	—	—	—	—	—	335	100	50	—	—	—		1,241

Total Expenses	9,441	—	539	693	832	342	452	631	320	—	—	1,561		14,811

Total operating income	910	—	739	2,097	2,136	684	88	845	400	—	—	(1,561)		6,338
Interest expense, net	3,114	—	—	447	—	—	154	470	237	—	—	(1,380)	HH	3,042
Change in fair value of derivatives, net	(206)	—	—	—	—	—	—	—	—	—	—	—		(206)

Combined Net Loss	(1,998)	—	739	1,650	2,136	684	(66)	375	163	—	—	(181)		3,502
Less net loss attributable to Predecessor	576	(4)	—	—	—	—	—	—	—	—	—	—		572
Less net loss/(income) attributable to noncontrolling interest	262	—	(174)	(389)	(504)	(161)	16	(89)	(38)	(12)	13	—		(1,076)

Net loss attributable to shareholders	$(1,160)	$(4)	$565	$1,261	$1,632	$523	$(51)	$286	$124	$(12)	$13	$(181)		$2,998	JJ

Earnings per share—basic:
Income from continuing operations attributable to common shareholders														$0.15	KK

Earnings per share—diluted:
Income from continuing operations attributable to common shareholders														$0.15	KK

Physicians Realty Trust and Subsidiaries

Consolidated Pro Forma Statement of Operations

For the Year Ended December 31, 2012

(Unaudited and in thousands, except per share data)

				Completed Acquisitions					Probable Acquisitions		Minority Interest Acquisitions
	Physicians Realty Trust	Predecessor	IPO Arrowhead Commons	Plano Property	Crescent City Property	East El Paso Property	Oklahoma City Property	Pensacola Property	Atlanta Property	Columbus Property	Valley West NCI	Remington NCI	Pro Forma Before Offering	Other Pro Forma Adjustments		Company Pro Forma
	A	AA
Revenue
Rental revenue	$—	$9,821	$—	$1,788	$3,720	$4,452	$1,368	$720	$1,968	$960	$—	$—	$24,797	$—		$24,797
Expense recoveries	—	3,111	—	—	—	—	—	—	—	—	—	—	3,111	—		3,111
Other revenue	—	15	—	—	—	—	—	—	—	—	—	—	15	—		15

Total Revenue	—	12,947	—	1,788	3,720	4,452	1,368	720	1,968	960	—	—	27,923	—		27,923

Expenses
Management fees	—	950	—	—	—	—	—	—	—	—	—	—	950	(950)	DD	—
General and administrative	—	362	—	—	—	—	—	—	—	—	—	—	362	4,362	EE	4,724
Operating Expenses	—	4,758	—	—	—	—	—	—	—	—	—	—	4,758	—		4,758
Depreciation and amortization	—	4,149	—	804	924	1,440	456	156	708	360	—	—	8,997	(99)	FF	8,898
Loss on sale of property under development	—	228	—	—	—	—	—	—	—	—	—	—	228	(228)	II	—
Impairment loss	—	937	—	—	—	—	—	—	—	—	—	—	937	—		937
Acquisition costs	—	—	—	—	585	45	126	335	100	50	—	—	1,241	—		1,241

Total Expenses	—	11,384	—	804	1,509	1,485	582	491	808	410	—	—	17,473	3,085		20,558

Total operating income	—	1,563	—	984	2,211	2,967	786	229	1,160	550	—	—	10,450	(3,085)		7,365
Interest expense, net	—	4,538	—	—	596	—	—	206	627	317	—	—	6,283	(1,854)	HH	4,430
Change in fair value of derivatives, net	—	(122)	—	—	—	—	—	—	—	—	—	—	(122)	—		(122)

Net (loss)/income from continuing operations	—	(2,853)	—	984	1,616	2,967	786	23	533	234	—	—	4,290	(1,231)		3,057
Discontinued Operations
(Loss)/income from operations on discontinued investment properties	—	(198)	—	—	—	—	—	—	—	—	—	—	(198)	198		—
Gain on sale of discontinued investment properties	—	1,519	—	—	—	—	—	—	—	—	—	—	1,519	(1,519)		—

Total Discontinued Operations	—	1,321	—	—	—	—	—	—	—	—	—	—	1,321	(1,321)	II	—
Combined Net Loss	—	(1,532)	—	984	1,616	2,967	786	24	533	234	—	—	5,611	(2,552)		3,057
Less net loss attributable to Predecessor	—	—	—	—	—	—	—	—	—	—	—	—	—	—		—
Less net loss/(income) attributable to noncontrolling interest	—	(124)	44	(232)	(381)	(700)	(185)	(5)	(126)	(55)	(19)	58	(1,727)	—		(1,725)

Net loss attributable to shareholders	$—	$(1,656)	$44	$752	$1,234	$2,267	$601	$18	$407	$178	$(19)	$58	$3,884	$(2,552)		$1,332

Earnings per share—basic:
Income from continuing operations attributable to common shareholders																$0.07

Earnings per share—diluted:
Income from continuing operations attributable to common shareholders																$0.13

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to the Pro Forma Consolidated Balance Sheet

        (A)  Represents the balance sheet of Physicians Realty Trust as of September 30, 2013 and reflects the completed acquisitions of the Plano Property, the East El Paso Property (two buildings), the Crescent City Property and the Oklahoma City Property on or prior to September 30, 2013.

        (B)  Reflects the October 4, 2013 acquisition of the Pensacola Property for approximately $6.9 million using borrowings under our senior secured revolving credit facility.

        (C)  Reflects the following pending acquisitions that we deem to be probable:

•
we have entered into an agreement to purchase the Atlanta Property for a purchase price of $20.8 million.

•
we have entered into a letter of intent to purchase the Columbus Property for a purchase price of $10.5 million.

        The proposed acquisitions are accounted for using preliminary estimates of the fair value of the tangible and intangible assets acquired and the liabilities assumed in connection with the acquisitions and are therefore subject to change. The fair value of the real estate was determined on an "as if vacant" basis and the cost of the property is allocated between income producing property and in-place leases.

        (D)  Reflects acquisitions of minority interests that we deem to be probable:

•
we have entered into an agreement to purchase the approximately 40% joint venture equity interest in the entity that owns the Valley West Hospital Medical Office Building not owned by us for a purchase price of approximately $3.0 million, resulting in our 100.0% ownership of this property.

•
we have entered into an agreement to purchase the approximately 35% joint venture equity interest in the entity that owns the Remington Medical Commons property not owned by us for a purchase price of approximately $1.1 million, resulting in our 100.0% ownership of this property.

        (E)  Reflects gross proceeds from the offering of $100 million, net of the underwriting discount and estimated costs of the offering payable by us, resulting in net proceeds to us of approximately $93.75 million as shown below. These costs will be charged against the gross offering proceeds upon completion of the offering.

(in thousands)
Gross proceeds	$100,000
Underwriters' discount	5,250
Transaction costs	1,000

Net proceeds	$93,750

        (F)  Reflects our expected use of the proceeds as follows (in thousands):

Repayment of borrowings under our senior secured credit facility	$59,250

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

2. Adjustments to the Pro Forma Consolidated Statements of Operations

        (AA)  Represents the historical consolidated statements of operations of Physicians Realty Trust for the nine months ended September 30, 2013 and of the Predecessor for the year ended December 31, 2012, respectively.

        (BB)  Represents the add back of noncontrolling interest, which had been deducted prior to acquiring 100% ownership of the Arrowhead Commons property in connection with our IPO and related formation transactions.

        (CC)  Reflects results of operations of the Plano Property, the El Paso Property (two buildings), the Crescent City Property and the Oklahoma City Property acquired since completion of the IPO on July 24, 2013 for the period prior to our acquisition.

        (DD)  Reflects elimination of management fees paid to the Predecessor of $475 and $950 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, as we do not pay management fees following completion of the IPO and related formation transactions.

        (EE)  The adjustment shown reflects an annual payment of $650,000 to Ziegler pursuant to the Shared Services Agreement, the compensation expense related to the grants of restricted stock awards to our officers and trustees, trustee fees and payments made to our executive officers pursuant to the terms of their employment agreements. We expect to incur additional general and administrative expense as a result of becoming a public company, including but not limited to, salaries and equity awards, board of trustees fees and expenses, trustee's and officer's insurance, Sarbanes-Oxley Act of 2002 compliance costs, and incremental legal, audit and tax fees.

        (FF)  Represents depreciation expense based on the fair value allocated to the income producing property and amortization of the intangible assets relating to the acquired in-place leases.

        (GG)  Reflects the decrease in net amortization expense as a result of repaying approximately $37.1 million of outstanding secured debt with proceeds from the IPO.

        (HH)  Reflects the decrease in net interest expense as a result of repaying approximately $37.1 million of outstanding secured debt with proceeds from the IPO.

        (II)  Reflects removal of income from discontinued operations of $1,321 and removal of loss on sale of property under development of $228 included in the Predecessor's statement of operations for the year ended December 31, 2012.

        (JJ) Represents pro forma income (loss) from continuing operations attributable to common shares outstanding following the completion of the IPO, the formation transactions and this offering.

        (KK)  Earnings per share—basic is calculated based on the pro forma weighted average common shares outstanding, which was                   shares for each of the periods presented. Earnings per share—diluted is calculated based on net income (loss) before allocation to non-controlling interests by giving effect to the redemption of outstanding OP units for common shares on a one-for-one basis, which results in diluted shares of 24,398,126 for each of the periods presented.

        Below is a reconciliation of pro forma weighted average shares outstanding:

Number of common shares issued and outstanding	12,003,757
Number of OP units issued and outstanding	3,698,877
Number of common shares issued in this offering	—

Total	—

Physicians Realty Trust and Predecessor

Condensed Consolidated and Combined Balance Sheets

(In thousands, except share and per share data)

	September 30, 2013	Predecessor December 31, 2012
	(unaudited)
ASSETS
Investment properties:
Income producing real estate	$176,883	$89,878
Tenant improvements	5,193	5,132
Property under development	225	675
Land	23,914	15,464

	206,215	111,149
Accumulated depreciation	(18,903)	(16,495)

Total investment properties, net	187,312	94,654
Cash and cash equivalents	4,233	2,614
Tenant receivables, net	710	682
Deferred costs, net	2,012	1,107
Lease intangibles, net	20,716	5,243
Other assets	5,652	3,292

Total assets	$220,635	$107,592

LIABILITIES AND EQUITY
Liabilities:
Accounts payable to related parties	$—	$1,530
Accounts payable	485	802
Dividends payable	2,655	—
Accrued expenses and other liabilities	2,329	1,031
Derivative liabilities	437	643
Debt	66,525	84,489

Total liabilities	72,431	88,495

Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 12,003,597 shares issued and outstanding as of September 30, 2013	120	—
Additional paid-in capital	122,980	—
Accumulated deficit	(3,321)	—
Predecessor equity	—	19,068

Total shareholders' and Predecessor equity	119,779	19,068
Noncontrolling interests	28,425	29

Total equity	148,204	19,097

Total liabilities and equity	$220,635	$107,592

The accompanying notes are an integral part of these condensed consolidated and combined financial statements.

Physicians Realty Trust and Predecessor

Condensed Consolidated and Combined Statements of Operations

(Unaudited) (In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	Predecessor 2012	2013	Predecessor 2012
Revenues:
Rental revenues	$2,920	$2,359	$7,952	$7,396
Expense recoveries	798	750	2,399	2,151
Other revenues	(5)	2	—	7

Total revenues	3,713	3,111	10,351	9,554

Expenses:
Management fees	—	238	475	713
General and administrative	1,285	104	1,507	292
Operating expenses	1,130	1,110	3,578	3,460
Depreciation and amortization	1,146	973	3,123	2,901
Loss on sale of property under development	2	161	2	228
Acquisition expenses	756	—	756	—

Total expenses	4,319	2,586	9,441	7,594

Operating (loss)/income	(606)	525	910	1,960
Other expense/(income)
Interest expense	826	1,203	3,114	3,667
Change in fair value of derivatives, net	(16)	—	(206)	(58)

Net loss from continuing operations	(1,416)	(678)	(1,998)	(1,649)
Discontinued Operations:
Loss from operations on discontinued investment properties	—	(262)	—	(199)
Gain on sale of investment properties	—	1,179	—	1,519

Income from discontinued operations	—	917	—	1,320

Net (loss)/income	(1,416)	$239	(1,998)	$(329)

Less: Net income/ (loss) attributable to Predecessor	(6)		576
Less: Net loss attributable to noncontrolling interests	262		262

Net loss attributable to common shareholders	$(1,160)		$(1,160)

Net loss per share:
Basic and diluted	$(0.10)		$(0.10)

Weighted average common shares:
Basic and diluted	11,486,011		11,486,011

Dividends/distributions declared per common share and unit	$0.18		$0.18

The accompanying notes are an integral part of these condensed consolidated and combined financial statements.

Physicians Realty Trust and Predecessor

Condensed Consolidated and Combined Statement of Equity

(In thousands, except shares) (Unaudited)

	Number of Common Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Predecessor Equity	Total Shareholders' and Predecessor Equity	Non- controlling Interests	Total Equity
Predecessor Balance
January 1, 2013	—	$—	$—	$—	$19,068	$19,068	$29	$19,097
Net (loss)/income	—	—	—	—	(712)	(712)	136	(576)
Transfer	—	—	—	—	36	36	(36)	—
Distributions	—	—	—	—	(211)	(211)	(209)	(420)

Balance July 24, 2013	—	—	—	—	18,181	18,181	(80)	18,101
Physicians Realty Trust
Net proceeds from sale of common shares	11,753,597	118	122,755	—	—	122,873	—	122,873
Formation Transactions	—	—	36	—	(18,181)	(18,145)	17,791	(354)
Restricted share award grants	250,000	2	189	—	—	191	—	191
Dividends declared	—	—	—	(2,161)	—	(2,161)	(494)	(2,655)
Contributions	—	—	—	—	—	—	11,535	11,535
Distributions	—	—	—	—	—	—	(65)	(65)
Net loss	—	—	—	(1,160)	—	(1,160)	(262)	(1,422)

Balance September 30, 2013	12,003,597	$120	$122,980	$(3,321)	—	$119,779	$28,425	$148,204

The accompanying notes are an integral part of these condensed consolidated and combined financial statements.

Physicians Realty Trust and Predecessor

Condensed Consolidated and Combined Statements of Cash Flows

(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2013	Predecessor 2012
Cash Flows from Operating Activities:
Net loss	$(1,998)	$(329)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,262	3,420
Gain on sale of investment properties	—	(1,519)
Loss on sale of property under development	2	228
Amortization of lease inducement and above market leases	70	53
Change in fair value of derivatives, net	(206)	(58)
Provision for bad debts	36	123
Non-cash compensation	191	—
Accelerated amortization of deferred financing costs	94	—
(Increase) decrease in
Tenant receivables	(64)	330
Deferred costs	(163)	(99)
Other assets	(873)	(380)
Increase (decrease) in
Accounts payable to related parties	(1,530)	153
Accounts payable	(316)	18
Accrued expenses and other liabilities	1,298	484

Total Adjustments	1,801	2,753

Net cash provided by operating activities	(197)	2,424

Cash Flows from Investing Activities:
Proceeds from sale of investment properties	448	14,525
Capital expenditures for acquisition of investment properties	(100,084)	(30)
Lease inducement	(1,543)	(618)

Net cash (used in)/provided by investing activities	(101,179)	13,877

Cash Flows from Financing Activities:
Proceeds from sale of common shares	135,166	—
Offering costs	(12,293)	—
Formation transactions	(354)	—
Proceeds from credit facility borrowings	19,850	—
Proceeds from issuance of debt	163	—
Debt issuance costs	(1,074)	(36)
Payments on notes payable	(37,978)	(12,717)
Distributions to members and partners	(211)	(708)
Contributions to noncontrolling interest	—	309
Distributions to noncontrolling interest	(274)	(478)

Net cash provided by/(used in) financing activities	102,995	(13,630)

Net increase in cash and cash equivalents	1,619	2,671
Cash and cash equivalents, beginning of year	2,614	1,932

Cash and cash equivalents, end of period	$4,233	$4,603

Supplemental disclosure of cash flow information interest paid during the year	$2,967	$3,495

Supplemental disclosure of noncash activity—accrued dividends payable	$2,655	$—

Supplemental disclosure of noncash activity—contributions to noncontrolling interest	$11,535	$—

The accompanying notes are an integral part of these condensed consolidated and combined financial statements.

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements

Note 1—Organization and Business

        Physicians Realty Trust (the "Trust") was organized in the state of Maryland on April 9, 2013. As of September 30, 2013, the Trust was authorized to issue up to 500,000,000 common shares of beneficial interest, par value $0.01 per share. The Trust filed a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed underwritten initial public offering (the "IPO") and completed the IPO of its common shares and commenced operations on July 24, 2013.

        Prior to completion of the IPO, the Trust elected to be taxed as a pass-through entity under subchapter S of the Internal Revenue Code of 1986. Effective upon completion of the IPO, the Trust revoked the subchapter S election. The Trust intends to elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes commencing with a short taxable year beginning on the date of the revocation of the subchapter S election and ending on December 31, 2013. The Trust had no taxable income prior to electing REIT status. To qualify as a REIT, the Trust must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles).

        The Trust contributed the net proceeds from the IPO to Physicians Realty L.P. (the "Operating Partnership"), a Delaware limited partnership, and is the sole general partner of the Operating Partnership. The Trust's operations are conducted through the Operating Partnership and wholly-owned and majority-owned subsidiaries of the Operating Partnership. The Trust, as the general partner of the Operating Partnership, controls the Operating Partnership and consolidates the assets, liabilities and results of operations of the Operating Partnership.

        As a REIT, the Trust generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Trust relief under certain statutory provisions. Such an event could materially adversely affect the Trust's net income and net cash available for distribution to shareholders. However, the Trust intends to organize and operate in such a manner as to qualify for treatment as a REIT. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

        The Trust is a self-managed REIT formed primarily to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.

Initial Public Offering and Formation Transactions

        Concurrently with the completion of the IPO, the Trust acquired, through a series of contribution transactions, the entities that own the 19 properties that comprised the Trust's initial properties from four healthcare real estate funds (the "Ziegler Funds"), as well as certain operating assets and liabilities. We determined that the Zeigler Funds constitute our accounting predecessor (the "Predecessor"). The Predecessor, which is not a legal entity, is comprised of the four Zeigler Funds that owned directly or indirectly interest in entities that owned the initial 19 properties in the Trust's

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 1—Organization and Business (Continued)

portfolio. The combined historical data for the predecessor is not necessarily indicative of the Trust's future financial position or results of operations. In addition, at the completion of the IPO, the Trust entered into a shared services agreement with B.C. Ziegler & Company ("Ziegler") pursuant to which Ziegler provides office space, IT support, accounting support and other services to the Trust in exchange for an annual fee.

        To acquire the ownership interests in the entities that own the 19 properties included in the Trust's initial properties, and certain other operating assets and liabilities, from the Ziegler Funds, the Operating Partnership issued to the Ziegler Funds an aggregate of 2,744,000 common units of partnership interest ("OP Units"), having an aggregate value of approximately $31.6 million based on the price to the public per share in the IPO and paid approximately $36.9 million of outstanding indebtedness related to our initial properties. These formation transactions were effected concurrently with the completion of the IPO.

        The net proceeds from the IPO, inclusive of shares issued pursuant to the exercise of the underwriters' overallotment option, were approximately $123.8 million (after deducting the underwriting discount and expenses of the IPO and the formation transactions payable by the Trust). The Trust contributed the net proceeds of the IPO to the Operating Partnership in exchange for 11,753,597 OP Units and at September 30, 2013 owned a 76.4% interest in the Operating Partnership. The Operating Partnership used a portion of the IPO proceeds received from the Trust to repay approximately $36.9 million of outstanding indebtedness and to purchase the 50% interest in the Arrowhead Commons property not owned by the Ziegler Funds for approximately $850,000, after which the Operating Partnership became the 100% owner of the property, and to pay certain expenses related to debt transfers and our senior secured revolving credit facility. The balance of the net proceeds was invested in investment properties.

        The Trust is a self-managed REIT and conducts its operations through the Operating Partnership and principally through wholly-owned and majority-owned subsidiaries of the Operating Partnership.

        Because the IPO and the formation transactions were completed on July 24, 2013, and prior to completion of the IPO we had no operations, the Trust's balance sheet as of December 31, 2012 reflects the financial condition of the Predecessor, while the balance sheet as of September 30, 2013 reflects the financial condition of the Trust. The results of operation for the three and nine months ended September 30, 2013 reflect the results of operations of the Predecessor (through July 23, 2013) and of the Trust from July 24, 2013 through September 30, 2013. References in these notes to the condensed consolidated and combined financial statements to Physicians Realty Trust signify the Trust for the period from July 24, 2013, the date of completion of the IPO and the Formation Transaction, and of the Predecessor for all prior periods. The following is a summary of the Predecessor Statement of Operations for the period from July 1, 2013 through July 23, 2013, and for the period from January1, 2013 through July 23, 2013 (in thousands). These amounts are included in the condensed

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 1—Organization and Business (Continued)

consolidated and combined statement of operations herein for the three and nine months ended September 30, 2013.

	July 1, 2013 through July 23, 2013	January 1, 2013 through July 23, 2013
Revenues:
Rental revenues	$476	$5,508
Expense recoveries	168	1,769
Other revenues	1	6

Total revenues	645	7,283

Expenses:
Management fees	—	475
General and administrative	27	249
Operating expenses	225	2,673
Depreciation and amortization	196	2,173

Total expenses	448	5,570

Operating income	197	1,713
Interest expense	191	2,479
Change in fair value of derivatives, net	—	(190)

Net income/(loss)	$6	$(576)

Note 2—Summary of Significant Accounting Policies

        The accompanying unaudited condensed consolidated and combined financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods ended September 30, 2013 and 2012 pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States ("GAAP") have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements included in the Trust's final prospectus dated July 18, 2013 filed with the Securities and Exchange Commission on July 19, 2013. Operating results for interim periods are not necessarily indicative of results that may be expected for the entire year ending December 31, 2013.

Classification of Assets and Liabilities

        The financial affairs of the Trust generally do not involve a business cycle since the realization of assets and the liquidation of liabilities are usually dependent on the Trust's circumstances. Accordingly, the classification of current assets and current liabilities is not considered appropriate and has been omitted from the condensed consolidated and combined statements of assets and liabilities.

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Noncontrolling Interests

        In connection with the closing of the IPO, the Trust and the Operating Partnership completed related formation transactions pursuant to which the Operating Partnership acquired from the Ziegler Funds, the Ziegler Funds' ownership interests in 19 medical office buildings located in ten states in exchange for an aggregate of 2,744,000 OP Units and the payment of approximately $36.9 million of debt related to such properties.

        In connection with the acquisition of a surgical center hospital in the New Orleans, Louisiana metropolitan area for approximately $37.5 million, on September 30, 2013, the Trust partially funded the purchase price by issuing 954,877 OP Units valued at approximately $11.5 million on the date of issuance.

        Noncontrolling interests in the Trust represent OP Units held by the Predecessor's prior investors and other investors. As of September 30, 2013, the Trust held a 76.4% interest in the Operating Partnership. As the sole general partner and the majority interest holder, the Trust consolidates the financial position and results of operation of the Operating Partnership.

        Holders of OP Units may not transfer their units without the Trust's prior written consent, as general partner of the Operating Partnership. Beginning on the first anniversary of the issuance of OP Units, OP Unit holders may tender their units for redemption by the Operating Partnership in exchange for cash equal to the market price of the Trust's common shares at the time of redemption or, for common shares on a one-for-one basis. Accordingly, the Trust presents the OP Units of the Operating Partnership held by the Predecessor's prior investors and other investors as noncontrolling interests within equity in the consolidated balance sheet.

Dividends and Distributions

        On September 30, 2013, the Trust's Board of Trustees declared an initial, prorated cash dividend of $0.18 per share for the quarterly period from July 19, 2013 (the date of the IPO) through September 30, 2013, which is equivalent to a full quarterly dividend of $0.225 per share. The dividend was paid on November 1, 2013 to common shareholders and common OP unit holders of record on October 18, 2013.

Impairment of Intangible and Long-Lived Assets

        The Trust evaluates the recoverability of the recorded amount of intangible and long-lived assets whenever events or changes in circumstances indicate that the recorded amount of an asset may not be fully recoverable. Impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. If we determine that an asset is impaired, the impairment to be recognized is measured as the amount by which the recorded amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the recorded amount or fair value less cost to sell. Fair value is determined using a discounted future cash flow analysis.

        The Trust did not recognize any impairment for the three months ended September 30, 2013, nor did the Predecessor in the comparative period presented.

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Rental Revenue

        Rental revenue is recognized on a straight-line basis over the terms of the related leases when collectability is reasonably assured. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue for amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due from tenants are included in other assets and were $1.4 million and $1.3 million as of September 30, 2013 and December 31, 2012, respectively. If the Trust determines that collectability of straight-line rents is not reasonably assured, the Trust limits future recognition to amounts contractually owed and, where appropriate, establishes an allowance for estimated losses. Rental revenue is reduced by amortization of lease inducements and above market rents on certain leases. Lease inducements and above market rents are amortized over the average remaining life of the lease.

Expense Recoveries

        Expense recoveries relate to tenant reimbursement of real estate taxes, insurance and other operating expenses that are recognized as expense recovery revenue in the period the applicable expenses are incurred. The reimbursements are recorded at gross, as the Trust is generally the primary obligor with respect to real estate taxes and purchasing goods and services from third-party suppliers and has discretion in selecting the supplier and bears the credit risk of tenant reimbursement.

        The Trust has certain tenants with absolute net leases. Under these lease agreements, the tenant is the responsible for operating and building expenses. For absolute net leases, the Trust does not recognize expense recoveries

Earnings Per Share

        The Trust calculates earnings per share based upon the weighted average shares outstanding during the period beginning July 24, 2013. Diluted net income per share is calculated after giving effect to all potential diluted shares outstanding during the period. There were 3,698,877 potentially dilutive shares outstanding related to the issuance of OP Units held by noncontrolling interests during the three and nine month periods ended September 30, 2013. However, the shares were excluded from the computation of diluted shares as their impact would have been anti-dilutive. As a result, the number of diluted outstanding shares was treated equal to the number of outstanding shares.

Management Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the combined financial statements and the amounts of revenue and expenses reported in the period. Significant estimates are made for the valuation of real estate and intangibles, valuation of financial instruments, impairment assessments and fair value assessments with respect to purchase price allocations. Actual results could differ from these estimates.

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Reclassifications

        Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the consolidated financial position or results of operations.

Note 3—Acquisitions and Dispositions

        On July 24, 2013, in connection with the completion of the IPO and formation transactions, Physicians Realty L.P. purchased the 50% joint venture equity interest in Arizona 23 (Arrowhead Commons) not already owned by the Ziegler Funds for approximately $850,000, resulting in 100% ownership of this property by the Operating Partnership.

        On August 30, 2013, we completed the acquisition of a 40,000 square foot medical office building and a 77,000 square foot, 40-bed acute care surgical hospital located in El Paso, Texas for approximately $40 million. The Trust also purchased a right of first refusal to finance development on land adjacent to the hospital. The surgical hospital portion of the facility is 100% leased to one tenant until 2028, with annual rent escalations of 3%. The medical office building portion of the facility is 100% leased to one tenant until 2018, with annual rent escalations of 3%. The purchase price of this medical office building and hospital was allocated to the assets and liabilities acquired consisting of tangible property and identifiable intangible assets based on the respective fair values at acquisition, as determined by an independent appraisal. Intangible assets include the value of in-place lease at the time of the acquisition and will be amortized over the remaining lease term of approximately 12 years. The initial acquisition accounting was as follows (in thousands):

Land	$3,800
Building and improvements	28,100
Intangibles	8,100

Total	$40,000

        On September 18, 2013, the Trust completed the acquisition of a 66-bed post-acute care specialty hospital located in Plano, Texas for approximately $18.2 million. The hospital is 100% leased to a single tenant. The term of the lease expires December 31, 2027, and the tenant has one five year extension option. The tenant's obligations under the lease are guaranteed by its parent, which operates 26 hospitals in nine states. The purchase price was allocated to the assets and liabilities acquired consisting of tangible property and identifiable intangible assets based on the respective fair values at acquisition, as determined by an independent appraisal. Intangible assets include the the value of an in-place lease and an above-market lease at the time of the acquisition and will be amortized over the remaining lease term of approximately 9 years. The initial acquisition accounting was as follows (in thousands):

Land	$3,400
Building and improvements	11,700
In-place leases	3,100

Total	$18,200

        On September 30, 2013, we completed the acquisition of a hospital in the New Orleans, Louisiana metropolitan area for approximately $37.5 million. We funded the purchase price with borrowings

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 3—Acquisitions and Dispositions (Continued)

under the senior secured revolving credit facility, proceeds of the IPO and the issuance of 954,877 OP Units to the seller valued at approximately $11.5 million on the date of issuance (based on the average three day closing price of our common shares prior to the close). The hospital is leased until 2028 with initial rent equal to $3.0 million per year, with annual rent escalations of 3%. The purchase price of this hospital was allocated to the assets and liabilities acquired consisting of tangible property and identifiable intangible assets based on the respective fair values at acquisition, as determined by an independent appraisal. Intangible assets include the value of in-place lease at the time of the acquisition and will be amortized over the remaining lease term of approximately 15 years. The initial acquisition accounting was as follows (in thousands):

Building and improvements	$34,200
In-place leases	3,300

Total	$37,500

        On September 30, 2013, we completed the acquisition of an approximately 52,000 square foot outpatient care building located in Oklahoma City, Oklahoma for approximately $15.6 million. The property is leased until 2023 with annual rent escalations of 2%. The purchase price was allocated to the assets and liabilities acquired consisting of tangible property and identifiable intangible assets based on the respective fair values at acquisition, as determined by an independent appraisal. Intangible assets include the value of in-place lease at the time of the acquisition and will be amortized over the average remaining lease term of approximately 10 years. The initial acquisition accounting was as follows (in thousands):

Land	$1,300
Building and improvements	12,700
In-place leases	1,600

Total	$15,600

        On September 30, 2013, the Trust sold a 4,000 square foot medical office building condominium unit located in Florida for approximately $0.5 million. There is one remaining condominium unit or 2,000 square feet at this location.

Note 4—Intangibles

        The following is a summary of the carrying amount of intangible assets as of September 30, 2013 and December 31, 2012 (in thousands):

	September 30, 2013			December 31, 2012
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
In-place leases	$26,073	$(7,525)	$18,548	$12,150	$(6,907)	$5,243
Above market leases	2,180	(12)	2,168	—	—	—

Total	$28,253	$(7,537)	$20,716	$12,150	$(6,907)	$5,243

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 4—Intangibles (Continued)

        Amortization expense related to intangibles was $0.6 million for each of the nine month periods ended September 30, 2013 and 2012. Amortization expense related to intangibles was $0.2 million for each of the three months ended September, 30, 2013 and 2012. Future amortization of the intangible assets as of September 30, 2013, is as follows (in thousands):

Year Ending December 31:
2013	$567
2014	2,217
2015	2,185
2016	2,172
2017	1,996
Thereafter	11,579

Total	$20,716

Note 5—Debt

        The following is a summary of debt as of September 30, 2013 and December 31, 2012 (in thousands):

	September 30, 2013	December 31, 2012
$75 million senior secured revolving credit facility bearing interest at floating rates, due August 2016	$19,850	$—
Mortgage notes, bearing fixed interest from 5.35% to 6.58% and due in 2017 with a balloon payment of $23,748, and 2018 with a balloon payment of $6,169	32,125	34,457
Mortgage notes, bearing variable interest from 2.44% to 2.94% and due in 2016 with a balloon payment of $7,683 and in 2017 with a balloon payment of $5,680	14,550	45,536
Mezzanine debt bearing interest at 12.0% and due 2013	—	4,400
Line of credit bearing variable interest at 4.25% and due in 2012	—	96

Total debt	$66,525	$84,489

        On August 29, 2013, the Trust and the Operating Partnership entered into a Credit Agreement with Regions Bank, as Administrative Agent, Regions Capital Markets, as Sole Lead Arranger and Sole Book Runner, and various other lenders in connection with a $75 million senior secured revolving credit facility (the "Credit Agreement"). Subject to satisfaction of certain conditions, including additional lender commitments, we have the option to increase the borrowing capacity under the revolving credit facility to up to $250 million. The amount available to us under the Credit Agreement is subject to certain limitations including, but not limited to, the appraised value of the pledged properties that comprise the borrowing base of the credit facility.

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 5—Debt (Continued)

        The Credit Agreement has a three-year term with an initial maturity date of August 29, 2016. Subject to the terms of the Credit Agreement, the Operating Partnership has the option to extend the term of the Credit Agreement to August 29, 2017.

        The obligations of the Operating Partnership under the Credit Agreement are guaranteed by us and certain of our subsidiaries. In addition, the Credit Agreement provides for security in the form of, among other things, mortgage liens on certain properties owned by the Operating Partnership that comprise the borrowing base. As of September 30, 2013, seven properties were included in the borrowing base with a net book value of $70.0 million.

        The Credit Agreement provides for revolving credit loans to the Operating Partnership. Base Rate Loans, Adjusted LIBOR Rate Loans and Letters of Credit (each, as defined in the Credit Agreement) will be subject to interest rates, based upon the consolidated leverage ratio of the Trust, the Operating Partnership and its subsidiaries as follows:

Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
≤35%	LIBOR + 2.65%	Base Rate + 1.65%
>35% and ≤45%	LIBOR + 2.85%	Base Rate + 1.85%
>45% and ≤50%	LIBOR + 2.95%	Base Rate + 1.95%
>50%	LIBOR + 3.40%	Base Rate + 2.40%

        The Operating Partnership may, at any time, voluntarily prepay any loan under the Credit Agreement in whole or in part without premium or penalty.

        The Credit Agreement contains financial covenants that, among other things, require compliance with loan-to-value, leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit the Trust's and the Operating Partnership's ability to incur additional debt or make distributions. The Credit Agreement also contains customary events of default. Any event of default, if not cured or waived, could result in the acceleration of any outstanding indebtedness under the Credit Agreement.

        Scheduled principal payments due on debt as of September 30, 2013, are as follows (in thousands):

Year Ending December 31:
2013	$249
2014	1,022
2015	1,063
2016	28,435
2017	29,586
Thereafter	6,170

Total Payments	$66,525

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 6—Stock-based Compensation

        We follow ASC 718 in accounting for our share-based payments. This guidance requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock awards. This cost is recognized as compensation expense ratably over the employee's requisite service period. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized when incurred.

        For all service awards, we record compensation expense for the entire award on a straight-line basis (or, if applicable, on the accelerated method) over the requisite service period.

        In connection with the IPO, we adopted the 2013 Equity Incentive Plan which made available 600,000 restricted shares to be administered by the Compensation, Nomination and Governance Committee of the Board of Trustees. The committee will have broad discretion in administering the terms of the plan. Restricted shares are eligible for dividends as well as the right to vote. We granted 250,000 restricted common shares upon completion of the IPO under our 2013 Equity Incentive Plan at a value per share of $11.50 and total value of $2.9 million with a vesting period of three years. For the three and nine months ended September 30, 2013, we recognized non-cash share compensation of $0.2 million. Unrecognized compensation expense at September 30, 2013 was $2.7 million. Our compensation expense recorded in connection with grants of restricted stock reflects an initial estimated cumulative forfeiture rate of 0% over the requisite service period of the awards. That estimate will be revised if subsequent information indicates that the actual number of awards expected to vest is likely to differ from previous estimates.

Note 7—Fair Value Measurements

        Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provides a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

        In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals. Significant Level 2 inputs include interest rate swaps.

        Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These level 3 fair value measurements are based primarily on management's own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset. In instances where inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The \ assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

        We measure our interest rate swaps at fair value on a recurring basis. The fair value of ($0.4) million and $(0.6) million as of September 30, 2013 and December 31, 2012, respectively, is based on primarily level 2 inputs described above.

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 7—Fair Value Measurements (Continued)

        Our derivative instruments (Note 8) are not traded on an exchange. We obtained an estimate of fair value of the swaps from the counterparties. The trust then tested the fair value against a fair value determined by a methodology that included using the income approach to value the derivatives, using observable Level 2 market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present amount (discounted) assuming that participants are motivated, but not compelled to transact. Level 2 inputs for the swap valuations were limited to quoted prices for similar assets or liabilities in active markets (specifically future contracts) and inputs other than quoted prices that were observable for the asset or liability (specifically LIBOR cash and swap rates, implied volatility for options, caps and floors, basis swap adjustments and credit risk at commonly quoted intervals). Mid-market pricing was used as a practical expedient for fair value measurements. Key inputs, including the cash rates for very short-term, futures rates and swap rates beyond the derivative maturities were bootstrapped to provide spot rates at resets specified by the swaps (reset rates were then further adjusted by the basis swaps, if necessary). Inputs were collected from Bloomberg as the last price on the last market day of the period. The same rates used to bootstrap the yield curves were used to discount the future cash flows prior to the credit risk effect for both the Trust and the credit risk of its counterparty when determining the fair value of derivatives under generally accepted accounting principles. The fair values resulting from the separate calculations were not significantly different.

        Both direct and indirect observable inputs may be used to determine the fair value of the positions classified as Level 2 assets and liabilities. As a result, the unrealized gains and losses for these asset and liabilities presented above may include changes in fair value that were attributable to both direct and indirect observable inputs. Changes in fair value of the interest rate swaps totaled $(0.02) million and $(0.2) million and $(0.2) million and $(0.1) million for the three and nine months ended September 30, 2013 and 2012, respectively, and are included in the condensed consolidated and combined statement of operations.

        The Trust also has assets that under certain conditions are subject to measurement at fair value on a non-recurring basis. This generally includes assets subject to impairments. There were no such assets measured at fair value as of September 30, 2013.

        The following table sets forth by level within the fair value hierarchy of our assets and liabilities that were accounted for on a nonrecurring basis as of December 31, 2012 (in thousands).

	Nonrecurring Fair Value Measurements At Report Date using:
	Fair Value as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses) for the Year Ended December 31, 2012
Medical office buildings	$3,589	$—	$—	$3,589	$(615)
Land	1,210	—	—	1,210	(232)
Property under development	675	—	—	675	(90)

	$5,474	$—	$—	$5,474	$(937)

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 7—Fair Value Measurements (Continued)

        The impairment of the medical office buildings referenced above primarily resulted from declines in current and projected operating results and cash flows of the properties.

        The following table summarizes the quantitative inputs and assumptions used for items categorized in Level 3 for the fair value hierarchy as of December 31, 2012. There were no changes in the quantitative inputs and assumptions used for items categorized in Level 3 for the fair hierarchy as of September 30, 2013. The disclosure below excludes information on unobservable inputs that are non-quantitative such as unadjusted prices from recent transactions or third party valuations.

Asset Category	Fair value at December 31, 2012	Valuation Techniques	Unobservable Inputs	Ranges
Investment in real estate properties	$4,799	Discounted cash flow	Discount rate	10.7 - 13.5%
			Capitalization rate	7.7 - 10.5%
			Vacancy rate	9.41 - 17.8%
Property under development	$675	Market comparable/Discounted cash flow	Capitalization rate	9 - 10%

        The carrying amounts of cash and cash equivalents, tenant receivables, payables, and accrued interest are reasonable estimates of fair value because of the short maturities of these instruments. Fair values for notes payable are estimates based on rates currently prevailing for similar instruments of similar maturities.

        The following table presents the fair value of other financial instruments (in thousands). The swaps are measured at fair value on a recurring basis.

	September 30, 2013		December 31, 2012
	(unaudited)
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash	$4,233	$4,233	$2,614	$2,614
Debt	$46,675	$47,192	$84,489	$86,982
Interest rate swaps—Liabilities	$437	$437	$643	$643

Note 8—Derivative Financial Instruments

        We are exposed to certain risks in the normal course of our business operations. One risk relating to the variability of interest on variable rate debt is managed through the use of derivatives. All derivative financial instruments are reported in the balance sheet at fair value.

        Generally, we enter into swap relationships such that changes in the fair value or cash flows of items and transactions being hedged are expected to be offset by corresponding changes in the values of the derivatives.

        The Trust and the Predecessor held swaps to pay fixed/receive variable interest rates swaps with a total notional amount of $8.0 million and $25.6 million as of September 30, 2013 and December 31, 2012, respectively. Gains recognized on the interest rate swaps of $0.02 million were included in change

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 8—Derivative Financial Instruments (Continued)

in fair value of derivatives, net in the condensed consolidated and combined statements of operations for the three month periods ended September 30, 2013, no gain was recognized for the three months ended September 30, 2012 and a gain of $0.2 million and $0.06 million were recognized for the nine month periods ended September 30, 2013 and 2012, respectively.

Note 9—Operating Leases

        The Trust is lessor of medical office buildings and other healthcare facilities. Leases have expirations from 2013 through 2028. As of September 30, 2013, the future minimum rental payments on noncancelable leases were as follows (in thousands):

Year Ending December 31:
2013	$4,864
2014	19,349
2015	19,633
2016	19,555
2017	18,614
Thereafter	141,456

Total Payments	$223,471

Note 10—Earnings Per Share

        The following table shows the amounts used in computing our basic and diluted earnings per share. As the three and nine months ended September 30, 2013 resulted in a net loss, there is no dilution to earnings per share (in thousands, except share and per share data):

	Three Months Ended September 30,	Nine Months Ended September 30,
	2013	2013
Numerator for earnings per share—basic and diluted:
Net loss	$(1,416)	$(1,998)
Less: (Income)/loss allocable to noncontrolling interests—Predecessor	(6)	576
Less: Loss allocable to noncontrolling interests	262	262

Numerator for earnings per share—basic and diluted	$(1,160)	$(1,160)

Denominator for earnings per share—basic and diluted shares:	11,486,011	11,486,011

Basic and diluted earnings per share	$(0.10)	$(0.10)

Physicians Realty Trust and Predecessor

Notes to Condensed Consolidated and Combined Financial Statements (Continued)

Note 10—Earnings Per Share (Continued)

Note 11—Subsequent Events

        On October 4, 2013 the Company completed the acquisition of a 20,319 square foot medical office building and ambulatory surgery center located in Pensacola, Florida for approximately $6.9 million. The purchase price was funded with borrowings on our senior secured revolving credit facility.

        On November 6, 2013, the Company entered into an agreement to acquire a 40.42% joint venture equity interest in the Valley West Hospital Medical office Building not owned by the Company for approximately $3.0 million, resulting in our 100.0% equity ownership of this property.

        On November 6, 2013, the Company entered into an agreement to acquire a 35% joint venture equity interest in the Remington Medical Commons property not owned by the Company for approximately $1.1 million, resulting in our 100.0% equity ownership of this property.

        On November 7, 2013, the Company entered into an agreement to acquire four medical office buildings located in Atlanta, Georgia, from an unrelated seller for approximately $20.8 million.

        On November 8, 2013, the Company and the lenders agreed to increase the maximum borrowing capacity under the senior secured revolving credit facility to $90 million from $75 million.

 Report of Independent Registered Public Accounting Firm

To The Board of Trustees and Shareholder
Physicians Realty Trust
Milwaukee, Wisconsin

        We have audited the accompanying balance sheet of Physicians Realty Trust as of April 15, 2013 (initial capitalization). This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Physicians Realty Trust as of April 15, 2013 (initial capitalization), in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC
Chicago, Illinois
May 24, 2013

 Physicians Realty Trust
Balance Sheet as of April 15, 2013

Assets

Assets—Cash	$1,000

Liabilities and Shareholder's Equity

Shareholder's Equity
Common shares of beneficial interest ($0.01 par value, 1,000 shares issued and outstanding)	$10
Additional paid-in capital	990
Total Shareholder's Equity	$1,000

Note 1—Organization and Nature of Business

        Physicians Realty Trust (the "Trust") was organized in the state of Maryland on April 9, 2013. The Trust is authorized to issue up to 1,000 shares of common shares of beneficial interest, par value $0.01 per share. The Trust will file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed underwritten public offering (the "Offering") of shares of its common stock.

        The Trust has elected to be taxed as a pass-through entity under subchapter S of the Internal Revenue Code of 1986, but intends to revoke the subchapter S election prior to the closing of a proposed offering of common shares to the public. The Trust intends to elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes commencing with a short taxable year beginning on the date of the revocation of the subchapter S election and ending on December 31, 2013. The Trust expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Trust must meet certain organizational and operational requirements, including a requirement to distribute at least 90% annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles).

        As a REIT, the Trust generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Trust relief under certain statutory provisions. Such an event could materially adversely affect the Trust's net income and net cash available for distribution to shareholders. However, the Trust intends to organize and operate in such a manner as to qualify for treatment as a REIT. Even if TRUST qualifies for taxation as a REIT, the Trust may be subject to state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

        The Trust will be a fully integrated, self-administered and self-managed REIT formed primarily to own, operate, acquire and develop healthcare properties. The Trust has had no operations since its formation.

Note 2—Formation of the Trust and Offering Transaction

        Upon completion of the Offering, the Trust will contribute the net proceeds to Physicians Realty L.P. (the "Operating Partnership") and become the sole general partner. The Operating Partnership will be formed as a Delaware limited partnership. The Trust's operations are planned to commence upon completion of the Offering and related formation transactions. Upon completion of the Offering and the related formation transactions, the Trust expects its operations to be carried on through its Operating Partnership and wholly owned subsidiaries of the Operating Partnership. At such time, the Trust, as the general partner of the Operating Partnership, will control the Operating Partnership and consolidate the assets, liabilities and results of operations of the Operating Partnership.

Note 3—Summary of Significant Accounting Policies

Basis of Presentation

        The balance sheet has been prepared by management in accordance with generally accepted accounting principles.

Start Up Costs

        Start up costs incurred will be expensed. Costs related to the Offering and related formation transactions have been incurred by our predecessor. Upon successful completion of the Offering, such costs will be reimbursed from the proceeds of the Offering.

Note 4—Initial Public Offering

        The Trust intends to offer for sale up to $100,000,000 in common shares through the filing of a registration statement on Form S-11.

 Report of Independent Registered Public Accounting Firm

To the Members and Partners
Ziegler Healthcare Real Estate Funds
Milwaukee, Wisconsin

        We have audited the accompanying combined balance sheets of Ziegler Healthcare Real Estate Funds (the "Funds") as of December 31, 2012 and 2011, and the related combined statements of operations, owners' equity and cash flows for the years ended December 31, 2012 and 2011. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ziegler Healthcare Real Estate Funds as of December 31, 2012 and 2011 and the results of their operations and their cash flows for the years ended December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC
Chicago, Illinois
July 3, 2013

 Ziegler Heathcare Real Estate Funds
Combined Balance Sheets for the years ended Decembr 31, 2012 and 2011

	December 31
	2012	2011
Assets
Investment Properties
Medical office buildings (Net of accumulated depreciation of $15,118,553 as of December 31, 2012, $14,155,319 as of December 31, 2011; includes $2,296,849 related to variable interest entity as of December 31, 2012, $2,352,307 as of December 31, 2011	$74,758,961	$84,629,023
Tenant improvements (Net of accumulated depreciation of $1,376,082 as of December 31, 2012 and, $1,101,129 as of December 31, 2011)	3,755,956	4,030,910
Property under development (Related to a variable interest entity)	674,773	1,618,508
Land (includes $740,000 related to a variable interest entity as of December 31, 2012 and 2011)	15,463,667	19,570,261

Total Investment Properties	94,653,357	109,848,702
Cash and Cash Equivalents	2,614,036	1,931,884
Receivables—Tenant Receivables (Net of allowance for doubtful accounts of $104,627 as of December 31, 2012, $106,371 as of December 31, 2011)	682,402	1,033,771
Deferred Costs (Net of accumulated amortization of $1,380,327 as of December 31, 2012, $1,177,445 as of December 31, 2011)	1,107,174	1,348,632
Intangibles (Net of accumulated amortization of $6,907,414 as of December 31, 2012, $6,235,634 as of December 31, 2011)	5,242,886	7,217,917
Other Assets	3,292,239	3,630,066

Total Assets	$107,592,094	$125,010,972

Liabilities and Owners' Equity
Liabilities
Accounts payable to related parties	$1,530,300	$1,274,908
Accounts payable	801,941	597,879
Accrued expenses and other liabilities	1,031,083	1,086,956
Derivative liabilities	642,940	764,994
Notes payable (Includes $2,702,184 related to variable interest entities, as of December 31, 2012, $3,486,347 as of December 31, 2011)	84,489,017	98,674,263

Total Liabilities	88,495,281	102,399,000

Owners' Equity
Ziegler Healthcare Real Estate Funds Owners' Equity
General interest	3,107	3,195
Limited interest	19,064,938	22,496,639

Total Ziegler Healthcare Real Estate
Funds Owners' Equity	19,068,045	22,499,834
Noncontrolling interest	28,768	112,138

Total Owners' Equity	19,096,813	22,611,972

Total Liabilities and Owners' Equity	$107,592,094	$125,010,972

	December 31
	2012	2011
Revenues
Rental revenues	$9,820,719	$10,471,760
Expense recoveries	3,111,199	3,313,581
Other revenues	14,981	60,722

Total Revenues	12,946,899	13,846,063

Expenses
Management fees	950,800	950,800
General and administrative	361,765	300,978
Operational expenses	4,757,787	4,953,092
Impairment losses	936,589	1,436,813
Depreciation and amortization	4,149,539	4,588,024
Loss on sale of property under development	227,804	—

Total Expenses	11,384,284	12,229,707

Total Operating Income	1,562,615	1,616,356
Interest Expense	4,537,660	4,617,457
Change in Fair Value of Derivatives, net	(122,054)	324,824

Combined Net Loss Before Discontinued Operations	(2,852,991)	(3,325,925)
Discontinued Operations (Note 7)
Income from operations on discontinued investment properties	(197,644)	265,441
Gain on sale of discontinued investment properties	1,519,485	—

Total Discontinued Operations	1,321,841	265,441

Combined Net Loss	(1,531,150)	(3,060,484)
Less Net Income Attributable to Noncontrolling Interest	(124,457)	(35,816)

Combined Net Loss Attributable to the Ziegler Funds	$(1,655,607)	$(3,096,300)

	Ziegler Healthcare Real Estate Funds Owners' Equity
	General Interest	Limited Interest	Total Controlling Interest	Noncontrolling Interest	Total Owners' Equity
Balance, December 31, 2010	$3,355	$26,767,990	$26,771,345	$(36,843)	$26,734,502
Contributions	23	349,977	350,000	373,690	723,690
Distributions	—	(1,525,211)	(1,525,211)	(260,525)	(1,785,736)
Net (loss) income	183	(3,096,117)	(3,096,300)	35,816	(3,060,484)

Balance, December 31, 2011	3,195	22,496,639	22,499,834	112,138	22,611,972
Contributions	(7)	(105,425)	(105,432)	105,432	—
Distributions	—	(1,670,750)	(1,670,750)	(313,259)	(1,984,009)
Net (loss) income	(81)	(1,655,526)	(1,655,607)	124,457	(1,531,150)

Balance, December 31, 2012	3,107	19,064,938	19,068,045	28,768	19,096,813

	Year Ended December 31
	2012	2011
Cash Flows from Operating Activities
Net loss	$(1,531,150)	$(3,060,484)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	4,429,044	5,038,035
Gain on sale of investment properties	(1,519,485)	—
Loss on sale of property under development	227,804	—
Lease Inducement	70,000	29,167
Impairment losses	936,589	1,436,813
Change in fair value of derivatives, net	(122,054)	240,823
Provision for bad debts	319,844	522,707
(Increase) decrease in
Tenant receivables	31,525	(311,522)
Deferred costs	(153,390)	(194,458)
Other assets	267,827	(505,586)
Increase (decrease) in
Accounts payable to related parties	255,392	(124,135)
Accounts payable	204,062	(593,728)
Accrued expenses and other liabilities	(55,873)	500,567

Total Adjustments	4,821,285	6,009,516

Net Cash Provided by Operating Activities	3,360,135	2,978,199

Cash Flows from Investing Activities
Proceeds from sale of investment properties	14,525,334	—
Capital expenditures on investment properties	(844,509)	(52,393)

Net Cash Provided by (Used in) Investing Activities	13,680,825	(52,393)

Cash Flows from Financing Activities
Payments on notes payable	(14,149,277)	(2,639,278)
Proceeds from issuance of debt	44,407	694,888
Distributions to members and partners	(1,670,750)	(1,525,211)
Contributions to noncontrolling interest	—	23,690
Distributions to noncontrolling interest	(313,259)	(260,525)
Deferred costs	(269,929)	(51,693)

Net Cash Used in Financing Activities	(16,358,808)	(3,758,129)

Net Increase (Decrease) in Cash and Cash Equivalents	682,152	(832,323)
Cash and Cash Equivalents, Beginning of Year	1,931,884	2,764,207

Cash and Cash Equivalents, End of Year/Period	$2,614,036	$1,931,884

Supplemental Disclosure of Cash Flow Information Interest paid during the year	$5,126,055	$5,049,618

Note 1—Organization and Nature of the Business

        Ziegler Healthcare Real Estate Funds, collectively the "Ziegler Funds", consist of Ziegler Healthcare Real Estate Fund I, LLC ("Fund I"), Ziegler Healthcare Real Estate Fund II, LLC ("Fund II"), Ziegler Healthcare Real Estate Fund III, LLC ("Fund III"), and Ziegler Healthcare Real Estate Fund IV, LP ("Fund IV"). The Funds, through subsidiaries, are principally engaged in making investments in healthcare real estate or companies that own healthcare real estate. Fund I, Fund II, and Fund III are limited liability companies organized under the laws of the State of Delaware. For each of these funds, The Ziegler Companies, Inc. ("ZCO") has contributed $1,000 as the general member. Fund IV is a limited partnership organized under the laws of the state of Delaware. A wholly owned subsidiary of ZCO has contributed $1,000 as the general partner. B.C. Ziegler and Company ("BCZ"), a wholly owned subsidiary of ZCO, is the manager of Fund I, Fund II and Fund III and Ziegler Healthcare Real Estate Management IV, LLC, or ZHREM IV, a wholly owned subsidiary of ZCO is the manager of Fund IV.

        The Ziegler Funds had private capital commitments as described below, all of which have been fully contributed:

Fund	Total Commitments
I	$15,100,000
II	17,800,000
III	9,050,000
IV	5,616,000

Total	$47,566,000

Note 2—Summary of Significant Accounting Policies

Aspects of the Limited Liability Companies and Limited Partnership

        Each of the Ziegler Funds is organized as either a limited liability company or a limited partnership. Each member's/partner's liability is limited to the capital contributed. Allocations of income and loss are made to the capital accounts as described in the following paragraph. Distributions of cash from operations will be made periodically. The distributions will be made to members/partners in accordance with their ownership percentages.

        Allocations of income and loss are made to the capital accounts of members/partners in proportion to the committed capital. The distributions will be made in the following order: (1) to members/partners on a preferred 8 percent annual return based on their unreturned capital contributions for Fund I, Fund II and Fund III and 7 percent for Fund IV, (2) to repay members/partners unreturned capital contributions, and (3) 80 percent to members/partners based upon their percentage interests and 20 percent to ZCO.

        The Ziegler Funds were initially capitalized as follows:

Fund	General Interest	Limited Interest	Unit Price
	Investment Units
I	0.01	151	$100,000
II	0.02	356	$50,000
III	0.01	90.5	$100,000
IV	0.02	112.3	$50,000

Note 2—Summary of Significant Accounting Policies (Continued)

Principles of Combination

        As described in Note 1, the combined financial statements contain the financial position and results of operations of the Ziegler Funds, which are managed by BCZ and ZHREM IV, and are engaged in similar business activities. It is intended that the Ziegler Funds will contribute their interests in their properties to an operating partnership of a newly formed REIT, which will be funded primarily through a public offering. These transactions are expected to occur in the first half of 2013.

Principles of Consolidation

        The Ziegler Funds include the following consolidated subsidiaries as of December 31, 2012:

	Fund Ownership %
Entity	I	II	III	IV
Ziegler Michigan 5, LLC (Michigan 5)	100%
Ziegler Georgia 6, LLC (Georgia 6)	100%
Ziegler Michigan 6, LLC (Michigan 6)	100%
Ziegler Georgia 7, LLC (Georgia 7)*	50%
Ziegler Florida 4, LLC (Florida 4)	100%
Ziegler Georgia 21, LLC (Georgia 21)	79.4%		20.6%
Ziegler Texas 8, LLC (Texas 8)	100%
Ziegler Arizona 23, LLC (Arizona 23)	50%
Ziegler Illinois 12, LLC (Illinois 12)		100%
Ziegler Michigan 12, LLC (Michigan 12)		100%
Ziegler Georgia 13, LLC (Georgia 13)		100%
Ziegler Tennessee 14, LLC (Tennessee 14)		100%
Ziegler Ohio 9, LLC (Ohio 9)		83.21%		16.79%
Ziegler Maine 15, LLC (Maine 15)		56.77%	43.23%
Ziegler Wisconsin 16, LLC (Wisconsin 16)			100%
Ziegler Georgia 17, LLC (Georgia 17)			100%
Ziegler Illinois 18, LLC (Illinois 18)			100%
Ziegler Ohio 19, LLC (Ohio 19)			100%
Ziegler Georgia 20, LLC (Georgia 20)			100%
Ziegler Georgia 22, LLC (Georgia 22)				100%
Ziegler Wisconsin 24, LLC (Wisconsin 24)				100%

*
As of December 31, 2011, Georgia 7 was 100 percent owned by Fund I.

        The Ziegler Funds consolidate the following less than 100 percent owned subsidiaries, or investees of those subsidiaries, due to majority voting control:

        Sandwich Development Partners LLC (Sandwich)—In 2006, Illinois 12 and another investor (Investing Member) entered into an agreement with IDP Sandwich Development Partners (IDP) to form Sandwich. Illinois 12, the Investing Member and IDP have contributed $1,100,000, $100,000 and $100, respectively. The agreement provides that Illinois 12 and the Investing Member will receive a 7 percent preferred return on their investment. The agreement further requires payment of the preferred return and return of invested capital of Illinois 12 and the Investing Member be returned prior to any allocation of profits to IDP. After Illinois 12 and the Investing Member receive the preferred return and return of invested capital, profits will be split 59.6 percent to Illinois 12, 5.4 percent and 35 percent to IDP.

Note 2—Summary of Significant Accounting Policies (Continued)

        Maine 15, LLC—On June 29, 2007, Fund II and Fund III formed Maine 15 for the purpose of investing in Bath Road Associates, LLC (Bath Road), which owns a medical office building. Maine 15 and other investors entered into an agreement with Bath Road Management, LLC (BRM) to form Bath Road. The agreement provides that Maine 15 will receive 66.33 percent of cash flows from the property, as defined, with the remaining cash flows divided between BRM and other investors, 25.51 percent and 8.16 percent, respectively.

        Illinois 18, LLC—In 2007, Illinois 18 entered into an agreement with IDP Remington Holdings (IDP) to form Remington Development Partners, LLC (Remington). Illinois 18 has contributed $1,300,000. The agreement provides that Illinois 18 will receive a 7 percent preferred return on its investment. The agreement further provides that the preferred return and capital investment by Illinois 18 be returned prior to any allocation of profits to IDP. After Illinois 18 receives a 7 percent preferred return and return of capital, profits will be split 65 percent to Illinois 18 and 35 percent to IDP. The noncontrolling interest on Fund III's assets and liabilities consists of Illinois 18 and IDP.

        Georgia 7, LLC—During 2012, Georgia 7, entered into a 5 year lease with a tenant in exchange for a 50 percent ownership interest, in Georgia 7. Prior to this arrangement, Georgia 7 was wholly owned by Fund I. As part of the agreement, Fund I retained a 51 percent voting interest in Georgia 7. As a result, Georgia 7's accounts have been consolidated with Fund I's consolidated financial statements.

        The Ziegler Funds consolidate all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (1) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support; or (2) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics: (i) the power to direct the entity's activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has a variable interest or a combination of variable interests that provide that entity with a controlling financial interest in the VIE. An entity is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact the VIE's economic performance, and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

        The combined Ziegler Funds consolidate the following VIE's for which it is the primary beneficiary:

        In 2005, Ziegler Florida 4, LLC (Florida 4) entered into an agreement with CED SS II, LLC (CED) to form Ziegler CED Summerfield Square, LLC (Summerfield). Summerfield is in the business of property development. Florida 4 contributed $629,000 of cash in exchange for a 40 percent interest in Summerfield. CED agreed to manage the development efforts of Summerfield and assume certain risks of project overruns in exchange for a 60 percent interest in Summerfield. The agreement requires provides that Florida 4 will receive a 10 percent preferred return on its capital investment in Summerfield of $629,000. The agreement requires payment of Florida 4's preferred return and return of invested capital before any allocation of profits to CED. After Florida 4 receives its 10 percent preferred return and its capital investment is returned, Summerfield's profits will be split 60 percent to CED and 40 percent to Florida 4. CED will also receive a 4.25 percent development fee on the ultimate sale of the medical office buildings.

Note 2—Summary of Significant Accounting Policies (Continued)

        The Ziegler Funds have determined that, Florida 4 is the primary beneficiary of Summerfield because Florida 4 has the power to direct activities of Summerfield that most significantly impact Summerfield's economic performance. Those activities include management oversight and negotiation of unit sales related to the property. Should additional financing be needed for Summerfield in the future, it is expected that Florida 4 will provide that additional support due to ownership.

        The following presents selected information for Summerfield as of and for the years ended December 31, 2012 and 2011:

	December 31
	2012	2011
Property under Development	$674,773	$1,618,508
Other assets	5,227	—

Total Assets	$680,000	$1,618,508

Long-Term Debt	$421,675	$1,041,451
Other liabilities	167,690	146,173

Total Liabilities	$589,365	$1,187,624

Real estate sale	$685,000	$—
Operating loss	(340,250)	(65,032)
Net loss	(340,250)	(65,032)

        On August 1, 2011 Arizona 23 issued a 50% equity interest in the entity to an unrelated third party and current lessee, in exchange for the lessee executing a new 10 year lease. To estimate the value of the equity interest issued, management determined the gross value of the property to be $3,900,000 using a 7.75% capitalization rate and a stabilized annual net operating income of $302,000. This gross value was reduced by the property's outstanding mortgage debt of approximately $2,500,000, to yield a net equity value of approximately $1,400,000. Therefore, a 50% net equity interest in Arizona 23 approximated $700,000 on the transaction date. The net present value of the tenant lease on the date of the transaction was estimated to be approximately $1,400,000 based on future monthly gross lease payments for the ten-year term of the lease of approximately $2,200,000 using a 7.75% discount rate. Therefore, 50% of the net present value of the lease approximated $700,000 on the date of the transaction, equivalent to a 50% net equity interest in the property, and thus, no gain or loss was recorded on the transaction. Prior to this arrangement, Arizona 23 was wholly owned by Fund I. Arizona 23's accounts have been consolidated with Fund I's consolidated financial statements.

        Management determined that the lessee received a lease inducement in the amount of $700,000 from Arizona 23. Accounting standards require that the lease inducement be amortized on a straight line basis over the 10 year lease term. On August 1, 2011, the Ziegler Funds' management recorded the lease inducement as an increase to other assets and owners' equity of $700,000. For the years ended December 31, 2012 and 2011, the amortization of the lease inducement resulted in a decrease in rental revenues of $70,000 and $29,167, respectively.

        Following the guidance in generally accepted accounting principles, Fund I is the primary beneficiary of Arizona 23 because Fund I has the power to direct activities of Arizona 23 that most significantly impact its economic performance. Those activities include serving as the managing member with oversight over the property including the ability to approve the sale of the property. Should additional financing be needed for Arizona 23 in the future, it is expected that Fund I will provide that additional support.

Note 2—Summary of Significant Accounting Policies (Continued)

        The following presents selected information for Arizona 23 as of and for the years ended December 31, 2012 and 2011:

	December 31
	2012	2011
Investment property	$3,036,850	$3,092,307
Other assets	878,913	1,061,447

Total assets	$3,915,763	$4,153,754

Long-term debt	$2,280,508	$2,444,896
Other liabilities	68,614	62,232

Total liabilities	$2,349,122	$2,507,128

Rental revenue	$330,484	$363,330
Operating income	157,449	256,572
Net (loss) income	(88,193)	40,762

        All significant intercompany accounts and transactions have been eliminated in consolidation and combination. The effects of eliminations of revenues and expenses due to intercompany transactions between majority-owned subsidiaries and consolidated VIEs are not attributed to noncontrolling interest in the VIEs.

Classification of Assets and Liabilities

        The financial affairs of the Ziegler Funds generally do not involve a business cycle since the realization of assets and the liquidation of liabilities are usually dependent on the Ziegler Funds' circumstances. Accordingly, the classification of current assets and current liabilities is not considered appropriate and has been omitted from the combined statements of assets and liabilities.

Investment Properties

        Buildings are depreciated over their estimated useful lives ranging up to 50 years using the straight-line method. Tenant improvements are depreciated over the lesser of 20 years or the tenants' respective lease terms. Cost of maintenance and repairs are charged to expense when incurred.

Property under Development

        Property under development includes the cost of land and other capitalized costs made during the development period including interest, real estate taxes, architectural and engineering, fees, permits and construction and related costs.

Intangibles

        In connection with the acquisition of investment properties, the Ziegler Funds allocate a portion of the purchase price to in-place leases as of the date of acquisition. The Ziegler Funds' estimate the fair value of in-place leases by considering costs that would be incurred during the expected lease-up periods and loss of rental income based upon current market conditions. The terms of leases in place as of the date of acquisition have not differed materially from market for any of the Ziegler Funds' acquisitions of investment properties. The carrying costs consist of costs that would otherwise have been incurred by the Ziegler Funds had the property not had leases already in place. The carrying costs include real estate taxes, utilities, sales commissions, tenant improvements and other operating costs.

Note 2—Summary of Significant Accounting Policies (Continued)

The lease intangible is amortized on a straight-line basis over the term of the individual leases ranging up to 20 years.

Impairment of Intangible and Long-Lived Assets

        The Ziegler Funds' evaluate the recoverability of the recorded amount of intangible and long-lived assets whenever events or changes in circumstances indicate that the recorded amount of an asset may not be fully recoverable. Impairment is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. If Ziegler Funds determine that an asset is impaired, the impairment to be recognized is measured as the amount by which the recorded amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the recorded amount or fair value less cost to sell. Fair value is determined using a discounted future cash flow analysis.

        During 2012, Fund I recognized a loss of $90,455 as it was deemed that Florida 4's property was impaired. The impairment of Florida 4 was assessed as the property's cost basis exceeded its fair value in 2012. The market price for Florida 4's property had decreased as evidenced by the net per foot sale prices realized in two property sale transactions that had similar characteristics to Florida 4's property in 2012. The 2012 net per foot sale price was then applied to the property's remaining square footage, resulting in an impairment charge as of December 31, 2012.

        During 2012 and 2011, Fund I recognized losses of $78,837 and $1,436,813, respectively, as it was determined that the Michigan 6 investment property was impaired. The depressed local economic real estate environment, building characteristics, expiration of tenant leases and the inability to secure long term tenants in 2012 resulted in a substantial reduction in Michigan 6's operating cash flow. Fund I determined the investment property value as of December 31, 2012 by utilizing a discounted cash flow model for certain future rental or sales projections and applying a probability factor as to the likelihood for each projection.

        During 2012, Fund II recognized a loss of $767,297 as it was determined that Ohio 9's investment property was impaired. The impairment of the Ohio 9 property was assessed due to the depressed local economic real estate environment, expiration of tenant leases and the inability to secure long term tenants in 2012 resulting in a substantial reduction in Ohio 9's operating cash flow. Fund II determined the investment property value as of December 31, 2012 by utilizing a discounted cash flow model for certain future rental or sales projections and applying a probability percentage as to the likelihood for each projection.

Deferred Costs

        Deferred costs consist primarily of fees to obtain financing and costs associated with the origination of long-term leases on investment properties. After the purchase of a property, sales commissions incurred to extend in place leases or generate new leases are added to the deferred costs. Deferred costs are amortized on a straight-line basis over the terms of their respective agreements.

Cash and Cash Equivalents

        The Ziegler Funds consider all highly liquid investments with maturities of three months or less as of the date of acquisition to be cash equivalents. The Ziegler Funds have not experienced any losses in their cash and cash equivalents accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents.

Note 2—Summary of Significant Accounting Policies (Continued)

Escrow Reserves

        The Ziegler Funds are required to maintain various escrow reserves on their notes payable to cover future property taxes and insurance, and tenant improvement costs as defined in each loan agreement. The total reserves as of December 31, 2012 and 2011 are $1,060,003, $1,127,608 respectively, which are included in other assets on the combined balance sheets.

Derivatives

        The Ziegler Funds' derivatives, consisting solely of interest rate swaps, were recognized as a liability on the combined balance sheets and measured at fair value. Any change in fair value was recognized immediately in earnings unless the derivative qualified as a hedge. The Ziegler Funds did not designate its derivative as a hedge.

Tenant Accounts Receivable

        Tenant accounts receivable are stated at net revenue amounts. Rental payments under these contracts are primarily due monthly. An allowance for doubtful accounts is recorded when a tenant receivable is outstanding for longer than three months.

Rental Revenue

        Rental revenue, less lease inducement, is recognized on a straight-line basis over the terms of the related leases when collectability is reasonably assured. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue for amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due from tenants are included in other assets and were $1,290,038 and $1,638,707 as of December 31, 2012 and 2011, respectively. If the Ziegler Funds determine that collectability of straight-line rents is not reasonably assured, the Ziegler Funds limit future recognition to amounts contractually owed and, where appropriate, establish an allowance for estimated losses.

        Tenant recoveries related to reimbursement of real estate taxes, insurance and other operating expenses are recognized as rental revenue in the period the applicable expenses are incurred. The reimbursements are recorded at gross, as the Ziegler Funds are generally the primary obligor with respect to real estate taxes and purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and bear the credit risk. Property taxes paid by tenants in accordance with the terms of triple net leases, and the corresponding expense, have been included in rental revenue and operational expenses, respectively, in the combined statements of operations of the Ziegler Funds.

Discontinued Operations

        Discontinued operations is a component of an entity that has either been disposed of or is deemed to be held-for-sale and, (i) the operations and cash flows of the component have been or will be eliminated from ongoing operations as a result of the disposal transaction, and (ii) the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction.

        In accordance with generally accepted accounting principles we have presented the results of operations to the actual or planned disposition of investment properties are reflected in the combined statements of operations as discontinued operations for 2012 and 2011.

Note 2—Summary of Significant Accounting Policies (Continued)

Income Taxes

        Each Ziegler Fund is treated as a partnership for federal and state income tax purposes. Therefore, no provision for federal and state income taxes has been provided in the financial statements of the Ziegler Funds. Each member/partner is individually responsible for reporting income or loss, to the extent required by the federal and state income tax laws and regulations, based upon its respective share of the Ziegler Funds' income and expense as reported for income tax purposes.

        The Ziegler Funds application of generally accepted accounting principles regarding uncertain tax positions had no effect on its financial position as management believes the Ziegler Funds have no material unrecognized income tax benefits. The Ziegler Funds would account for any potential interest or penalties related to possible future liabilities for unrecognized income tax benefits as interest/other expense. The Ziegler Funds are no longer subject to examination by tax authorities for federal, state or local income taxes for periods before 2009.

Management Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenue and expenses reported in the period. Significant estimates are made for the valuation of real estate and intangibles, valuation of financial instruments, impairment assessments and fair value assessments with respect to purchase price allocations. Actual results could differ from these estimates.

Note 3—Intangibles

        Amortization expense related to intangibles was $912,119 and $1,286,127 for the years ended December 31, 2012 and 2011, respectively. Amortization expense related to intangibles was $187,236 and $197,891.

2013	$556,805
2014	685,804
2015	661,256
2016	648,522
2017	503,884
Thereafter	1,999,376

Total	$5,055,650

Note 4—Notes Payable

	December 31
	2012	2011
Michigan 6, mortgage loan due in July 2013; monthly payments of principal and interest of $26,535, with a final balloon payment of $2,449,329 due at the maturity date; interest rate of LIBOR plus 1.6% per annum, effective rate of 1.81% as of December 31, 2012.	$2,466,919	$2,758,642
Georgia 7, mortgage loan due in June 2017; interest-only payments through June 2009, effective July 2009, monthly principal and interest payments of $39,890, with a final balloon payment of $5,869,275 due at the maturity date; interest rate of 5.942% per annum.	6,403,977	6,492,857
Arizona 23, mortgage loan due in October 2013; monthly payments principal and interest of $15,000 through October 2012; effective November 2012, monthly payments of principal and interest of $7,194, with a final balloon payment of $2,208,568 due at the maturity date; interest rate of LIBOR plus 3.25% per annum, effective rate of 3.46% as of December 31, 2012.	2,280,508	2,444,896
Texas 8, mortgage loan due in October 2013; monthly payments of principal and interest of $8,171, with a final balloon payment of $2,012,853 due at the maturity date; interest rate of LIBOR plus 4% per annum, effective rate of 4.21% as of December 31, 2012.	2,184,559	2,282,607
Georgia 6, mortgage loan due in October 2013; monthly payments of principal and interest of $4,224, with a final balloon payment of $1,090,963 due at the maturity date; interest rate of LIBOR plus 4% per annum, effective rate of 4.21% as of December 31, 2012.	1,133,200	1,183,884
Michigan 5, mortgage loan due in October 2013; monthly payments of principal and interest of $5,106, with a final balloon payment of $835,927 due at the maturity date; interest rate of LIBOR plus 4% per annum, effective rate of 4.21% as of December 31, 2012.	884,825	946,092
Georgia 21, mortgage loan due in July 2013; monthly payments and interest of $28,140 until June 2012, effective July 2012 monthly payment of principal and interest of $29,980, with a final balloon payment of $17,226,037 due at the maturity date; interest rate of LIBOR plus 3.05% per annum, effective rate of 3.26% as of December 31, 2012.	17,404,410	17,754,970
Mezzanine loans payable to three private investors; monthly payments of interest only at an annual rate of 12%; due in July 2013.	4,400,000	4,400,000
Summerfield, mortgage loan due in March 2012; monthly payments of interest only until March 2011; effective April 2011, monthly payments of principal and interest of $5,177; interest rate of 4.25% per annum.(6)	325,706	945,748
Summerfield, $250,000 revolving line of credit due in March 2012; monthly payments of interest only until March 2011; effective April 2011, monthly payments of principal and interest of $8,000; interest rate of 4.25% per annum.(6)	95,970	95,703

Note 4—Notes Payable (Continued)

	December 31
	2012	2011
Tennessee 14, mortgage loan due June 2017; monthly payments of principal and interest of $66,081, with a final balloon payment of $9,820,300 due at the maturity date; interest rate of 5.81% per annum.	10,747,849	10,901,013
Michigan 12, mortgage loan due January 2017; monthly payments of principal and interest of $36,299, with a final balloon payment of $5,035,493 due at the maturity date; interest rate of 5.93% per annum.	5,613,726	5,707,762
Maine 15, mortgage loan due June 2016; monthly payments of principal and interests of $33,160, with a final balloon payment of $7,639,025 due at the maturity date; interest rate of LIBOR plus 2.25%, effective rate of 2.46% as of December 31, 2012.	8,265,443	8,449,616
Ohio 9, mortgage loan due February 2012; monthly payments of principal and interest of $4,100, with a final balloon payment of $1,807,200 due at the maturity date; interest rate of LIBOR plus 2.75%; effective rate of 2.96% as of December 31, 2012.(2)	—	1,815,400
Illinois 12, mortgage loan due January 2018; monthly payments of principal and interest of $39,702, with a final balloon payment of $6,113,878 due at the maturity date; interest rate of 5.35% per annum.(1)	6,847,333	6,235,196
Georgia 13, mortgage loan due July 2017; monthly payments of principal and interest of $52,654, with a final balloon payment of $5,731,007 due at the maturity date; interest rate of 6.1% per annum.(2)	—	6,336,871
Wisconsin 16, mortgage loan due September 2032 with an anticipated repayment date of September 2017, monthly payments of principal and interest of $20,741; interest rate of 6.58% per annum. If not repaid by anticipated repayment date, effective September 2017, monthly payments adjust based on the property's cash flow (as defined in the agreement) with the interest rate becoming the greater of 8.58% or the 10 year U.S. treasury rate plus 3%.	2,885,864	2,940,862
Georgia 17, mortgage loan due October 2013, monthly payments of principal and interest of $9,250, with final balloon payment of $2,349,500 due at maturity date; interest rate of LIBOR plus 3.25%, effective rate of 3.46% as of December 31, 2012.	2,432,750	2,543,750
Ohio 19, mortgage loan due February 2018, effective April 2011, monthly payments of principal and interest $13,242; interest rate of 5.84% per annum. Effective March 2013 and every six months thereafter, the interest rate is subject to adjustment to LIBOR plus 2.4%, but will not exceed 11.31%.	2,174,646	2,203,503
Georgia 20, mortgage loan due July 2013, monthly payments of principal and interest of $10,755, with final balloon payment of $1,617,519 due at maturity date; interest rate of 6.25% per annum.	1,631,947	1,656,448

Note 4—Notes Payable (Continued)

	December 31
	2012	2011
Remington, mortgage loan due September 2017, monthly payments of principal and interest of $36,675, with a final balloon payment of $5,235,023 due at maturity date; interest rate of LIBOR plus 2.75%, effective rate of 2.96% as of December 31, 2012.(3)	6,309,385	6,264,978
Georgia 22, mortgage loan with a bank due in July 2013; monthly payments of principal and interest of $28,140, effective July 2012, monthly payments of principal and interest of $29,980, with a final balloon payment of $3,089,977 due on the maturity date; interest rate of LIBOR plus 3.05% per annum, effective rate of 3.26% as of December 31, 2012.(4)	—	3,618,577
Wisconsin 24, revolving bank line of credit due in August 2014; monthly payments of interest only; interest rate of LIBOR plus 3.25% per annum, effective rate of 3.46% as of December 31, 2012.(4)(5)	—	694,888

	$84,489,017	$98,674,263

(1)
Certain terms of the mortgage loan were amended on December 28, 2012. Effective January 1, 2013, monthly payments of principal and interest of $41,428 are due at an interest rate of 5.35% per annum, and a final balloon payment of outstanding principal due on January 2018.

(2)
Loan balance was repaid in full during 2012.

(3)
The note was refinanced on September 18, 2012 with an effective date of September 28, 2012. Prior to the refinancing, the loan was payable in monthly payments of principal and interest of $23,468, at an interest rate of LIBOR plus 1.6%.

(4)
The loan balances were repaid in full during 2012 from the proceeds received from the sale of the property owned by Georgia 22.

(5)
The revolving line of credit is secured by the investment property owned by Wisconsin 24. Fund IV is contingently liable under certain circumstances for up to 100 percent of the borrowings under the revolving line of credit.

(6)
On January 24, 2013, Summerfield entered into a forbearance agreement with the lender regarding its mortgage note and outstanding line of credit, pursuant to which the lender agreed not to exercise its rights and remedies available under the forbearance agreement. The forbearance period extends through September 30, 2013, at which time the mortgage note and line of credit is due.

2013	$35,736,055
2014	1,054,578
2015	1,098,285
2016	8,626,099
2017	29,579,481
Thereafter	8,166,611

Total Payments	$84,261,109

Note 4—Notes Payable (Continued)

        Mortgage loans are secured by the respective investment property owned by the borrower. The mortgage loans associated with Michigan 5, Michigan 6, Georgia 6, Georgia 7, Georgia 21, Arizona 23, and Texas 8 are partially guaranteed by Fund I. Fund I is contingently liable under certain circumstances for up to 100 percent of the outstanding mortgage loans.

        Michigan 6 is currently in default with respect to the minimum debt service coverage ratio and minimum global debt service coverage ratio covenants as it relates to the mortgage loan on its property and has not obtained a waiver from the bank. Michigan 6 continues to remit all scheduled mortgage payments on a timely basis and management does not anticipate any adverse impact to the combined financial statements as a result of the noncompliance as no action has been taken by the lender to demand payment or exercise any other remedies or rights as stipulated in the loan agreement. Under the loan agreement for the Georgia 21 mortgage loan, Fund I is currently in default with respect to the minimum level of tangible net worth covenant and has not obtained a waiver from the lender. Georgia 21 continues to remit all scheduled mortgage payments on a timely basis and management does not anticipate any adverse impact to the combined financial statements as a result of the noncompliance as no action has been taken by the lender to demand payment or exercise any other remedies or rights as stipulated in the loan agreement.

Note 5—Fair Value Measurements

        Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provides a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

        In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Funds have the ability to access. Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals. Significant Level 2 inputs include interest rate swaps.

        Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These level 3 fair value measurements are based primarily on management's own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

        In instances where inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Funds assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

        The Ziegler Funds measure their interest rate swaps at fair value on a recurring basis. The fair value of ($642,940) and $(764,994) as of December 31, 2012 and 2011, respectively, is based on primarily level 2 inputs described above.

        The Ziegler Funds' derivative instruments (Note 6) are not traded on an exchange. The Ziegler Funds obtained the fair value of the swaps from the counterparty. They then tested that fair value against a fair value determined by a methodology that included using the income approach to value the derivatives, using observable Level 2 market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present amount (discounted) assuming that participants are motivated, but not compelled to transact. Level 2 inputs for the swap valuations were

Note 5—Fair Value Measurements (Continued)

limited to quoted prices for similar assets or liabilities in active markets (specifically future contracts) and inputs other than quoted prices that were observable for the asset or liability (specifically LIBOR cash and swap rates, implied volatility for options, caps and floors, basis swap adjustments and credit risk at commonly quoted intervals). Mid-market pricing was used as a practical expedient for fair value measurements. Key inputs, including the cash rates for very short-term, futures rates and swap rates beyond the derivative maturities were bootstrapped to provide spot rates at resets specified by the swaps (reset rates were then further adjusted by the basis swaps, if necessary). Inputs were collected from Bloomberg as the last price on the last market day of the period. The same rates used to bootstrap the yield curves were used to discount the future cash flows prior to the credit risk effect for both the Ziegler Funds and the credit risk of its counterparty when determining the fair value of derivatives under generally accepted accounting principles. The fair values resulting from the separate calculations were not significantly different.

        Both direct and indirect observable inputs may be used to determine the fair value of the positions classified as Level 2 assets and liabilities. As a result, the unrealized gains and losses for these asset and liabilities presented above may include changes in fair value that were attributable to both direct and indirect observable inputs. Changes in fair value of the interest rate swaps totaled $(122,054) and $324,824 for the years ended December 31, 2012 and 2011, respectively, and are included in the combined statement of operations. The fair value was obtained from the swaps' counterparty.

        The following table sets forth by level within the fair value hierarchy the Ziegler Fund's assets and liabilities that were accounted for on a nonrecurring basis as of December 31, 2012 and 2011.

		Nonrecurring Fair Value Measurements At Report Date using:
	Fair Value as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses) for the Year Ended December 31, 2012
Medical office buildings	$3,588,594	$—	$—	$3,588,594	$(614,540)
Land	1,210,406	—	—	1,210,406	(231,594)
Property under development	674,773	—	—	674,773	(90,455)

	$5,473,773	$—	$—	$5,473,773	$(936,589)

		Nonrecurring Fair Value Measurements At Report Date using:
	Fair Value as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses) for the Year Ended December 31, 2011
Medical office buildings	$2,954,837	$—	$—	$2,954,837	$(1,436,813)

        The impairment of the medical office buildings reference above mainly resulted from declines in current and projected operating results and cash flows of the properties. (See Note 2.)

Note 5—Fair Value Measurements (Continued)

        The following table summarizes the quantitative inputs and assumptions used for items categorized in Level 3 for the fair value hierarchy as of December 31, 2012. The disclosure below excludes information on unobservable inputs that are non-quantitative such as unadjusted prices from recent transactions or third party valuations.

Asset Category	Fair value at December 31, 2012	Valuation Techniques	Unobservable Inputs	Ranges
Investment in real estate properties	$4,799,000	Discounted cash	Discount rate	10.7 - 13.5%
		flow	Capitalization rate	7.7 - 10.5%
			Vacancy rate	9.41 - 17.8%
Property under development	674,773	Market comparable/Discounted cash flow	Capitalization rate	9 - 10%

        The carrying amounts of cash and cash equivalents, tenant receivables, payables, and accrued interest are reasonable estimates of fair value because of the short maturities of these instruments. Fair values for notes payable are estimates based on rates currently prevailing for similar instruments of similar maturities.

        The following table presents the fair value of other financial instruments. The swaps are measured at fair value on a recurring basis.

	As of December 31
	2012		2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Notes payable(1)	$84,489,017	$86,982,366	$98,674,263	$91,120,934
Interest rate swaps—Liabilities	642,940	642,940	764,994	764,994

(1)
For disclosure purposes only.

Note 6—Derivative Financial Instruments

        The Ziegler Funds are exposed to certain risks in the normal course of its business operations. The main risks are those relating to the variability of future earnings and cash flows, which are managed through the use of derivatives. All derivative financial instruments are reported in the balance sheet at fair value.

        In particular, interest rate swaps, which are designated as cash flow hedges are used to manage the risk associated with interest rates on variable-rate borrowings.

        Generally, the funds enter into hedging relationships such that changes in the fair value or cash flows of items and transactions being hedged are expected to be offset by corresponding changes in the values of the derivatives.

        As of December 31, 2012, the Ziegler Funds held swaps to receive variable\pay fixed interest rates swaps with a total notional amount of $25,609,755, of which $17,441,821 expires in July 2013, with the remaining amount expiring in May 2016. Gains recognized on the interest rate swaps of $122,054 were included in the combined statements of operations.

Note 6—Derivative Financial Instruments (Continued)

        As of December 31, 2011 the Funds held swaps to receive variable\pay fixed interest rates swaps with a total notional amount of $30,698,023. Losses recognized on the interest rate swaps of $324,824 were included in the combined statements of operations.

Note 7—Discontinued Operations

        During the year ended December 31, 2012, Georgia 13 and Georgia 22 sold their real estate investment property. All income from discontinued operations is attributable to controlling interests.

        The following table summarizes operating income and gain on sale of the investment properties, and is included in discontinued operations on the combined statements of operations.

	Year Ended December 31,
	2012	2011
Rental revenue	$670,185	$1,487,797
Other	(2,128)	(6,042)

Total Revenue	668,057	1,481,755
Operational expenses	(223,949)	(289,200)
Depreciation and amortization	(279,505)	(450,011)
Interest expense*	(362,247)	(561,104)
Change in fair value derivative liability		84,001

(Loss) income from operations on discontinued investment properties	(197,644)	265,441
Gain on sale of investment properties	1,519,485	—

Total Discontinued Operations	$1,321,841	$265,441

*
The interest expense is attributable to the mortgage held by the investment property.

Note 8—Sale of Investment Properties

        On May 5, 2012, the Ziegler Funds sold the property held by Georgia 22 and on September 27, 2012, the property held by Georgia 13. The carrying value as of the date of sale was $4,803,153 for Georgia 22 and $7,534,984 for Georgia 13, respectively. At the time of sale, these properties were included in investment properties and intangible assets on the combined balance sheets.

        The following summarizes the cash proceeds received from the sale of the investment properties.

	Georgia-13	Georgia-22
Total consideration received from seller	$9,343,914	$5,400,000
Payment of closing cost	393,249	250,127
Payment of outstanding mortgage balance	6,275,275	3,566,904
Payment of unpaid mortgage interest	22,329	21,496

Cash due to seller	$2,653,061	$1,561,473

Note 9—Operating Leases

        The Ziegler Funds are a lessor of medical office buildings. Leases have expirations from 2013 through 2028.

2013	$7,445,898
2014	9,396,732
2015	9,325,460
2016	9,172,061
2017	8,395,049
Thereafter	41,388,058

Total	$85,123,258

Note 10—Related Party Transactions

        BCZ charges the Funds an annual management fee equal to 2 percent of the total capital commitments. BCZ carries out the day-to-day management of the Ziegler Funds including origination of investments, investor reporting and accounting. Total management fees charged to the Ziegler Funds were $950,800 for each of the years ended December 31, 2012 and 2011. Total other fees charged to the Funds were $28,275 and $66,057 for the year ended December 31, 2012 and 2011, respectively. The other fees include fees for accounting expenses and other expenses owed to BCZ. As of December 31, 2012 and 2011 management and other fees of $1,530,007 and $1,274,136, respectively, were payable to BCZ and are included in accounts payable to related parties on the combined balance sheets.

 Independent Auditor's Report

To the Board of Trustees of
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of 6800 Preston Road, Plano, Texas ("the Property") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the revenue and certain direct operating expenses described in Note 1 to the financial statement of the Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property's revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ Plante & Moran, PLLC

Chicago, Illinois
October 29, 2013

 6800 PRESTON ROAD AT PLANO, TEXAS

STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(unaudited)
Revenues
Rental revenue	$816,801	$1,092,932
Tenant reimbursements	155,734	302,297

Total revenues	972,535	1,395,229
Operating expenses	155,734	302,397

Revenues in excess of operating expenses	$816,801	$1,092,832

(See accompanying notes to financial statement)

1. Basis of Presentation

        6800 Preston Limited, or the Seller, owned and operated 6800 Preston Road, a property located in Plano, Texas, or the Property, which was sold to a subsidiary of Physicians Realty Trust, or the Purchaser. The Property is leased to New LifeCare Hospitals of North Texas, L.L.C., or the Tenant, under a triple net lease. The property is a 66-bed post-acute care specialty hospital. The Purchaser purchased the Property on September 18, 2013, and assumed all management and ownership responsibilities.

        The accompanying statement of revenues and certain direct operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain direct operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases and income taxes.

2. Summary of Significant Accounting Policies

        Use of Estimates.    Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

        Revenue Recognition.    The Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured. Straight line rent adjustments included reflect an increase in rental revenue on the statement of revenues and certain direct operating expenses, which totaled $92,932 for the year ended December 31, 2012, and $104,301 for the unaudited six month period ended June 30, 2013.

        Reimbursement from Tenant.    Tenant recoveries related to reimbursement of certain property tax expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as 6800 Preston Road is the primary obligor and bears the associated credit risk. The Tenant is responsible for and directly pays all other operating expenses related to the Property.

3. Lease

        On November 4, 2001, the Seller entered into a non-cancellable operating lease, or the Lease, with the Tenant to occupy the Property. The Purchaser assumed the lease (as most recently amended on June 7, 2012), on September 18, 2013, the date it acquired the property. On October 22, 2013, the Purchaser amended the lease. The new terms of the lease include monthly base rent of $118,750 commencing on January 1, 2013 through December 31, 2013. This monthly rent will be adjusted annually to reflect changes in the Consumer Price Index. The annual adjustment is subject to a floor increase of 2.25% and the increase will not exceed 3.75%.

        The Lease expires on January 1, 2023 and the Tenant has the option to extend the lease term for two separate, consecutive renewal periods of 5 years each. As a condition of the lease, the Purchaser will reimburse the Tenant for certain tenant improvements totaling $340,000. As an inducement for the Purchaser to enter into this lease amendment and pay the tenant allowance, the Tenant has exercised its first renewal option which expires on January 1, 2028.

4. Subsequent Events

        Subsequent events were evaluated through October 29, 2013, the date the financial statement was available to be issued.

 Independent Auditor's Report

To the Board of Trustees of
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of Crescent City Surgical Centre Facility, LLC at Metairie, Louisiana ("the Crescent City Property") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the revenue and certain direct operating expenses described in Note 1 to the financial statement of the Crescent City Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Crescent City Property's revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ Plante & Moran, PLLC

Chicago, Illinois
October 31, 2013

 CRESCENT CITY PROPERTY

STATEMENT OF REVENUE AND CERTAIN DIRECT OPERATING EXPENSES

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(unaudited)
Revenues
Rental revenue	$1,048,390	$2,104,280
Tenant reimbursements	90,000	180,000

Total revenues	1,138,390	2,284,280
Operating expenses	90,000	180,000

Revenues in excess of operating expenses	$1,048,390	$2,104,280

(See accompanying notes to financial statement)

1. Business

        All the members of Crescent City Surgical Centre Facility, LLC, or the Seller, owned Crescent City Surgical Centre Facility, LLC, an entity that owned the property located in Metairie, Louisiana, or the Crescent City Property, and entered into a membership contribution agreement, pursuant to which the Crescent City Property was acquired by a subsidiary of Physicians Realty Trust, or the Purchaser. The Crescent City Property is leased to Crescent City Surgical Centre Operating Company, LLC or the Tenant, under an absolute triple net lease. The property is a 20-licensed bed, specialty hospital. The Purchaser purchased the Crescent City Property on September 30, 2013, and assumed all management and ownership responsibilities. The Tenant is also owned by the Sellers.

        The accompanying statement of revenues and certain direct operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain direct operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Crescent City Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases and income taxes.

2. Summary of Significant Accounting Policies

        Use of Estimates.    Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and related notes. Actual results could differ from those estimates.

        Revenue Recognition.    The Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a monthly basis and rent is adjusted every thirty-six months of the lease term to reflect any change in the Consumer Price Index—All Urban Consumers, U.S. All Items.

        Reimbursement from Tenant.    Tenant recoveries related to reimbursement of certain land lease expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Crescent City Property is the primary obligor and bears the associated credit risk. The Tenant is responsible for and directly pays all other operating expenses related to the Crescent City Property.

3. Leases

        On July 30, 2010, the seller entered into a non-cancellable operating lease, or the Lease, with the Tenant to occupy the Crescent City Property. The lease required base monthly payments of $173,065, which is adjusted every thirty-six months of the lease term to reflect any change in the Consumer Price Index. The lease expires on July 30, 2060, and the Tenant has the option to extend the term for two, separate consecutive renewal periods of 50 years each.

        On July 30, 2010, the seller entered into a non-cancellable operating land lease, or the Land Lease, with an affiliate of the Tenant to rent the land of the Crescent City Property. Crescent City Property subleased the land to the Tenant under identical terms of the original lease. This land lease expense and corresponding Tenant reimbursement is reflected in the statement of revenue and certain direct operating expenses. The land lease required base monthly payments of $15,000, which is adjusted every thirty-six months of the lease term to reflect any change in the Consumer Price Index. The land lease expires on July 30, 2060, and the Tenant has the option to extend the term for two, separate consecutive renewal periods of 50 years each.

3. Leases (Continued)

        On September 30, 2013 the lease was amended, requiring monthly payments of $250,000 with annual increases of 3%. The lease expires on September 30, 2028 and the Tenant has the option to extend the term for one renewal period of five years. The Purchaser assumed the lease on September 30, 2013, the date it acquired the Crescent City Property.

        Future minimum rents under the amended lease dated September 30, 2013 are as follows:

Year	Amount
2013	$750,000
2014	3,022,500
2015	3,113,175
2016	3,206,570
2017	3,302,767
Thereafter	42,401,729

Total	$55,796,741

4. Subsequent Events

        Subsequent events were evaluated through October 31, 2013, the date the financial statements were available to be issued.

 Independent Auditor's Report

To the Board of Trustees of
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of East El Paso medical office building and post-acute care specialty hospital at El Paso, Texas ("East El Paso Property") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the revenue and certain direct operating expenses described in Note 1 to the financial statement of the East El Paso Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the East El Paso Property's revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ Plante & Moran, PLLC

Chicago, Illinois
November 12, 2013

 EAST EL PASO PROPERTY

STATEMENT OF REVENUE AND CERTAIN DIRECT OPERATING EXPENSES

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
(unaudited)
Revenues
Rental revenue	$—	$—
Tenant reimbursements	—	—

Total revenues	—	—
Operating expenses	—	—

Revenues in excess of operating expenses	$—	$—

(See accompanying notes to financial statement)

1. Business

        Health Care REIT, Inc., or the Seller, owned and operated certain buildings and land (the "East El Paso Property") located in El Paso, Texas, which entered into a purchase agreement with Foundation Surgical Hospital Affiliate, L.L.C (Foundation), and Foundation immediately assigned their interest in the purchase agreement to a subsidiary of Physicians Realty Trust (the Assignee), who ultimately acquired the Property at closing on August 30, 2013. The assignment is an assignment of the purchase agreement, not an assignment of the Property. The Property is triple net leased to East El Paso Physicians' Medical Center, LLC, or the Tenant. The Property consists of a 40,000 square foot medical office building (MOB) and a 77,000 square foot 40-bed post-acute care specialty hospital (Hospital).

        During 2012 and 2013, the Tenant incurred but did not pay any rent to the Seller, because the Tenant was not operating profitably. Foundation agreed to take over management of the Tenant's operations in exchange for obtaining an equity interest in the Tenant and the opportunity to acquire the property when the Tenant attained positive cash flow. Foundation implemented a business strategy during 2012 and 2013 to improve the profitability of the Tenant through the recruitment of approximately 40 physicians to join in the ownership of the Tenant, all of who have provided personal guarantees to support the Tenant's rent obligations going forward. Upon closing of the sale transaction, the Seller forgave all prior incurred but unpaid rent from the Tenant. There is no agreement with the Tenant after acquisition of the Property by the Assignee to abate or forgive future payments due under the lease agreement described in Note 3.

        The accompanying statements of revenues and certain operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense and amortization of above and below market leases.

2. Summary of Significant Accounting Policies

        Use of Estimates.    Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and related notes. Actual results could differ from those estimates.

        Revenue Recognition.    The Tenant lease is accounted for as an operating lease. Rental income is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured.

3. Leases

        On January 1, 2008, the Seller entered into a non-cancellable operating lease agreement, or the Original Lease, with the Tenant to occupy the East El Paso Property commencing on January 18, 2008. The Original Lease called for monthly payments of $363,020 which is adjusted each year based on a calculation as defined in the Original Lease. The Original Lease expires on January 31, 2023 and the Tenant has the option to extend the term for three, separate consecutive renewal periods of five years each.

        On August 30, 2013, the Assignee amended the Original Lease. The Original Lease was divided into two leases for the Hospital and MOB. The Hospital and MOB are triple net leased to the Tenant,

3. Leases (Continued)

requiring monthly payments of $273,531 and $47,842, respectively, with annual increases of 3%. As part of entering into the amended Hospital lease with the Assignee, the Tenant received $1,000,000 which was recorded as a lease inducement by the Assignee. The lease inducement will be amortized over 10 years as a reduction to rental revenues. Both leases expire on January 31, 2023 and the Tenant has the option to extend the term of each lease for three, separate consecutive renewal periods of five years each. As of November 8, 2013, the Hospital and MOB are current on their monthly rental payments.

        Future minimum rents under the amended lease dated August 30, 2013 are as follows:

Year	Amount
2013	$1,285,492
2014	3,895,041
2015	4,011,892
2016	4,132,249
2017	4,256,216
Thereafter	31,812,067

Total	$49,392,957

4. Subsequent Events

        Subsequent events were evaluated through November 12, 2013, the date the financial statements were available to be issued.

 Independent Auditor's Report

To the Board of Trustees
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of 4624 N. David Highway and 511 Hewitt Street, Pensacola, Florida ("the Pensacola Property") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the Revenue and Certain Direct Operating expenses described in Note 1 to the financial statement of the Pensacola Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange, and is not intended to be a complete presentation of the Pensacola Property's revenues and expenses. Our opinion is not modified with respect to this matter.

Chicago, Illinois
November 12, 2013

 PENSACOLA PROPERTY

STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
		(unaudited)
Revenues
Rental revenue	$160,863	$403,191
Tenant reimbursements	13,380	30,587

Total revenues	174,243	433,778
Operating expenses	13,380	30,587

Revenues in excess of operating expenses	$160,863	$403,191

(See accompanying notes to financial statement)

 PENSACOLA PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

1. Business

        CG Medvest Pensacola, LLC, or the Seller, owned and operated one medical office building and one ambulatory surgical center, located at 4624 N. David Highway and 511 Hewitt Street, respectively, in Pensacola, Florida, or the Pensacola Property, which was sold to a subsidiary of Physicians Realty Trust, or the Purchaser. The Pensacola Property is leased to Cornerstone Surgicare, LLC and Pain Consultants of West Florida, P.A. or the Tenants, under an absolute triple net lease. The Purchaser purchased the Pensacola Property on October 4, 2013, and assumed all management and ownership responsibilities. The Pensacola Property was newly constructed and placed in service just prior to the lease agreements described in Note 3.

        The accompanying statement of revenues and certain operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases, and income taxes.

2. Summary of Significant Accounting Policies

        Use of Estimates.    Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

        Revenue Recognition.    The Tenants' leases are accounted for as an operating lease. Rental revenue is recognized on a monthly basis at the amounts due under the terms of each lease. Increases in rent which are dependent on future events, including future inflation, are recognized monthly beginning in the period in which the new rental rate becomes known.

        Reimbursement from Tenants.    Tenant recoveries related to reimbursement of real estate tax expense is recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor and bears the associated credit risk. The Tenants directly pay all other operating expenses related to the Property.

3. Leases

        On December 2, 2011, the Seller entered into two non-cancellable operating leases, or the Original Leases, with the Tenants to occupy the Pensacola Property commencing on June 7, 2012 and March 1, 2013. The Original Leases require base monthly payments of $26,810 and $23,292, respectively, and will be increased beginning on the first day of the third year of the lease term and adjusted on the same day each lease year thereafter at an annual rate equal to the greater of 2.50% or the annual change in the Consumer Price Index rate. Each lease expires 15 years from the commencement date and each tenant has the option to extend the lease for three separate, consecutive renewal periods of 5 years each.

        On June 13, 2013, two leases were amended such that each tenant is required to pay an additional monthly payment of $1,333 for parking access. The monthly rent is not subject to any rent escalations and has the same lease terms as described in the paragraph above.

4. Subsequent Events

        Subsequent events were evaluated through November 12, 2013, the date the financial statement was available to be issued.

 Independent Auditor's Report

To the Board of Trustees of
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of Foundation Medical Center of Oklahoma City, LLC at Oklahoma City, Oklahoma ("the Oklahoma City Property") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the Revenues and Certain Direct Operating Expenses described in Note 1 to the financial statement of the Oklahoma City Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Oklahoma City Property's revenues and expenses. Our opinion is not modified with respect to this matter.

Chicago, Illinois
November 12, 2013

OKLAHOMA CITY PROPERTY

STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

	Year Ended December 31, 2012	Six Months Ended June 30, 2013
		(unaudited)
Revenues
Rental revenues	$1,185,445	$596,815
Expense recoveries	239,545	141,977

Total Revenues	1,424,990	738,792
Certain Direct Operating Expenses
Property operating expenses	298,640	121,051
Property taxes and insurance	83,474	42,000

Total Certain Direct Operating Expenses	382,114	163,051

Revenues in Excess of Certain Direct Operating Expenses	$1,042,876	$575,741

(See accompanying notes to financial statement)

OKLAHOMA CITY PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

1. Business

        Foundation Medical Center of Oklahoma City, LLC, or the Seller, owned and operated an approximatly 52,000 square foot outpatient care building located in Oklahoma City, Oklahoma (the "Oklahoma City Property"), entered into a purchase agreement with Graymark Healthcare, Inc. ("Graymark") and Graymark immediately assigned its interest in the purchase agreement to a subsidiary of Physicians Realty Trust (the "Assignee"), which ultimately acquired the property at closing on September 30, 2013. The Property is triple net leased to five tenants ("Tenants").

        The accompanying statement of revenues and certain operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases and income taxes.

2. Summary of Significant Accounting Policies

        Use of Estimates—Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

        Revenue Recognition—Each Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured or on a month to month basis depending on the stated lease agreements.

        Reimbursement from Tenants—Tenant recoveries related to reimbursement of certain property tax expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Oklahoma City Property is generally the primary obligor, and bears the associated credit risk. The Tenants are responsible for and directly pay all other operating expenses related to the Property.

3. Leases

        The Seller has entered into operating leases with the Tenants to occupy the property on a month to month basis, where monthly base rent ranges from $8,019 to $15,167. The Seller has also entered into non-cancellable operating leases. The terms of the non-cancellable leases include monthly base rents of $8,116 to $52,574, with various escalation terms as stated in the agreements. These leases have various expiration dates through September 2014.

        On September 30, 2013, the Assignee entered into a non-cancellable master triple net lease agreement with Foundation Surgery Affiliate, LLC (FSA). The lease requires monthly payments of $104,000, with annual increases of 2%. The lease expires on August 31, 2023, with no renewal options. FSA is the sublessor on the existing Tenant leases as described in the above paragraph until each Tenant's lease either expires or the Tenant vacates the Oklahoma City Property.

        The Operating Partnership also entered into an agreement in Connection with the Assignment and Assumption of Agreement of Sale and Purchase with Graymark that provides for certain agreements and covenants in connection with the agreement and assumption of the Agreement of Purchase and Sale, including (i) restating the lease on the Oklahoma City Property, (ii) granting Graymark a 1%

OKLAHOMA CITY PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES (Continued)

3. Leases (Continued)

ownership interest in the Operating Partnership's subsidiary that will own the Oklahoma City Property and (iii) an option for Graymark to purchase, in aggregate, a 49% interest in the Operating Partnership's subsidiary that will own the Oklahoma City Property.

        Future minimum rents under the amended master triple net lease dated September 30, 2013 are as follows:

Year	Amount
2013	$312,000
2014	1,254,240
2015	1,279,325
2016	1,304,911
2017	1,331,009
Thereafter	8,183,766

Total	$13,665,251

4. Subsequent Events

        Subsequent events were evaluated through November 12, 2013, the date the financial statement was available to be issued.

 Independent Auditor's Report

To the Board of Trustees
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of 1502 West 3rd Road, Jackson, Georgia, 2220 Highway 155 North and 65-69 Old Jackson Road, of McDonough, Georgia, and 1151 Nor Tec Drive, of Conyers, Georgia, (collectively, the Eagles Landing Properties) for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the Revenue and Certain Direct Operating expenses described in Note 1 to the financial statement of the Eagles Landing Properties for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange, and is not intended to be a complete presentation of the Eagles Landing Properties' revenues and expenses. Our opinion is not modified with respect to this matter.

Chicago, Illinois
November 12, 2013

EAGLES LANDING PROPERTIES

STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
		(unaudited)
Revenues
Rental revenues	$896,635	844,326
Expense recoveries	143,727	107,525

Total Revenues	1,040,362	951,851
Certain Direct Operating Expenses	143,727	107,525

Revenues in Excess of Certain Direct Operating Expenses	$896,635	$844,326

See Accompanying Notes to Financial Statement

EAGLES LANDING PROPERTIES

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

1. Business

        Steel Properties 1, LLC & Khair Properties I, LLC, or the Owners, own and operate four medical office buildings in Conyers, Jackson and McDonough, Georgia or the Properties. On November 7, 2013, the Owners entered into a purchase and sale agreement to sell the Properties to a subsidiary of Physicians Realty Trust, or the Potential Purchaser. The Properties are currently leased to multiple tenants, or the Tenants, under triple net leases. The Transaction is expected to close by December 16, 2013, at which time the Potential Purchaser will assume all management and ownership responsibilities.

        The accompanying statement of revenues and certain operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases, and income taxes.

2. Summary of Significant Accounting Policies

        Use of Estimates—Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

        Revenue Recognition—Each Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured or on a month to month basis as stated in the lease agreements.

        Reimbursement from Tenant—Tenant recoveries related to reimbursement of certain property tax expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Properties are generally the primary obligor, and bear the associated credit risk. The Tenants are responsible for and directly pay all other operating expenses related to the Properties.

3. Leases

        The Owners have entered in operating leases with the Tenants to occupy the Properties on a month to month basis with monthly base rent range from $2,348 to $22,000. The Owners have also entered into non-cancellable operating leases. The terms of the non-cancellable leases include monthly base rents ranging from $2,666 to $2,755, with various escalation terms as stated in the agreements.

        The non-cancellable leases expire in 2018 and 2023 and have no renewal terms.

EAGLES LANDING PROPERTIES

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES (Continued)

3. Leases (Continued)

        Future minimum rents under the non-cancellable leases as of December 31, 2012 are as follows:

Year	Amount
2013	$91,700
2014	111,200
2015	111,200
2016	111,200
2017	111,200
Thereafter	447,233

Total	$983,733

4. Subsequent Events

        Subsequent events were evaluated through November 12, 2013, the date the financial statement was available to be issued.

 Independent Auditor's Report

To the Board of Trustees
Physicians Realty Trust

        We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of 955 Eastwind Drive, Westerville, Ohio ("the Westerville Property") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the Revenue and Certain Direct Operating expenses described in Note 1 to the financial statement of the Westerville Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

        As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Westerville Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Chicago, Illinois
November 12, 2013

 WESTERVILLE PROPERTY

STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
		(unaudited)
Revenues
Rental revenues	$763,842	$572,882
Expense recoveries	464,129	354,324

Total Revenues	1,227,971	927,206
Certain Direct Operating Expenses
Property operating expenses	373,602	266,764
Property taxes and insurance	80,228	65,830

Total Certain Direct Operating Expenses	453,830	332,594

Revenues in Excess of Certain Direct Operating Expenses	$774,141	$594,612

See accompanying notes to financial statement.

WESTERVILLE PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES

1. Business

        Eastwind MOB, LLC, or the Owner, owns and operates a medical office building at 955 Eastwind Drive, located in Westerville, Ohio, or the Westerville Property. On October 2, 2013, the Owner entered into a letter of intent agreement to sell the Westerville Property to a subsidiary of Physicians Realty Trust, or the Potential Purchaser. The Property is triple net leased to Central Ohio Neurological Surgeons, Inc. and Eastwind Surgical, LLC or the Tenants. The transaction is expected to close by December 6, 2013, at which time the Potential Purchaser will assume all management and ownership responsibilities.

        The accompanying statement of revenues and certain operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases and income taxes.

2. Summary of Significant Accounting Policies

        Use of Estimates.    Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

        Revenue Recognition.    Each Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured. Straight line rent adjustments included in rental revenues on the statement of revenues and certain operating expenses resulted in a increase of revenues of $3,200 for the year ended December 31, 2012, and $2,400 for the nine months ended September 30, 2013.

        Reimbursement from Tenants.    Tenant recoveries related to reimbursement of certain operating expenses is recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor, has discretion in selecting the supplier and bears the associated credit risk. Certain operating expenses include utilities, landscaping, repairs and maintenance, property taxes, and other general cost associated with operating the property.

3. Leases

        On June 1, 2007, the Owner entered into two non-cancellable leases, or the Leases, with the Tenants to occupy the Property. The Leases include monthly base rents of $38,795 and $21,998 for Central Ohio Neurological Surgeons, Inc. and Eastwind Surgical, LLC, respectively, commencing on June 1, 2007. Both Leases have rent escalations of $0.75 per square foot after the third and sixth year of the lease.

        The Leases expire on May 31, 2017 and automatically renew for additional five year terms at the end of the initial or any renewal term. However, either the Owner or each Tenant can terminate the Lease if written notice is provided to the other party at least 180 days prior to the expiration date of the initial or any renewal term.

WESTERVILLE PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN DIRECT OPERATING EXPENSES (Continued)

3. Leases (Continued)

        Future minimum rents under the leases as of December 31, 2012 are as follows:

Year	Amount
2013	$772,712
2014	787,498
2015	787,498
2016	787,498
2017	393,749

Total	$3,528,955

4. Subsequent Events

        Subsequent events were evaluated through November 12, 2013, the date the financial statements were available to be issued.

                        Common Shares

PROSPECTUS

Wunderlich Securities

            , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

SEC Registration Fee		$14,812
NYSE Listing Fee	$	*
FINRA Filing Fee	$	*
Printing and Engraving Expenses	$	*
Legal Fees and Expenses (other than Blue Sky)	$	*
Accounting Fees and Expenses	$	*
Transfer Agent and Registrar Fees	$	*
Other Expenses	$	*

Total	$	*

*
To be furnished by amendment.

Item 32.    Sales to Special Parties.

        None.

Item 33.    Recent Sales of Unregistered Securities.

        On April 15, 2013 we issued 1,000 common shares to John W. Sweet, our Executive Vice President and Chief Investment Officer, as nominee for The Ziegler Companies, Inc. in connection with the initial capitalization of our company for an aggregate purchase price of $1,000. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act. Mr. Sweet has subsequently transferred the shares to The Ziegler Companies, Inc. We expect to redeem these shares for $1,000 upon completion of the offering.

        In connection with the formation transactions, we issued an aggregate of 2,744,000 OP units to the Ziegler Funds in exchange for the interests in the entities that own the properties comprising our initial portfolio and other assets in the formation transactions. The Ziegler Funds are "accredited investors" as defined under Regulation D of the Securities Act. The issuance of such OP units was effected in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D of the Securities Act.

        In connection with our purchase of the Cresent City Surgical Center, we issued an aggregate of 954,877 OP units, along with cash and the repayment of all debt on the property, to the sellers of the property in exchange for all the interests in the entity that owns the property. All of the sellers that received units are "accredited investors" as defined under Regulation D of the Securities Act. The issuance of such OP units was effected in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D of the Securities Act.

Item 34.    Indemnification of Trustees and Officers.

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision which eliminates our trustees' and officers' liability to the maximum extent permitted by Maryland law.

        Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation's receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the trust if it is ultimately determined that the standard of conduct was not met.

        Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee, or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company. Furthermore, our officers and trustees are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See "Underwriting."

        We have entered into indemnification agreements with each of our executive officers and trustees whereby we agree to indemnify such executive officers and trustees to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or trustee to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or trustee.

        Insofar as the foregoing provisions permit indemnification of trustees, officer or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, our trustees and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Physicians Realty L.P., the partnership of which we serve as sole general partner.

Item 35.    Treatment of Proceeds from Shares Being Registered.

        None.

Item 36.    Financial Statements and Exhibits.

        (A)  Financial Statements.    See Index to Consolidated Financial Statements and the related notes thereto.

        (B)  Exhibits.    The attached Exhibit Index is incorporated herein by reference.

Item 37.    Undertakings.

        (a)   The undersigned registrant hereby further undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby further undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 13th day of November, 2013.

PHYSICIANS REALTY TRUST
By:	/s/ JOHN T. THOMAS Chief Executive Officer and President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. Thomas and John W. Lucey and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN T. THOMAS	Chief Executive Officer and President and Trustee (Principal Executive Officer)	November 13, 2013
/s/ JOHN W. LUCEY	Senior Vice President—Principal Accounting and Reporting Officer (Principal Financial and Accounting Officer)	November 13, 2013
/s/ STANTON A. ANDERSON	Trustee	November 13, 2013
/s/ MARK A. BAUMGARTNER	Trustee	November 13, 2013
/s/ ALBERT C. BLACK JR.	Trustee	November 13, 2013

Signature	Title	Date

/s/ WILLIAM A. EBINGER, M.D.	Trustee	November 13, 2013
/s/ TOMMY G. THOMPSON	Chairman	November 13, 2013
/s/ RICHARD A. WEISS	Trustee	November 13, 2013

EXHIBIT INDEX

Exhibit
1.1	*	Form of Underwriting Agreement

3.1	(1)	Form of Articles of Amendment and Restatement of Physicians Realty Trust

3.2	(1)	Form of Amended and Restated Bylaws of Physicians Realty Trust

4.1	(1)	Form of Certificate of Common Shares of Physicians Realty Trust

5.1	*	Opinion of Venable LLP

8.1	*	Opinion of Baker & McKenzie LLP with respect to tax matters

10.1	(1)	Form of Amended and Restated Agreement of Limited Partnership of Physicians Realty L.P.

10.2	(2)	Form of Physicians Realty Trust 2013 Equity Incentive Plan

10.3	(2)	Form of Restricted Shares Award Agreement (Time Vesting)

10.4	(1)	Form of Indemnification Agreement between Physicians Realty Trust and its trustees and officers

10.5	(2)	Contribution Agreement by and among Physicians Realty L.P., Physicians Realty Trust and Ziegler Healthcare Real Estate Fund I, dated as of June 19, 2013

10.6	(2)	Contribution Agreement by and among Physicians Realty L.P., Physicians Realty Trust and Ziegler Healthcare Real Estate Fund II, dated as of June 19, 2013

10.7	(2)	Contribution Agreement by and among Physicians Realty L.P., Physicians Realty Trust and Ziegler Healthcare Real Estate Fund III, dated as of June 19, 2013

10.8	(2)	Contribution Agreement by and among Physicians Realty L.P., Physicians Realty Trust and Ziegler Healthcare Real Estate Fund IV, LP, dated as of June 19, 2013

10.9	(3)	Form of Shared Services Agreement by and among Physicians Realty Trust, Physicians Realty L.P. and B.C. Ziegler and Company

10.10	(3)	Membership Interest Purchase Agreement for the Arrowhead Commons property by and among Physicians Realty L.P., Birdie Zone, L.L.C., Ziegler Healthcare Real Estate Fund I and Ziegler-Arizona 23, LLC dated as of June 24, 2013

10.11	(3)	Form of Employment Agreement by and between Physicians Realty Trust and John T. Thomas

10.12	(3)	Form of Employment Agreement by and between Physicians Realty Trust and Mark D. Theine

10.13	(3)	Form of Employment Agreement by and between Physicians Realty Trust and John W. Sweet Jr.

10.14	(3)	Form of Employment Agreement by and between Physicians Realty Trust and John W. Lucey

10.15	(4)	Credit Agreement, dated as of August 29, 2013, among Physician Realty L.P. as Borrower, Physicians Realty Trust, certain Subsidiaries and other Affiliates of the Borrower party, as Guarantor, Regions Bank, as Administrative Agent, Regions Capital Markets, as sole Lead Arranger and Sole Book Runner, and the Lenders party thereto

10.16	(4)	Agreement of Sale and Purchase, by and between Physicians Realty L.P., a Delaware Limited Partnership, and 6800 Preston Limited, a Texas Limited Partnership, dated August 21, 2013

Exhibit
10.17	(5)	Assignment and Assumption Agreement of Sale and Purchase by and between Foundation Surgical Hospital Affiliates, L.L.C., a Nevada limited liability company, and DOC-FSH El Paso Medical Center, LLC, a Wisconsin limited liability company, as of August 30, 2013

10.18	(5)	Agreement of Sale and Purchase by and between HCRI Texas Properties, Ltd., a Texas limited partnership, Health Care REIT, Inc., a Delaware Corporation and Foundation Surgical Hospital Affiliates, L.L.C., a Nevada limited liability company, as of August 30, 2013

10.19	(5)	Membership Interest Contribution Agreement by and among DOC-CCSC Crescent City Surgical Centre, LLC, Crescent City Surgical Centre Facility, LLC, Physicians Realty L.P. and the Members of Crescent City Surgical Centre Facility, LLC, dated as of September 30, 2013

21.1	*	List of Subsidiaries of the Registrant

23.1	*	Consent of Venable LLP (included in Exhibit 5.1)

23.2	*	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)

23.3		Consent of Plante & Moran, PLLC

24.1		Power of Attorney (included on signature page)

(1)
Incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-11 filed with the SEC on June 14, 2013 (File No. 333-188862).

(2)
Incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-11 filed with the SEC on June 20, 2013 (File No. 333-188862).

(3)
Incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11 filed with the SEC on July 3, 2013 (File No. 333-188862).

(4)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on August 30, 2013 (File No. 001-36007)

(5)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on November 12, 2013 (File No. 001-36007)

*
To be filed by amendment.